As filed with the Securities and Exchange Commission on October 5, 2011
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MPT Operating Partnership, L.P.
MPT Finance Corporation
(Exact name of registrant issuer as specified in its charter)
See Table of Registrant Guarantors for information regarding additional Registrants

Delaware Delaware	6798 6798	20-0242069 45-1537205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
(205) 969-3755
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Edward K. Aldag, Jr.
Chairman, President, Chief Executive Officer
Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
(205) 969-3755
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Yoel Kranz, Esq.
James P. Barri, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1105
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Security(1)	Price(1)	Registration Fee
6.875% Senior Notes due 2021(2)	$450,000,000(3)	100%	$450,000,000	$51,570
Guarantees of 6.875% Senior Notes due 2021	—	—	—	(4)

(1)	Estimated solely for purposes of determining the registration fee pursuant to Section 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The 6.875% Senior Notes due 2021 will be the obligations of MPT Operating Partnership, L.P. and MPT Finance Corporation.

(3)	Represents the aggregate principal amount of the 6.875% Senior Notes due 2021 co-issued by MPT Operating Partnership, L.P. and MPT Finance Corporation.

(4)	Each of the Co-Registrants listed on the “Table of Co-Registrants” on the following page will guarantee on a full and unconditional basis the obligations of MPT Operating Partnership, L.P. and MPT Finance Corporation under the 6.875% Senior Notes due 2021. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the note guarantees.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

		Primary Standard	I.R.S.
		Industrial	Employer
Exact Name of Registrant Guarantor as	State of Incorporation	Classification Code	Identification
Specified in its Charter (1)	or Organization	Number	Number
Medical Properties Trust, Inc.	Maryland	6798	20-0191742
MPT of Victorville, LLC	Delaware	6798	20-2486521
MPT of Bucks County, LLC	Delaware	6798	20-2486602
MPT of Bloomington, LLC	Delaware	6798	20-2603301
MPT of Covington, LLC	Delaware	6798	20-2953603
MPT of Denham Springs, LLC	Delaware	6798	20-2953661
MPT of Redding, LLC	Delaware	6798	20-3072918
MPT of Chino, LLC	Delaware	6798	20-3363654
MPT of Sherman Oaks, LLC	Delaware	6798	20-3857799
MPT of Dallas LTACH, LLC	Delaware	6798	20-4805632
MPT of Portland, LLC	Delaware	6798	20-5337217
MPT of Warm Springs, LLC	Delaware	6798	20-5714589
MPT of Victoria, LLC	Delaware	6798	20-5714694
MPT of Luling, LLC	Delaware	6798	20-5714787
MPT of Huntington Beach, LLC	Delaware	6798	20-5714848
MPT of West Anaheim, LLC	Delaware	6798	20-5714896
MPT of La Palma, LLC	Delaware	6798	20-5714958
MPT of Paradise Valley, LLC	Delaware	6798	20-8798603
MPT of Southern California, LLC	Delaware	6798	20-8963938
MPT of Twelve Oaks, LLC	Delaware	6798	26-0559922
MPT of Shasta, LLC	Delaware	6798	26-0559841
MPT of Webster, LLC	Delaware	6798	26-2453275
MPT of Tucson, LLC	Delaware	6798	26-2520552
MPT of Bossier City, LLC	Delaware	6798	26-2520505
MPT of West Valley City, LLC	Delaware	6798	26-2512723
MPT of Idaho Falls, LLC	Delaware	6798	26-2518223
MPT of Poplar Bluff, LLC	Delaware	6798	26-2518397
MPT of Bennettsville, LLC	Delaware	6798	26-2518359
MPT of Detroit, LLC	Delaware	6798	26-2496457
MPT of Bristol, LLC	Delaware	6798	26-2394024
MPT of Newington, LLC	Delaware	6798	26-2394093
MPT of Enfield, LLC	Delaware	6798	26-2394158
MPT of Petersburg, LLC	Delaware	6798	26-2518270
MPT of Fayetteville, LLC	Delaware	6798	26-2406076
4499 Acushnet Avenue, LLC	Delaware	6798	20-2066562
8451 Pearl Street, LLC	Delaware	6798	20-2066776
MPT of Garden Grove Hospital, LLC	Delaware	6798	26-3002663
MPT of Garden Grove MOB, LLC	Delaware	6798	26-3002759
MPT of San Dimas Hospital, LLC	Delaware	6798	26-3002414
MPT of San Dimas MOB, LLC	Delaware	6798	26-3002527
MPT of Cheraw, LLC	Delaware	6798	26-2518316
MPT of Ft. Lauderdale, LLC	Delaware	6798	26-2399919
MPT of Providence, LLC	Delaware	6798	26-2825405
MPT of Springfield, LLC	Delaware	6798	26-2825629
MPT of Warwick, LLC	Delaware	6798	26-2825704
MPT of Mountain View, LLC	Delaware	6798	45-3419885
MPT of Richardson, LLC	Delaware	6798	27-2553353
MPT of Round Rock, LLC	Delaware	6798	27-2553469
MPT of Shenandoah, LLC	Delaware	6798	27-2553198
MPT of Hillsboro, LLC	Delaware	6798	27-3001181

		Primary Standard	I.R.S.
		Industrial	Employer
Exact Name of Registrant Guarantor as	State of Incorporation	Classification Code	Identification
Specified in its Charter (1)	or Organization	Number	Number
MPT of Florence, LLC	Delaware	6798	27-3737512
MPT of Clear Lake, LLC	Delaware	6798	27-4433434
MPT of Tomball, LLC	Delaware	6798	27-4242856
MPT of Gilbert, LLC	Delaware	6798	27-4433943
MPT of Corinth, LLC	Delaware	6798	27-3857789
MPT of Bayonne, LLC	Delaware	6798	27-4434500
MPT of Alvarado, LLC	Delaware	6798	45-0639984
MPT of Morgantown, LLC	Delaware	6798	26-2520595
MPT of Bucks County, L.P.	Delaware	6798	20-2486672
MPT of Dallas LTACH, L.P.	Delaware	6798	20-4805835
MPT of Warm Springs, L.P.	Delaware	6798	20-5714648
MPT of Victoria, L.P.	Delaware	6798	20-5714747
MPT of Luling, L.P.	Delaware	6798	20-5714819
MPT of Huntington Beach, L.P.	Delaware	6798	20-5714872
MPT of West Anaheim, L.P.	Delaware	6798	20-5714924
MPT of La Palma, L.P.	Delaware	6798	20-5714994
MPT of Paradise Valley, L.P.	Delaware	6798	20-8798655
MPT of Southern California, L.P.	Delaware	6798	20-8963986
MPT of Twelve Oaks, L.P.	Delaware	6798	26-0560020
MPT of Shasta, L.P.	Delaware	6798	26-0559876
MPT of Webster, L.P.	Delaware	6798	26-2453328
MPT of Garden Grove Hospital, L.P.	Delaware	6798	26-3002710
MPT of Garden Grove MOB, L.P.	Delaware	6798	26-3002799
MPT of San Dimas Hospital, L.P.	Delaware	6798	26-3002474
MPT of San Dimas MOB, L.P.	Delaware	6798	26-3002622
MPT of Richardson, L.P.	Delaware	6798	27-2553826
MPT of Round Rock, L.P.	Delaware	6798	27-2553630
MPT of Shenandoah, L.P.	Delaware	6798	27-2554012
MPT of Hillsboro, L.P.	Delaware	6798	27-3046180
MPT of Clear Lake, L.P.	Delaware	6798	27-4433581
MPT of Tomball, L.P.	Delaware	6798	27-4242973
MPT of Corinth, L.P.	Delaware	6798	27-3857881
MPT of Alvarado, L.P.	Delaware	6798	45-0640615
MPT of Desoto, L.P.	Delaware	6798	45-0617227
MPT of Desoto, LLC	Delaware	6798	45-0616535

(1)	The address and phone number of each Registrant Guarantor is as follows:

c/o Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
(205) 969-3755

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2011
PROSPECTUS
MPT OPERATING PARTNERSHIP, L.P.
MPT FINANCE CORPORATION
Exchange Offer for
up to $450,000,000 Principal Amount Outstanding
of 6.875% Senior Notes due 2021
for a Like Principal Amount of
Registered 6.875% Senior Notes due 2021
     Offer for outstanding 6.875% Senior Notes due 2021 in the aggregate principal amount of $450,000,000 (which we refer to as the “Old Notes”) in exchange for up to $450,000,000 in aggregate principal amount of 6.875% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (which we refer to as the “Exchange Notes” and, together with the Old Notes, the “notes”).
Terms of the Exchange Offer
•	Expires 5:00 p.m., New York City time, , 2011, unless extended.

•	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

•	The exchange offer is subject to customary conditions that may be waived by us.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Old Notes for the Exchange Notes should not be a taxable exchange for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

•	All Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for the Exchange Notes.
Terms of the Exchange Notes:
•	The Exchange Notes will mature on May 1, 2021. The Exchange Notes will pay interest semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on May 1, 2012.
•	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by our parent company, Medical Properties Trust, Inc., and each of our subsidiaries that guarantees our credit facility, which we amended and restated on April 26, 2011.
•	The Exchange Notes and the related guarantees will rank effectively junior to all secured indebtedness to the extent of the value of the collateral securing such debt, pari passu with all existing and future senior unsecured indebtedness and senior to all existing and future indebtedness that by its terms is expressly subordinated to the Exchange Notes.
•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”
•	Upon a change of control, we must give holders the opportunity to sell their Exchange Notes to us at 101% of their principal amount plus accrued and unpaid interest, if any.
•	The terms of the Exchange Notes are identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.
          For a discussion of the specific risks that you should consider before tendering your Old Notes in the exchange offer, see “Risk Factors” beginning on page 8 of this prospectus.
     No public market exists for the outstanding Old Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated for the Exchange Notes.
     Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2011.

          Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”
          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Exchange Notes.

Page
SUMMARY	1
RISK FACTORS	8
THE EXCHANGE OFFER	27
USE OF PROCEEDS	35
RATIO OF EARNINGS TO FIXED CHARGES	36
SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA	37
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	40
BUSINESS	57
INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	72
MANAGEMENT AND BOARD OF DIRECTORS	76
DIRECTOR COMPENSATION	80
EXECUTIVE COMPENSATION	82
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	96
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	97
DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS	99
DESCRIPTION OF EXCHANGE NOTES	102
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	148
PLAN OF DISTRIBUTION	153
LEGAL MATTERS	154
EXPERTS	154
WHERE YOU CAN FIND MORE INFORMATION	154
INCORPORATION BY REFERENCE	154
INDEX TO FINANCIAL STATEMENTS	F-1
EX-3.4
EX-3.5
EX-3.6
EX-3.7
EX-3.8
EX-3.9
EX-3.10
EX-3.11
EX-3.12
EX-3.13
EX-3.14
EX-3.15
EX-3.16
EX-3.17
EX-3.18
EX-3.19
EX-3.20
EX-3.21
EX-3.22
EX-3.23
EX-3.24
EX-3.25
EX-3.26
EX-3.27
EX-3.28
EX-3.29
EX-3.30
EX-3.31
EX-3.32
EX-3.33
EX-3.34
EX-3.35
EX-3.36
EX-3.37
EX-3.38
EX-3.39
EX-3.40
EX-3.41
EX-3.42
EX-3.43
EX-3.44
EX-3.45
EX-3.46
EX-3.47
EX-3.48
EX-3.49
EX-3.50
EX-3.51
EX-3.52
EX-3.53
EX-3.54
EX-3.55
EX-3.56
EX-3.57
EX-3.58
EX-3.59
EX-3.60
EX-3.61
EX-3.62
EX-3.63
EX-3.64
EX-3.65
EX-3.66
EX-3.67
EX-3.68
EX-3.69
EX-3.70
EX-3.71
EX-3.72
EX-3.73
EX-3.74
EX-3.75
EX-3.76
EX-3.77
EX-3.78
EX-3.79
EX-3.80
EX-3.81
EX-3.82
EX-3.83
EX-3.84
EX-3.85
EX-3.86
EX-3.87
EX-3.88
EX-3.89
EX-3.90
EX-3.91
EX-3.92
EX-3.93
EX-3.94
EX-3.95
EX-3.96
EX-3.97
EX-3.98
EX-3.99
EX-3.100
EX-3.101
EX-3.102
EX-3.103
EX-3.104
EX-3.105
EX-3.106
EX-3.107
EX-3.108
EX-3.109
EX-3.110
EX-3.111
EX-3.112
EX-3.113
EX-3.114
EX-3.115
EX-3.116
EX-3.117
EX-3.118
EX-3.119
EX-3.120
EX-3.121
EX-3.122
EX-3.123
EX-3.124
EX-3.125
EX-3.126
EX-3.127
EX-3.128
EX-3.129
EX-3.130
EX-3.131
EX-3.132
EX-3.133
EX-3.134
EX-3.135
EX-3.136
EX-3.137
EX-3.138
EX-3.139
EX-3.140
EX-3.141
EX-3.142
EX-3.143
EX-3.144
EX-3.145
EX-3.146
EX-3.147
EX-3.148
EX-3.149
EX-3.150
EX-3.151
EX-3.152
EX-3.153
EX-3.154
EX-3.155
EX-3.156
EX-3.157
EX-3.158
EX-3.159
EX-3.160
EX-3.161
EX-3.162
EX-3.163
EX-3.164
EX-3.165
EX-3.166
EX-3.167
EX-3.168
EX-3.169
EX-3.170
EX-3.171
EX-3.172
EX-5.1
EX-23.1
EX-23.2
EX-25.1
EX-99.1
EX-99.2
EX-99.3
Unless the context requires or otherwise indicates, references in this prospectus to “we,” “our,” “us” or “our company” refer to MPT Operating Partnership, L.P., a Delaware limited partnership, and its consolidated subsidiaries, including MPT Finance Corporation, a Delaware corporation, together with Medical Properties Trust, LLC, a Delaware limited liability company and MPT Operating Partnership, L.P.’s sole general partner, and Medical Properties Trust, Inc., a Maryland corporation and the sole equity owner of Medical Properties Trust, LLC. References to “Operating Partnership” refer to MPT Operating Partnership, L.P. References to “Medical Properties” refer to Medical Properties Trust, Inc. Medical Properties has a 99.9% equity ownership interest in the Operating Partnership and the Operating Partnership has a 100% equity ownership interest in MPT Finance Corporation.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus contains forward-looking statements and information. Any statements that do not relate to historical or current facts or matters are forward-looking statements.
          These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, are forward-looking by their nature:
•	our business strategy;

•	our projected operating results;

•	our ability to acquire or develop net-leased facilities;

•	availability of suitable facilities to acquire or develop;

•	our ability to enter into, and the terms of, our prospective leases and loans;

•	our ability to raise additional funds through offerings of our debt and equity securities;

•	our ability to obtain future financing arrangements;

•	estimates relating to, and our ability to pay, future distributions;

•	our ability to compete in the marketplace;

•	lease rates and interest rates;

•	market trends;

•	projected capital expenditures, if any; and

•	the impact of technology on our facilities, operations and business.
          The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Exchange Notes, along with, among others, the following factors that could cause actual results to vary from our forward-looking statements:
•	factors referenced herein under the section captioned “Risk Factors”;

•	national and local economic, business, real estate, and other market conditions;

•	the competitive environment in which we operate;

•	the execution of our business plan;

•	financing risks;

•	acquisition and development risks;

•	potential environmental contingencies and other liabilities;
•	other factors affecting the real estate industry generally or the healthcare real estate industry in particular;
•	Medical Properties Trust, Inc.’s ability to maintain its status as a REIT for federal and state income tax purposes;

•	our ability to attract and retain qualified personnel;

•	federal and state healthcare and other regulatory requirements; and
•	the continuing impact of the recent economic recession, which may have a negative effect on the following, among other things:

ii

•	the financial condition of our tenants, our lenders, counterparties to our capped call transactions and institutions that hold our cash balances, which may expose us to increased risks of default by these parties;
•	our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and our future interest expense; and
•	the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis.
          When we use the words “believe,” “expect,” “may,” “potential,” “anticipate,” “estimate,” “plan,” “will,” “could,” “intend” or similar expressions, we are identifying forward-looking statements. You should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.
MARKET AND INDUSTRY DATA
          This prospectus includes information with respect to market share and industry conditions from third-party sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been independently verified.

iii

SUMMARY
          This summary highlights information contained in this prospectus. It is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should read the following summary together with the more detailed information regarding our company, the Exchange Notes and the financial statements and notes thereto appearing elsewhere in this prospectus.
Our Business
          Medical Properties is a self-advised real estate investment trust (“REIT”) that was incorporated under Maryland law on August 27, 2003 primarily for the purpose of investing in and owning net-leased healthcare facilities across the United States. We acquire and develop healthcare facilities and lease the facilities to healthcare operating companies under long-term net leases, which require the tenants to bear most of the costs associated with the properties. We also occasionally make mortgage loans to healthcare operators collateralized by their real estate assets. In addition, we selectively make loans to, and other investments in, certain of our operators through our taxable REIT subsidiaries, the proceeds of which have historically been used for acquisitions and working capital. Finally, from time to time, we acquire a profit or other equity interest in certain of our tenants that gives us a limited right to share in such tenants’ positive cash flow.
          As of June 30, 2011, our portfolio consisted of 58 properties: 54 facilities (of the 56 facilities that we own, of which two are subject to long-term ground leases) are leased to 19 tenants, one is presently not under lease, one is under development, and the remainder are in the form of mortgage loans. Our owned and ground leased facilities consist of 22 general acute care hospitals, 17 long-term acute care hospitals, nine inpatient rehabilitation hospitals, two medical office buildings, and six wellness centers. The non-owned facilities on which we have made mortgage loans consist of general acute care facilities. As of June 30, 2011, our weighted average in-place remaining lease term across our portfolio was approximately 10 years. In addition, our two mortgage loans as of June 30, 2011 mature in 2022.
          Our strategy is to lease our facilities to tenants that are managed by experienced operators pursuant to long-term net leases. Alternatively, we have structured certain of our investments as long-term, interest-only mortgage loans to healthcare operators, and we may make similar investments in the future. In addition, we have and will continue to obtain profits or other equity interests in certain of our tenants’ operations in order to enhance our overall return. The market for healthcare real estate is extensive and includes real estate owned by a variety of healthcare operators and investors. We focus on acquiring and developing those net-leased facilities that are specifically designed to address the evolving needs and delivery processes of the nation’s leading healthcare providers.
          We expect the sources of our revenue for the foreseeable future to be similar to the sources of our 2010 revenue described in the above paragraphs and the tables in this section. Other sources presently include, or may include in the future, rents from medical office building tenants, wellness centers, ambulatory surgery centers, other single discipline licensed hospitals and smaller facilities such as emergency and other clinics.
          Our revenues are derived from rents we earn pursuant to the lease agreements with our tenants, from interest income from loans to our tenants and other facility owners and from profits in certain of our tenants’ operations. Our tenants and borrowers operate in the healthcare industry, generally providing medical, surgical and rehabilitative care to patients. The capacity of our tenants and borrowers to pay our rents and interest is dependent upon their ability to conduct their operations at profitable levels. We believe that the business environment of the industry segments in which our tenants operate is generally positive for efficient operators. However, our tenants’ operations are subject to economic, regulatory and market conditions that may affect their profitability. Accordingly, we monitor certain key factors, which we believe may provide early indications of conditions that may affect the level of risk in our lease and loan portfolio.
Corporate Information
          MPT Operating Partnership, L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation, are subsidiaries of Medical Properties Trust, Inc., a Maryland corporation. MPT Finance Corporation is a wholly owned subsidiary of the Operating Partnership formed for the purpose of acting as a co-

issuer of the notes and does not and will not have any substantial operations, assets or revenues. The subsidiary guarantors of the notes are all organized in the State of Delaware.
          The executive offices of MPT Operating Partnership, L.P., MPT Finance Corporation, Medical Properties Trust, Inc. and the subsidiary guarantors are located at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. Our telephone number is (205) 969-3755.

The Exchange Offer
          On April 26, 2011, the Operating Partnership and MPT Finance Corporation (together, the “Issuers”) sold, through a private placement exempt from the registration requirements of the Securities Act, $450,000,000 principal amount of 6.875% Senior Notes due 2021 (the “Old Notes”), all of which are eligible to be exchanged for notes which have been registered under the Securities Act (the “Exchange Notes”). The Old Notes and the Exchange Notes are referred to together as the “notes.”
          Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to cause a registration statement relating to substantially identical notes, which will be issued in exchange for the Old Notes, to be filed with the Securities and Exchange Commission (the “SEC”) and to use our commercially reasonable efforts to complete the exchange offer within 270 days following the date on which we issued the Old Notes. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “—The Exchange Notes,” “The Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

Securities to be Exchanged	Up to $450,000,000 principal amount of 6.875% Senior Notes due 2021.

The Exchange Offer; Securities Act Registration	We are offering to exchange the Old Notes for an equal principal amount of the Exchange Notes. Old Notes may be exchanged only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The exchange offer is being made pursuant to the Registration Rights Agreement, which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete and except for our obligations to file a shelf registration statement under the circumstances described below, you will no longer be entitled to any exchange or registration rights with respect to Old Notes.

You may tender your outstanding Old Notes for Exchange Notes by following the procedures described under the heading “The Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, or a later date and time to which the Issuers may extend it.

Withdrawal Rights	You may withdraw your tender of the Old Notes at any time prior to the expiration date of the exchange offer. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive.

We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC.

For more information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	Since the Old Notes are represented by global book-entry notes, the

Through Brokers and Banks	Depositary Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes.

To tender your outstanding Old Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Old Notes must be tendered in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

See “The Exchange Offer” for more information regarding the procedures for tendering Old Notes.

Effect of Not Tendering Old Notes	If you do not tender your Old Notes or if you do tender them but they are not accepted by us, your Old Notes will continue to be subject to the existing restrictions upon transfer. Except for our obligation to file a shelf registration statement under the circumstances described below, we will have no further obligation to provide for the registration under the Securities Act of Old Notes. If your outstanding Old Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding Old Notes.

Resale of the Exchange Notes	Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the Exchange Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

• are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

• are acquiring the Exchange Notes in the ordinary course of business; and

• have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

In addition, each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. For more information, see “Plan of Distribution.” Any holder of Old Notes, including any broker-dealer, who:

• is our affiliate,

• does not acquire the Exchange Notes in the ordinary course of its business, or

• tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Considerations	Your exchange of Old Notes for Exchange Notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations” for a summary of U.S. federal tax consequences associated with the exchange of Old Notes for Exchange Notes and the ownership and disposition of those Exchange Notes.

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer.

Exchange Agent	Wilmington Trust Company is serving as the exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—Exchange Agent.”

Shelf Registration Statement	The Registration Rights Agreement requires that we file a shelf registration statement, in addition to or in lieu of conducting the exchange offer, in the event that:

(a) we are not permitted to file the exchange offer registration statement or to consummate the exchange offer due to a change in law or SEC policy;

(b) for any reason, we do not consummate the exchange offer within 270 days following the date on which we issued the Old Notes; or

(c) any of the initial purchasers party to the Registration Rights Agreement notifies us that it holds Old Notes that are or were ineligible to be exchanged in the exchange offer.

The Exchange Notes
     The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The terms of the Exchange Notes are identical to the terms of the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes do not apply to the Exchange Notes. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes. References to “we,” “us” and “our” refer only to MPT Operating Partnership, L.P. and MPT Finance Corporation and not to their subsidiaries or any other entity.

Issuers	MPT Operating Partnership, L.P. and MPT Finance Corporation, as co-issuers.

Securities Offered	$450,000,000 principal amount of 6.875% Senior Notes due 2021.

Maturity	May 1, 2021.

Interest	Interest on the Exchange Notes will accrue from the date of the original issuance of the Old Notes or from the date of the last payment of interest on the Old Notes, whichever is later. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not pay interest on Old Notes tendered and accepted for exchange.

Interest Rate	Interest will accrue at a rate of 6.875% per annum.

Interest Payment Dates	Each May 1 and November 1, beginning on May 1, 2012.

Ranking	The Exchange Notes will be our and the guarantors’ general senior unsecured obligations, will rank equal in right of payment with all of such entities’ existing and future senior indebtedness, including the Old Notes and borrowings under our credit facility, and will rank senior in right of payment to all of such entities’ existing and future subordinated indebtedness; however, the Exchange Notes will be effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Exchange Notes will also be structurally subordinated to the indebtedness and other obligations of our subsidiaries that do not guarantee the Exchange Notes with respect to the assets of such entities. As of December 31, 2010 and June 30, 2011, our subsidiaries that do not guarantee the Old Notes and will not guarantee the Exchange Notes had $15.3 million and $59.8 million, respectively, of indebtedness and other liabilities and had assets of $165.8 million and $210.0 million, respectively (or, in each case, less than 13% of our company’s consolidated total assets). For the year ended December 31, 2010 and the six months ended June 30, 2011, our subsidiaries that do not guarantee the Old Notes and will not guarantee the Exchange Notes had revenues of $27.1 million (or 22% of our company’s consolidated revenues) and $11.3 million (or 16% of our company’s consolidated revenues), respectively.

Guarantees	The Exchange Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our parent company and by each of our subsidiaries that guarantees our credit facility. The subsidiary guarantees may be released under certain circumstances. See “Description of Exchange Notes—Guarantees.”

Optional Redemption	We may redeem some or all of the notes at any time after May 1, 2016 at the redemption prices set forth in “Description of Exchange Notes—Optional Redemption.” We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain equity offerings completed before May 1, 2014. In addition, we may redeem some or all the notes on or prior to May 1, 2016 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to, but excluding, the applicable redemption date and a make-whole premium. See “Description of Exchange Notes—Optional Redemption.”

Change of Control; Certain Asset Sales	If the Operating Partnership or our parent company, Medical Properties Trust, Inc., experiences a change of control, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date under certain circumstances. See “Description of Exchange Notes—Repurchase of notes upon a change of control.” If the Operating Partnership or any of its restricted subsidiaries sell assets, we will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date under certain circumstances. See “Description of Exchange Notes—Asset Sales.”

Certain Covenants	The indenture governing the notes (including the Exchange Notes) contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to, among other things:

• incur debt

• pay dividends and make distributions;

• create liens

• enter into transactions with affiliates; and

• merge, consolidate or transfer all or substantially all of our assets.

In addition, we are required to maintain Total Unencumbered Assets (as defined in “Description of Exchange Notes”) of at least 150% of our unsecured indebtedness. These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Covenants.”

Absence of a Public Market for the Exchange Notes	The Exchange Notes are a new issue of securities with no established public market. We do not intend to apply for listing of the Exchange Notes on any securities exchange.
You should refer to the section titled “Risk Factors” on page 8 of this prospectus for a description of some of the risks you should consider before tendering your Old Notes for Exchange Notes.

RISK FACTORS
     Before you decide to participate in the exchange offer, you should be aware that an investment in the Exchange Notes involves various risks and uncertainties, including those described below. You should carefully consider the risks and uncertainties described below with all of the other information that is included in this prospectus. If any of these risks actually occur, our business, financial position or results of operations could be materially adversely affected, and you could lose all or part of your investment.
Risks Related to our Business and Growth Strategy
Adverse economic and geopolitical conditions and dislocations in the credit markets could have a material adverse effect on our results of operations and financial condition and the ability of Medical Properties to pay distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
          Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole or by the local economic conditions in the markets in which our properties are located, including the continuing impact of high unemployment and constrained credit. These conditions, or similar conditions that may exist in the future, may adversely affect our results of operations and financial condition and the ability of Medical Properties to pay distributions to its stockholders required to maintain its REIT status, and could have a material adverse effect on our ability to meet our debt service obligations, including payments on the notes. Among other potential consequences, such conditions may materially adversely affect:
•	our ability to borrow on terms and conditions that we find acceptable, or at all, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from our acquisition and development activities and increase our future interest expense;
•	the financial condition of our borrowers, tenants and operators, which may result in defaults under loans or leases due to bankruptcy, lack of liquidity, operational failures or for other reasons;
•	the values of our properties and our ability to dispose of assets at attractive prices or to obtain debt financing collateralized by our properties; and
•	the value and liquidity of our short-term investments and cash deposits, including as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors.
Limited access to capital may restrict our growth.
          Our business plan contemplates growth through acquisitions and development of facilities. As a REIT, Medical Properties is required to make cash distributions, which reduce our ability to fund acquisitions and developments with retained earnings. We are dependent on acquisition financing and access to the capital markets for cash to make investments in new facilities. Due to market or other conditions, we may have limited access to capital from the equity and debt markets. We may not be able to obtain additional equity or debt capital or dispose of assets on favorable terms, if at all, at the time we need additional capital to acquire healthcare properties or to meet our obligations, which could have a material adverse effect on our results of operations and financial condition and the ability of Medical Properties to pay distributions to its stockholders required to maintain its REIT status, and our ability to meet our debt service obligations, including payments on the notes.
Our use of debt financing will subject us to significant risks, including refinancing risk and the risk of insufficient cash available for distribution to Medical Properties’ stockholders.
          Most of our current debt is, and we anticipate that much of our future debt will be, non-amortizing and payable in balloon payments. Therefore, we will likely need to refinance at least a portion of that debt as it matures. There is a risk that we may not be able to refinance then-existing debt or that the terms of any refinancing will not be as favorable as the terms of the then-existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital or sales of facilities, our cash flow may not be sufficient to repay all maturing debt in years when significant balloon payments come due. Additionally, we may incur significant penalties if we choose to prepay the debt.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations, Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
          As of December 31, 2010 and June 30, 2011, we had $147.9 million and $39.6 million, respectively, in variable interest rate debt, which constituted 40.0% and 5.5% of our overall indebtedness as of such dates, and subjects us to interest rate volatility. We may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as the $125 million of interest rate swaps entered into in 2010 on our senior unsecured notes. However, these hedging arrangements involve risk, including the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that these arrangements may result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
Dependence on our tenants for payments of rent and interest may adversely impact Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
          We expect Medical Properties to continue to qualify as a REIT and, accordingly, as a REIT operating in the healthcare industry, we are severely limited by current tax law with respect to our ability to operate or manage the businesses conducted in our facilities.
          Accordingly, we rely almost exclusively on rent payments from our tenants under leases or interest payments from operators under mortgage or other loans for cash. We have no control over the success or failure of these tenants’ businesses. Significant adverse changes in the operations of our facilities (as was the case with the previous tenant of our River Oaks facility), or the financial condition of our tenants, operators or guarantors, could have a material adverse effect on our ability to collect rent and interest payments and, accordingly, on Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes. Facility management by our tenants and their compliance with state and federal healthcare and other laws could have a material impact on our tenants’ operating and financial condition and, in turn, their ability to pay rent and interest to us.
It may be costly to replace defaulting tenants and we may not be able to replace defaulting tenants with suitable replacements on suitable terms.
          Failure on the part of a tenant to comply materially with the terms of a lease could give us the right to terminate our lease with that tenant, repossess the applicable facility, cross default certain other leases and loans with that tenant and enforce the payment obligations under the lease. The process of terminating a lease with a defaulting tenant and repossessing the applicable facility may be costly and require a disproportionate amount of management’s attention. In addition, defaulting tenants or their affiliates may initiate litigation in connection with a lease termination or repossession against us or our subsidiaries. If a tenant-operator defaults and we choose to terminate our lease, we then would be required to find another tenant-operator. The transfer of most types of healthcare facilities is highly regulated, which may result in delays and increased costs in locating a suitable replacement tenant. The sale or lease of these properties to entities other than healthcare operators may be difficult due to the added cost and time of refitting the properties. If we are unable to re-let the properties to healthcare operators, we may be forced to sell the properties at a loss due to the repositioning expenses likely to be incurred by non-healthcare purchasers. Alternatively, we may be required to spend substantial amounts to adapt the facility to other uses. There can be no assurance that we would be able to find another tenant in a timely fashion, or at all, or that, if another tenant were found, we would be able to enter into a new lease on favorable terms. Defaults by our tenants (such as with the former tenant of our River Oaks facility and the costs we have incurred to maintain and re-develop the facility) under our leases may adversely affect our results of operations, financial condition, and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.

Our revenues are dependent upon our relationship with, and success of, Prime Healthcare Services, Inc., or Prime, and Vibra Healthcare, LLC, or Vibra.
          As of June 30, 2011, our real estate portfolio included 58 healthcare properties in 22 states of which 54 facilities are leased to 19 hospital operating companies; two of the investments are in the form of mortgage loans. Affiliates of Prime leased or mortgaged 13 facilities, representing 30.0% of the original total cost of our operating facilities and mortgage loans as of June 30, 2011, and Vibra leased six of our facilities, representing 9.3% of the original total cost of our operating facilities and loans as of June 30, 2011. Total revenue from Prime and Vibra, including rent, percentage rent and interest, was $22.5 million and $9.1 million, respectively, or 31.2% and 12.6%, respectively, of total revenue from continuing operations for the six months ended June 30, 2011.
          Our relationship with Prime and Vibra, and their respective financial performance and resulting ability to satisfy their lease and loan obligations to us are material to our financial results and our ability to service our debt and make distributions to our stockholders. We are dependent upon the ability of Prime and Vibra to make rent and loan payments to us, and their failure or delay to meet these obligations could have a material adverse effect on our financial condition and results of operations and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
The bankruptcy or insolvency of our tenants under our leases could harm our operating results and financial condition.
          Some of our tenants are, and some of our prospective tenants may be, newly organized, have limited or no operating history and may be dependent on loans from us to acquire the facility’s operations and for initial working capital. Any bankruptcy filings by or relating to one of our tenants could bar us from collecting pre-bankruptcy debts from that tenant or their property, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy can be expected to delay our efforts to collect past due balances under our leases and loans, and could ultimately preclude collection of these sums. If a lease is assumed by a tenant in bankruptcy, we expect that all pre-bankruptcy balances due under the lease would be paid to us in full. However, if a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any secured claims we have against our tenants may only be paid to the extent of the value of the collateral, which may not cover any or all of our losses. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover none or substantially less than the full value of any unsecured claims, which would harm our financial condition.
Our business is highly competitive and we may be unable to compete successfully.
          We compete for development opportunities and opportunities to purchase healthcare facilities with, among others:
•	private investors;
•	healthcare providers, including physicians;
•	other REITs;
•	real estate developers;
•	financial institutions; and
•	other lenders.
          Many of these competitors may have substantially greater financial and other resources than we have and may have better relationships with lenders and sellers. Competition for healthcare facilities from competitors may adversely affect our ability to acquire or develop healthcare facilities and the prices we pay for those facilities. If we are unable to acquire or develop facilities or if we pay too much for facilities, our revenue and earnings growth and financial return could be materially adversely affected. Certain of our facilities and additional facilities we may acquire or develop will face competition from other nearby facilities that provide services comparable to those offered at our facilities and additional facilities we may acquire or develop. Some of those facilities are owned by governmental agencies and supported by tax revenues, and others are owned by tax-exempt corporations and may be supported to a large extent by endowments and charitable contributions. Those types of support are not available to our facilities and additional facilities we may acquire or develop. In addition, competing healthcare facilities located in the areas served by our facilities and additional facilities we may acquire or develop may provide healthcare services that are not available at our facilities and additional facilities we may acquire or develop. From time to time, referral sources, including physicians and managed care organizations, may change the healthcare facilities to which they refer patients, which could adversely affect our rental revenues or interest income.
Most of our current tenants have, and prospective tenants may have, an option to purchase the facilities we lease to them which could disrupt our operations.
          Most of our current tenants have, and some prospective tenants will have, the option to purchase the facilities we lease to them. There is no assurance that the formulas we have developed for setting the purchase price will yield a fair market value purchase price.
          In the event our tenants and prospective tenants determine to purchase the facilities they lease either during the lease term or after their expiration, the timing of those purchases will be outside of our control and we may not be able to re-invest the capital on as favorable terms, or at all. Our inability to effectively manage the turnover of our facilities could materially adversely affect our ability to execute our business plan and our results of operations.
          We have 45 leased properties that are subject to purchase options as of June 30, 2011. For 31 of these properties, the purchase option generally allows the lessee to purchase the real estate at the end of the lease term, as long as no default has occurred, at a price equivalent to the greater of (1) fair market value or (2) our purchase price (increased, in some cases, by a certain annual rate of return from lease commencement date). The lease agreements provide for an appraisal process to determine fair market value. For 11 of these properties, the purchase option generally allows the lessee to purchase the real estate at the end of the lease term, as long as no default has occurred, at our purchase price (increased, in some cases, by a certain annual rate of return from lease commencement date). For the remaining three leases, the purchase options approximate fair value. As of June 30, 2011, none of our leases contained any bargain purchase options.
          In certain circumstances, a prospective purchaser of our hospital real estate may be deemed to be subject to the Federal Anti-Kickback Statute, or the Anti-Kickback Statute, and the Federal Physical Self-Referral Statute, or the Stark Law, which are described in “Business—Applicable Laws.” In such event, it may not be practicable for us to sell property to such prospective purchasers at prices other than fair market value.
We may not be able to adapt our management and operational systems to manage the net-leased facilities we have acquired and are developing or those that we may acquire or develop in the future without unanticipated disruption or expense.
     There is no assurance that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient operational staff, to manage the facilities we have acquired and those that we may acquire or develop. Our failure to successfully manage our current portfolio of facilities or any future acquisitions or developments could have a material adverse effect on our results of operations and financial condition and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
We depend on key personnel, the loss of any one of whom may threaten our ability to operate our business successfully.
We depend on the services of Edward K. Aldag, Jr., R. Steven Hamner, and Emmett E. McLean to carry out our business and investment strategy. If we were to lose any of these executive officers, it may be more difficult for us to locate attractive acquisition targets, complete our acquisitions and manage the facilities that we have acquired or developed. Additionally, as we expand, we will continue to need to attract and retain additional qualified officers and employees. The loss of the services of any of our executive officers, or our inability to recruit and retain qualified personnel in the future, could have a material adverse effect on our business and financial results.

Risks Related to Real Estate Investments
Our real estate and mortgage investments are and will continue to be concentrated in a single industry segment, making us more vulnerable economically than if our investments were more diversified.
          We have acquired and have developed and have made mortgage investments in and expect to continue acquiring and developing and making mortgage investments in healthcare facilities. We are subject to risks inherent in concentrating investments in real estate. The risks resulting from a lack of diversification become even greater as a result of our business strategy to invest solely in healthcare facilities. A downturn in the real estate industry could materially adversely affect the value of our facilities. A downturn in the healthcare industry could negatively affect our tenants’ ability to make lease or loan payments to us and, consequently, Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or outside of healthcare facilities.
Our facilities may not have efficient alternative uses, which could impede our ability to find replacement tenants in the event of termination or default under our leases.
          Primarily all of the facilities in our current portfolio are and primarily all of the facilities we expect to acquire or develop in the future will be net-leased healthcare facilities. If we or our tenants terminate the leases for these facilities or if these tenants lose their regulatory authority to operate these facilities, we may not be able to locate suitable replacement tenants to lease the facilities for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the facilities to other uses. Any loss of revenues or additional capital expenditures occurring as a result could have a material adverse effect on our financial condition and results of operations and could hinder Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our facilities and harm our financial condition.
          Real estate investments are relatively illiquid. Additionally, the real estate market is affected by many factors beyond our control, including adverse changes in global, national, and local economic and market conditions and the availability, costs and terms of financing. Our ability to quickly sell or exchange any of our facilities in response to changes in economic and other conditions will be limited. No assurances can be given that we will recognize full value for any facility that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
Development and construction risks could adversely affect Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
We have developed and constructed facilities in the past and are currently developing one facility, while redeveloping another. We will develop additional facilities in the future as opportunities present themselves. Our development and related construction activities may subject us to the following risks:
•	we may have to compete for suitable development sites;
•	our ability to complete construction is dependent on there being no title, environmental or other legal proceedings arising during construction;
•	we may be subject to delays due to weather conditions, strikes and other contingencies beyond our control;

•	we may be unable to obtain, or suffer delays in obtaining, necessary zoning, land use, building, occupancy healthcare regulatory and other required governmental permits and authorizations, which could result in increased costs, delays in construction, or our abandonment of these projects;
•	we may incur construction costs for a facility which exceed our original estimates due to increased costs for materials or labor or other costs that we did not anticipate; and
•	we may not be able to obtain financing on favorable terms, which may render us unable to proceed with our development activities.
          We expect to fund our development projects over time. The time frame required for development and construction of these facilities means that we may have to wait years for a significant cash return. In addition, our tenants may not be able to obtain managed care provider contracts in a timely manner or at all. Finally, there is no assurance that future development projects will occur without delays and cost overruns. Risks associated with our development projects may reduce anticipated rental revenue which could affect the timing of, and Medical Properties’ ability to make, distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
We may be subject to risks arising from future acquisitions of healthcare properties.
          We may be subject to risks in connection with our acquisition of healthcare properties, including without limitation the following:
•	we may have no previous business experience with the tenants at the facilities acquired, and we may face difficulties in managing them;
•	underperformance of the acquired facilities due to various factors, including unfavorable terms and conditions of the existing lease agreements relating to the facilities, disruptions caused by the management of our tenants or changes in economic conditions;
•	diversion of our management’s attention away from other business concerns;
•	exposure to any undisclosed or unknown potential liabilities relating to the acquired facilities; and
•	potential underinsured losses on the acquired facilities.
          We cannot assure you that we will be able to manage the new properties without encountering difficulties or that any such difficulties will not have a material adverse effect on us.
Our facilities may not achieve expected results or we may be limited in our ability to finance future acquisitions, which may harm our financial condition and operating results, Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
          Acquisitions and developments entail risks that investments will fail to perform in accordance with expectations and that estimates of the costs of improvements necessary to acquire and develop facilities will prove inaccurate, as well as general investment risks associated with any new real estate investment. Newly developed or newly renovated facilities may not have operating histories that are helpful in making objective pricing decisions. The purchase prices of these facilities will be based in part upon projections by management as to the expected operating results of the facilities, subjecting us to risks that these facilities may not achieve anticipated operating results or may not achieve these results within anticipated time frames.
          We anticipate that future acquisitions and developments will largely be financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuances of equity securities. Because we must distribute at least 90% of our REIT taxable income, excluding net capital gain, each year to maintain Medical Properties’ qualification as a REIT, our ability to rely upon income from operations or cash flow from operations to finance our growth and acquisition activities will be limited.
          If our facilities do not achieve expected results and generate ample cash flows from operations or if we are unable to obtain funds from borrowings or the capital markets to finance our acquisition and development activities, amounts available for distribution to stockholders could be adversely affected and we could be required to reduce distributions, thereby jeopardizing our ability to maintain Medical Properties’ status as a REIT, and adversely affecting our ability to meet our debt service obligations, including payments on the notes.
If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose investment capital and anticipated profits.
          Our leases generally require our tenants to carry property, general liability, professional liability, loss of earnings, all risk and extended coverage insurance in amounts sufficient to permit the replacement of the facility in the event of a total loss, subject to applicable deductibles. For those properties not currently under lease, we carry such insurance. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes and acts of terrorism, which may be uninsurable or not insurable at a price we or our tenants can afford. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it impracticable to use insurance proceeds to replace a facility after it has been damaged or destroyed. Under such circumstances, the insurance proceeds we receive might not be adequate to restore our economic position with respect to the affected facility. If any of these or similar events occur, it may reduce our return from the facility and the value of our investment.
Our capital expenditures for facility renovation may be greater than anticipated and may adversely impact rent payments by our tenants and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
          Facilities, particularly those that consist of older structures, have an ongoing need for renovations and other capital improvements, including periodic replacement of fixtures and fixed equipment. Although our leases require our tenants to be primarily responsible for the cost of such expenditures, renovation of facilities involves certain risks, including the possibility of environmental problems, regulatory requirements, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from other facilities. All of these factors could adversely impact rent and loan payments by our tenants, which in turn could have a material adverse effect on our financial condition and results of operations and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
All of our healthcare facilities are subject to property taxes that may increase in the future and adversely affect our business.
          Our facilities are subject to real and personal property taxes that may increase as property tax rates change and as the facilities are assessed or reassessed by taxing authorities. Our leases and mortgage loans generally provide that the property taxes are charged to our tenants and borrowers as an expense related to the facilities that they occupy. As the owner of the facilities, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants and borrowers may be unable to make the required tax payments, ultimately requiring us to pay the taxes. If we incur these tax liabilities, our ability to meet our debt service obligations, including payments on the notes, could be adversely affected.
As the owner and lessor of real estate, we are subject to risks under environmental laws, the cost of compliance with which and any violation of which could materially adversely affect us.
          Our operating expenses could be higher than anticipated due to the cost of complying with existing and future laws and regulations. Various environmental laws may impose liability on the current or prior owner or operator of real property for removal or remediation of hazardous or toxic substances. Current or prior owners or operators may also be liable for government fines and damages for injuries to persons, natural resources and adjacent property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence or disposal of the hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect amounts available for distribution to Medical Properties’ stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes, and could exceed the value of all of our facilities. In addition, the presence of hazardous or toxic substances, or the failure of our tenants to properly manage, dispose of or remediate such substances, including medical waste generated by physicians and our other healthcare tenants, may adversely affect our tenants or our ability to use, sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenue and our financing ability. We have obtained Phase I environmental assessments on all facilities we have acquired or developed or on which we have made mortgage loans, and intend to obtain them on all future facilities we acquire. However, even if the Phase I environmental assessment reports do not reveal any material environmental contamination, it is possible that material environmental contamination and liabilities may exist of which we are unaware.
          Although the leases for our facilities and our mortgage loans generally require our operators to comply with laws and regulations governing their operations, including the disposal of medical waste, and to indemnify us for certain environmental liabilities, the scope of their obligations may be limited. We cannot assure you that our tenants would be able to fulfill their indemnification obligations and, therefore, any material violation of environmental laws could have a material adverse affect on us. In addition, environmental laws are constantly evolving, and changes in laws, regulations or policies, or changes in interpretations of the foregoing, could create liabilities where none exists today.
Our interests in facilities through ground leases expose us to the loss of the facility upon breach or termination of the ground lease and may limit our use of the facility.
          We have acquired interests in two of our facilities, at least in part, by acquiring leasehold interests in the land on which the facility is located rather than an ownership interest in the property, and we may acquire additional facilities in the future through ground leases. As lessee under ground leases, we are exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease. Ground leases may also restrict our use of facilities. Our current ground lease for the facility in San Antonio limits use of the property to operation of a comprehensive rehabilitation hospital, medical research and education and other medical uses and uses reasonably incidental thereto. These restrictions and any similar future restrictions in ground leases will limit our flexibility in renting the facility and may impede our ability to sell the property.
Risks Related to the Healthcare Industry
Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
          Sources of revenue for our tenants and operators may include the Medicare and Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.
          For 2010 and the six months ended June 30, 2011, approximately 39% and 34%, respectively, of our revenues were derived from our hospitals located in California, which are leased to Prime and Vibra. The sources of revenue for Prime and Vibra maybe adversely affected by changes in California’s healthcare laws and regulations, which could negatively affect their ability to make lease payments to us and Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes.
          The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, government payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, due to the aging of the population and the expansion of governmental payor programs, we anticipate that there will be a marked increase in the number of patients relying on healthcare coverage provided by governmental payors. These changes could have a material adverse effect on the financial condition of some or all of our tenants, which could have a material adverse effect on our financial condition and results of operations and could negatively affect Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes. In instances where we own a minority interest in our tenants’ operations, in addition to the effect on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.
          Over the past several years, Centers for Medicare and Medicaid Services, or CMS, has increased its attention on reimbursement for long-term acute care hospitals, or LTACHs, and inpatient rehabilitation facilities, or IRFs, with CMS imposing regulatory restrictions on LTACH and IRF reimbursement. A significant number of our tenants operate LTACHs and IRFs. We expect that CMS will continue to explore implementing other restrictions on LTACH and IRF reimbursement, and possibly develop more restrictive facility and patient level criteria for these types of facilities. These changes could have a material adverse effect on the financial condition of some of our tenants, which could have a material adverse effect on our financial condition and results of operations and could negatively affect Medical Properties’ ability to make distributions to its stockholders required to maintain its REIT status and our ability to meet our debt service obligations, including payments on the notes. In instances where we own a minority interest in our tenants’ operations, in addition to the effect on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.
The healthcare industry is heavily regulated and loss of licensure or certification or failure to obtain licensure or certification could result in the inability of our tenants to make lease payments to us.
          The healthcare industry is highly regulated by federal, state and local laws, and is directly affected by federal conditions of participation, state licensing requirements, facility inspections, state and federal reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other such laws, regulations and rules.
          Licensed health care facilities must comply with minimum health and safety standards and are subject to survey and inspection by state and federal agencies and their agents or affiliates, including the CMS, the Joint Commission, and state departments of health. CMS develops Conditions of Participation and Conditions for Coverage that health care organizations must meet in order to begin and continue participating in the Medicare and Medicaid programs. These minimum health and safety standards are aimed at improving quality and protecting the health and safety of beneficiaries. There are several common criteria that exist across health entities. Examples of common conditions include: a governing body responsible for effectively governing affairs of the organization, a quality assurance program to evaluate entity-wide patient care, medical record service responsible for medical records, a utilization review that reviews the services furnished by the organization and its staff, a facility constructed, arranged and maintained according to a life safety code that ensures patient safety and the deliverance of services appropriate to the needs of the community.
          For example, the Medicare program contains specific requirements with respect to the maintenance of medical records. Medical records must be maintained for every individual who is evaluated or treated at a hospital. Medical records must be accurately written, promptly completed, properly filed and retained, and accessible. Medicare surveyors may conduct on site visits for a variety of reasons, including to investigate a patient complaint or to survey the hospital for compliance with Medicare requirements. In such instances, Medicare surveyors generally review a large sampling of patient charts. If a pattern of incomplete medical records is identified, the hospital’s Medicare certification could be jeopardized if a plan of correction is not completed. In order for a health care organization to continue receiving payment from the Medicare and Medicaid programs, it must comply with conditions of participation, or standards, as set forth in federal regulations. Further, many hospitals and other institutional providers are accredited by accrediting agencies such as the Joint Commission, a national health care accrediting organization. The Joint Commission was created to accredit healthcare organizations that meet its minimum health and safety standards. A national accrediting organization, such as the Joint Commission, enforces standards that meet or exceed such requirements.
          Surveyors for the Joint Commission, prior to the opening of a facility and approximately every three years thereafter, conduct on site surveys of facilities for compliance with a multitude of patient safety, treatment, and administrative requirements. Facilities may lose accreditation for failure to meet such requirements, which in turn may result in the loss of license or certification. For example, a facility may lose accreditation for failing to maintain proper medication in the operating room to treat potentially fatal reactions to anesthesia, or for failure to maintain safe and sanitary medical equipment. Finally, health care facility reimbursement practices and quality of care issues may result in loss of license or certification. For instance, the practice of “upcoding,” whereby services are billed for higher procedure codes than were actually performed, may lead to the revocation of a hospital’s license. An event involving poor quality of care, such as that which leads to the serious injury or death of a patient, may also result in loss of license or certification. The Services Employees International Union (“SEIU”) has alleged that our tenant, Prime, may have upcoded for certain procedures and may be providing poor quality of care. Prime has addressed these allegations publicly and has provided clinical and other data to us refuting these allegations. Prime has also informed us that the SEIU is attempting to organize certain Prime employees.
          The failure of any tenant to comply with such laws, requirements, and regulations resulting in a loss of its license would affect its ability to continue its operation of the facility and would adversely effect the tenant’s ability to make lease and principal and interest payments to us. This, in turn, could have a material adverse effect on our financial condition and results of operations and could negatively affect our ability to make distributions to our shareholders. In instances where we own a minority interest in our tenants’ operations, in addition to the effects on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests would also be negatively impacted.
          In addition, establishment of healthcare facilities and transfers of operations of healthcare facilities are subject to regulatory approvals not required for establishment, or transfers, of other types of commercial operations and real estate. Restrictions and delays in transferring the operations of healthcare facilities, in obtaining new third-party payor contracts, including Medicare and Medicaid provider agreements, and in receiving licensure and certification approval from appropriate state and federal agencies by new tenants, may affect our ability to terminate lease agreements, remove tenants that violate lease terms, and replace existing tenants with new tenants. Furthermore, these matters may affect a new tenant’s ability to obtain reimbursement for services rendered, which could adversely affect their ability to pay rent to us and to pay principal and interest on their loans from us. In instances where we own a minority interest in our tenants’ operations, in addition to the effect on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.
Our tenants and mortgagors are subject to fraud and abuse laws, the violation of which by a tenant or mortgagor may jeopardize the tenant’s or mortgagor’s ability to make lease and loan payments to us.
          As noted earlier, the federal government and numerous state governments have passed laws and regulations that attempt to eliminate healthcare fraud and abuse by prohibiting business arrangements that induce patient referrals or the ordering of specific ancillary services. In addition, federal and state governments have significantly increased investigation and enforcement activity to detect and eliminate fraud and abuse in the Medicare and Medicaid programs. It is anticipated that the trend toward increased investigation and enforcement activity in the areas of fraud and abuse and patient self-referrals, will continue in future years. Violations of these laws may result in the imposition of criminal and civil penalties, including possible exclusion from federal and state healthcare programs. Imposition of any of these penalties upon any of our tenants or mortgagors could jeopardize any tenant’s or mortgagor’s ability to operate a facility or to make lease and loan payments, thereby potentially adversely affecting us. In instances where we own a minority interest in our tenants’ or mortgagors’ operations, in addition to the effect on these tenants’ or mortgagors’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.
          Some of our tenants have accepted, and prospective tenants may accept, an assignment of the previous operator’s Medicare provider agreement. Such operators and other new-operator tenants that take assignment of Medicare provider agreements might be subject to federal or state regulatory, civil and criminal investigations of the previous owner’s operations and claims submissions. While we conduct due diligence in connection with the acquisition of such facilities, these types of issues may not be discovered prior to purchase. Adverse decisions, fines or recoupments might negatively impact our tenants’ or mortgagors’ financial condition, and in turn their ability to make lease and loan payments to us. In instances where we own a minority interest in our tenants’ or mortgagors’ operations, in addition to the effect on these tenants’ or mortgagors’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.
Certain of our lease arrangements may be subject to fraud and abuse or physician self-referral laws.
          Although no such investment exists today, local physician investment in our Operating Partnership or our subsidiaries that own our facilities could subject our lease arrangements to scrutiny under fraud and abuse and physician self-referral laws. Under the Stark Law, and its implementing regulations, if our lease arrangements do not satisfy the requirements of an applicable exception, the ability of our tenants to bill for services provided to Medicare beneficiaries pursuant to referrals from physician investors could be adversely impacted and subject us and our tenants to fines, which could impact our tenants’ ability to make lease and loan payments to us. In instances where we own a minority interest in our tenants’ operations, in addition to the effect on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.
          We intend to use our good faith efforts to structure our lease arrangements to comply with these laws; however, if we are unable to do so, this failure may restrict our ability to permit physician investment or, where such physicians do participate, may restrict the types of lease arrangements into which we may enter, including our ability to enter into percentage rent arrangements.
State certificate of need laws may adversely affect our development of facilities and the operations of our tenants.
          Certain healthcare facilities in which we invest may also be subject to state laws which require regulatory approval in the form of a certificate of need prior to initiation of certain projects, including, but not limited to, the establishment of new or replacement facilities, the addition of beds, the addition or expansion of services and certain capital expenditures. State certificate of need laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state certificate of need laws on our development of facilities or the operations of our tenants.
          In addition, certificate of need laws often materially impact the ability of competitors to enter into the marketplace of our facilities. Finally, in limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require re-licensure or new certificate of need authorization to re-institute operations. As a result, a portion of the value of the facility may be related to the limitation on new competitors. In the event of a change in the certificate of need laws, this value may markedly change.
Tax Risks Associated with Medical Properties’ Status as a REIT
Loss of Medical Properties’ tax status as a REIT would have significant adverse consequences to us and could have significant adverse consequences to the trading price of the notes.
          We believe that Medical Properties qualifies as a REIT for federal income tax purposes and has qualified as a REIT under the federal income tax laws commencing with its taxable year that began on April 6, 2004 and ended on December 31, 2004. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, there is no assurance that Medical Properties has qualified or will continue to qualify as a REIT. At any time, new laws, regulations, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause Medical Properties’ board of directors to revoke the REIT election, which it may do without approval of our stockholders or holders of the notes.

          If Medical Properties loses or revokes its REIT status for any taxable year for which the statue of limitations remains open, we will face serious tax consequences that could substantially reduce the funds available for our debt service obligations, including payments on the notes, because:
•	we would not be allowed a deduction for distributions to our stockholders in computing our taxable income; therefore we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;
•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and
•	unless we are entitled to relief under statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.
          As a result of all these factors, a failure to achieve or a loss or revocation of Medical Properties’ REIT status for any taxable year for which the statue of limitations remains open could have a material adverse effect on our financial condition and results of operations and could adversely affect the trading price of the notes.
Failure to make required distributions would subject us to tax.
          In order for Medical Properties to qualify as a REIT, each year it must distribute to its stockholders at least 90% of its REIT taxable income, excluding net capital gain. To the extent that it satisfies the distribution requirement, but distributes less than 100% of its taxable income, Medical Properties will be subject to federal corporate income tax on its undistributed taxable income. In addition, it will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any year are less than the sum of (1) 85% of its ordinary income for that year; (2) 95% of its capital gain net income for that year; and (3) 100% of its undistributed taxable income from prior years.
          Medical Properties may be required to make distributions to its stockholders at disadvantageous times or when we do not have funds readily available for distribution. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, we may borrow to pay distributions to Medical Properties stockholders required to maintain its REIT status and the limited partners of the Operating Partnership. Any funds that we borrow would subject us to interest rate and other market risks.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities.
          For Medical Properties to qualify as a REIT for federal income tax purposes, it must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to Medical Properties’ stockholders and the ownership of its stock. In order to meet these tests, we may be required to forego attractive business or investment opportunities. Overall, no more than 25% of the value of our assets may consist of securities of one or more taxable REIT subsidiaries and no more than 25% of the value of our assets may consist of securities that are not qualifying assets under the test requiring that 75% of a REIT’s assets consist of real estate and other related assets. Further, a taxable REIT subsidiary may not directly or indirectly operate or manage a healthcare facility. For purposes of this definition a “healthcare facility” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider that is eligible for participation in the Medicare program under Title XVIII of the Social Security Act with respect to the facility. Thus, compliance with the REIT requirements may limit our flexibility in executing our business plan.
Loans to our tenants could be recharacterized as equity, in which case our interest income from that tenant might not be qualifying income under the REIT rules and Medical Properties could lose its REIT status.
          In connection with the acquisition in 2004 of certain Vibra facilities, one of our taxable REIT subsidiaries made a loan to Vibra in an aggregate amount of $41.4 million to acquire the operations at those Vibra facilities. As of June 30, 2011, that loan had been reduced to $19.1 million. The acquisition loan bears interest at an annual rate of 10.25%. The Operating Partnership loaned the funds to our taxable REIT subsidiary to make these loans. The loan from the Operating Partnership to our taxable REIT subsidiary bears interest at an annual rate of 9.25%.
          Our taxable REIT subsidiaries have made and will make loans to tenants to acquire operations or for other purposes. The Internal Revenue Service, or IRS, may take the position that certain loans to tenants should be treated as equity interests rather than debt. If the IRS were to successfully treat a loan to a particular tenant as equity interests, the tenant would be a “related party tenant” with respect to our company and the interest that we receive from the tenant would not be qualifying income for purposes of the REIT gross income tests. As a result, Medical Properties could lose its REIT status. In addition, if the IRS were to successfully treat a particular loan as interests held by the Operating Partnership rather than by our taxable REIT subsidiaries, we could fail the 5% asset test, and if the IRS further successfully treated the loan as other than straight debt, we could fail the 10% asset test with respect to such interest. As a result of the failure of either test, Medical Properties could lose its REIT status for any taxable year for which the statute of limitations remains open, which would subject it to corporate level income tax and adversely affect its ability to meet our debt service obligations, including payments on the notes.
Risks Relating to the Exchange Offer
You may not be able to sell your Old Notes if you do not exchange them for Exchange Notes in the exchange offer.
          If you do not exchange your Old Notes for Exchange Notes in the exchange offer, your Old Notes will continue to be subject to restrictions on transfer. In general, you may not offer, sell or otherwise transfer the Old Notes in the United States unless they are:
•	registered under the Securities Act;
•	offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or
•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.
          The Issuers and the guarantors do not currently anticipate that they will register the Old Notes under the Securities Act and, except for limited instances, they will not be under any obligation to do so under the Registration Rights Agreement or otherwise.
Your ability to sell your Old Notes may be significantly more limited and the price at which you may be able to sell your Old Notes may be significantly lower if you do not exchange them for Exchange Notes in the exchange offer.
          To the extent that the Old Notes are tendered and accepted for exchange in the exchange offer, the trading market for the Old Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Old Notes not tendered and accepted for exchange could be adversely affected. The extent of the market for Old Notes and the availability of price quotations would depend on a number of factors, including the number of holders of Old Notes remaining outstanding and the interest of securities firms in maintaining a market in the Old Notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for the Old Notes that are not exchanged in the exchange offer may be affected adversely to the extent that the Old Notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the Old Notes that are not exchanged more volatile.
You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.
          Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined in “The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks”). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks” and “The Exchange Offer—Consequences of Failure to Exchange.”
Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
          If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Risks Relating to the Exchange Notes
Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and our subsidiaries may incur additional indebtedness, including secured indebtedness.
          As of June 30, 2011 we and the guarantors had $664.2 million of indebtedness (none of which was secured indebtedness), and our subsidiaries that do not guarantee the Old Notes and will not guarantee the Exchange Notes had $54.1 million of indebtedness and other liabilities of $5.7 million, all of which was structurally senior to the notes. In addition, $220.3 million was available for us (net of $8.9 million of letters of credit outstanding) to borrow under our credit facility. For the year ended December 31, 2010 and the six months ended June 30, 2011, our subsidiaries that do not guarantee the Old Notes and will not guarantee the Exchange Notes had revenues of $27.1 million (or 22% of consolidated revenues) and $11.3 million (or 16% of consolidated revenues), respectively.
          Our indebtedness could have significant adverse consequences to us and the holders of the notes, such as:
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;
•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;
•	exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry and in our tenants’ and borrowers’ industries.
          Furthermore, as of June 30, 2011 we had $39.6 million of indebtedness that bore interest at variable rates.

In addition, our future borrowings may bear interest at variable rates. If interest rates increase significantly, our ability to borrow additional funds may be reduced and the risk related to our indebtedness would intensify.
          In addition to our debt service obligations, our operations may require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.
          Subject to the restrictions contained in the credit agreement governing our credit facility and the indenture governing the notes, we and our subsidiaries may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of the credit agreement and indenture contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to our and our subsidiaries’ current debt levels, the risks described above could increase.
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.
          Our ability to satisfy our debt obligations will depend upon, among other things:
•	our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and
•	our future ability to borrow under our credit facility, the availability of which depends on, among other things, our complying with the covenants in the indenture that governs the notes.
          We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our credit facility or otherwise, in an amount sufficient to fund our liquidity needs.
          If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Our credit facility and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to avail ourselves to some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.
Our debt agreements contain restrictions that will limit our flexibility in operating our business.
          Our credit facility and the indenture governing the notes contain, and any instruments governing future indebtedness of ours may contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:
•	incur additional debt or issue certain preferred shares;
•	pay dividends on or make distributions in respect of Medical Properties’ capital stock or make other restricted payments;

•	make certain payments on debt that is subordinated to the notes;
•	make certain investments;
•	sell or transfer assets;
•	create liens on certain assets;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
•	enter into certain transactions with our affiliates; and
•	designate our subsidiaries as unrestricted subsidiaries.
          Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our credit facility and the indenture governing the notes. Upon a default, unless waived, the lenders under our credit facility could elect to terminate their commitments, cease making further loans and force us into bankruptcy or liquidation. Holders of the notes would also have the ability ultimately to force us into bankruptcy or liquidation, subject to the indenture governing the notes. In addition, a default (or an event of default) under either the credit agreement governing our credit facility or the indenture governing the notes may trigger a cross default under our other agreements and could trigger a cross-default or cross-acceleration under the agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Other Material Indebtedness” and “Description of Exchange Notes.”
We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.
          Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary’s obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus, our ability to service our debt obligations, including our ability to pay the interest on and principal of the notes when due, depends on our subsidiaries’ ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations, other than under the guarantee of the notes for the majority of our subsidiaries, to make any funds available to us.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
          Any default under the agreements governing our indebtedness, including a default under our credit facility, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our credit facility, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our credit facility could elect to terminate their commitments, cease making further loans and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our credit facility to avoid being in default. If we breach our covenants under our credit facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.
          Our obligations under the credit agreement governing our credit facility and the notes and the guarantors’ obligations under their guarantees of borrowings under our credit facility and the notes will be unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.
Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.
          We conduct all of our operations through our subsidiaries. Subject to certain limitations, the indenture governing the notes permits us to form or acquire subsidiaries that are not guarantors of the notes and permits such non-guarantor subsidiaries to acquire assets and incur indebtedness, and, as a result, noteholders would not have any claim as a creditor against any such subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of our other subsidiaries as equity holders, and thus be available to satisfy our and the guarantors’ obligations under the notes and guarantees of the notes.
          As of December 31, 2010 and June 30, 2011, our subsidiaries that do not guarantee the Old Notes and will not guarantee the Exchange Notes had $15.3 million and $59.8 million, respectively, of indebtedness and other liabilities and had assets of $165.8 million and $210.0 million, respectively (or, in each case, less than 13% of our company’s consolidated total assets). For the year ended December 31, 2010 and the six months ended June 30, 2011, our subsidiaries that do not guarantee the Old Notes and will not guarantee the Exchange Notes had revenues of $27.1 million (or 22% of our company’s consolidated revenues) and $11.3 million (or 16% of our company’s consolidated revenues), respectively.
We may not be able to satisfy our obligations to holders of the notes upon a change of control.
          Upon the occurrence of a “change of control,” as defined in the indenture, with certain exceptions, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof. Our failure to purchase, or to give notice of purchase of, the notes would be a default under the indenture and any such default could result in a default under certain of our other indebtedness, including our credit facility. In addition, a change of control may constitute an event of default under our credit facility.
U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.
          Medical Properties and certain of the Operating Partnership’s subsidiaries guarantee the obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer, insolvency, fictitious indebtedness and similar laws, a court may avoid or otherwise decline to enforce a guarantor’s guarantee or may subordinate the notes or such guarantee to the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable guarantor received less than reasonably equivalent value or fair consideration in exchange for its issuance of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;
•	was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.
          Under the fictitious indebtedness laws of some states, the presence of the above-listed factors is not required for a guarantee to be invalidated. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer, insolvency and similar laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor, as applicable, would be considered insolvent if:
•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of its assets;
•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.
          A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s overall creditor body, and accordingly the court might direct you to repay any amounts that you had already received from such guarantor.
          To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable or avoidable for any other reason, holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s direct liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.
          Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, such a provision was found to be ineffective to protect the guarantee.
MPT Finance Corporation has no material assets or operations and provides no credit support for the notes.
          MPT Finance Corporation is a wholly owned subsidiary of the Operating Partnership and was formed for the sole purpose of being a co-issuer of some of the Operating Partnerships’ indebtedness. It has no material assets or operations. You should not rely upon MPT Finance Corporation to make payments on the notes.
An active trading market may not develop for the notes, which may hinder your ability to liquidate your investment.
          The Exchange Notes are a new issue of securities and there is no established trading market for them, or for the Old Notes. We do not intend to apply for listing of the notes on any national securities exchange or seek the admission of the notes for quotation through any automated inter-dealer quotation system. As a result, an active trading market for the notes may not develop or be sustained. If an active trading market for the notes fails to develop or be sustained, the trading price of the notes could be adversely affected.
          We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:
•	prevailing interest rates;
•	our operating performance and financial condition;
•	the interest of securities dealers in making a market;
•	the market for similar securities.
          Historically, the market of non-investment grade debt like the notes has been subject to disruptions that have caused substantial market price fluctuations in the price of securities that are similar to the notes. Therefore, even if a trading market for the notes develops, it may be subject to disruptions and price volatility.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
          The Old Notes were originally issued and sold on April 26, 2011. In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of the Old Notes, at our cost, to use our commercially reasonable efforts:
•	to file with the SEC an exchange offer registration statement pursuant to which we and the guarantors will offer, in exchange for the Old Notes, new notes identical in all material respects to, and evidencing the same indebtedness as, the Old Notes (but will not contain terms with respect to transfer restrictions or provide for the additional interest described below); and
•	to cause the exchange offer registration statement to be declared effective under the Securities Act and exchange offer to be consummated by the 270th day following the date on which we issued the Old Notes (the “Consummation Deadline”).
          Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the Exchange Notes issued in the exchange offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
•	such holder is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;
•	such Exchange Notes are acquired in the ordinary course of the holder’s business; and
•	such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes.
          Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:
•	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and
•	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.
          If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.
          We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.
          This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Old Notes for its own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read the section entitled “Plan of Distribution” for more details regarding these procedures for the transfer of Exchange Notes. We have agreed, for a period of 180 days after the registration statement (of which this prospectus is a part) is declared effective, to make this prospectus available to any broker-dealer for use in connection with any resale of the Exchange Notes.
          In order to participate in the exchange offer, each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer will be required to make the representations described below under “Representations.”
Shelf Registration Statement
          In the event that:
•	we determine that consummation of the exchange offer would violate any applicable law or applicable interpretations of the SEC; or
•	for any reason, we do not consummate the exchange offer by the Consummation Deadline; or
•	we received a written request (a “Shelf Request”) from any “initial purchaser” of the Old Notes representing that it holds Old Notes that are or were ineligible to be exchanged in the exchange offer, then we will use our commercially reasonable efforts to cause to be filed as promptly as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement providing for the sale of all Old Notes by the holders thereof and to have such shelf registration statement become effective. We have agreed to use our commercially reasonable efforts to keep any such shelf registration statement continuously effective until the securities cease to be Registrable Securities (as defined in the Registration Rights Agreement).
Additional Interest
          If (1) the exchange offer is not completed on or prior to the Consummation Deadline, (2) the shelf registration statement, if required, has not become effective on or prior to the dates specified in the Registration Rights Agreement, or (3) the Shelf Registration Statement, if required, has become effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of any notes registered under the shelf registration statement during the periods specified in the Registration Rights Agreement, then we will be in default under the Registration Rights Agreement (a “Registration Default”). If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (1) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (2) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate will apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. When we have cured all of the Registration Defaults, the interest rate on the Registrable Securities will revert immediately to the original level.
          The exchange offer is intended to satisfy our exchange offer obligations under the Registration Rights Agreement. The notes will not have rights to additional interest as set forth above upon the consummation of the exchange offer.
Terms of the Exchange Offer
          We are offering to exchange up to $450 million aggregate principal amount of the Exchange Notes, the issuance of which has been registered under the Securities Act, for an equal principal amount of the Old Notes. Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Exchange Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.
          The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Old Notes have been registered under the Securities Act and will not have transfer restrictions or contain the additional interest provisions of the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the indenture. Consequently, the Old Notes and the Exchange Notes will be treated as a single class of debt securities under the indenture.
          As of the date of this prospectus, Old Notes representing $450 million in aggregate principal amount were outstanding, and there was one registered holder, CEDE & Co., as nominee of DTC. This prospectus is being sent to all registered holders of the Old Notes.
          The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.
          We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC. We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering the Exchange Notes to such holders.
          Old Notes that are not tendered for exchange in the exchange offer or that are tendered but we do not accept for exchange will remain outstanding and continue to accrue interest and will continue to be entitled to the rights and benefits such holders have under the indenture relating to the Old Notes. The Old Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.
          Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses” and “—Transfer Taxes” below.
Expiration Date; Extensions; Amendments
          The exchange offer will remain open for at least 20 business days. The term “expiration date” will mean 5:00 p.m., New York City time, on      , 2011, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.
          In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing by press release or other public announcement the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
          We reserve the right, in our sole discretion:
•	to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions to the exchange offer set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent; or
•	to amend the terms of the exchange offer in any manner.
          Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner that we determine to constitute a material change in the exchange offer, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Notes of such amendment, and we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate an exchange offer as provided in this prospectus before accepting any Old Notes for exchange or if we amend the terms of the exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all event comply with our obligation to exchange promptly all Old Notes properly tendered and accepted for exchange in the exchange offer.
Procedures for Tendering Old Notes Through Brokers and Banks
          Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.
          To tender your Old Notes in the exchange offer, you must:
•	comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below; and
•	the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted Agent’s Message (defined below), before the expiration date.
          IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON            , 2011.
          In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.
          The exchange agent, on our behalf, will seek to establish an ATOP account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 p.m., New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”
          The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.
          Each Agent’s Message must include the following information:
•	Name of the beneficial owner tendering such Old Notes;
•	Account number of the beneficial owner tendering such Old Notes;
•	Principal amount of Old Notes tendered by such beneficial owner; and
•	A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “— Representations” below.
          BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS AND AGREES TO BE BOUND BY THE TERMS OF THIS EXCHANGE OFFER, INCLUDING THE LETTER OF TRANSMITTAL.

              The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.
            When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.
            We will decide all questions about the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to: (1) reject any and all tenders of any particular Old Note not properly tendered; (2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and (3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.
Representations
            To participate in the exchange offer, each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer will be required to make the following representations:
•	it has full corporate (or similar) power and authority to tender, exchange, assign and transfer the Old Notes and to acquire the Exchange Notes;

•	when the Old Notes are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim; and

•	if such holder is a broker dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then such holder will comply with the applicable provisions of the Securities Act with respect to any resale of the Exchange Notes. See “Plan of Distribution.”
            Broker-dealers who cannot make the representations in item (3) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.
            Each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer and any beneficial owner of those Old Notes also will be required to make the following representations:
•	neither the holder nor any beneficial owner of the Old Notes is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers;

•	neither the holder nor any beneficial owner of the Old Notes is engaged in or intends to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	any Exchange Notes to be acquired by the holder and any beneficial owner of the Old Notes pursuant to the exchange offer will be acquired in the ordinary course of business of the person receiving such Exchange Notes; and

•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

            BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.
            If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:
•	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

•	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.
Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes
            We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Old Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.
            THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
No Guaranteed Delivery
            There are no guaranteed delivery procedures provided for by us in conjunction with the exchange offer. Holders of Old Notes must timely tender their Old Notes in accordance with the procedures set forth herein.
Withdrawal Rights
            You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.
            For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:
•	specify the name of the person that tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.
            We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.
Conditions to the Exchange Offer
            Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if, at any time before the acceptance of Old Notes for exchange, (1) we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction, (2) any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our judgment, might impair our ability to proceed with the exchange offer or have a material adverse effect on us, or (3) we determine that there has been a material change in our business or financial affairs which, in our judgment, would materially impair our ability to consummate the exchange offer.
            The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.
            In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended. In any such event we are required to use our commercially reasonable efforts to promptly obtain the withdrawal of any stop order.
Exchange Agent
            We have appointed Wilmington Trust Company as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal to the exchange agent addressed as follows:

Wilmington Trust Company

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand:

By Facsimile:	Corporate Capital Markets	Confirm by Telephone:
(302) 636-4139 Attention: Sam Hamed	Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attention: Sam Hamed	(302) 636-6181
Delivery to an address other than set forth above will not constitute a valid delivery.
Fees and Expenses
            The principal solicitation is being made through DTC by Wilmington Trust Company, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees and expenses, fees and expenses of compliance with federal securities and state securities or blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.
            Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers employees and by persons so engaged by the exchange agent.
Accounting Treatment
            The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes
            If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.
Consequences of Failure to Exchange
            If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any additional interest that the indenture governing the notes provides for if we do not complete the exchange offer.
Other
            Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial, tax, legal and other advisors in making your own decision on what action to take.
            We may in the future seek to acquire untendered Old Notes in the open market or in privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a shelf registration statement to permit resales of any untendered Old Notes.

USE OF PROCEEDS
            This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes, we will receive, in exchange, an equal number of Old Notes in like principal amount. The form and terms of the Exchange Notes are identical to the form and terms of the Old Notes, except as otherwise described under the heading “The Exchange Offer—Terms of the Exchange Offer.” The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expense of the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratio of earnings to fixed charges of MPT Operating Partnership, L.P. for each of the periods indicated as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
Ratio of Earnings to Fixed Charges(1)	1.34x	1.91x	1.44x	1.72x	1.97x	1.54x	0.87x

(1)	The Operating Partnership’s ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. “Earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and the interest portion of rent.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
            The following tables set forth selected consolidated financial and operating data for Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. and their respective subsidiaries (including MPT Finance Corporation, which has no separate operating or financial activity). You should read the following selected financial data in conjunction with the consolidated historical financial statements and notes thereto of each of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. and their respective subsidiaries and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.
MPT Operating Partnership, L.P.
            The consolidated balance sheet data presented below as of December 31, 2009 and 2010 and the consolidated operating and other data presented below for each of the years in the three-year period ended December 31, 2010 have been derived from the Operating Partnership’s audited consolidated financial statements and accompanying notes included elsewhere in this prospectus. The consolidated balance sheet data presented below as of December 31, 2006, 2007 and 2008 and the consolidated operating and other data presented below for each of the years ended in the two-year period ended December 31, 2007 have been derived from the Operating Partnership’s consolidated financial statements and related notes, which have not been audited and are not included in this prospectus. The consolidated balance sheet data presented below as of June 30, 2011 and the consolidated operating and other data presented below for the six month periods ended June 30, 2010 and 2011 have been derived from the Operating Partnership’s unaudited financial statements and accompanying notes included elsewhere in this prospectus. The Operating Partnership’s results for the six month period ended June 30, 2011 are not necessarily indicative of Operating Partnership’s results to be expected for the full fiscal year.
            During the periods presented below, for those properties that have been sold, the Operating Partnership reclassified the properties as held for sale and reported revenue and expenses from these properties as discontinued operations for each period presented. This reclassification had no effect on the Operating Partnership’s reported net income.

	December 31,					June 30,
	2006(1)	2007(1)	2008(1)	2009(1)	2010(1)	2010(1)	2011(1)
	(in thousands)
Operating Data
Total revenue	$35,521	$77,887	$107,070	$118,809	$121,847	$61,451	$72,147
Depreciation and amortization	(4,226)	(9,314)	(22,385)	(22,628)	(24,486)	(11,891)	(16,248)
Property-related and general and administrative expenses	(10,079)	(15,678)	(23,757)	(24,835)	(32,867)	(17,005)	(17,622)
Impairment charge	—	—	—	—	(12,000)	(12,000)	(564)
Interest and other income	515	364	86	43	1,518	13	6
Debt refinancing costs	—	—	—	—	(6,716)	(6,214)	(3,789)
Interest expense	(4,580)	(29,527)	(42,424)	(37,656)	(33,993)	(18,014)	(20,526)

Income from continuing operations	17,151	23,732	18,590	33,733	13,303	(3,660)	13,404
Income from discontinued operations	12,983	16,518	14,143	2,697	9,784	7,162	147

Net income	30,134	40,250	32,733	36,430	23,087	3,502	13,551
Net income attributable to non-controlling interests	(136)	(304)	(33)	(37)	(99)	(17)	(88)

Net income attributable to MPT Operating Partnership, L.P. partners	$29,998	$39,946	$32,700	$36,393	$22,988	$3,485	$13,463

Other Data
Total distributions paid	$36,106	$53,079	$65,098	$61,649	$77,087	$32,435	$44,784

	As of December 31,					As of June 30,
	2006(1)	2007(1)	2008(1)	2009(1)	2010(1)	2011(1)
	(in thousands)
Balance Sheet Data
Real estate assets — at cost	$557,913	$648,723	$992,549	$976,271	$1,032,369	$1,227,251
Other loans and investments	150,173	265,758	293,523	311,006	215,985	219,978
Cash and equivalents	4,077	94,189	11,743	15,307	98,408	227,906
Total assets	744,721	1,051,627	1,310,991	1,309,898	1,348,814	1,678,639
Debt, net	297,530	474,388	630,557	576,678	369,970	718,309
Other liabilities	95,022	57,677	53,856	61,348	78,895	91,211
Total partners capital	351,117	519,485	626,335	671,742	899,835	869,014
Non-controlling interests	1,052	77	243	130	114	105
Total capital	352,169	519,562	626,578	671,872	899,949	869,119
Total liabilities and capital	$744,721	$1,051,627	$1,310,991	$1,309,898	$1,348,814	$1,678,639

(1)	The Operating Partnership invested $303.4 million, $342.0 million, $469.5 million, $15.6 million, and $158.4 million in real estate in 2006, 2007, 2008, 2009, and 2010, respectively, and $82.2 million and $178.9 million in real estate during the six months ended June 30, 2010 and 2011, respectively. The results of operations resulting from these investments are reflected in the Operating Partnership’s consolidated financial statements from the dates invested. See Note 3 to Operating Partnership’s audited consolidated financial statements and Note 3 to the Operating Partnership’s unaudited interim consolidated financial statements included in this prospectus for further information on acquisitions of real estate, new loans, and other investments. We funded these investments generally from issuing equity, utilizing additional amounts of our revolving facility, incurring additional debt, or from the sale of facilities. See Notes 4, 9, and 12 to the Operating Partnership’s audited consolidated financial statements and Notes 4, 5 and 9 to the Operating Partnership’s unaudited interim consolidated financial statements included in this prospectus for further information regarding our debt, common stock and discontinued operations, respectively.
Medical Properties Trust, Inc.
            The consolidated balance sheet data presented below as of December 31, 2009 and 2010 and the consolidated operating and other data presented below for each of the years in the three-year period ended December 31, 2010 have been derived from Medical Properties’ audited consolidated financial statements and accompanying notes incorporated by reference into this prospectus. The consolidated balance sheet data presented below as of December 31, 2006, 2007 and 2008 and the consolidated operating and other data presented below for each of the years ended in the two-year period ended December 31, 2007 have been derived from Medical Properties’ audited consolidated financial statements and related notes, which are not included or incorporated by reference herein. The consolidated balance sheet data presented below as of June 30, 2011 and the consolidated operating and other data presented below for the six month periods ended June 30, 2010 and 2011 have been derived from Medical Properties’ unaudited interim financial statements and accompanying notes included elsewhere in this prospectus. Medical Properties’ results for the six month period ended June 30, 2011 are not necessarily indicative of Medical Properties’ results to be expected for the full fiscal year. As of June 30, 2011, Medical Properties had a 99.9% equity ownership interest in the Operating Partnership. Medical Properties has no significant operations other than as the sole member of its wholly owned subsidiary, Medical Properties Trust, LLC, which is the sole general partner of the Operating Partnership, and no material assets, other than its direct and indirect investment in the Operating Partnership.
            During the periods presented below, for those properties that have been sold, Medical Properties reclassified the properties as held for sale and reported revenue and expenses from these properties as discontinued operations for each period presented. This reclassification had no effect on Medical Properties’ reported net income.

	December 31,					June 30,
	2006(1)	2007(1)	2008(1)	2009(1)	2010(1)	2010(1)	2011(1)
	(in thousands)
Operating Data
Total revenue	$35,521	$77,887	$107,070	$118,809	$121,847	$61,451	$72,147
Depreciation and amortization	(4,226)	(9,314)	(22,385)	(22,628)	(24,486)	(11,891)	(16,248)
Property-related and general and administrative expenses	(10,079)	(15,678)	(23,757)	(24,898)	(32,942)	(17,089)	(17,666)
Impairment charge	—	—	—	—	(12,000)	(12,000)	(564)
Interest and other income	515	364	86	43	1,518	13	6
Debt refinancing costs	—	—	—	—	(6,716)	(6,214)	(3,789)
Interest expense	(4,580)	(29,527)	(42,424)	(37,656)	(33,993)	(18,014)	(20,526)

Income from continuing operations	17,151	23,732	18,590	33,670	13,228	(3,744)	13,360
Income from discontinued operations	12,983	16,518	14,143	2,697	9,784	7,162	147

Net income	30,134	40,250	32,733	36,367	23,012	3,418	13,507
Net income attributable to non-controlling interests	(136)	(304)	(33)	(37)	(99)	(17)	(88)

Net income attributable to Medical Properties common stockholders	$29,998	$39,946	$32,700	$36,330	$22,913	$3,401	$13,419

Other Data
Total dividends paid	$36,106	$53,079	$65,098	$61,649	$77,087	$32,435	$44,784

	As of December 31,					As of June 30,
	2006(1)	2007(1)	2008(1)	2009(1)	2010(1)	2011(1)
	(in thousands)
Balance Sheet Data
Real estate assets — at cost	$557,913	$648,723	$992,549	$976,271	$1,032,369	$1,227,251
Other loans and investments	150,173	265,758	293,523	311,006	215,985	219,978
Cash and equivalents	4,103	94,215	11,748	15,307	98,408	227,906
Total assets	744,747	1,051,652	1,311,373	1,309,898	1,348,814	1,678,720
Debt, net	297,530	474,388	630,557	576,678	369,970	718,309
Other liabilities	95,022	57,937	54,473	61,645	79,268	91,709
Total Medical Properties stockholders’ equity	351,144	519,250	626,100	671,445	899,462	868,597
Non-controlling interests	1,052	77	243	130	114	105
Total equity	352,196	519,327	626,343	671,575	899,576	868,702
Total liabilities and equity	$744,747	$1,051,652	$1,311,373	$1,309,898	$1,348,814	$1,678,720

(1)	Medical Properties invested $303.4 million, $342.0 million, $469.5 million, $15.6 million, and $158.4 million in real estate in 2006, 2007, 2008, 2009, and 2010, respectively, and $82.2 million and $178.9 million in real estate during the six months ended June 30, 2010 and 2011, respectively. The results of operations resulting from these investments are reflected in Medical Properties’ consolidated financial statements from the dates invested. See Note 3 to Medical Properties’ audited consolidated financial statements and Note 3 to Medical Properties’ unaudited interim consolidated financial statements incorporated by reference in this prospectus for further information on acquisitions of real estate, new loans, and other investments. We funded these investments generally from issuing equity, utilizing additional amounts of our revolving facility, incurring additional debt, or from the sale of facilities. See Notes 4, 9, and 11 to Medical Properties’ audited consolidated financial statements incorporated by reference in this prospectus and Notes 4, 5 and 8 to Medical Properties’ unaudited interim consolidated financial statements incorporated by reference in this prospectus for further information regarding our debt, common stock and discontinued operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     Unless otherwise indicated, references to “our,” “we” and “us” in this management’s discussion and analysis of financial condition and results of operations refer to Medical Properties Trust, Inc. and its consolidated subsidiaries, including MPT Operating Partnership, L.P.
Overview
            Medical Properties is a self-advised real estate investment trust (“REIT”) that was incorporated under Maryland law on August 27, 2003 primarily for the purpose of investing in and owning net-leased healthcare facilities across the United States. We acquire and develop healthcare facilities and lease the facilities to healthcare operating companies under long-term net leases, which require the tenants to bear most of the costs associated with the properties. We also occasionally make mortgage loans to healthcare operators collateralized by their real estate assets. In addition, we selectively make loans to, and other investments in, certain of our operators through our taxable REIT subsidiaries, the proceeds of which have historically been used for acquisitions and working capital. Finally, from time to time, we acquire a profit or other equity interest in certain of our tenants that gives us a limited right to share in such tenants’ positive cash flow.
            We selectively make loans to certain of our operators through our taxable REIT subsidiaries, which they use for acquisitions and working capital. We consider our lending business an important element of our overall business strategy for two primary reasons: (1) it provides opportunities to make income-earning investments that yield attractive risk-adjusted returns in an industry in which our management has expertise, and (2) by making debt capital available to certain qualified operators, we believe we create for our company a competitive advantage over other buyers of, and financing sources for, healthcare facilities.
            At June 30, 2011, our portfolio consisted of 58 properties: 54 facilities (of the 56 facilities that we own, of which two are subject to long-term ground leases) are leased to 19 tenants, one is presently not under lease as it is under re-development, one is under development, and the remaining assets are in the form of first mortgage loans to a single operator. Two of the leased properties are month-to-month as the fixed terms of their leases have expired. Our owned and ground leased facilities consisted of 22 general acute care hospitals, 17 long-term acute care hospitals, nine inpatient rehabilitation hospitals, two medical office buildings, and six wellness centers. The following is a discussion of our highlights for the years ended December 31, 2010, 2009 and 2008 and the six months ended June 30, 2011 and 2010, which should be read in conjunction with the audited and unaudited financial statements appearing elsewhere in this prospectus.
2010 Highlights
            In 2010, our primary business goals were to recapitalize our balance sheet with longer term debt and lower leverage, increase our access to liquidity and accelerate our acquisitions of healthcare real estate. We took the following actions to achieve these goals among others:
•	Replaced old $220 million credit facility with a new $480 million credit facility and completed a $279 million stock offering, establishing a low leverage platform with more than $500 million of available capital for acquisition growth;

•	Purchased $128.8 million of our 6.125% Senior Notes, leaving only $9.2 million of the 2006 Exchangeable Notes remaining to be paid by November 2011; paid $30 million term loan maturing in 2010; completely paid down $40 million revolver;

•	Committed to more than $200 million in healthcare real estate investments:
•	Acquired three inpatient rehabilitation hospitals in Texas with a new tenant for $74 million;

•	Commenced $17 million redevelopment of the River Oaks hospital in Houston;

•	Entered into $30 million agreement to develop Phoenix area general acute care hospital;

•	Acquired two free standing long term acute care hospitals in 2010 and a third property in the second quarter 2011, all leased to and operated by Kindred for $83.4 million.
•	Sold our Inglewood property for $75 million in cash realizing a $6.2 million gain, received $40 million in early payment of loans, and received $12 million in early receipt of rent related to transactions with Prime, lowering Prime concentration to 26.7% of our total assets;

•	Sold our Montclair Hospital for $20 million in cash realizing a gain of $2.2 million;

•	Sold our Sharpstown facility in Houston, Texas for $3 million in cash realizing a $0.7 million gain;

•	Received prepayment of our Marina mortgage loan of $43 million;

•	Entered into interest rate swaps to fix $60 million of our senior notes starting October 30, 2011 (date on which the interest rate is scheduled to turn variable) through the maturity date at a rate of 5.675% and to fix $65 million of our senior notes, starting July 30, 2011 (date on which the interest rate is scheduled to turn variable) through maturity date, at a rate of 5.507%, which will result in a $2.5 million annual savings on interest expense based on current fixed rate; and

•	Recorded a $12 million charge to recognize the estimated impairment of our Monroe working capital loan.
2009 Highlights
            In 2009, our primary business goal was to preserve capital during the economic and credit crisis. Below are actions taken to achieve that goal along with other highlights for the year:
•	Issued 13.3 million shares of common stock resulting in net proceeds of $67.8 million;

•	Sold an acute care facility to Prime for $15.0 million, realizing a gain of $0.3 million;

•	Executed a $20 million mortgage loan, of which we advanced $15.0 million by end of year. Loan is collateralized by Prime’s Desert Valley facility. The purpose of the mortgage loan is to help fund a $35 million expansion and renovation project;

•	Re-leased our Bucks County facility within six months of terminating the previous lease on the facility due to tenant defaults;

•	Terminated leases on two of our Louisiana (Covington and Denham Springs) facilities but subsequently re-leased the Denham Springs facility with a new operator at similar terms within two months of the prior lease termination;

•	Entered into an at-the-market offering, which will allow us to sell up to $50 million in stock and will be used for general corporate purposes, which may from time to time include reduction of our debt balances and investments in healthcare real estate and other assets; and

•	Settled the Stealth litigation.

2008 Highlights
            In 2008, our primary business goal was to grow and diversify our tenant and geographical concentration. See below for actions taken to reach this goal along with other highlights for the year:
•	Completed the acquisition of 20 properties leased to 7 unrelated operators for $357.2 million. Four of the 7 operators (HealthSouth Corporation, Community Health Systems, Inc., IASIS Healthcare LLC and Health Management Associates, Inc.) are publicly reporting companies. This acquisition significantly improved both our tenant and geographical concentrations;

•	Acquired a long term acute care hospital in Detroit, Michigan for $10.8 million and entered into an operating lease with Vibra;

•	Acquired three Southern California hospital facilities, along with two medical office buildings for approximately $60 million and leased these facilities to Prime under long-term net leases;

•	Completed the sale of three rehabilitation facilities to Vibra realizing proceeds of $105.0 million;

•	Issued exchangeable notes realizing net proceeds of $72.8 million and issued 12.7 million shares of stock, realizing net proceeds of $128.3 million. These proceeds along with proceeds from our credit facility and the sale of the three rehabilitation facilities were used to fund the 2008 acquisitions noted above;

•	Terminated leases on two general acute care hospitals in Houston, Texas, and one hospital in Redding, California due to tenant (affiliates Hospital Partners of America, Inc., a multi-hospital operating company) defaults. Within a few months of lease termination, we released the Redding facility to a Prime affiliate. The new operator agreed to increase the lease base from $60.0 million to $63.0 million and to pay additional rent and profit participation based on the expected future profitability of the new lessee’s operations.
Critical Accounting Policies
            In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, we must make estimates about certain types of transactions and account balances. We believe that our estimates of the amount and timing of our revenues, credit losses, fair values (either as part of a purchase price allocation or impairment analysis) and periodic depreciation of our real estate assets, and stock compensation expense, along with our assessment as to whether an entity that we do business with should be consolidated with our results, have significant effects on our financial statements. Each of these items involves estimates that require us to make subjective judgments. We rely on our experience, collect historical and current market data, and develop relevant assumptions to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgment on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates. Our accounting estimates include the following:
            Revenue Recognition: We receive income from operating leases based on the fixed, minimum required rents (base rents) per the lease agreements. Rent revenue from base rents is recorded on the straight-line method over the terms of the related lease agreements for new leases and the remaining terms of existing leases for acquired properties. The straight-line method records the periodic average amount of base rent earned over the term of a lease, taking into account contractual rent increases over the lease term. The straight-line method typically has the effect of recording more rent revenue from a lease than a tenant is required to pay early in the term of the lease. During the later parts of a lease term, this effect reverses with less rent revenue recorded than a tenant is required to pay. Rent revenue as recorded on the straight-line method in the consolidated statements of income is presented as two amounts: billed rent revenue and straight-line revenue. Billed rent revenue is the amount of base rent actually billed to the customer each period as required by the lease. Straight-line rent revenue is the difference between rent revenue earned based on the straight-line method and the amount recorded as billed rent revenue. We record the difference between base rent revenues earned and amounts due per the respective lease agreements, as applicable, as an increase or decrease to straight-line rent receivable.
            Certain leases provide for additional rents contingent upon a percentage of the tenant revenue in excess of specified base amounts/thresholds (percentage rents). Percentage rents are recognized in the period in which revenue thresholds are met. Rental payments received prior to their recognition as income are classified as deferred revenue. We may also receive additional rent (contingent rent) under some leases when the U.S. Department of Labor consumer price index exceeds the annual minimum percentage increase in the lease. Contingent rents are recorded as billed rent revenue in the period earned.
            In instances where we have a profits or other equity interest in our tenant’s operations, we record revenue equal to our percentage interest of the tenant’s profits, as defined in the lease or tenant’s operating agreements, once annual thresholds, if any, are met.
            We begin recording base rent income from our development projects when the lessee takes physical possession of the facility, which may be different from the stated start date of the lease. Also, during construction of our development projects, we are generally entitled to accrue rent based on the cost paid during the construction period (construction period rent). We accrue construction period rent as a receivable and deferred revenue during the construction period. When the lessee takes physical possession of the facility, we begin recognizing the accrued construction period rent on the straight-line method over the remaining term of the lease.
            We receive interest income from our tenants/borrowers on mortgage loans, working capital loans, and other long-term loans. Interest income from these loans is recognized as earned based upon the principal outstanding and terms of the loans.
            Commitment fees received from development and leasing services for lessees are initially recorded as deferred revenue and recognized as income over the initial term of an operating lease to produce a constant effective yield on the lease (interest method). Commitment and origination fees from lending services are recorded as deferred revenue and recognized as income over the life of the loan using the interest method.
            Investments in Real Estate. We record investments in real estate at cost, and we capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. While our tenants are generally responsible for all operating costs at a facility, to the extent that we incur costs of repairs and maintenance, we expense those costs as incurred. We compute depreciation using the straight-line method over the weighted-average useful life of 37.2 years for buildings and improvements.
            When circumstances indicate a possible impairment of the value of our real estate investments, we review the recoverability of the facility’s carrying value. The review of the recoverability is generally based on our estimate of the future undiscounted cash flows, excluding interest charges, from the facility’s use and eventual disposition. Our forecast of these cash flows considers factors such as expected future operating income, market and other applicable trends, and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to inability to recover the carrying value of a facility, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the facility. We do not believe that the value of any of our facilities was impaired at December 31, 2010 or 2009 or at June 30, 2011, except for the Denham Springs facility which we recorded a $0.6 million charge in June 2011; however, given the highly specialized aspects of our properties no assurance can be given that future impairment charges will not be taken.
            Acquired Real Estate Purchase Price Allocation. We allocate the purchase price of acquired properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase prices of acquired real estate, we utilize a number of sources, including internal and external market data and independent appraisals that may be obtained in connection with the acquisition or financing of the respective property. We also consider information obtained about each property as a result of our preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

            We record above market and below market in-place lease values, if any, for the facilities we own which are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable term of the lease. We amortize any resulting capitalized above market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any resulting capitalized below market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases. Because our strategy to a large degree involves the origination and acquisition of long term lease arrangements at market rates relative to our acquisition costs, we do not expect the above market and below market in-place lease values to be significant for many of our anticipated transactions.
            We measure the aggregate value of other lease intangible assets to be acquired based on the difference between (1) the property valued with existing leases adjusted to market rental rates and (2) the property valued as if vacant when acquired. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each targeted facility as a result of our pre-acquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which we expect to be about six months depending on specific local market conditions. Management also estimates costs to execute similar leases including leasing commissions, legal costs, and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.
            Other intangible assets acquired may include customer relationship intangible values, which are based on management’s evaluation of the specific characteristics of each prospective tenant’s lease and our overall relationship with that tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality, and expectations of lease renewals, including those existing under the terms of the lease agreement, among other factors.
            We amortize the value of in-place leases to expense over the initial term of the respective leases, which have a weighted average useful life of 14.0 years at June 30, 2011. The value of customer relationship intangibles, if any, is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. If a lease is terminated, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense. At June 30, 2011, we have assigned no value to customer relationship intangibles.
            Loans: Loans consist of mortgage loans, working capital loans and other long-term loans. Mortgage loans are collateralized by interests in real property. Working capital and other long-term loans are generally collateralized by interests in receivables and corporate and individual guarantees. We record loans at cost. We evaluate the collectability of both interest and principal for each of our loans to determine whether they are impaired. A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of the allowance is calculated by comparing the recorded investment to either the value determined by discounting the expected future cash flows using the loans effective interest rate or to the fair value of the collateral if the loan is collateral dependent.
            Losses from Rent Receivables: A provision for losses on rent receivables (including straight-line rent receivables) is recorded when it becomes probable that the receivable will not be collected in full. The provision is an amount which reduces the receivable to its estimated net realizable value based on a determination of the eventual amounts to be collected either from the debtor or from the collateral, if any.
            Stock-Based Compensation. During the years ended December 31, 2010, 2009, and 2008 we recorded $6.6 million, $5.5 million, and $6.4 million, respectively, of expense for share-based compensation related to grants of restricted common stock, deferred stock units and other stock-based awards. For the six months ended June 30, 2011 and 2010, we recorded $3.7 million and $3.9 million, respectively, of expenses for share-based compensation related to grants of restricted common stock. In 2011, 2010 and 2006, we granted performance-based restricted share awards that vest based on the achievement of certain market conditions as defined by the accounting rules. Market conditions are vesting conditions which are based on our stock price levels or our total shareholder return (stock price and dividends) compared to an index of other REIT stocks. Because these awards vest based on the achievement of these market conditions, we must initially evaluate and estimate the probability of achieving those market conditions in order to determine the fair value of the award and over what period we should recognize stock compensation expense.
            In 2007, the Compensation Committee made awards which are earned only if we achieve certain stock price levels, total shareholder return or other market conditions. The 2007 awards were made pursuant to our 2007 Multi-Year Incentive Plan (MIP) adopted by the Compensation Committee and consisted of three components: service-based awards, core performance awards (CPRE), and superior performance awards (SPRE). The service-based awards vest annually and ratably over a seven year period. We recognize expense over the vesting period on the straight-line method for service based awards. The CPRE and SPRE awards vest based on the achievement of certain market conditions. Only one third of the SPRE awards were earned as of December 31, 2010 (with the remainder being forfeited); however, these awards require additional service after being earned in order to vest. For the CPRE awards, the period over which the awards are earned is not fixed because the awards provide for cumulative measures over multiple years. The accounting rules require that we estimate the period over which the awards will likely be earned, regardless of the period over which the award allows as the maximum period over which it can be earned. Also, because some awards have multiple periods over which they can be earned, we must segregate individual awards into “tranches,” based on their vesting or estimated earning periods. These complexities required us to use an independent consultant to assist us in modeling both the value of the award and the various periods over which each tranche of an award will be earned. We used what is termed a Monte Carlo simulation model which determines a value and earnings periods based on multiple outcomes and their probabilities. Beginning in 2007, we recorded expense over the expected or derived vesting periods using the calculated value of the awards. We recorded expense over these vesting periods even though the awards have not yet been earned and, in fact, may never be earned.
            Through June 2011 and for the full year of 2010, 229,938 and 182,600 of performance-based awards, respectively, were awarded to our management team and certain employees. These awards vest ratably over a three-year period based on the achievement of certain performance measures, with a carry-back and carryforward provision through December 31, 2014 (for the 2010 awards) and December 31, 2015 (for the 2011 awards). In addition, we awarded 500,000 shares of multi-year performance-based awards to management. These shares are subject to three-year cumulative performance hurdles based on total shareholder return. At the end of the three-year performance period, any earned shares will be subject to an additional two years of ratable time-based vesting on an annual basis. Dividends are paid on these performance awards only upon achievement of the performance hurdles.
            Principles of Consolidation: Property holding entities and other subsidiaries of which we own 100% of the equity or have a controlling financial interest evidenced by ownership of a majority voting interest are consolidated. All intercompany balances and transactions are eliminated. For entities in which we own less than 100% of the equity interest, we consolidate the property if we have the direct or indirect ability to control the entities’ activities based upon the terms of the respective entities’ ownership agreements. For these entities, we record a non-controlling interest representing equity held by non-controlling interests.
            We continually evaluate all of our transactions and investments to determine if they represent variable interests in a variable interest entity. If we determine that we have a variable interest in a variable interest entity, we then evaluate if we are the primary beneficiary of the variable interest entity. The evaluation is a qualitative assessment as to whether we have the ability to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance. We consolidate each variable interest entity in which we, by virtue of or transactions with our investments in the entity, are considered to be the primary beneficiary. At December 31, 2010 and 2009 and June 30, 2011, we determined that we were not the primary beneficiary of any of our variable interest entities because we do not control the activities that most significantly impact the economic performance of these entities.

Disclosure of Contractual Obligations
            The following table summarizes known material contractual obligations as of June 30, 2011 (amounts in thousands), adjusted for our tender offer of our 2008 Exchangeable Notes (as defined below) consummated in July 2011:

Contractual Obligations	Less Than 1 Year	1-3 Years	3-5 Years	After 5 Years	Total
Senior unsecured notes (1)	$4,429	$13,969	$13,969	$131,063	$163,430
Old Notes	15,813	61,875	61,875	620,156	759,719
Exchangeable senior notes	10,034	13,935	—	—	23,969
Revolving credit facilities (2)	1,166	43,230	3,025	—	47,421
Term loans	567	2,270	2,269	15,119	20,225
Operating lease commitments (3)	1,313	4,505	3,665	44,516	53,999
Purchase obligations (4)	31,687	10,980	—	—	42,667

Totals	$65,009	$150,764	$84,803	$810,854	$1,111,430

(1)	We entered into interest rate swaps to fix $65 million of our $125 million senior notes, starting on July 31, 2011 through maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix $60 million of our senior notes starting October 31, 2011 through the maturity date (or October 2016) at a rate of 5.675%. See “Description of Other Material Indebtedness” for more information.

(2)	Refers to our revolving credit facility and MPT of North Cypress, L.P. revolving credit facility. Amount reflects outstanding amounts on our revolving credit facilities and unused credit facility fees on our $330 million revolving credit facility as this assumes balance in effect at June 30, 2011 ($39.6 million as of June 30, 2011) remains in effect through maturity.

(3)	Most of our contractual obligations to make operating lease payments are related to ground leases for which we are reimbursed by our tenants along with corporate office and equipment leases.

(4)	Includes $6.2 million that we currently expect to provide to the lessee of one of our California facilities to renovate and upgrade the facility as necessary to comply with the applicable Seismic laws — see “Business—California Seismic Standards” for more information on current seismic laws. This additional investment would increase our lease base, and accordingly, the lessee would subsequently pay higher rent for the facility. In addition, this includes approximately $36 million of future development expenditures related to Florence, River Oaks and other expenditures.
Liquidity and Capital Resources of the Parent Company
            In this “Liquidity and Capital Resources of the Parent Company” section and in the “Liquidity and Capital Resources of the Operating Partnership” section below, the term, “Parent Company”, refers to Medical Properties Trust, Inc. on an unconsolidated basis, excluding its direct and indirect subsidiaries, including the Operating Partnership.
            Our Parent Company’s business is operated primarily through our Operating Partnership of which it is the sole equity owner of the general partner and which it consolidates for financial reporting purposes. Because our Parent Company operates on a consolidated basis with the Operating Partnership, the section entitled “Liquidity and Capital Resources of the Operating Partnership” should be read in conjunction with this section to understand the liquidity and capital resources of our Parent Company on a consolidated basis and how our company is operated as a whole.
            Our Parent Company issues public equity from time to time, including pursuant to its at the market offering, but does not otherwise generate any capital itself or conduct any business itself, other than incurring certain expenses in operating as a public company which are fully reimbursed by the Operating Partnership. Our Parent Company itself does not hold any indebtedness other than guarantees of indebtedness of our Operating Partnership, and its only material asset is its ownership of partnership interests of our Operating Partnership and the membership interests of the sole general partner of our Operating Partnership. Therefore, the assets and liabilities and the revenues and expenses of our Parent Company and our Operating Partnership are the same on their respective financial statements, except for immaterial differences related to cash, other assets and accrued liabilities that arise from public company expenses paid by our Parent Company. However, all debt is held directly or indirectly at the Operating Partnership level. Our Parent Company’s principal funding requirement is the payment of dividends on its common stock. Our Parent Company’s principal source of funding for its dividend payments is distributions it receives from our Operating Partnership.
            As the sole equity owner of the general partner of our Operating Partnership, our Parent Company has the full, exclusive and complete responsibility for our Operating Partnership’s day-to-day management and control. Our Parent Company causes our Operating Partnership to distribute such portion of its available cash as our Parent Company may in its discretion determine, in the manner provided in our Operating Partnership’s limited partnership agreement. Our Parent Company receives proceeds from its equity issuances from time to time, but is required by our Operating Partnership’s limited partnership agreement to contribute the proceeds from its equity issuances to our Operating Partnership in exchange for partnership units of our Operating Partnership.
            The liquidity of our Parent Company is dependent on our Operating Partnership’s ability to make sufficient distributions to our Parent Company. The primary cash requirement of our Parent Company is its payment of dividends to its stockholders. Our Parent Company also guarantees some of our Operating Partnership’s debt. If our Operating Partnership fails to fulfill its debt requirements, which trigger Parent Company guarantee obligations, then our Parent Company will be required to fulfill its cash payment commitments under such guarantees. However, our Parent Company’s only significant asset is its investment in our Operating Partnership and its ownership of the membership interests of our Operating Partnership’s sold general partner.
            We believe our Operating Partnership’s sources of working capital, specifically its cash flow from operations, and borrowings available under its revolving credit facility, are adequate for it to make its distribution payments to our Parent Company and, in turn, for our Parent Company to make its dividend payments to its stockholders. However, we cannot assure you that our Operating Partnership’s sources of capital will continue to be available at all or in amounts sufficient to meet its needs, including its ability to make distribution payments to our Parent Company. The unavailability of capital could adversely affect our Operating Partnership’s ability to pay its distributions to our Parent Company, which would in turn, adversely affect our Parent Company’s ability to pay cash dividends to its stockholders.
            In order to fund dividend requirements or fund activities of our Operating Partnership, our Parent Company will from time to time raise equity. For instance, in April 2010, our Parent Company completed a public offering (the “Equity Offering”) of 26 million shares of common stock at $9.75 per share. Including the underwriters’ purchase of 3.9 million additional shares to cover over-allotments, net proceeds from this Equity Offering, after underwriters’ discounts and commissions, were $279.1 million. The Operating Partnership used the net proceeds from the Equity Offering to pay off our $30 million term loan that was due in 2010, to fund our purchase of 93% of the outstanding 6.125% exchangeable senior notes due 2011 at a price of 103% of the principal amount plus accrued and unpaid interest (or $136.3 million) pursuant to a cash tender offer, and for other general corporate purposes.
Liquidity and Capital Resources of the Operating Partnership
            In this “Liquidity and Capital Resources of the Operating Partnership” section, the terms “we”, “our” and “us” refer to our Operating Partnership or our Operating Partnership and our Parent Company together, as the text requires.
            Our Parent Company is our sole general partner and consolidates our results of operations for financial reporting purposes. Because we operate on a consolidated basis with our Parent Company, the section entitled “Liquidity and Capital Resources of the Parent Company” should be read in conjunction with this section to understand our liquidity and capital resources on a consolidated basis.
            During the first half of 2011, operating cash flows, which primarily consisted of rent and interest from mortgage and working capital loans, approximated $39.7 million, which, along with cash on-hand and draws on our revolvers, were principally used to fund our dividends of $44.8 million and investing activities of $186.7 million. As of June 30, 2011, we had approximately $220.3 million of available borrowing capacity under our credit facility (net of $8.9 million of letters and credit outstanding) and cash of $227.9 million.
            In April 2011, our Operating Partnership and a wholly owned subsidiary of our Operating Partnership (together, the “Issuers”) issued $450 million of the Old Notes. Contemporaneously with the closing of the Old Notes, we repaid and terminated our $150 million term loan facility and our $9 million collateralized term loan facility. In connection with the notes offering, we amended our existing credit agreement, which now provides for a $330 million unsecured revolving credit facility that matures in October 2015. We paid down in full this revolving credit facility’s outstanding balance with the proceeds from the offering of the Old Notes. We used the remaining proceeds from the offering (approximately $210 million) for general business purposes, which includes investment opportunities and debt reduction (such as the cash tender offer on 85% of the 2008 Exchangeable Notes made in July 2011 and the repurchase of an additional 1% of the 2008 Exchangeable Notes made in August 2011).
            We generated cash of $60.6 million from operating activities during 2010, which primarily consists of rent and interest from mortgage and working capital loans, which, along with cash on-hand, proceeds from the sale of our Parent Company’s stock and our Inglewood and Montclair properties and early loan prepayments by Prime and Marina, were principally used to fund our dividends of $77.1 million, real estate acquisitions of $138 million and our debt refinancing activities. As of December 31, 2010, we had approximately $363 million available borrowing capacity under our credit facilities and cash of $98.4 million.
            In April 2010, our Parent Company completed the Equity Offering of 26 million shares of common stock at $9.75 per share. Including the underwriters’ purchase of 3.9 million additional shares to cover over-allotments, net proceeds from this Equity Offering, after underwriters’ discounts and commissions, were $279.1 million. We have used the net proceeds from the Equity Offering to pay off our $30 million term loan that was due in 2010 and to fund our purchase of 84% of the outstanding 6.125% exchangeable senior notes due 2011 at a price of 103% of the principal amount plus accrued and unpaid interest (or $123.2 million) pursuant to a cash tender offer.
            In May 2010, our Operating Partnership entered into our credit facility with a syndicate of banks and others, the proceeds of which, along with the Equity Offering proceeds, were used to repay in full all outstanding obligations under our former $220 million credit facility. This newer credit facility included a $300 million three year term revolving facility (which was increased to $330 million in September 2010) and a term loan. The new credit facility included an accordion feature that pursuant to which the revolving credit facility could be increased up to $375 million through November 2011.
            During the second quarter 2010, we entered into an interest rate swap to fix $65 million of $125 million of our notes due 2016, starting July 31, 2011 (date on which the interest rate is scheduled to turn variable) through maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix the remaining $60 million of our notes due 2016 starting October 31, 2011 (date on which the related interest rate is scheduled to turn variable) through the maturity date at a rate of 5.675%. Prior to July 31, 2011, we were paying a weighted average rate of 7.70% on these notes, so we expect to save $2.5 million annually on interest expense once the swaps become effective in July and October 2011. In 2010, we sold the real estate of our Inglewood Hospital and Montclair Hospital to Prime for $75 million and $20 million, respectively, and received prepayment of our Marina mortgage loan of $43 million. Separately, Prime also repaid $40 million in outstanding loans plus accrued interest in April 2010. In addition, Prime paid us $12 million in additional rent related to our Shasta property.
            We generated cash of $62.8 million from operating activities during 2009, which, along with borrowings from our credit facility, were used to fund our distributions to our Parent Company of $61.6 million and investing activities of $12.1 million. In January 2009, we completed a public offering of 12.0 million shares of our common stock at $5.40 per share. Including the underwriters’ purchase of 1.3 million additional shares to cover over allotments, net proceeds from this offering, after underwriting discount and commission and fees, were approximately $68 million.

            Our revolving credit facility, the indenture governing the Old Notes and the Exchange Notes and other debt instruments impose certain restrictions on us, including restrictions on our ability to: incur additional debt; grant liens; provide guarantees in respect of obligations of any other entity; make redemptions and repurchases of our capital stock; prepay, redeem or repurchase debt; engage in mergers or consolidations; enter into affiliated transactions; dispose of real estate; and change our business. In addition, these agreements limit the amount of dividends we can pay.
            In addition to these restrictions, the indenture governing the Old Notes and the New Notes includes a covenant that requires us to maintain Total Unencumbered Assets (as defined in the indenture) of not less than 150% of our aggregate outstanding principal amount of Unsecured Indebtedness (as defined in the indenture) at all times and our credit facility contains customary financial and operating covenants, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio, unsecured interest coverage ratio and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends, and entering into affiliate transactions. This facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with our covenants. If an event of default occurs and is continuing under the facility, the entire outstanding balance may become immediately due and payable. The indenture governing the Old Notes and Exchange Notes contains customary operating covenants and events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the notes, the failure to comply with certain covenants and agreements specified in the indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. At June 30, 2011 and April 26, 2011, we were in compliance with all such financial and operating covenants. See “Description of Other Material Indebtedness—Credit Facility” for a more detailed description of the terms of our revolving credit facility.
            In order for our Parent Company to continue to qualify as a REIT we are required to distribute annual dividends equal to a minimum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gains. See “—Distribution Policy” for further information on our dividend policy along with the historical dividends paid on a per share basis.
            Short-term Liquidity Requirements: As of September 16, 2011, our availability under our amended revolving credit facility plus cash on-hand approximated $350 million. We have only nominal principal payments due and no remaining significant maturities in 2011. We believe that the liquidity available to us, along with our current monthly cash receipts from rent and loan interest, is sufficient to provide the resources necessary for operations, debt and interest obligations (including the repurchase of 86% of our 2008 Exchangeable Notes in July and August 2011), our firm commitments (including capital expenditures, if any), dividends in order for our Parent Company to comply with REIT requirements during 2011 and to fund our current investment strategies for the next 12 months. In addition, our Parent Company has an at-the-market offering in place under which we may sell up to $50 million in shares (of which $10 million has been sold to-date) which may be used for general corporate purposes as needed.
            Long-term Liquidity Requirements: With the proceeds from the offering of the Old Notes and the availability from our revolving credit facility discussed above along with our current monthly cash receipts from rent and loan interest and availability under our at-the-market offering, we believe we have the liquidity available to us to fund our operations, debt and interest obligations, dividends in order for our Parent Company to comply with REIT requirements, firm commitments (including capital expenditures, if any) and investment strategies for the foreseeable future. As of June 30, 2011, adjusted for the tender offer on our 2008 Exchangeable Notes completed in July, principal payments due for our debt (which exclude the effects of any discounts recorded) are as follows (in thousands):

2011	$9,285
2012	39,832
2013	12,749
2014	266
2015	283
Thereafter	588,400
Total	$650,815

Results of Operations
            We began operations during the second quarter of 2004. Since then, we have substantially increased our income earning investments each year (see “—Overview” for more details), and we expect to continue to add to our investment portfolio, subject to the capital markets and other conditions described in this offering memorandum. Accordingly, we expect that future results of operations will vary from our historical results.
Six Months Ended June 30, 2011 Compared to June 30, 2010
            Net income for the six months ended June 30, 2011, was $13.4 million compared to net income of $3.4 million for the six months ended June 30, 2010. Funds from operations (“FFO”), after adjusting for certain items (as more fully described in Reconciliation of Non-GAAP Financial Measures), was $37.9 million, or $0.34 per diluted share for the first six months in 2011 as compared to $31.5 million, or $0.35 per diluted share for 2010.
            A comparison of revenues for the six month periods ended June 30, 2011 and 2010, is as follows:

					Year over
		% of		% of	Year
	2011	Total	2010	Total	Change
Base rents	$56,113	77.8%	$43,946	71.5%	27.7%
Straight-line rents	3,805	5.2%	1,593	2.6%	138.8%
Percentage rents	1,668	2.3%	1,614	2.6%	3.3%
Fee income	111	0.2%	237	0.4%	-53.2%
Interest from loans	10,450	14.5%	14,061	22.9%	-25.7%

Total revenue	$72,147	100.0%	$61,451	100.0%	17.4%

            Base rents for the 2011 first and second quarters increased 27.7% versus the prior year as a result of the additional rent generated from annual escalation provisions in our leases, and incremental revenue from the properties acquired in 2010 and in the first quarter of 2011. This more than offset the $1.5 million adjustment to reserve for outstanding receivables on our Denham Springs facility. Interest from loans is lower than the prior year due to the repayment of $82 million in loans in 2010.
            Straight line rent for the 2011 first and second quarters increased 138.8% versus the prior year due to approximately $1.7 million of unbilled rent being reclassed to billed rent in the second quarter of 2010, partially offset by the $0.2 million write-off/reserve of straight-line rent receivables associated with the Denham Springs facility in the second quarter 2011.
            Real estate depreciation and amortization during the first half of 2011 was $16.2 million, compared to $11.9 million during the same period of 2010, a 36.1% increase, due to the incremental depreciation from the properties acquired since June 2010.
            Property-related expenses during the first six months decreased from $1.5 million in 2010 to $0.3 million in 2011 due to the utility costs, repair and maintenance expense, legal, and property taxes associated with vacant facilities in 2010. No similar costs were incurred in 2011 as all of our facilities are currently fully operating with the exception of two facilities that are under development.

            In the 2011 second quarter, we recognized a $0.6 million real estate impairment charge related to our Denham Springs facility. In the 2010 first quarter, we recognized a $12 million loan impairment charge related to our Monroe facility.
            General and administrative expenses in the first two quarters of 2011 and 2010 totaled $14.7 million and $14.7 million, respectively. We incurred higher travel costs and office expenses in 2011, which was offset by a $2.8 million charge recognized during the second quarter of 2010 as a result of the resignation of an executive officer.
            Acquisition expenses increased from $0.9 million in the first half of 2010 to $2.7 million in the same period in 2011 due to increased acquisition activity and consummated deals.
            Interest and other expense for the first half of 2011 and 2010 totaled $24.3 million and $24.2 million, respectively. In 2011, we recorded a charge of $3.8 million related to our debt refinancing activities, while in 2010, we recorded a charge of $6.2 million for other refinancing activities. Excluding the debt refinancing charges, interest increased 13.9% for the first six months of 2011 due to an increase in debt from the $450 million senior unsecured notes that we entered into in April 2011.
            In addition to the items noted above, net income for the six month periods was impacted by discontinued operations.
Year ended December 31, 2010 Compared to the Year Ended December 31, 2009
            Net income for the year ended December 31, 2010 was $22.9 million compared to net income of $36.3 million for the year ended December 31, 2009.
            A comparison of revenues for the years ended December 31, 2010 and 2009 is as follows:

	2010		2009		Change
	(in thousands)
Base rents	$90,230	74.0%	$79,880	67.2%	$10,350
Straight-line rents	2,074	1.7%	8,221	6.9%	(6,147)
Percentage rents	2,555	2.1%	1,985	1.7%	570
Interest from loans	26,390	21.7%	28,286	23.8%	(1,896)
Fee income	598	0.5%	437	0.4%	161

Total revenue	$121,847	100.0%	$118,809	100.0%	$3,038

            Revenue for the year ended December 31, 2010, was comprised of rents (77.8%) and interest and fee income from loans (22.2%). The increase in base rents and percentage rent is primarily due to incremental revenue from acquisitions made in 2010 and other new investments along with the re-leasing of our Bucks and Covington properties.
            Straight-line rents were significantly less compared to the prior year due to the $2.5 million write off of straight-line rent receivables in third quarter 2010 associated with our Monroe facility; $0.2 million related to the Cleveland transaction in the third quarter 2010; $1.7 million of straight-line rent was reclassified as base rent in the 2010 second quarter upon the payment of $12 million by Prime pursuant to the additional rent provisions of the lease related to our Shasta property; partially offset by reserve/write off of $1.1 million for our Covington and Denham Springs properties in the 2009 second quarter. In addition, straight-line rents included $1.4 million in additional rent from our Redding facility in 2009.
            Interest income decreased from the prior year by 6.7% due to the prepayment of $40 million in loans in the second quarter of 2010.
            Prime (including rent and interest from mortgage and working capital loans) accounted for 32.7% and 33.7% of our total revenues in 2010 and 2009, respectively. At December 31, 2010, assets leased and loaned to

Prime comprised 26.7% of total assets and 29.0% of our total real estate portfolio. Vibra (including rents and interest from working capital loans) accounted for 14.5% and 15.1% of our gross revenues in 2010 and 2009, respectively. At December 31, 2010, assets leased and loaned to Vibra comprised 10.0% of our total assets and 10.8% of our total real estate portfolio.
            Real estate depreciation and amortization during the year ended December 31, 2010 was $24.5 million, compared to $22.6 million in 2009, an 8.2% increase. Depreciation increased due to the incremental depreciation from the acquisitions in 2010.
            Property-related expenses during the years ended December 31, 2010 and 2009, totaled $4.4 million and $3.8 million, respectively, which represents an increase of 15.9%. This increase is primarily related to the write off of $2.4 million in receivables related to a former tenant in the fourth quarter 2010. Of the property-related expenses in 2010 and 2009, $1.3 million and $3.3 million, respectively, represented utility costs, repair and maintenance expense, legal, and property taxes associated with vacant or previously vacant properties.
            In the 2010 second quarter, we recognized a $12 million loan impairment charge related to our Monroe facility. No such charge was recorded in 2009.
            General and administrative expenses during the years ended December 31, 2010 and 2009, totaled $28.5 million and $21.1 million, respectively, which represents an increase of 35.3%. The majority of this increase relates to executive severance of $2.8 million recorded during the second quarter of 2010 as a result of the resignation of an executive officer and $2.7 million in legal and other costs related to acquisition due diligence and closing costs in 2010.
            Interest and other income is higher than prior year due to the $1.5 million gain on the property exchange in 2010.
            Interest expense for the years ended December 31, 2010 and 2009 totaled $34.0 million and $37.7 million, respectively. This decrease is primarily due to lower debt balances in 2010 as a result of the debt refinancing during the second quarter. In regards to the debt refinancing, we recorded a charge of $6.7 million related to the write off of previously deferred financing costs and the premiums we paid associated with our repurchase of additional outstanding exchangeable notes.
            In addition to the items noted above, net income for the year was impacted by discontinued operations.
Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008
            Net income for the year ended December 31, 2009 was $36.3 million compared to net income of $32.7 million for the year ended December 31, 2008.
            A comparison of revenues for the years ended December 31, 2009 and 2008 is as follows:

	2009		2008		Change
	( in thousands)
Base rents	$79,880	67.2%	$72,692	67.9%	$7,188
Straight-line rents	8,221	6.9%	3,742	3.5%	4,479
Percentage rents	1,985	1.7%	1,454	1.4%	531
Interest from loans	28,286	23.8%	27,900	26.1%	386
Fee income	437	0.4%	1,282	1.1%	(845)

Total revenue	$118,809	100.0%	$107,070	100.0%	$11,739

     Revenue for the year ended December 31, 2009, was comprised of rents (75.8%) and interest and fee income from loans (24.2%). The increase in base rents, percentage rents, and interest is primarily due to incremental revenue from acquisitions made in 2008 and other new investments.

            Straight-line rents more than doubled compared to the prior year due to the $4.5 million writeoff of straight-line rent receivables in 2008 associated with the lease termination of River Oaks, Bucks County and our hospital in Redding, California, partially offset by a similar reserve/write off for our Covington and Denham Springs properties in the 2009 second quarter. In addition, straight-line rents included $1.4 million in additional rent from our Redding facility in 2009.
            Prime (including rent and interest from mortgage and working capital loans) accounted for 33.7% and 26.9% of our gross revenues in 2009 and 2008, respectively. At December 31, 2009, assets leased and loaned to Prime comprised 37.4% of total assets and 37.8% of our total real estate portfolio. Vibra (including rent and interest from working capital loans) accounted for 15.1% and 17.4% of our gross revenues in 2009 and 2008, respectively. At December 31, 2009, assets leased and loaned to Vibra comprised 10.4% of our total assets and 10.5% of our total real estate portfolio.
            Depreciation and amortization during the year ended December 31, 2009 was $22.6 million, in line with 2008.
            General and administrative expenses during the years ended December 31, 2009 and 2008, totaled $21.1 million and $19.5 million, respectively, which represents an increase of 8%, reflecting primarily an increase in compensation in 2009 due to the addition of key employees. In addition, we experienced higher administrative and travel expenses in 2009 versus 2008 as a result of the expansion of our portfolio.
            Property related expenses decreased slightly in 2009 versus 2008 to $3.8 million. In 2009, we incurred $3.3 million in maintenance, utility costs, property taxes, and legal expenses with our vacant River Oaks facility and previously vacant Bucks facility, while in 2008 we expensed $1.3 million related to the insurance deductible associated with Hurricane Ike damage to the River Oaks facilities and $1.7 million of bad debt expense recorded in 2008 related to the termination of the Bucks County lease.
            Interest expense for the years ended December 31, 2009 and 2008 totaled $37.7 million and $42.4 million, respectively. Interest expense was higher in the prior year primarily due to the $3.2 million charge for the write-off of costs associated with the short-term bridge facility that was terminated in June 2008. The remainder of the decrease from prior year is a result of lower LIBOR rates in 2009 compared to 2008.
            In addition to the items noted above, net income for the year was impacted by discontinued operations.
Reconciliation of Non-GAAP Financial Measures
            Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. While we believe net income available to common stockholders, as defined by generally accepted accounting principles (GAAP), is the most appropriate measure, our management considers FFO an appropriate supplemental measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time.
            As defined by the National Association of Real Estate Investment Trusts, or NAREIT, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We compute FFO in accordance with the NAREIT definition. FFO should not be viewed as a substitute measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs that could materially impact our results of operations.
            The following table presents a reconciliation of FFO to net income attributable to MPT common stockholders for the six months ended June 30, 2011 and 2010 ($ amounts in thousands except per share data):

	For the Six Months Ended
	June 30, 2011	June 30, 2010
FFO information:
Net income attributable to MPT common stockholders	$13,419	$3,401
Participating securities’ share in earnings	(597)	(679)

Net income, less participating securities’ share in earnings	$12,822	$2,722

Depreciation and amortization

Continuing operations	16,248	11,891
Discontinued operations	—	1,086
Loss (gain) on sale of real estate	(5)	(6,178)

Funds from operations	$29,065	$9,521

Acquisition costs	2,656	949
Debt refinancing costs	3,789	6,214
Executive severance	—	2,830
Real estate impairment charge	564	—
Loan impairment charge	—	12,000
Write-off of other receivables	1,846	—

Normalized funds from operations	$37,920	$31,514

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.12	$0.03
Depreciation and amortization
Continuing operations	0.14	0.13
Discontinued operations	—	0.01
Loss (gain) on sale of real estate	—	(0.07)

Funds from operations	$0.26	$0.10

Acquisition costs	0.03	0.01
Debt refinancing costs	0.03	0.07
Executive severance	—	0.03
Real estate impairment charge	—	—
Loan impairment charge	—	0.14
Write-off of other receivables	0.02	—

Normalized funds from operations	$0.34	$0.35

Distribution Policy
            We have elected to be taxed as a REIT commencing with our taxable year that began on April 6, 2004 and ended on December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our REIT taxable income, excluding net capital gain, to our stockholders. It is our current intention to comply with these requirements and maintain such status going forward.
            The table below is a summary of our distributions declared for the three year period ended September 30, 2011:

Declaration Date	Record Date	Date of Distribution	Distribution per Share
August 18, 2011	September 15, 2011	October 13, 2011	$0.20
May 19, 2011	June 16, 2011	July 14, 2011	$0.20
February 17, 2011	March 17, 2011	April 14, 2011	$0.20

Declaration Date	Record Date	Date of Distribution	Distribution per Share
November 11, 2010	December 9, 2010	January 6, 2011	$0.20
August 19, 2010	September 14, 2010	October 14, 2010	$0.20
May 20, 2010	June 17, 2010	July 15, 2010	$0.20
February 18, 2010	March 18, 2010	April 14, 2010	$0.20
November 19, 2009	December 17, 2009	January 14, 2010	$0.20
August 20, 2009	September 17, 2009	October 15, 2009	$0.20
May 21, 2009	June 11, 2009	July 14, 2009	$0.20
February 24, 2009	March 19, 2009	April 9, 2009	$0.20
December 4, 2008	December 23, 2008	January 22, 2009	$0.20
            We intend to pay to our stockholders, within the time periods prescribed by the Code, all or substantially all of our annual taxable income, including taxable gains from the sale of real estate and recognized gains on the sale of securities. It is our policy to make sufficient cash distributions to stockholders in order for us to maintain our status as a REIT under the Code and to avoid corporate income and excise taxes on undistributed income. However, our credit facility and the indenture governing the Old Notes and Exchange Notes limit the amounts of dividends we can pay—see Note 4 to Medical Properties unaudited financial statements included elsewhere in this prospectus for further information.
Quantitative and Qualitative Disclosures about Market Risk
            Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In addition, the value of our facilities will be subject to fluctuations based on changes in local and regional economic conditions and changes in the ability of our tenants to generate profits, all of which may affect our ability to refinance our debt if necessary. The changes in the value of our facilities would be affected also by changes in “cap” rates, which is measured by the current annual base rent divided by the current market value of a facility.
            Our primary exposure to market risks relates to fluctuations in interest rates and equity prices. The following analyses present the sensitivity of the market value, earnings and cash flows of our significant financial instruments to hypothetical changes in interest rates and equity prices as if these changes had occurred. The hypothetical changes chosen for these analyses reflect our view of changes that are reasonably possible over a one year period. These forward looking disclosures are selective in nature and only address the potential impact from financial instruments. They do not include other potential effects which could impact our business as a result of changes in market conditions.
Interest Rate Sensitivity
            For fixed rate debt, interest rate changes affect the fair market value but do not impact net income to common stockholders or cash flows. Conversely, for floating rate debt, interest rate changes generally do not affect the fair market value but do impact net income to common stockholders and cash flows, assuming other factors are held constant. At June 30, 2011, our outstanding debt totaled $718.3 million, which consisted of fixed-rate debt of $678.7 million (including $125.0 million of floating debt swapped to fixed) and variable rate debt of $39.6 million.
            If market interest rates increase by one-percentage point, the fair value of our fixed rate debt at June 30, 2011, after considering the effects of the interest rate swaps entered into in 2010, would decrease by $36.8 million. Changes in the fair value of our fixed rate debt will not have any impact on us unless we decided to repurchase the debt in the open markets.
            If market rates of interest on our variable rate debt increase by 1%, the increase in annual interest expense on our variable rate debt would decrease future earnings and cash flows by $0.4 million per year. If market rates of interest on our variable rate debt decrease by 1%, the decrease in interest expense on our variable rate debt would increase future earnings and cash flows by $0.4 million per year. This assumes that the average amount outstanding under our variable rate debt for a year is $39.6 million, the balance at June 30, 2011.

Share Price Sensitivity
            During 2010, we funded a cash tender offer for 93% of the outstanding 6.125% exchangeable senior notes due 2011 at a price of 103% of the principal amount plus accrued and unpaid interest (or approximately $136.3 million). At June 30, 2011, only $9.2 million of these notes remain outstanding.
            Our 2006 exchangeable notes were initially exchangeable into 60.3346 shares of our stock for each $1,000 note. This equates to a conversion price of $16.57 per share. This conversion price adjusts based on a formula which considers increases to our dividend subsequent to the issuance of the notes in November 2006. Our dividends declared since we sold the 2006 exchangeable notes have adjusted our conversion price to $16.47 per share which equates to 60.7095 shares per $1,000 note. Future changes to the conversion price will depend on our level of dividends which cannot be predicted at this time. Any adjustments for dividend increases until the notes are settled in 2011 will affect the price of the notes and the number of shares for which they will eventually be settled.
            At the time we issued the 2006 exchangeable notes, we also entered into a capped call, or call spread, transaction. The effect of this transaction was to increase the conversion price from $16.57 to $18.94. As a result, our shareholders will not experience any dilution until our share price exceeds $18.94. Based on the remainder of the notes still outstanding at June 30, 2011 and if our share price exceeds that price, the result would be that we would issue additional shares of common stock. Assuming a price of $20 per share, we would be required to issue an additional 0.1 million shares. At $25 per share, we would be required to issue an additional 0.2 million shares.
            In July 2011, we funded a cash tender offer for 85% of the outstanding 9.25% exchangeable senior notes due 2013 at a price of 118.5% of the principal amount plus accrued and unpaid interest (or approximately $84.2 million). In August, we repurchased another $1.5 million of exchangeable notes leaving only $11.0 million of these notes outstanding.
            Our 2008 exchangeable notes have a similar conversion adjustment feature which could affect its stated exchange ratio of 80.8898 common shares per $1,000 principal amount of notes, equating to an exchange price of $12.36 per common share. Our dividends declared since we sold the 2008 exchangeable notes have not adjusted our conversion price as of June 30, 2011. Future changes to the conversion price will depend on our level of dividends which cannot be predicted at this time. Any adjustments for dividend increases until the 2008 exchangeable notes are settled in 2013 will affect the price of the notes and the number of shares for which they may eventually be settled. Using the outstanding notes post the cash tender offer in July and, assuming a price of $20 per share, we would be required to issue an additional 0.4 million shares. At $25 per share, we would be required to issue an additional 0.5 million shares.

BUSINESS
Overview
            Medical Properties is a self-advised real estate investment trust (“REIT”) that was incorporated under Maryland law on August 27, 2003 primarily for the purpose of investing in and owning net-leased healthcare facilities across the United States. We acquire and develop healthcare facilities and lease the facilities to healthcare operating companies under long-term net leases, which require the tenants to bear most of the costs associated with the properties. We also occasionally make mortgage loans to healthcare operators collateralized by their real estate assets. In addition, we selectively make loans to, and other investments in, certain of our operators through our taxable REIT subsidiaries, the proceeds of which have historically been used for acquisitions and working capital. Finally, from time to time, we acquire a profit or other equity interest in certain of our tenants that gives us a limited right to share in such tenants’ positive cash flow.
            All of our investments are currently located in the United States. The following is our revenue by operating type for the year ended December 31 and six months ended June 30 for each of the dates indicated (dollars in thousands):

	December 31,						June 30,
	2008		2009		2010		2011
	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
General Acute Care Hospitals	$71,946	67.3%	$80,637	67.9%	$77,773	63.8%	$44,237	61.3%
Long-term Acute Care Hospitals	25,200	23.5%	25,031	21.1%	26,605	21.8%	17,057	23.6%
Rehabilitation Hospitals	7,418	6.9%	10,032	8.4%	14,448	11.9%	9,157	12.7%
Wellness Centers	1,612	1.5%	1,449	1.2%	1,315	1.1%	865	1.2%
Medical Office Buildings	894	0.8%	1,660	1.4%	1,706	1.4%	831	1.2%

Total revenue	$107,070	100.0%	$118,809	100.0%	$121,847	100.0%	$72,147	100.0%

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview” for details of transaction activity for 2011, 2010, 2009 and 2008.
Portfolio of Properties
            As of June 30, 2011, our portfolio consisted of 58 properties: 54 facilities (of the 56 facilities that we own, of which two are subject to long-term ground leases) are leased to 19 tenants, one is presently not under lease, one is under development, and the remainder are in the form of mortgage loans. Our owned and ground leased facilities consist of 22 general acute care hospitals, 17 long-term acute care hospitals, nine inpatient rehabilitation hospitals, two medical office buildings, and six wellness centers. The non-owned facilities on which we have made mortgage loans consist of general acute care facilities. As of June 30, 2011, our weighted average in-place remaining lease term across our portfolio was approximately 10 years. In addition, our two mortgage loans as of June 30, 2011 mature in 2022.
Competitive Strengths
Differentiated Strategy. We are the only publicly traded healthcare REIT with a focus on hospitals. Our investment strategy is to (1) acquire and develop net-leased facilities and (2) selectively make loans to certain of our tenants through our taxable REIT subsidiaries, the proceeds of which have been historically used for acquisitions and working capital. With the passage in 2008 of certain changes in REIT legislation, we also have made, and expect to continue making, investments in the operations of certain of our tenants.
            The highly complex nature of the delivery of healthcare services requires hospital operators to make significant investments in real estate and facilities. We believe that a large portion of these healthcare providers have operating and financial characteristics that make sale/leaseback financing attractive. Since we commenced operations in 2004, we have grown rapidly and successfully due in part to the opportunities inherent in the healthcare real estate business, including:

•	compelling demographics driving the demand for healthcare services;

•	increasing capital expenditure requirements to address physical obsolescence of aging healthcare facilities;

•	rapidly advancing technologies that result in successful treatment of more conditions and diseases;

•	continuing pressures on providers to operate efficiently, including efficient use of capital;

•	specialized nature of healthcare real estate investing; and

•	consolidation of the fragmented healthcare real estate sector.
            Virtually all of our management team has significant experience in the hospital industry, having worked as hospital management consultants, financial officers and analysts, program directors, strategic planning officers, facility planners and developers and investment bankers. We believe that this unique and specialized expertise creates a strong competitive advantage over other healthcare REITs and investors.
Financially Secure Tenants. As of June 30, 2011, we had leases or mortgage loans with 19 different hospital operating companies covering 56 facilities, with one facility under development and another not currently under lease.
            Our largest tenant, Prime, which accounted for 32.7% of our 2010 total revenues and 31.2% of our total revenues during the six month period ended June 30, 2011, leased 11 of our facilities as of June 30, 2011, and we have made mortgage loans on two other properties to Prime. Prime is among the 10 largest for-profit hospital systems in the United States and was listed in 2009 as one of the Top 10 health systems in the United States by Thomson Reuters, as measured by clinical quality and efficiency. The following condensed, consolidated financial data concerning Prime is derived from Prime’s 2010 consolidated audited financial statements included elsewhere in this prospectus.

(in thousands)	2010
Revenue	$1,589,082
Net income	106,577
Total assets	796,253
            Our second largest tenant, Vibra, leases six of our facilities as of June 30, 2011 and accounted for 14.5% of our 2010 total revenues and 12.6% of our total revenues during the six month period ended June 30, 2011. Vibra is the third largest long term acute care hospital operator in the United States, and has grown to that position since its 2004 commencement of operations. Vibra has a management team with more than a century of combined experience and it is our longest-running tenant with leases that began in 2004. As of June 30, 2011, more than 55% of our total assets are leased to high profile industry leaders such as Prime and Vibra. Other well-known hospital operators that are our tenants include Community Health, HealthSouth, RehabCare, HMA and IASIS.
Scaleable Business Model. Our absolute-net lease business model provides us with low operating leverage and a scaleable platform. We lease our facilities to healthcare operators pursuant to long-term net-lease agreements that require the tenant to bear most of the costs associated with the property, including property taxes, utilities, insurance, maintenance and in most cases, capital improvements. Our current net-leases generally are for initial terms of at least 10 years, provide for annual base rental increases and, in the case of certain facilities, some level of operator profit participation. Due to recent changes to the tax code as it relates to healthcare REITs, we also make strategic investments in certain operators that lease our facilities, which provides us with opportunities to further increase our profit participation. The weighted average remaining tenor of our leases is approximately 10 years. As of June 30, 2011, as a percentage of revenue, approximately 20% of our leases expire before 2016 and approximately 80% of our leases expire thereafter. Our two mortgage loans, which are structured to provide us returns and credit risks similar to our leases, mature in 2022. In the future, we anticipate that our leases will generally provide for base rent with annual escalators, tenant payment of substantially all real estate costs and, when feasible and in compliance with applicable healthcare laws and regulations and requirements for Medical Properties’ qualification as a REIT, operator profit participation.
            Our operating leverage (general and administrative costs as a percentage of revenue) has continued to improve since our inception. General and administrative costs (excluding any nonrecurring charges and non-cash stock compensation expenses) represented 20.3% of total revenues (including revenues that are reported in discontinued operations) in 2005 compared to 14.0% in 2010 and 15.2% for the six months ended June 30, 2011.
            We believe our network of relationships in both the real estate and healthcare industries provides us access to a large volume of potential acquisition and development opportunities.
Comprehensive Underwriting and Monitoring Process. Our underwriting and diligence processes focus on both real estate investment and healthcare operations. Our acquisition and development selection process includes a comprehensive analysis of any targeted healthcare facility. Key factors that we consider in underwriting prospective tenants and borrowers and in monitoring the performance of existing tenants and borrowers include the following:
•	patient admission levels and surgery and procedure volumes by type;

•	the current, historical and prospective operating margins (measured by a tenant’s earnings before interest, taxes, depreciation, amortization and facility rent) of each tenant or borrower and at each facility;

•	the ratio of our tenants’ and borrowers’ operating earnings both to facility rent and to facility rent plus other fixed costs, including debt costs;

•	trends in the sources of our tenants’ or borrowers’ revenue, including the relative mix of Medicare, Medicaid and other state-based healthcare programs, managed care, commercial insurance and private pay patients;

•	the effect of evolving healthcare legislation and other regulations on our tenants’ and borrowers’ profitability and liquidity; and

•	the competition and demographics of the local and surrounding areas in which our tenants and borrowers operate.
            We also actively monitor the operating results of our tenants by reviewing periodic financial reports and operating data, as well as visiting each facility and meeting with the management of our tenants on a regular basis.
            Through our detailed underwriting of healthcare acquisitions and ongoing diligent monitoring of our investments, we believe that we will be able to continue successfully investing in hospital real estate, including responding to unplanned financial stress of our tenants so as to protect the value of our anticipated revenue streams with minimal disruption.
Strong Financial Profile. As of June 30, 2011, we had approximately $450 million in liquidity consisting of unrestricted cash and cash equivalents and available borrowings under our credit facility, our debt maturities through June 30, 2012 are less than $50 million and only two of our properties served as loan collateral, representing approximately 5% of our total assets. Furthermore, as of June 30, 2011, we had an unencumbered asset base representing total investments of $1.5 billion. We have a demonstrated and successful track record of access to the capital markets, having raised secured and unsecured term notes, unsecured exchangeable notes, syndicated bank facilities and public equity of approximately $1.7 billion since inception.
Experienced Management Team. Our management team’s unique and specialized expertise enables us to offer innovative acquisition and net-lease structures that we believe will appeal to a variety of healthcare operators. Our executive officers have an average of more than 25 years of experience in healthcare services, healthcare real estate markets and capital markets with expertise in a wide breadth of areas including hospital acquisitions, hospital development and construction, hospital operations, physician practice management, hospital leasing and real estate management. Edward K. Aldag, Jr., our Chief Executive Officer, has more than 20 years experience, specializing in hospital and other types of real estate. R. Steven Hamner, our Chief Financial Officer, is a finance professional with more than 30 years of experience including real estate capital markets and healthcare real estate transaction structuring. Emmett E. McLean, our Chief Operating Officer, has a background in investment banking, corporate finance and operations and healthcare mergers and acquisitions, with more than 30 years of experience.
            We believe that our management’s depth of experience in both traditional real estate investment and healthcare operations positions us favorably to take advantage of the available opportunities in the healthcare real estate market.
Strategy
            Our strategy is to lease our facilities to tenants that are managed by experienced operators pursuant to long-term net leases. Alternatively, we have structured certain of our investments as long-term, interest-only mortgage loans to healthcare operators, and we may make similar investments in the future. In addition, we have and will continue to obtain profits or other equity interests in certain of our tenants’ operations in order to enhance our overall return. The market for healthcare real estate is extensive and includes real estate owned by a variety of healthcare operators and investors. We focus on acquiring and developing those net-leased facilities that are specifically designed to address the evolving needs and delivery processes of the nation’s leading healthcare providers. These facilities include but are not limited to:
•	General Acute Care Hospitals: Acute care hospitals typically provide short-term medical treatments for acute illness or injury, including emergency care. These hospitals are the primary referral source to sub-acute providers. In a national healthcare environment wherein “bundling” is a key component, the acute care operators receive payment from Medicare and other reimbursement sources for a patient’s complete treatment program. In addition, acute care operators negotiate services and payments with sub-acute providers to the extent a patient undergoing a complete treatment program is expected to require sub-acute hospitalization. We believe this will result in increasing influence of the acute care hospitals, which comprised approximately 64% of our 2010 revenue and 61.3% of our revenue generated during the six months ended June 30, 2011.

•	Long-Term Acute Care Hospitals: Long-term acute care hospitals focus on extended hospital care, generally at least 25 days, for the medically-complex patient. Long-term acute care hospitals have arisen from a need to provide care to patients in acute care settings, including daily physician observation and treatment, before they are able to move to a rehabilitation hospital, skilled nursing facility or return home. These facilities are reimbursed in a manner more appropriate for a longer length of stay than is typical for a general acute care hospital. Approximately 22% of our 2010 revenue and 23.6% of our revenue generated during the six months ended June 30, 2011 was received from this category of tenant.

•	Physical Rehabilitation Hospitals: Physical rehabilitation hospitals provide inpatient and outpatient rehabilitation services for patients recovering from multiple traumatic injuries, organ transplants, amputations, cardiovascular surgery, strokes and complex neurological, orthopedic and other conditions. In addition to Medicare certified rehabilitation beds, rehabilitation hospitals may also operate Medicare certified skilled nursing, psychiatric, long-term or acute care beds. These hospitals are often the best medical alternative to traditional acute care hospitals where under the Medicare prospective payment system there is pressure to discharge patients after relatively short stays. Physical rehabilitation hospital tenants accounted for approximately 12% of our revenue in 2010 and 12.7% of our revenue generated during the six months ended June 30, 2011.
            We expect the sources of our revenue for the foreseeable future to be similar to the sources of our 2010 revenue and revenue generated during the first six months of 2011 described in the above paragraphs and the tables in this section. Other sources presently include, or may include in the future, rents from medical office building tenants, wellness centers, ambulatory surgery centers, other single discipline licensed hospitals and smaller facilities such as emergency and other clinics.
            Our revenues are derived from rents we earn pursuant to the lease agreements with our tenants, from interest income from loans to our tenants and other facility owners and from profits in certain of our tenants’ operations. Our tenants and borrowers operate in the healthcare industry, generally providing medical, surgical and rehabilitative care to patients. The capacity of our tenants and borrowers to pay our rents and interest is dependent upon their ability to conduct their operations at profitable levels. We believe that the business environment of the industry segments in which our tenants operate is generally positive for efficient operators. However, our tenants’ operations are subject to economic, regulatory and market conditions that may affect their profitability. Accordingly, we monitor certain key factors, which we believe may provide early indications of conditions that may affect the level of risk in our lease and loan portfolio.
Industry Overview
General Market Trends
            Healthcare is the single largest industry in the United States based on U.S. Gross Domestic Product (“GDP”). According to the National Health Expenditures report dated September 2010 by the Centers for Medicare and Medicaid Services (“CMS”): (1) national health expenditures are projected to grow 4.2% in 2011; (2) the average compound annual growth rate for national health expenditures, over the projection period of 2009 through 2019, is anticipated to be 6.3%; and (3) the healthcare industry is projected to represent 17.4% of GDP in 2011.
            As a result, by 2019, national health spending is expected to reach $4.6 trillion and comprise 19.6% of GDP as compared to an estimated $2.6 trillion of healthcare spending in 2010 or $8,389 per person.
            The industry is expected to continue its growth to meet the demands of advances in medical technology, treatments, increase in life expectancy and the aging U.S. population. The medical landscape is changing rapidly as new treatments, drugs and devices become available.
            From 2010 to 2030, the senior population, which is defined as the population aged 65 years and over, is expected to increase 79% from 40.2 million to 72.0 million. By 2030, the senior population is expected to comprise roughly 20% of the total U.S. population.
Our Leases and Loans
            The leases for our facilities are “net” leases with terms generally requiring the tenant to pay all ongoing operating and maintenance expenses of the facility, including property, casualty, general liability and other insurance coverages, utilities and other charges incurred in the operation of the facilities, as well as real estate and certain other taxes, ground lease rent (if any) and the costs of capital expenditures, repairs and maintenance (including any repairs required by regulatory requirements). Similarly, borrowers under our mortgage loan arrangements retain the responsibilities of ownership, including physical maintenance and improvements and all costs and expenses. Our leases and loans also provide that our tenants and mortgagors will indemnify us for environmental liabilities. Our leases and loans as of June 30, 2011 have remaining terms of 1 to 23 years and generally provide for annual rent or interest escalation. In certain other cases we have arrangements that provide for additional rents based on the level of our tenants’ revenue and limited profits interests.
Significant Tenants
            At June 30, 2011, we had leases with 19 hospital operating companies covering 54 facilities and we had two mortgage loans with one hospital operating company.
            Affiliates of Prime leased 11 of these facilities as of June 30, 2011. Each of our leases with Prime contains annual escalation provisions that are generally tied to the U.S. Consumer Price Index, limited in certain instances to minimum and maximum increases. As of June 31, 2010, these facilities had an average remaining initial lease term of approximately nine years, which can be extended for three additional periods of five years each, at the tenant’s option. These leases contain options for the tenant to purchase the facilities, if no default has occurred, at prices generally at least equal to our purchase price of the facility. In addition to leases, as of June 30, 2011 we held a mortgage loan on two facilities owned by affiliates of Prime that will mature in 2022. The terms and provisions of this loan are generally equivalent to the terms and provisions of our Prime lease arrangements. Total revenue (including rent and interest from mortgage and working capital loans) generated from Prime affiliates in 2010 and during the six months ended June 30, 2011 was $39.8 million, or 32.7% of total revenue and $22.5 million, or 31.2% of total revenue, respectively, down from 33.7% in 2009.
            As of June 30, 2011, Vibra leased six of our facilities. Four of these leases contain annual escalation provisions that are generally tied to the U.S. Consumer Price Index with minimum annual escalations of between 2.5% and 2.65%. Two facility leases provide for 2.65% annual escalations. These facilities have an average remaining initial term of approximately 12 years, but under certain conditions may be extended for three additional periods of five years each, at the tenant’s option. Three of these leases contain options for the tenant to purchase the facilities at the end of the lease term, if no default has occurred, at prices generally equal to the greater of fair value or our purchase price increased by a certain annual rate of return from lease commencement date. Total revenue (including rent and interest from working capital loans) generated from Vibra in 2010 and during the six months ended June 30, 2011 was $17.6 million, or 14.5% of total revenue, and $9.1 million, or 12.6% of total revenue, respectively, down from 15.1% in the prior year.
            No other tenant accounted for more than 8% of our total revenues in 2010 or during the six months ended June 30, 2011.
Environmental Matters
            Under various federal, state and local environmental laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases or threats of releases. Such laws also impose certain obligations and liabilities on property owners with respect to asbestos containing materials. These laws may impose remediation responsibility and liability without regard to fault, or whether or not the owner, operator or tenant knew of or caused the presence of the contamination. Investigation, remediation and monitoring costs may be substantial and can exceed the value of the property. The presence of contamination or the failure to properly remediate contamination on a property may adversely affect our ability to sell or rent that property or to borrow funds using such property as collateral and may adversely impact our investment in that property.
            Generally, prior to completing any acquisition or closing any mortgage loan, we obtain Phase I environmental assessments in order to attempt to identify potential environmental concerns at the facilities. These assessments are carried out in accordance with an appropriate level of due diligence and generally include a physical site inspection, a review of relevant federal, state and local environmental and health agency database records, one or more interviews with appropriate site-related personnel, review of the property’s chain of title and review of historic aerial photographs and other information on past uses of the property. We may also conduct limited subsurface investigations and test for substances of concern where the results of the Phase I environmental assessments or other information indicates possible contamination or where our consultants recommend such procedures.
California Seismic Standards
            California’s Alfred E. Alquist Hospital Facilities Seismic Safety Act of 1973, or the Alquist Act, required that the California Building Standards Commission adopt earthquake performance categories, seismic evaluation procedures, standards and timeframes for upgrading certain facilities, and seismic retrofit building standards. These regulations required hospitals to meet certain seismic performance standards to ensure that they are capable of providing medical services to the public after an earthquake or other disaster. The Building Standards Commission completed its adoption of evaluation criteria and retrofit standards in 1998. The Alquist Act required the Building Standards Commission adopt certain evaluation criteria and retrofit standards:

•	Hospitals in California must conduct seismic evaluations and submit these evaluations to the Office of Statewide Health Planning and Development, or OSHPD, Facilities Development Division for its review and approval;

•	Hospitals in California must identify the most critical nonstructural systems that represent the greatest risk of failure during an earthquake and submit timetables for upgrading these systems to the OSHPD, Facilities Development Division for its review and approval; and

•	Hospitals in California must prepare a plan and compliance schedule for each regulated building demonstrating the steps a hospital will take to bring the hospital buildings into substantial compliance with the regulations and standards.
            Within the past several years, engineering studies were conducted at our hospitals to determine whether and to what extent modifications to the hospital facilities will be required. These studies were performed by our tenants, and it was determined that, for some of our facilities, capital expenditures may be required in the future to comply with the seismic standards.
            Since the original Alquist Act, several amendments have been adopted that have modified the requirements of seismic safety standards and deadlines for compliance. OSHPD is currently implementing a voluntary program to re-evaluate the seismic risk of hospital buildings classified as Structural Performance Category (“SPC-1”). Buildings classified as SPC-1 are considered hazardous and at risk of collapse in the event of an earthquake and must be retrofitted, replaced or removed from providing acute care services by January 1, 2013. However, Senate Bill 499 was signed into law in October 2009 that provides for a number of seismic relief measures, including reclassifying HAZUS, a state-of-the-art loss estimation methodology, thresholds, which will enable more SPC-1 buildings to be reclassified as SPC-2, a lower seismic risk category. The SPC-2 buildings would have until January 1, 2030 to comply with the structural seismic safety standards. Any buildings that are denied reclassification will remain in the SPC-1 category, and these buildings must meet seismic compliance standards by January 1, 2013, unless further extensions are granted. Furthermore, the AB 306 legislation permits OSHPD to grant an extension to acute care hospitals that lack the financial capacity to meet the January 1, 2013 retrofit deadline, and instead, requires them to replace those buildings by January 1, 2020.
            Exclusive of some minor repairs totaling less than $0.5 million to be made at two facilities, all but one of our California tenants (and building structures) are seismically compliant through 2030 as determined by OSHPD. Based on early estimates, the potential capital expenditure outlay on this one facility has been estimated to be between $5.9 million and $6.2 million. Under our current leases, our tenants are fully responsible for any capital expenditures in connection with seismic laws. However, we expect to fund any required upgrades due to the seismic standards on this one facility; and, this funding, if required, will be added to our lease base and the lessee will pay us rent on such higher lease base. Thus, we do not expect the California seismic standards to have a significant negative impact on our financial condition or cash flows.
Healthcare Matters
            The following discussion describes certain material federal healthcare laws and regulations that may affect our operations and those of our tenants. However, the discussion does not address state healthcare laws and regulations, except as otherwise indicated. These state laws and regulations, like the federal healthcare laws and regulations, could affect the operations of our tenants and, accordingly, our operations. In addition, in a couple of instances we own a minority interest in our tenants’ operations and, in addition to the effect on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted by such laws and regulations. Moreover, the discussion relating to reimbursement for healthcare services addresses matters that are subject to frequent review and revision by Congress and the agencies responsible for administering federal payment programs. Consequently, predicting future reimbursement trends or changes is inherently difficult.
            Ownership and operation of hospitals and other healthcare facilities are subject, directly and indirectly, to substantial federal, state and local government healthcare laws and regulations. Our tenants’ failure to comply with these laws and regulations could adversely affect their ability to meet their lease obligations. Physician investment in us or in our facilities also will be subject to such laws and regulations. Although we are not a healthcare provider or in a position to influence the referral of patients or ordering of services reimbursable by the federal government, to the extent that a healthcare provider engages in transactions with out tenants, such as sublease or other financial arrangements, the Anti-Kickback Statute and the Stark Law (both discussed below) could be implicated. Our leases require the lessees to comply with all applicable laws, including healthcare laws. We intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations.
Applicable laws
Anti-Kickback Statute
            The federal Anti-Kickback Statute (codified at 42 U.S.C. § 1320a-7b(b)) prohibits, among other things, the offer, payment, solicitation or acceptance of remuneration directly or indirectly in return for referring an individual to a provider of services for which payment may be made in whole or in part under a federal healthcare program, including the Medicare or Medicaid programs. Violation of the Anti-Kickback Statute is a crime, punishable by fines of up to $25,000 per violation, five years imprisonment, or both. Violations may also result in civil sanctions, including civil penalties of up to $50,000 per violation, exclusion from participation in federal healthcare programs, including Medicare and Medicaid, and additional monetary penalties in amounts treble to the underlying remuneration.
            The Office of Inspector General of the Department of Health and Human Services (“OIG”) has issued “Safe Harbor Regulations” that describe practices that will not be considered violations of the Anti-Kickback Statute. Nevertheless, the fact that a particular arrangement does not meet safe harbor requirements does not mean that the arrangement violates the Anti-Kickback Statute. Rather, the safe harbor regulations simply provide a guaranty that qualifying arrangements will not be prosecuted under the Anti-Kickback Statute. We intend to use commercially reasonable efforts to structure lease arrangements involving facilities in which local physicians are investors and tenants so as to satisfy, or meet as closely as possible, safe harbor conditions. We cannot assure you, however, that we will meet all the conditions for the safe harbor.
Physician Self-Referral Statute (“Stark Law”)
            Any physicians investing in our company or its subsidiary entities could also be subject to the Ethics in Patient Referrals Act of 1989, or the Stark Law (codified at 42 U.S.C. § 1395nn). Unless subject to an exception, the Stark Law prohibits a physician from making a referral to an “entity” furnishing “designated health services,” including inpatient and outpatient hospital services, clinical laboratory services and radiology services, paid by Medicare or Medicaid if the physician or a member of his immediate family has a “financial relationship” with that entity. A reciprocal prohibition bars the entity from billing Medicare or Medicaid for any services furnished pursuant to a prohibited referral. Sanctions for violating the Stark Law include denial of payment, refunding amounts received for services provided pursuant to prohibited referrals, civil monetary penalties of up to $15,000 per prohibited service provided, and exclusion from the Medicare and Medicaid programs. The statute also provides for a penalty of up to $100,000 for a circumvention scheme.
            There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. Unlike safe harbors under the Anti-Kickback Statute, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law.
            CMS has issued multiple phases of final regulations implementing the Stark Law and continues to make changes to these regulations. While these regulations help clarify the exceptions to the Stark Law, it is unclear how the government will interpret many of these exceptions for enforcement purposes. Although our lease agreements require lessees to comply with the Stark Law, we cannot offer assurance that the arrangements entered into by us and our facilities will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted.

False Claims Act
            The federal False Claims Act prohibits the making or presenting of any false claim for payment to the federal government; it is the civil equivalent to federal criminal provisions prohibiting the submission of false claims to federally funded programs. Additionally, qui tam, or whistleblower, provisions of the federal False Claims Act allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Whistleblowers may collect a portion of the government’s recovery—an incentive which increases the frequency of such actions. A successful False Claims Act case may result in a penalty of three times actual damages, plus additional civil penalties payable to the government, plus reimbursement of the fees of counsel for the whistleblower. Many states have enacted similar statutes preventing the presentation of a false claim to a state government, and we expect more to do so because the Social Security Act provides a financial incentive for states to enact statutes establishing state level liability.
The Civil Monetary Penalties Law
            The Civil Monetary Penalties law prohibits the knowing presentation of a claim for certain healthcare services that is false or fraudulent. The penalties include a monetary civil penalty of up to $10,000 for each item or service, $15,000 for each individual with respect to whom false or misleading information was given, as well as treble damages for the total amount of remuneration claimed.
Licensure
            The tenant operators of the healthcare facilities in our portfolio are subject to extensive federal, state and local licensure, certification and inspection laws and regulations. Further, various licenses and permits are required to dispense narcotics, operate pharmacies, handle radioactive materials and operate equipment. Failure to comply with any of these laws could result in loss of licensure, certification or accreditation, denial of reimbursement, imposition of fines, suspension or decertification from federal and state healthcare programs.
EMTALA
            All of our healthcare facilities that provide emergency care are subject to the Emergency Medical Treatment and Active Labor Act (“EMTALA”). This federal law requires such facilities to conduct an appropriate medical screening examination of every individual who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. There are severe penalties under EMTALA if a hospital fails to screen or appropriately stabilize or transfer an individual or if the hospital delays appropriate treatment in order to first inquire about the individual’s ability to pay. Liability for violations of EMTALA includes, among other things, civil monetary penalties and exclusion from participation in the Medicare program. Our lease agreements require lessees to comply with EMTALA, and we believe our tenants conduct business in substantial compliance with EMTALA.
Regulatory and Legislative Developments
            Healthcare continues to attract intense legislative and public interest. Many states have enacted, or are considering enacting, measures designed to reduce their Medicaid expenditures and change private healthcare insurance, and states continue to face significant challenges in maintaining appropriate levels of Medicaid funding due to state budget shortfalls. Healthcare facility operating margins may continue to be under significant pressure due to the deterioration in pricing flexibility and payor mix, as well as increases in operating expenses that exceed increases in payments under the Medicare program. More importantly, restrictions on admissions to inpatient rehabilitation facilities and long-term acute care hospitals may continue. We cannot predict whether any such initiatives will impact the business of our tenants, or whether our business will be adversely impacted. In instances where we own a minority interest in our tenant operators, in addition to the effect on these tenants’ ability to meet their financial obligations to us, our ownership and investment interests may also be negatively impacted.

Health Reform Measures
          On March 23, 2010, President Obama signed into law the Patient Protection and Affordable Care Act (“PPACA”). Seven days later, on March 30, 2010, President Obama approved the Health Care and Education Affordability Reconciliation Act (the “Reconciliation Act”). A detailed discussion of the Acts is not provided herein. However, generally, this legislation seeks to provide universal health insurance coverage through tax subsidies, expanded federal health insurance programs, individual and employer mandates for health insurance coverage, and health insurance exchanges. The legislation also includes cuts to federal health care program funding, as well as heightened regulations on insurers and pharmaceutical companies. Various cost containment initiatives were adopted, including quality control and payment system refinements for federal programs, such as expansion of pay-for-performance criteria and value-based purchasing programs, bundled provider payments, accountable care organizations, geographic payment variations, comparative effectiveness research, and lower payments for hospital readmissions. Finally, heightened health information technology standards will be required for healthcare providers.
          With respect to long term acute care hospitals (“LTACHs”), and inpatient rehabilitation facilities (“IRFs”), which account for a significant percentage of our tenants, the law also requires that LTACHs and IRFs report quality data to be set forth by the Secretary of Health and Human Services or face payment reductions beginning in rate year/fiscal year 2014.
          This legislation will ultimately lead to significant changes in the healthcare system. We cannot predict the possible impact on our business of this legislation, as some aspects could benefit the operations of our tenants, while other aspects could present challenges.
Competition
          We compete in acquiring and developing facilities with financial institutions, other lenders, real estate developers, other REITs, other public and private real estate companies and private real estate investors. Among the factors adversely affecting our ability to compete are the following:
•	we may have less knowledge than our competitors of certain markets in which we seek to invest in or develop facilities;

•	many of our competitors have greater financial and operational resources than we have;

•	our competitors or other entities may pursue a strategy similar to ours; and

•	some of our competitors may have existing relationships with our potential customers.
          To the extent that we experience vacancies in our facilities, we will also face competition in leasing those facilities to prospective tenants. The actual competition for tenants varies depending on the characteristics of each local market. Virtually all of our facilities operate in highly competitive environments, and patients and referral sources, including physicians, may change their preferences for healthcare facilities from time to time.
Properties Portfolio of Properties
          As of June 30, 2011, our portfolio consists of: 58 properties: 54 facilities (of the 56 facilities that we own, of which two are leased pursuant to long-term ground leases) are leased to 19 tenants, one is presently not under lease, one is under development, and the remainder are in the form of mortgage loans. Our owned and ground leased facilities consist of 22 general acute care hospitals, 17 long-term acute care hospitals, 9 inpatient rehabilitation hospitals, two medical office buildings, and six wellness centers. The non-owned facilities on which we have made mortgage loans consist of general acute care facilities.
          The following table sets forth certain information regarding, among other things, the geographic diversification of our portfolio as of June 30, 2011 (dollar amounts in thousands):

		Ownership			Total
State	Hospital name	interest type	Operation type	Operator name	investment

Arizona	Cornerstone	Owned	Long Term Acute	Cornerstone	$7,057
	Hospital of		Care Hospital	Healthcare Group
	Southeast Arizona			Holding, Inc.
	Gilbert Hospital	Owned	General Acute Care	Visionary Healthcare	17,100
			Hospital

					24,157
Arkansas	Healthsouth	Owned	Rehabilitation	HealthSouth	19,523
	Rehabilitation		Hospital	Corporation
	Hospital of
	Fayetteville
California	Chino Valley	Mortgaged	General Acute Care	Prime Healthcare	50,000
	Medical Center		Hospital	Services, Inc.
	Garden Grove	Owned	Medical Office	Prime Healthcare	8,777
	Medical Office		Building	Services, Inc.
	Building
	Garden Grove	Owned	General Acute Care	Prime Healthcare	16,301
	Medical Center		Hospital	Services, Inc.
	Huntington Beach	Owned	General Acute Care	Prime Healthcare	12,503
	Hospital		Hospital	Services, Inc.
	La Palma	Owned	General Acute Care	Prime Healthcare	12,503
	Intercommunity		Hospital	Services, Inc.
	Hospital
	Shasta Regional	Owned	General Acute Care	Prime Healthcare	56,616
	Medical Center		Hospital	Services, Inc.
	Northern California	Owned	Long Term Acute	VIBRA Healthcare,	25,110
	Rehabilitation		Care Hospital	LLC
	Hospital
	Paradise Valley	Owned	General Acute Care	Prime Healthcare	48,321
	Hospital		Hospital	Services, Inc.
	San Dimas Medical	Owned	Medical Office	Prime Healthcare	7,018
	Office Building		Building	Services, Inc.
	San Dimas Community	Owned	General Acute Care	Prime Healthcare	13,033
	Hospital		Hospital	Services, Inc.
	Sherman Oaks	Owned	General Acute Care	Prime Healthcare	20,031
	Hospital		Hospital	Services, Inc.
	Desert Valley	Mortgaged	General Acute Care	Prime Healthcare	90,000
	Hospital		Hospital	Services, Inc.
	West Anaheim	Owned	General Acute Care	Prime Healthcare	25,010
	Medical Center		Hospital	Services, Inc.
	Alvarado Hospital	Owned	General Acute Care	Prime Healthcare	70,000
			Hospital	Services, Inc.

					455,223
Colorado	North Valley	Owned	Long Term Acute	VIBRA Healthcare,	10,728
	Rehabilitation		Care Hospital	LLC
	Hospital
Connecticut	Healthtrax Wellness	Owned	Wellness Center	Healthtrax, Inc.	2,947
	Center
	Healthtrax Wellness	Owned	Wellness Center	Healthtrax, Inc.	2,873
	Center

		Ownership			Total
State	Hospital name	interest type	Operation type	Operator name	investment

	Healthtrax Wellness	Owned	Wellness Center	Healthtrax, Inc.	2,018
	Center

					7,838
Florida	Sunrise	Owned	Rehabilitation	HealthSouth	25,811
	Rehabilitation		Hospital	Corporation
	Hospital
Idaho	Mountain View	Owned	General Acute Care	Mountain View	46,468
	Hospital		Hospital	Hospital, LLC
Indiana	Monroe Hospital	Owned	General Acute Care	Monroe Hospital, LLC	50,369
			Hospital
Kansas	Wesley	Owned	Rehabilitation	HealthSouth	19,720
	Rehabilitation		Hospital	Corporation
	Hospital
Louisiana	Cornerstone	Owned	Long Term Acute	Cornerstone	19,409
	Hospital of Bossier		Care Hospital	Healthcare Group
	City
	North Shore	Owned	Long Term Acute	Post Acute Medical,	14,163
	Specialty Hospital		Care Hospital	LLC
	Long-Term Acute	Owned	Long Term Acute	Acadiana Management	5,955
	Care Hospital of		Care Hospital
	Denham Springs

					39,527
Massachusetts	New Bedford	Owned	Long Term Acute	VIBRA Healthcare,	41,402
	Rehabilitation		Care Hospital	LLC
	Hospital
	Healthtrax Wellness	Owned	Wellness Center	Healthtrax, Inc.	4,050
	Center

					45,452
Michigan	Vibra Hospital of	Owned	Long Term Acute	VIBRA Healthcare,	10,743
	Southeastern		Care Hospital	LLC
	Michigan
Missouri	Poplar Bluff	Owned	General Acute Care	Health Management	41,443
	Medical		Hospital	Associates, Inc.
	Center—North
	Northland LTACH	Owned	Long Term Acute	Triumph Healthcare	19,478
			Care Hospital

					60,921
New Jersey	Bayonne Medical	Owned	General Acute Care	IJKG, LLC	58,000
	Center		Hospital
Oregon	Vibra Specialty	Owned	Long Term Acute	VIBRA Healthcare,	26,161
	Hospital of		Care Hospital	LLC
	Portland
Pennsylvania	Bucks County	Owned	General Acute Care	Neuterra Health	45,376
	Specialty Hospital		Hospital	Care, LLC
Rhode Island	Healthtrax Wellness	Owned	Wellness Center	Healthtrax, Inc.	1,572
	Center
	Healthtrax Wellness	Owned	Wellness Center	Healthtrax, Inc.	2,165
	Center

					3,737

		Ownership			Total
State	Hospital name	interest type	Operation type	Operator name	investment

South Carolina	Marlboro Park	Owned	General Acute Care	Community Health	17,087
	Hospital		Hospital	Systems, Inc.
	Chesterfield	Owned	General Acute Care	Community Health	20,869
	General Hospital		Hospital	Systems, Inc.

					37,956
Texas	North Cypress	Owned	General Acute Care	North Cypress	67,821
	Medical Center		Hospital	Medical Center
				Operating Company,
				Ltd.
	Vibra Specialty	Owned	Long Term Acute	VIBRA Healthcare,	18,773
	Hospital of Dallas		Care Hospital	LLC
	Warm Springs	Owned	Long Term Acute	Post Acute Medical,	10,814
	Specialty Hospital		Care Hospital	LLC
	of Luling
	Warm Springs	Owned(1)	Rehabilitation	Post Acute Medical,	10,859
	Specialty Hospital		Hospital	LLC
	of San Antonio
	River Oaks Medical	Owned(2)	General Acute Care	(2)	31,331
	Center		Hospital
	Triumph Hospital	Owned	Long Term Acute	Triumph Healthcare	36,798
	Clear Lake		Care Hospital
	Warm Springs	Owned	Long Term Acute	Post Acute Medical,	8,329
	Specialty Hospital		Care Hospital	LLC
	of Victoria
	Cornerstone	Owned	Long Term Acute	Cornerstone	11,520
	Hospital of		Care Hospital	Healthcare Group
	Houston—Clear Lake			Holding, Inc.
	Hill Regional	Owned	General Acute Care	Community Health	20,708
	Hospital		Hospital	Systems, Inc.
	Reliant	Owned	Rehabilitation	Reliant Hospital	25,955
	Rehabilitation		Hospital	Partners
	Hospital North
	Houston
	Reliant	Owned	Rehabilitation	Reliant Hospital	26,559
	Rehabilitation		Hospital	Partners
	Hospital Central
	Texas
	Triumph Hospital	Owned	Long Term Acute	Triumph Healthcare	27,158
	Tomball		Care Hospital
	Reliant	Owned	Rehabilitation	Reliant Hospital	21,337
	Rehabilitation		Hospital	Partners
	Hospital North
	Texas

		Ownership			Total
State	Hospital name	interest type	Operation type	Operator name	investment

	Atrium Medical	Owned	Long Term Acute	Corinth Investor	28,963
	Center at Corinth		Care Hospital	Holdings, LLC

					346,925
Utah	Pioneer Valley	Owned	General Acute Care	IASIS Healthcare	66,355
	Hospital		Hospital	Corporation
Virginia	HealthSouth	Owned	Rehabilitation	HealthSouth	10,915
	Rehabilitation		Hospital	Corporation
	Hospital of
	Petersburg
West Virginia	Mountain View	Owned(1)	Rehabilitation	HealthSouth	21,790
	Regional		Hospital	Corporation
	Rehabilitation
	Hospital

				Total(3)	$1,433,695

(1)	Property is subject to a ground lease.

(2)	Property is under re-development and currently not being operated.

(3)	Excludes construction in progress and other costs of $13.5 million that primarily relate to our Florence, Arizona development project that is expected to be completed in 2012.
As of June 30, 2011, our weighted average in-place remaining lease term across our portfolio was approximately 10 years. In addition, our two mortgage loans as of June 30, 2011 mature in 2022. The following table sets forth a summary schedule of lease expirations for leases in place as of June 30, 2011, plus available space, for each of the five calendar years beginning with 2011 and thereafter in our portfolio. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

				Total	% of total
	Number of	Total square	% of total	annualized	annualized
(dollars in thousands)	leases expiring	feet	square feet	rent[1]	rent

2011	3	225,282	4.2%	$5,656	5.0%
2012	3	215,373	4.0%	2,850	2.5%
2013	—	—	—	—	—
2014	2	241,580	4.5%	4,731	4.3%
2015	2	137,977	2.6%	3,789	3.3%
Thereafter	44	4,566,118	84.7%	96,436	84.9%

Total	54	5,386,330	100.0%	$113,462	100.0%

(1)	The most recent monthly base rent annualized. Base rent does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e. straight-line rents and deferred revenues).
          The following table shows tenant lease expirations for the next 10 years and thereafter at our leased properties, assuming that none of the tenants exercise any of their renewal options (dollars in thousands):

				Total	Total
	Total	Base	% of total	square	licensed
Total portfolio(1)	leases	rent(2)	base rent	footage	beds

2011	3	$5,656	5.0%
2012	3	$2,850	2.5%
2013	—	—	—
2014	2	$4,731	4.3%
2015	2	$3,789	3.3%

				Total	Total
	Total	Base	% of total	square	licensed
Total portfolio(1)	leases	rent(2)	base rent	footage	beds

2016	—	—	—
2017	—	—	—
2018	12	$16,939	14.9%
2019	2	$8,166	7.2%
2020	2	$3,208	2.8%
Thereafter	28	$68,123	60.0%

Total	54	$113,462	100.0%

(1)	Excludes our River Oaks facility, as it is currently under re-development and not subject to lease and our Florence facility that is under development.

(2)	The most recent monthly base rent annualized. Base rent does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues)
Insurance
          We have purchased contingent general liability insurance (lessor’s risk) that provides coverage for bodily injury and property damage to third parties resulting from our ownership of the healthcare facilities that are leased to and occupied by our tenants. Our leases with tenants also require the tenants to carry property, general liability, professional liability, loss of earnings and other insurance coverages and to name us as an additional insured under these policies. We believe that the policy specifications and insured limits are appropriate given the relative risk of loss, the cost of the coverage and industry practice.
Employees
          We have 29 employees as of June 30, 2011. We believe that any adjustments to the number of our employees will have only immaterial effects on our operations and general and administrative expenses. We believe that our relations with our employees are good. None of our employees are members of any union.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
          The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Any change to any of these policies by our board of directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of directors believes that it is advisable to do so in our and our stockholders’ best interests. We cannot assure you that our investment objectives will be attained.
Investments in Real Estate or Interests in Real Estate
          We conduct our investment activities through our Operating Partnership and other subsidiaries. Our policy is to acquire or develop assets primarily for current income generation. In general, our investment strategy consists of the following elements:
•	Integral Healthcare Real Estate: We acquire and develop net-leased healthcare facilities providing state-of-the-art healthcare services. In our experience, healthcare service providers, including physicians and hospital operating companies, choose to remain in an established location for relatively long periods since changing the location of their physical facilities does not assure that other critical components of the healthcare delivery system, such as laboratory support, access to specialized equipment, patient referral sources, nursing and other professional support, and patient convenience, will continue to be available at the same level of quality and efficiency. Consequently, we believe market conditions will remain favorable for long-term net-leased healthcare facilities, and we do not presently expect high levels of tenant turnover. Moreover, we believe that our partnering approach will afford us the opportunity to play an integral role in the strategic planning process for the financing of replacement facilities and the development of alternative uses for existing facilities.

•	Net-lease Strategy: Our healthcare facilities are leased to healthcare operators pursuant to long-term net-lease agreements under which our tenants are responsible for virtually all costs of occupancy, including property taxes, utilities, insurance and maintenance. We believe an important investment consideration is that our leases to healthcare operators provide a means for us to participate in the anticipated growth of the healthcare sector of the United States economy. Our leases generally provide for contractual annual rent increases that are based on increases in inflation or fixed amounts generally between 1.0% and 3.0%. We expect that such rental rate adjustments will provide us with internal growth.

•	Diversified Investment Strategy: Our facilities are diversified geographically, by service type within the healthcare industry and by types of operator. We have two tenants, Prime and VIBRA, that make up 32.7% and 14.5% of our total revenues in 2010, respectively. In addition, 39.2% and 18.1% of our 2010 revenues were from tenants in California and Texas, respectively. No other state represented more than 5.5% of our 2010 revenues. However, more importantly, no single facility made up more than 7.3% of our 2010 revenues.

We have invested and intend to invest in a portfolio of net-leased healthcare facilities providing state-of-the-art healthcare services. Our facilities and pending acquisition and development facilities include new and established facilities, both small and large facilities, including rehabilitation hospitals, long-term acute care hospitals, regional and community hospitals and specialized single-discipline facilities. Our facilities are and we expect will continue to be located across the country. In addition, our tenants and prospective tenants are diversified across many healthcare service areas. Because of the expected diversity of our facilities in terms of facility type, geographic location and tenant, we believe that our financial performance is less likely to be materially affected by changes in reimbursement or payment rates by private or public insurers or by changes in local or regional economies.

•	Financing Strategy: We intend to employ leverage in our capital structure in amounts we determine from time to time. At present, we intend to limit our debt to approximately 60% of the aggregate costs of our facilities, although we may temporarily exceed that level from time to time. We expect our borrowings to be a combination of long-term, fixed-rate, unsecured notes, variable-rate secured and unsecured term and revolving credit facilities, and other fixed and variable-rate short to medium-term loans.
          There are no limitations on the amount or percentage of our total assets that may be invested in any one facility. Additionally, no limits have been set on the concentration of investments in any one location or facility type or with any one tenant. Our current policy requires the approval of the investment committee of our board of directors for acquisitions or developments of facilities which exceed $10.0 million.
          We believe that adherence to the investment strategy outlined above will allow us to achieve the following objectives:
•	increase in our stock value through increases in the cash flows and values of our facilities;

•	achievement of long-term capital appreciation, and preservation and protection of the value of our interest in our facilities; and

•	providing regular cash distributions to our stockholders, a portion of which may constitute a nontaxable return of capital because it will exceed our current and accumulated earnings and profits, as well as providing growth in distributions over time.
Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers
          Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors or with healthcare service providers. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in facilities (normally general or limited partnership interests in special purpose partnerships owning facilities). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any registration would be required.
          We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.
Dispositions
          Although we have no current plans to dispose of any of our facilities (except we do have two properties that have leases in place on a month-to-month basis that may be purchased by the tenant in the next twelve months), we will consider doing so, subject to REIT qualification rules and prohibited transaction tax, if our management determines that a sale of a facility would be in our best interests based on the price being offered for the facility, the operating performance of the facility, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. In addition, our tenants have, and we expect that some or all of our prospective tenants will have, the option to acquire the facilities at the end of or, in some cases, during the lease term.

Financing Policies
          We intend to employ leverage in our capital structure in amounts we determine from time to time. At present, we intend to limit our debt to approximately 60% of the aggregate costs of our facilities, although we may temporarily exceed those levels from time to time. We expect our borrowings to be a combination of long-term, fixed-rate, unsecured notes, variable-rate secured and unsecured term and revolving credit facilities, and other fixed and variable-rate short to medium-term loans. Our board of directors considers a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of facilities to be acquired, the estimated market value of our facilities and the ability of particular facilities, and our company as a whole, to generate cash flow to cover expected debt service.
          Any of this indebtedness may be unsecured or may be secured by mortgages or other interests in our facilities, and may be recourse, non-recourse or cross-collateralized and, if recourse, that recourse may include our general assets and, if non-recourse, may be limited to the particular facility to which the indebtedness relates. In addition, we may invest in facilities subject to existing loans secured by mortgages or similar liens on the facilities, or may refinance facilities acquired on a leveraged basis. We may use the proceeds from any borrowings for working capital, to purchase additional interests in partnerships or joint ventures in which we participate, to refinance existing indebtedness or to finance acquisitions, expansion, redevelopment of existing facilities or development of new facilities. We may also incur indebtedness for other purposes when, in the opinion of our board of directors, it is advisable to do so. In addition, we may need to borrow to meet the taxable income distribution requirements under the Code if we do not have sufficient cash available to meet those distribution requirements.
Lending Policies
          We do not have a policy limiting our ability to make loans to persons other than our executive officers. We may consider offering purchase money financing in connection with the sale of facilities where the provision of that financing will increase the value to be received by us for the facility sold. We may make loans to joint ventures in which we may participate in the future. Although we do not intend to engage in significant lending activities in the future, we have and may in the future make acquisition and working capital loans to prospective tenants as well as mortgage loans to other facility owners and other parties. See “Summary — Loans and Fees Receivable.”
Equity Capital Policies
          Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional shares of authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common stock in connection with acquisitions. We also may issue limited partnership units in our operating partnership or equity interests in other subsidiaries in connection with acquisitions of facilities or otherwise.
          Our board of directors may authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control in us that might involve a premium price for holders of our common stock or otherwise might be in their best interests. Additionally, any shares of preferred stock could have dividend, voting, liquidation and other rights and preferences that are senior to those of our common stock.
          We may, under certain circumstances, purchase our common stock in the open market or in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.
          In the future we may institute a dividend reinvestment plan, which would allow our stockholders to acquire additional common stock by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Stockholders who do not participate in the plan will continue to receive cash dividends as declared and paid.
Code of Ethics and Conflict of Interest Policy
          We have adopted written policies that are intended to minimize actual or potential conflicts of interest. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts. Our code of ethics and business conduct, or code of ethics, requires our directors, officers and employees to conduct themselves in a manner that avoids even the appearance of a conflict of interest, and to discuss any transaction or relationship that reasonably could be expected to give rise to a conflict of interest with our code of ethics contact person. Our code of ethics also addresses insider trading, company funds and property, corporate opportunities and fair dealing.
          In addition, we have adopted a policy that requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of our disinterested directors.

MANAGEMENT AND BOARD OF DIRECTORS
          This section reflects information with respect to the directors and executive officers of Medical Properties and MPT Finance Corporation. The Operating Partnership is managed by Medical Properties through its wholly owned subsidiary, Medical Properties Trust, LLC, the Operating Partnership’s general partner. Consequently, the Operating Partnership does not have its own separate directors or executive officers.
          Medical Properties’ directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification or removal from office.
Medical Properties Trust, Inc.
          Set forth below are the names, ages and positions of the persons who serve as the directors and executive officers of Medical Properties as of October 1, 2011.

Name	Age	Position

Edward K. Aldag, Jr.	47	President, Chief Executive Officer, Director and Chairman of the Board of Directors
G. Steven Dawson	53	Director
R. Steven Hamner	54	Executive Vice President, Chief Financial Officer and Director
Robert E. Holmes, Ph.D.	69	Director
Sherry A. Kellett	67	Director
William G. McKenzie	53	Director
Emmett E. McLean	56	Executive Vice President, Chief Operating Officer, Treasurer and Secretary
L. Glenn Orr, Jr.	71	Director
MPT Finance Corporation
          Set forth below are the names, ages and positions of the persons who are the current executive officers and directors of MPT Finance Corporation as of October 1, 2011.

Name	Age	Position
R. Steven Hamner	54	President, Secretary, General Manager and Director
Emmett E. McLean	56	Assistant Secretary and Director
Edward K. Aldag, Jr.	47	Director
Directors
          It is the policy of Medical Properties’ Board of Directors that a majority of the directors be independent as defined in the listing standards of the New York Stock Exchange (the “NYSE”). Medical Properties’ Board of Directors has determined that four directors — G. Steven Dawson, Robert E. Holmes, Ph.D., Sherry A. Kellett, and L. Glenn Orr, Jr. — are independent under the NYSE’s listing standards.
          The following are biographical summaries for the directors of Medical Properties:
          Edward K. Aldag, Jr. Mr. Aldag, age 47, is Medical Properties’ founder and has served as Medical Properties’ Chief Executive Officer and President since August 2003, and as Chairman of the Board since March 2004. Mr. Aldag served as Medical Properties’ Vice Chairman of the Board of Directors from August 2003 until March 2004 and as Medical Properties’ Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with Medical Properties’ predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and a member of the Board of Directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001, served as Executive Vice President and Chief Operating Officer from 1990 to 1998, and was a member of the Board of Directors from 1990 to 2001. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance. Medical Properties’ Board believes that Mr. Aldag’s position as a co-founder of Medical Properties and his extensive experience in the healthcare and REIT industry make him highly qualified to serve as Chairman of Medical Properties’ Board of Directors.

          G. Steven Dawson. Mr. Dawson, age 53, has served as a member of Medical Properties’ Board of Directors and as Chairman of Medical Properties’ Audit Committee since April 2004. From July 1990 to September 2003, he was Chief Financial Officer and Senior Vice President-Finance of Camden Property Trust, a real estate investment trust specializing in apartment communities, and its predecessors. He is currently a private investor. Mr. Dawson serves on the board of directors and as nominating and corporate governance committee chairman for Institutional Financial Markets, Inc., an investment firm specializing in credit-related fixed income investments. Mr. Dawson also serves on the board of directors, as audit committee chairman and on the compensation committee of American Campus Communities, a developer, owner and manager of student housing communities. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University. Medical Properties’ Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman at other public REITs, along with his strong skills in corporate finance, strategic planning, and public company oversight, make him a valued advisor and highly qualified to serve as a member of Medical Properties’ Board of Directors and as chairman of our Audit Committee.
          R. Steven Hamner. Mr. Hamner, age 54, is one of Medical Properties’ founders and has served as Medical Properties’ Executive Vice President and Chief Financial Officer since September 2003 and as a director since February 2005. In August and September 2003, Mr. Hamner served as Medical Properties’ Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the 10 years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State University. Medical Properties’ Board believes that Mr. Hamner’s position as a co-founder of Medical Properties and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of Medical Properties’ Board of Directors.
          Robert E. Holmes, Ph.D. Dr. Holmes, age 69, has served as a member of Medical Properties’ Board of Directors since April 2004. Dr. Holmes, Medical Properties’ lead independent director, retired in 2009 as Professor of Management, Dean, and Wachovia Chair of Business Administration at the University of Alabama at Birmingham School of Business, positions he held since 1999. From 1995 to 1999, he was Dean of the Olin Graduate School of Business at Babson College in Wellesley, Massachusetts. Prior to that, he was Dean of the James Madison University College of Business in Harrisonburg, Virginia for 12 years. He is the co-author of four management textbooks, numerous articles, papers, and cases, and has served as a board member or consultant to a variety of business firms and non-profit organizations. He is past president of the Southern Business Administration Association, is actively engaged in AACSB International — the Association to Advance Management Education, and serves on the Boards of the Entrepreneurial Center, Tech Birmingham, the Alabama Council on Economic Education, and other organizations. Dr. Holmes received a bachelor’s degree from the University of Texas at Austin, an MBA from University of North Texas, and his Ph.D. from the University of Arkansas with an emphasis on management strategy. Medical Properties’ Board believes that Dr. Holmes’ position as a well-respected leader in the business community and his deep understanding of the corporate and economic challenges faced by public companies today make him a valued advisor and highly qualified to serve as a member of Medical Properties’ Board of Directors and as chairman of Medical Properties’ Ethics, Nominating and Corporate Governance Committee.
          Sherry A. Kellett. Ms. Kellett, age 67, has served as a member of Medical Properties’ Board of Directors since February 2007. Ms. Kellett was the former corporate controller and principal accounting officer at BB&T Corporation, where she was a member of their eight-person executive management team from 1998 through her retirement in 2003. She is currently a member of the board of directors of Highwoods Properties, Inc., based in Raleigh, North Carolina, where she serves on the audit committee, and MidCountry Financial Corp., based in Macon, Georgia, where she is chair of the audit committee and serves on the compensation committee. Ms. Kellett has also served on the boards of the North Carolina School of the Arts Foundation, Piedmont Kiwanis Club, Senior Services, Inc., The Winston-Salem Foundation, the Piedmont Club, and the N.C. Center for Character Education. Medical Properties’ Board believes that Ms. Kellett’s experience as a board member and audit committee member at other public companies, along with her extensive experience in corporate finance and the financial sector generally, make her a valued advisor and highly qualified to serve as a member of Medical Properties’ Board of Directors.

          William G. McKenzie. Mr. McKenzie, age 53, is one of Medical Properties’ founders. Mr. McKenzie has served as a director since Medical Properties’ formation and served as the Executive Chairman of Medical Properties’ Board of Directors in August and September 2003. From May 2003 to August 2003, he was an executive officer and director of Medical Properties’ predecessor. From 1998 to the present, Mr. McKenzie has served as President, Chief Executive Officer, and a board member of Gilliard Health Services, Inc., a privately-held owner and operator of acute care hospitals. From 1996 to 1998, he was Executive Vice President and Chief Operating Officer of the Mississippi Hospital Association/Diversified Services, Inc. and the Health Insurance Exchange, a mutual company and HMO. From 1994 to 1996, Mr. McKenzie was Senior Vice President of Managed Care and Executive Vice President of Physician Solutions, Inc., a subsidiary of Vaughan HealthCare, a private healthcare company in Alabama. From 1981 to 1994, Mr. McKenzie was Hospital Administrator and Chief Financial Officer and held other management positions with Gilliard Health Services, Inc. Mr. McKenzie received a Masters of Science in Health Administration from the University of Colorado and a B.S. in Business Administration from Troy University. He has served in numerous capacities with the Alabama Hospital Association. Medical Properties’ Board believes that Mr. McKenzie’s position as a co-founder of Medical Properties and his extensive experience in the healthcare industry make him a valued advisor and highly qualified to serve as a member of Medical Properties’ Board of Directors.
          L. Glenn Orr, Jr. Mr. Orr, age 71, has served as a member of Medical Properties’ Board of Directors since February 2005. Mr. Orr is Chairman of Orr Holdings, LLC, previously The Orr Group, which has provided consulting services for middle-market companies since 1995. Prior to that, he was Chairman of the Board of Directors, President and Chief Executive Officer of Southern National Corporation from 1990 until its merger with Branch Banking & Trust in 1995. Mr. Orr is a member of the Board of Directors, chairman of the governance/compensation committee, and a member of the executive committee of Highwoods Properties, Inc. He is also a member of the Board of Directors of Broyhill Management Fund, Inc. and General Parts, Inc., where he also serves on the compensation committee. Mr. Orr previously served as President and Chief Executive Officer of Forsyth Bank and Trust Co., President of Community Bank in Greenville, South Carolina, and President of the North Carolina Bankers Association. He is a member, and the former Chairman, of the Board of Trustees of Wake Forest University. Medical Properties’ Board believes that Mr. Orr’s substantial experience as an executive and board member at other public companies, along with his strong skills in corporate finance, strategic planning, and public company oversight and executive compensation, make him a valued advisor and highly qualified to serve as a member of Medical Properties’ Board of Directors and as chairman of Medical Properties’ Compensation Committee.
Executive Officers
          The biographical information for Edward K. Aldag, Jr. and R. Steven Hamner is included under “—Directors” above.
          Emmett E. McLean. Emmett E. McLean is one of the founders of Medical Properties and has served as the Executive Vice President, Chief Operating Officer and Treasurer of Medical Properties since September 2003. Mr. McLean has served as our Secretary since June 2010, and served as our Assistant Secretary from April 2004 to June 2010. In August and September 2004, Mr. McLean also served as the Chief Financial Officer of Medical Properties Trust, Inc. Mr. McLean was one of Medical Properties’ directors from September 2003 until April 2004. From June to September 2003, Mr. McLean served as Executive Vice President, Chief Financial Officer and Treasurer, and board member of Medical Properties’ predecessor. From 2000 to 2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1995 to 2000, Mr. McLean served as Senior Vice President—Development, Secretary, Treasurer and a board member of PsychPartners, L.L.C., a healthcare services and practice management company. Prior to 1992, Mr. McLean worked in the investment banking field. Mr. McLean received an MBA from the University of Virginia and a B.A. in economics from The University of North Carolina.

Compensation Committee Interlocks and Insider Participation
          No member of the Compensation Committee during 2010 is or was an officer or employee of Medical Properties. In addition, no executive officer served during 2010 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of Medical Properties’ Board of Directors.

DIRECTOR COMPENSATION
          The following table summarizes the compensation for 2010 with respect to our non-employee directors (as defined below). The grant date fair value of the stock awards is based on $10.57 per share, the average price of Medical Properties’ common stock on January 6, 2010, when these grants were made.

					Change in
					Pension Value
					and
					Nonqualified
	Fees earned or			Non-Equity	Deferred	All Other
	paid in cash	Stock Awards	Option	Incentive Plan	Compensation	Compensation
Name	($)	($)	Awards ($)	Compensation	Earnings	($)	Total ($)

Steve Dawson	$83,000	$82,901	—	—	—	—	$165,901
Robert Holmes	98,000	82,901	—	—	—	—	180,901
Virginia A. Clarke (1)	62,000	82,901	—	—	—	—	144,901
Sherry A. Kellett	65,000	82,901	—	—	—	—	147,901
Glenn Orr	83,000	82,901	—	—	—	—	165,901

(1)	Virginia A. Clarke resigned from Medical Properties’ Board of Directors in March 2011.
          As compensation for serving on Medical Properties’ Board of Directors during 2010, each independent director (each, a “non-employee director”) received an annual fee of $50,000, plus $1,000 for each Board of Director meeting and each committee meeting attended as a member. Independent committee chairmen received an additional $15,000 per year, except for the Audit Committee chairman who received an additional $20,000 per year. In addition, Medical Properties’ lead independent director received an additional $20,000 in 2010. Medical Properties’ also reimbursed its directors for reasonable expenses incurred in attending these meetings. Medical Properties’ Compensation Committee may change the compensation of its independent directors in its discretion.
          Beginning in 2007 and through the date of this prospectus, the Compensation Committee has engaged FTI SMG to assist it in conducting a competitive review of Medical Properties’ non-employee director compensation program. In late 2010, FTI SMG conducted a survey of director compensation trends within the REIT industry, which survey included 138 publicly-traded REIT filings. More specifically, FTI SMG reviewed (1) how the use of each component of total compensation (e.g., cash retainers, meeting fees, and equity awards) compared to market practice, and (2) how the total compensation for Board of Director and committee members compared to market practice. FTI SMG’s report presented data comparing Medical Properties’ director compensation to market levels. Taking into consideration all of FTI SMG’s findings and recommendations, the Compensation Committee approved the following director compensation structure for 2011:
•	the Board of Director and committee meeting fees are eliminated;

•	the annual cash retainer for non-employee directors is increased to $75,000, which is primarily attributable to the elimination of meeting fees;

•	no change to the annual equity grant to non-employee directors; and

•	no change to the annual cash fees paid to the lead independent director and the committee chairmen.
     Directors who are also officers or employees of Medical Properties receive no additional compensation for their service as directors.
     Upon joining Medical Properties’ Board of Directors, each of its current independent directors, other than Ms. Kellett, who joined the Board of Directors in 2007, received a non-qualified option to purchase 20,000 shares of

Medical Properties’ common stock with an exercise price of $10.00 per share. One-third of these options vested upon grant. One-half of the remaining options vested on each of the first and second anniversaries of the date of the grant. Starting in 2007, each non-employee director has been awarded restricted stock annually including 6,750 shares, 11,628 shares and 7,843 shares in 2008, 2009 and 2010, respectively. The shares awarded in 2008 vest in equal annual installments over three years, while the 2009 and 2010 awards vest over three years in equal quarterly amounts.
          The following table shows outstanding equity awards at December 31, 2010 for each of Medical Properties’ non-employee directors who served during 2010.

Name	Unvested Stock	Stock Options

Steve Dawson	12,976	20,000
Robert Holmes	12,976	20,000
Virginia A. Clarke	12,976	20,000
Sherry A. Kellett	12,976	—
Glenn Orr	12,976	20,000

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          This section describes Medical Properties’ compensation program for Medical Properties’ principal executive officer (Edward K. Aldag, Jr.), Medical Properties’ principal financial officer (R. Steven Hamner) and Medical Properties’ other executive officer (Emmett E. McLean) (our current “Named Executive Officers”). Michael G. Stewart ceased being a Named Executive Officer on June 15, 2010. We discuss herein Medical Properties’ overall executive compensation objectives, each element of compensation that Medical Properties’ Named Executive Officers are eligible to receive and how Medical Properties determined their compensation in 2010.
Summary
          Medical Properties believes that the experience, abilities and commitment of its Named Executive Officers are unique in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of Medical Properties’ investment goals. Accordingly, the primary objectives of Medical Properties’ executive compensation program as implemented by Medical Properties’ Compensation Committee are to retain Medical Properties’ key leaders, and attract future leaders while aligning Medical Properties’ executives’ long-term interest with the interests of Medical Properties’ other stockholders.
          The Compensation Committee also evaluates Medical Properties’ executive compensation programs to ensure that appropriate consideration is given to compensation risks, including:
•	compensation methods that may incentivize Medical Properties’ executives to make decisions that, while creating apparent short term financial and operating success, may in the longer term result in future losses and other value depreciation; and

•	compensation that is not competitive in the market, and does not adequately reward Medical Properties’ executive officers for their specialized knowledge, expertise and historical achievements may impact Medical Properties’ ability to retain executives with such knowledge and expertise and adversely affect Medical Properties’ growth, profitability and long term value.
     A number of strategic, operational and financial achievements heavily influenced the Compensation Committee’s decisions about 2010 compensation, including:
•	we substantially refinanced our balance sheet in the early part of 2010; in general, we waited longer than many REITs to do this in order to avoid the historic low equity prices and high cost of debt during the global financial crisis that started in 2008. These transactions included refinancing our revolving credit facility and upsizing it by more than 40%; issuing fixed rate term notes with an attractive yield and six-year term; issuing approximately $280 million in common equity, having the effect of driving our leverage ratio down to 23% and positioning us for aggressive growth in high-yielding assets;

•	we restarted the acquisition program that we had consciously put on hold during the worst parts of the financial crisis. In June, we completed the acquisition of three hospitals for approximately $74 million and leased them to an operator that is new to us, making further progress on reducing the percentage of assets operated by a single system. From that time through February 2011, we invested almost $400 million in new assets with average initial yields in excess of 10%, and we lowered our largest operator concentration to approximately 29% from approximately 40% three years earlier;

•	during the same time, we strategically trimmed certain of our investments, including accepting prepayment of $40 million in non-real estate loans, and selling certain assets that left us with better geographic and operator concentration;

•	we realized a cash $12 million profits participation on our Shasta Regional Hospital facility. Under certain conditions, this amount was not due for up to 10 years from the November 2008 commencement of our lease of that facility; and

•	as of the end of 2010, we had generated a three-year total return to stockholders (“TRS”) of approximately 28% (approximately 10% in 2010), which placed us approximately in the 75th percentile rank out of the 125 companies that make up the SNL US REIT Equity Index, and approximately in the 70th percentile of the 17 companies that we use as a peer comparison group for purposes of executive compensation.
Primary Components of Executive Compensation
          Compensation of the Named Executive Officers is comprised of four primary components: base salary, annual cash bonus (annual non-equity incentive program), annual grants of restricted stock and multi-year equity incentive programs. Only the base salary component does not have performance criteria. Compensation under the other components is fully earned only if predetermined performance criteria are achieved. These criteria align the Named Executive Officers’ compensation with achievement of important goals, including TRS, that benefit all of Medical Properties’ stockholders.
          Importantly, these criteria are established by the Compensation Committee at levels that assure that Medical Properties’ stockholders must earn attractive returns in order for the Named Executive Officers to earn all of their potential incentive compensation. As an example of our continuing emphasis on “pay for performance,” in 2010 Medical Properties’ Compensation Committee added a provision to our annual grants of restricted stock that requires us to achieve a TRS of at least 9.5% in order for the Named Executive Officers to realize one-half of such grants in 2010. In some prior years, such grants have been conditioned only on continued employment over the vesting periods. In addition, the Compensation Committee added a separate provision that limits the payment of dividends on performance-based restricted shares to those that have been earned by the Named Executive Officers pursuant to achievement of the performance criteria.
          Moreover, on December 31, 2010 the measurement period for the superior performance award portion of our 2007 Multi-year Incentive Plan ended. This program established significant performance criteria when it was implemented in 2007, and the grant date fair value of the program was $2.4 million. However, due in part to global economic conditions, we did not generate the returns for our stockholders necessary for the Named Executive Officers to realize all of this value, and in fact, they forfeited an aggregate of $1.1 million as of the end of 2010. It is important to note, however, that accounting rules do not allow U.S. companies to reflect this substantial reduction of realized executive compensation in their financial statements, even though the Named Executive Officers will never be paid for the amount forfeited but previously included as compensation expense in the company’s financial statements.
          Each of the four primary components of executive compensation is discussed in further detail elsewhere in this Compensation Discussion and Analysis.
Other Executive Compensation Considerations
•	All of the current Named Executive Officers are also founders of our Company, and we have multi-year employment agreements with them. The substantive terms of these agreements are discussed further below. We believe these agreements are appropriate because prior to the 2004 initial sale of our common stock to non-founder investors, our founders owned 100% of our stock. The founders gave up the great majority of their stock ownership, and its related benefits in exchange for the opportunity to create future value and wealth for all stockholders. Among other considerations, the multi-year nature of the contracts provided a level of assurance acceptable to the founders that, absent termination for cause, they would each have an opportunity to continue to create that value and wealth. The Compensation Committee believes that such agreements, especially with respect to company founders, are not uncommon.

•	We believe that the total compensation paid to the Named Executive Officers is set at a level that accommodates prudent personal planning for certain post-retirement costs, including the costs of healthcare. Accordingly, with very limited exceptions related to the period of time after employment that we will pay for certain insurance coverage, we do not presently have any programs that provide post-retirement benefits or compensation.
•	We provide the Named Executive Officers with certain other compensation that we believe is customary and is minor in relation to total compensation. This includes the employer match to a portion of the executive’s 401(k) contribution (our only retirement program), reimbursement of certain limited amounts of disability and life insurance premiums, automobile allowances and certain limited professional fees. These are each described and quantified in the Summary Compensation Table below.
Compensation Philosophy and Procedures
          Medical Properties’ Compensation Committee is responsible for designing our executive compensation plans, establishing compensation levels, and measuring the performance of the Named Executive Officers. In order to assist the Compensation Committee to design, establish and monitor our executive compensation plans, the committee has engaged since 2007 the services of FTI SMG, a nationally recognized compensation consulting firm specializing in the real estate industry, and we continued to use the services of FTI SMG in 2010 and through the date of this prospectus. We did not have any prior relationship with FTI SMG.
          In 2010, FTI SMG advised the Compensation Committee about, among other matters, executive compensation trends, evolving designs of compensation programs, suggested adjustments to the peer group, and the amount of incentive compensation potential actually realized by the Named Executive Officers. Additionally, representatives of FTI SMG consult with Messrs. Aldag and Hamner periodically and present to the Compensation Committee the opinions of FTI SMG about any proposals suggested by such members of management. FTI SMG representatives frequently participate in meetings of the Compensation Committee and consult with members of the Compensation Committee between such meetings.
          The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. Historically, on an annual basis since 2007, FTI SMG has been engaged by management to perform a variety of tax structuring and compliance services unrelated to executive compensation. Although these services were not specifically approved in advance by the Compensation Committee, the Compensation Committee has been aware of and approved of FTI SMG’s role as a provider of non-executive compensation related services to us. FTI SMG reports to the Compensation Committee any such services and fees annually, in connection with its retention, and upon the reasonable request of the Compensation Committee. The Compensation Committee has determined that FTI SMG’s advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps that FTI SMG takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:
•	the Compensation Committee directly hired and has the authority to terminate FTI SMG’s engagement for executive compensation related services;

•	the Compensation Committee solely determined the terms and conditions of FTI SMG’s engagement for compensation related services, including the fees charged;

•	FTI SMG is engaged by and reports directly to the Compensation Committee for all executive compensation services; and

•	FTI SMG has direct access to members of the Compensation Committee during and between meetings.
          During 2010, we paid FTI SMG $95,600 in consulting fees directly related to executive, board and other compensation-related services performed for the Compensation Committee. During the same period, we paid FTI SMG $206,990 for its tax structuring and compliance consulting services unrelated to executive, board and compensation matters.

          In 2010, FTI SMG continued to evaluate Medical Properties’ executive and director compensation practices in light of evolving market conditions. As such, the compensation review in 2010 by FTI SMG compared our executive pay practices against the same peer group of companies as that in 2008 and 2009 (with the exception that Thomas Properties Group, Inc. is no longer considered in the peer group). The peer group is comprised of the following REITs (the “Peer Group”):

Alexandria Real Estate Equities, Inc.	First Potomac Realty Trust	Nationwide Health Properties, Inc.
BioMed Realty Trust	Health Care REIT, Inc.	Omega Healthcare Investors, Inc.
Cogdell Spencer, Inc.	Healthcare Realty Trust	Parkway Properties, Inc.
Colonial Properties Trust	Kite Realty Group Trust	Ventas, Inc.
Corporate Office Properties Trust, Inc.	LTC Properties, Inc.	Washington Real Estate Investment Trust
Digital Realty Trust, Inc.	Maguire Properties, Inc.
Components of Executive Compensation
          As noted above, a significant portion of the Named Executive Officers’ total compensation is based on pre-established measures, the achievement of which we believe is correlated with long term creation and maintenance of stockholder value. Another significant portion of the value the Named Executive Officers are eligible to earn as compensation is represented by shares of restricted common stock that vest over multiple periods and materially impact the long term net worth of the Named Executive Officers. We believe these two key elements of our compensation strategy create incentives for the Named Executive Officers to make decisions that are expected to generate sustainable stockholder value over the long term.
          The compensation of the Named Executive Officers was comprised of Base Salaries, Annual Bonus (non-equity incentive plan compensation) and Long-term Incentive Awards. In 2007, Medical Properties also implemented a Multi-year Incentive Plan. All of these components, and a description of how the Compensation Committee determined 2010 compensation, are summarized below.
Base Salaries
          The Compensation Committee has determined that base salaries should comprise a relatively minor portion of the total compensation that an executive is eligible to earn and has established base salary levels relative to the Peer Group. In 2010, each of the Named Executive Officers’ base salary was increased only by the approximate change in the consumer price index during 2009. In limiting base salary increases to inflation, the Compensation Committee considered the opportunities for the executive officers to earn incentive compensation based on their achievement of certain longer-term financial and operational targets as described below.
Annual Bonus (Non-Equity Incentive Plan Compensation)
          The Named Executive Officers have opportunities to earn annual cash compensation of up to specified multiples of their base salaries if certain specified corporate goals are reached at the “Threshold,” “Target,” “Superior” and “Outperformance” levels as described below. The following table specifies the potential multiples for each current Named Executive Officer.

Executive Name	Threshold	Target	Superior	Outperformance

Edward K. Aldag Jr.	100%	175%	250%	350%
R. Steven Hamner	75%	125%	175%	250%
Emmett E. McLean	75%	125%	175%	250%

          The majority (generally, 65%) of the potential annual bonus for each Named Executive Officer is based on quantifiable measures of performance that are established and discussed with each executive early in the fiscal year. In early 2010, the following goals, measurements and potential base salary multiples were established for calendar year 2010:

Corporate Goal	Weight	Threshold	Target	Superior	Outperformance

Normalized FFO Goal (1)	25.0%	$0.85	$0.88	$0.90	$0.92
Exposure by Tenant	10.0%	36% max	33% max	28% max	27% max
Acquisitions	10.0%	$100 million	$150 million	$200 million	$250 million
Liquidity	25.0%	$50 million	$60 million	$70 million	$80 million
AFFO Payout (2)	15.0%	92.0%	89.0%	85.0%	84.0%
Binary—Recapitalize Balance Sheet	15.0%	N/A	N/A	N/A	Yes
Total	100.00%

(1)	For computational purposes, we use the NAREIT definition of FFO (funds from operations), with adjustments for certain items, including in 2010 (a) various non-routine charges, including items related to the recapitalization transactions, loan impairment, executive severance, and write-offs of straight line rent ($0.31 per share), (b) incremental interest avoided by prepayment of debt with recapitalization proceeds ($0.12 per share), (c) the effects of sales of assets and note prepayments ($0.09 per share), (d) accounting changes for convertible bonds and participating securities ($0.04 per share), (e) the early collection of $10,000,000 of additional rent from Shasta ($0.12 per share) and (f) the dilution from the recapitalization of our balance sheet ($0.19 per share).

Dilution resulting from the 2010 recapitalization transactions, including the issuance of approximately 29.9 million shares of common stock, is not considered because the Compensation Committee believes that near-term dilution is necessary to take advantage of longer-term growth opportunities; for example, as a result of the recapitalization transactions, the Company was able to commit to almost $400 million in new investments since the recapitalization less than one year earlier.

(2)	For computational purposes we adjusted the normalized FFO amount as described above to exclude straight-line rent revenue ($0.06 per share), non-cash, share-based compensation expense ($0.07 per share), and deferred financing cost amortization expense ($0.06 per share).

Corporate Goal	2010 Achievement	Actual Achievement

Normalized FFO Goal	Outperformance	$0.94
Exposure by Tenant	Outperformance	27%
Acquisitions	Superior	$230 million
Liquidity	Outperformance	> $80 million
AFFO Payout	Outperformance	80%
Recapitalization	Yes	Yes
          The remaining 35% of the annual bonus potential is based on the respective performance of each Named Executive Officer based on the Compensation Committee’s consideration of various quantitative and qualitative factors. For 2010, the factors listed in “—Executive Summary” were considered.
Long-term Incentive Awards
          The Compensation Committee may grant long-term, equity-based incentive awards to Medical Properties’ executive officers under the 2004 Equity Incentive Plan. These awards may take the form of incentive stock options, nonqualified stock options, restricted common stock, restricted stock units, deferred stock units, stock appreciation rights and performance share units. Based on an assessment of competitive factors and performance, the Compensation Committee determines an award that is sufficient to both properly reward, and provide future incentive for, each executive officer. The Compensation Committee generally considers the amount of other components of the executives’ awards along with the market information related to compensation of Peer Group company executives in determining the value and character of long-term incentive awards, and intends to continue to closely align the interests of the executive officers with those of the stockholders generally by making such incentive awards in the form of restricted stock. Shares of restricted stock granted under the 2004 Equity Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of Medical Properties’

common stock. In past years, to encourage retention, restricted stock awards have generally vested over periods of three to five years, and have sometimes required achievement of certain performance measures in order to vest.
          In 2010, the Compensation Committee added a provision to Medical Properties’ annual grants of restricted stock that requires Medical Properties to achieve a TRS of at least 9.5% in order for the Named Executive Officers to realize one-half of such 2010 grants. In addition, the Compensation Committee added a separate provision that limits the payment of dividends on performance-based restricted shares to those that have been earned by the Named Executive Officers pursuant to achievement of the performance criteria.
     To help determine the amount of long-term equity incentives to award the Named Executive Officers during 2010, the Compensation Committee considered the following factors along with the total compensation levels of the Named Executive Officers and the Peer Group. Based on our 2009 performance, the Compensation Committee granted time-based and performance based restricted shares to each of the Named Executive Officers. One-half of such restricted shares vest over a three year period in equal quarterly amounts. The remaining one-half vest only if during the three year period, our TRS is equal to or exceeds 9.5% (with carry back and carry forward provisions). Moreover, dividends that accrue on the performance based restricted stock are not paid until and unless the requisite TRS performance requirements are achieved.
•	Management’s maintenance of strong operating performance throughout 2009, during the most critical period of the global credit crisis and recession.

•	Establishment of prudently staggered debt maturities such that no unmanageable maturities came due in any single year. Moreover, management successfully created additional liquidity through selective asset refinancings, moderate equity issuances and limitations on asset acquisitions.

•	The Named Executive Officers added important human and other resources in anticipation of economic recovery, including key managers in accounting and finance, asset management and asset underwriting.

•	Generated substantial increases in TRS through share price recovery and maintenance of a cash dividend during a time when many larger and older REITs had replaced most of their cash dividend with shares of common stock.

•	Importantly, the Named Executive Officers by the end of 2009 had positioned us to take prompt and aggressive advantage of an improving market, and in fact soon thereafter, we recapitalized our balance sheet and commenced acquisitions of attractive long term assets.
          Based on these considerations, the Compensation Committee awarded long-term incentive shares of restricted common stock in 2010 as follows:

	Time-Based Awards	Performance-Based Awards	Total Awards
Executive	($)(1)	($)(1)	($)(1)
| | |
Edward K. Aldag Jr.	$1,036,283	$906,870	$1,943,153
R. Steven Hamner	518,141	453,435	971,576
Emmett E. McLean	336,792	294,733	631,525

(1)	The following amount of shares was granted to Messrs. Aldag, Hamner and McLean: 196,080, 98,040 and 63,726, respectively. 50% of the shares granted are time-based and 50% of shares granted are performance-based, and require an annual 9.5% TRS in order for the shares to be earned by our current Named Executive Officers.

2007 Multi-Year Incentive Program
          The Compensation Committee approved on March 8, 2007, and our stockholders approved on May 30, 2007 the general terms of a multi-year incentive program (the “2007 Program”) that is administered under the 2004 Equity Incentive Plan. The 2007 Program was designed to motivate, retain, and reward Medical Properties’ senior executive officers over a multi-year period based on the achievement of key business objectives while maintaining alignment of their interests with those of our stockholders. The 2007 Program consists of three basic components: time-based restricted equity awards, core performance restricted equity awards and superior performance awards.
          Time-based awards vest ratably over a seven-year period that will end on December 31, 2013. Core performance awards vest over a seven-year period based on achievement by Medical Properties of specific total return benchmarks. Cash dividends are paid on all time-based and core performance award shares, including unvested portions. Superior performance awards, which are intended to encourage management to create stockholder value in excess of industry expectations in a “pay for performance” structure, are earned based on achievement of certain stock price targets or specific total return benchmarks. If our average stock price (over 30 consecutive trading days) was equal to or greater than $26, $24, $22, or $20 in 2009 or 2010, 100%, 75%, 58%, or 33% of the superior performance award is earned, respectively. If Medical Properties’ average stock price did not reach $20 in 2009 or 2010, only one-third of the superior performance award is earned if Medical Properties’ total stockholder return from March 1, 2007 through December 31, 2010 is at or above the 50th percentile of the total stockholder return of the REITs in the Morgan Stanley REIT Index.
          As of the December 31, 2010 end of the superior performance measurement date, Medical Properties’ TRS for the measurement period was above the 50th percentile of the index, but our shares had not reached a value of $20 in 2009 or 2010. Accordingly, our Named Executive Officers forfeited two-thirds of the shares that the 2007 Program had been designed to provide pursuant to the superior performance. Through December 31, 2010, we have reported executive compensation related to the superior performance awards in an aggregate amount of approximately $1.6 million. Although two-thirds of this amount, or $1.1 million, will never be received by the Named Executive Officers, accounting rules prohibit U.S. companies from adjusting the amount of the previously reported compensation.
          Once the superior performance award is earned based on performance, it is subject to further time vesting. One-third of the earned superior performance awards vest on the fourth anniversary of grant, and an additional third vest on each of the succeeding two anniversaries, based on continued employment. During the performance vesting period, cash dividends are paid with respect to the maximum shares or units that could be earned under the superior performance award at a rate equivalent to only 20% of our normal dividend rate.
          Some or all awards under the 2007 Program, at the election of the awardees, may be granted in the form of operating partnership profits interest units of the Operating Partnership. Subject to vesting and the other terms of the applicable award, these profits interest units are exchangeable for shares of Medical Properties’ common stock or cash, at Medical Properties election. Distributions on the profits interest units equal the dividends paid on Medical Properties’ common stock on a per unit basis, subject to the terms of the applicable award.
          All determinations, interpretations, and assumptions relating to the vesting and calculation of awards under the 2007 Program are made by the Compensation Committee. In the event of a change in control of the Company during the vesting period, all grants would become fully vested.
          Other Benefits. Medical Properties maintains a 401(k) Retirement Savings plan and annually matches 100% of the first three percent (3%) of pay contributed, plus fifty percent (50%) of the next two percent (2%) of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental and vision plans, and pay the coverage cost under these plans for all employees. Each of the Named Executive Officers have employment agreements with us pursuant to which certain other benefits are provided to them. The financial terms of each such employment agreement are set forth in Compensation of Executive Officers below.
          Practices with regard to dates and pricing of stock and option grants. The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to each officer and grants such awards. The date of the award is the date of the scheduled meeting of the Compensation Committee at which the Compensation Committee votes to approve the option or the restricted share amount. The exercise price of each option granted is the closing price of our common stock on such date of grant.
          In all cases, Medical Properties’ options are dated (1) on the date of a scheduled Compensation Committee meeting at which the option amount is approved, (2) on the date of a new hire’s start with the Company as approved by the Chairman/CEO in advance of the start date, or (3) on the date of a terminated senior executive’s departure from the Company as set out in formal terms approved in advance. Option exercise prices are determined by the NYSE closing price of Medical Properties’ common stock on such date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of Medical Properties’ common stock.
          Section 162(m). Medical Properties believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect Medical Properties’ net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).
Compensation of Executive Officers
Summary Compensation Table
          The amounts in the table below are a summary of the components of compensation our Named Executive Officers received in the last three years:

								Change in
								Pension Value
								and
								Nonqualified
Name and							Non-Equity	Deferred
principal						Option	Incentive Plan	Compensation	All Other		Total
positions	Year	Salary	Bonus	Stock Awards		Awards	Compensation	Earnings	Compensation		Compensation
Edward K. Aldag, Jr.	2010	$550,680	$—	$1,943,153	(12)	$—	$1,891,586	$—	$56,411	(1)	$4,441,830
Chairman of the Board, Chief	2009	529,500	—	915,699		—	1,509,075	—	64,890	(5)	3,019,164
Executive Officer and President	2008	510,000	—	2,016,704		—	1,650,000	—	70,743	(9)	4,247,447

Emmett E. McLean	2010	$372,528	$—	$631,525	(12)	$—	$913,159	$—	$45,085	(2)	$1,962,297
Executive Vice President, Chief	2009	358,200	—	343,388		—	703,079	—	33,856	(6)	1,438,523
Operating Officer, Treasurer and Secretary	2008	345,000	—	756,270		—	625,000	—	39,326	(10)	1,765,596

R. Steven Hamner	2010	$374,712	$—	$971,576	(12)	$—	$918,512	$—	$41,192	(3)	$2,305,992
Director, Executive Vice President	2009	360,300	—	526,529		—	707,201	—	36,027	(7)	1,630,057
and Chief Financial Officer	2008	347,000	—	1,008,352		—	750,000	—	18,200	(11)	2,123,552

Michael G. Stewart	2010	$141,665	$—	$72,878	(12)	$—	$—	$—	$1,923,532	(4)	$2,138,075
Former Executive Vice President,	2009	297,200	—	160,247		—	557,343	—	18,800	(8)	1,033,590
General Counsel and Secretary	2008	286,275	—	504,176		—	425,000	—	18,200	(11)	1,233,651

(1)	Represents $9,800 in company 401(k) match, $12,000 automobile allowance, $2,174 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $29,125 for the cost of life insurance. These additional benefits include $13,130 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(2)	Represents $9,800 in company 401(k) match, $9,000 automobile allowance, $14,815 for the cost of tax preparation, $464 for the cost of disability insurance, and $11,006 for the cost of life insurance. These additional benefits include $10,709 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(3)	Represents $9,800 in Company 401(k) match, $9,000 automobile allowance, $1,920 for the cost of disability insurance, and $20,472 for the cost of life insurance. These additional benefits include $8,588 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(4)	Represents a one-time severance payment of $1,909,607 pursuant to a Separation Agreement between Mr. Stewart and the Company dated June 11, 2011. Also includes $9,800 in Company 401(k) match and an automobile allowance of $4,125.

(5)	Represents $9,800 in company 401(k) match, $12,000 automobile allowance, $6,920 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $32,858 for the cost of life insurance. These additional benefits include $16,687 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(6)	Represents $9,800 in Company 401(k) match, $9,000 automobile allowance, $415 for the cost of disability insurance, and $14,641 for the cost of life insurance. These additional benefits include $6,142 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(7)	Represents $9,800 in Company 401(k) match, $9,000 automobile allowance and $17,227 for the cost of life insurance. These additional benefits include $7,227 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(8)	Represents $9,800 in Company 401(k) match and a $9,000 automobile allowance.

(9)	Represents $9,200 in Company 401(k) match, $12,000 automobile allowance, $17,320 for the cost of tax preparation and financial planning services, $6,136 for the cost of disability insurance, and $26,087 for the cost of life insurance. These additional benefits include $18,209 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(10)	Represents $9,200 in Company 401(k) match, $9,000 automobile allowance, $6,072 for the cost of tax preparation and financial planning services, $413 for the cost of disability insurance, and $14,641 for the cost of life insurance. These additional benefits include $8,689 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(11)	Represents $9,200 in Company 401(k) match and a $9,000 automobile allowance.

(12)	A portion of this stock award contains performance-based vesting conditions and the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions. The reported value for these performance awards was $906,870; $294,733; $453,435; and $34,012 for Messrs. Aldag, McLean, Hamner and Stewart, respectively. The value of the award at the grant date, assuming that the highest level of performance conditions will be achieved, would be $1,036,283; $336,792; $518,141; and $38,866 for Messrs. Aldag, McLean, Hamner and Stewart, respectively.
          Medical Properties has employment agreements with Edward K. Aldag, Jr., R. Steven Hamner and Emmett E. McLean. These employment agreements provided the following annual base salaries in 2010: Edward K. Aldag, Jr., $550,680; R. Steven Hamner, $374,712; and Emmett E. McLean, $372,528. On each January 1, each of the current Named Executive Officers is to receive a minimum increase in his base salary equal to the increase in the Consumer Price Index, or CPI. These agreements provide that the current Named Executive Officers agree to devote substantially all of their business time to our operation. The employment agreement for each of the current Named Executive Officers is for a three-year term, which is automatically extended at the end of each year within such term for an additional one year period, unless either party gives notice of non-renewal as provided in the agreement.
          These employment agreements permit Medical Properties to terminate each executive’s employment with appropriate notice for or without “cause,” which includes (1) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and also exclusive of a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the executive on a per se basis due to the Company offices held by the executive, so long as any act or omission of the executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors), (2) a willful breach of his duty of loyalty which is materially detrimental to the Company, (3) a willful failure to materially perform or materially adhere to explicitly stated duties that are consistent with the terms of his employment agreement, or Medical Properties’ reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including, without limitation, any business code of ethics adopted by the Board of Directors, or to follow the lawful directives of the Board of Directors (provided such directives are consistent with the terms of his employment agreement), which, in any such case, continues for thirty (30) days after written notice from the Board of Directors to the executive, or (4) gross negligence or willful misconduct in the material performance of the executive’s duties.
          Each of the current Named Executive Officers has the right under his employment agreement to resign for “good reason,” which includes (1) the employment agreement is not automatically renewed by the Company; (2) the termination of certain incentive compensation programs; (3) the termination or diminution of certain employee benefit plans, programs, or material fringe benefits; (4) the relocation of our principal office outside of a 100 mile radius of Birmingham, Alabama (in the case of Mr. Aldag); or (4) Medical Properties’ breach of the employment agreement which continues uncured for 30 days. In addition, in the case of Mr. Aldag, the following constitute good reason: (1) his removal from the Board of Directors without cause or his failure to be nominated or elected to the Board of Directors; or (2) any material reduction in duties, responsibilities, or reporting requirements, or the assignment of any duties, responsibilities or reporting requirements that are inconsistent with his positions with Medical Properties.
          The executive employment agreements provide a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. Hamner and McLean. The current Named Executive Officers are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. Hamner and McLean. Medical Properties also reimburses each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. In addition, the employment agreements provide for annual paid vacation of six weeks for Mr. Aldag and four weeks for Messrs. Hamner and McLean, and various other customary benefits. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in the CPI for such year, and that Messrs. Hamner and McLean will receive up to $10,000 per year in reimbursement for life insurance premiums which amount is to increase annually based on the increase in the CPI for such year. Medical Properties also reimburses each executive for the income tax he incurs on the receipt of these life insurance premium reimbursements. The current Named Executive Officers are also reimbursed for the cost of their disability insurance premiums.
          The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.
          If the current Named Executive Officer’s employment ends for any reason, Medical Properties will pay accrued salary, bonuses and incentive payments already determined, and other existing obligations. If Medical Properties terminates a current Named Executive Officer’s employment without cause, or if any of them terminates his employment for good reason, we will be obligated to pay (1) a lump sum payment of severance equal to the sum of (a) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (b) the incentive bonus prorated for the year in which the termination occurred; (2) the cost of the executive’s continued participation in the company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag); and (3) certain other benefits as provided for in the employment agreement. Additionally, in the event of a termination by Medical Properties for any reason other than cause or by the executive for good reason, all of the stock options and restricted stock granted to the executive will become fully vested, and the executive will have whatever period remains under the stock options in which to exercise all vested stock options.
          In the event of death of any of the current Named Executive Officers, then, in addition to the accrued salary, bonus, and incentive payments due to them, they shall become fully vested in their stock options and restricted stock, and their respective beneficiaries will have whatever period remains under the stock options to exercise such stock options. In addition, their estates would be entitled to their prorated incentive bonuses.
          In the event the employment of the current Named Executive Officers ends as a result of a termination by Medical Properties for cause or by the executives without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise their vested stock options pursuant to the terms of the grant, but all other unvested stock options and restricted stock would be forfeited.
          Upon a change of control, the current Named Executive Officers will become fully vested in their stock options and restricted stock and will have whatever period remains under the stock options in which to exercise their stock options. In addition, if the employment of any current Named Executive Officer is terminated by Medical Properties for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any twelve month period during his tenure multiplied by three.
          If payments become due as a result of a change in control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require Medical Properties to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.
          For an 18-month period after termination of an executive’s employment for any reason other than (1) termination by Medical Properties without cause or (2) termination by the executive for good reason, each of the executives under these employment agreements has agreed not to compete with Medical Properties by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to Medical Properties’ business as it was conducted during the period of the executive’s employment with us.
          The employment agreements provide that the current Named Executive Officers are eligible to participate in Medical Properties’ equity incentive plan. The employment agreements also provide that the current Named Executive Officers are eligible to receive annual cash bonuses based on the bonus policy adopted by the Compensation Committee.
          Former Executive Officer. Effective June 15, 2010, Michael G. Stewart resigned from the positions of Executive Vice President, General Counsel and Secretary of Medical Properties. Pursuant to the terms of a Separation Agreement dated June 11, 2010 between Medical Properties and Mr. Stewart, the Company paid Mr. Stewart a total of $1,909,607 in cash on December 16, 2010. The Company also accelerated the vesting of 69,019 previously awarded shares of restricted common stock, with an aggregate value of $673,625 based on the closing price of Medical Properties’ common stock on June 15, 2010. In addition, the Separation Agreement provided that, if performance criteria and other terms set forth in the relevant award agreements were met, an additional 111,623 shares of restricted common stock previously awarded to Mr. Stewart would vest. As the terms of certain of these superior performance awards were not met, 40,000 of these shares were forfeited on December 31, 2010.
          Prior to Mr. Stewart’s separation from the Company on June 15, 2010, the Company had an employment agreement with Mr. Stewart, the terms of which were substantially similar to the terms of our employment agreements with the current Named Executive Officers described above. The Separation Agreement superseded the employment agreement and all other agreements between Mr. Stewart and the Company.
          The employment agreement provided for an annual base salary of $309,088 in 2010; a monthly car allowance of $750; reimbursement for the cost of tax preparation and financial planning services of up to $10,000 annually; reimbursement for income tax incurred upon the receipt of the tax preparation and financial planning services; up to $10,000 per year in reimbursement for life insurance premiums, which amount increased annually based on the increase in the CPI; reimbursement for income tax incurred upon the receipt of the life insurance premium reimbursement; and reimbursement for the cost of disability insurance premiums.

Grants of Plan-Based Awards Table
          The following Grants of Plan-Based Awards Table provides information about annual bonus (non-equity incentive plan awards) and stock awards granted to the Named Executive Officers during the year ended December 31, 2010. In 2010, performance-based and time-based stock awards were issued to the Named Executive Officers. The performance-based stock awards are included in the Equity Incentive Plan Award section of the table below and will vest based on Medical Properties’ achievement of certain performance targets and if the participant provides the requisite service. The grant date fair value of these performance awards was based on $9.25 per share, which was determined using the Monte Carlo valuation method factoring in, among other things, the probability of achieving the award’s performance condition. The time-based stock awards are included in the All Other Stock Award section of the table below and will vest if the participant provides the requisite service. The Grant Date Fair Value of Stock and Option Awards reflects the grant date fair value of the time-based stock awards using a price of $10.57 per share, which was the average price of Medical Properties’ common stock on January 6, 2010, when these grants were made. As these shares vest, we will recognize and report compensation expense based on the grant date fair values even though the share price will be different on each vesting date, so the actual value to the Named Executive Officer may be less or more than the amounts below based on the value of the stock on the vesting date being below or above the grant date fair value.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant
									Number	Number of	or Base	Date Fair
		Estimated Possible Payouts Under Non-Equity				Estimated Future Payouts Under			of Shares	Securities	Price of	Value of
		Incentive Plan Awards				Equity Incentive Plan Awards			of Stock	Underlying	Option	Stock and
		Threshold	Target	Superior	Outperfor-mance	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	($)	(#)	(#)(1)	(#)	(#)(2)	(#)	($/sh)	Awards
Edward K. Aldag, Jr.	1/1/2010	$550,680	$963,690	$1,376,700	$1,927,380
	1/6/2010						98,040		98,040			$1,943,153

Emmett E. McLean	1/1/2010	$279,396	$465,660	$651,924	$931,320
	1/6/2010						31,863		31,863			$631,525

R. Steven Hamner	1/1/2010	$281,034	$468,390	$655,746	$936,780
	1/6/2010						49,020		49,020			$971,576

Michael G. Stewart	1/1/2010	$231,816	$386,360	$540,904	$772,720
	1/6/2010						3,677		3,677			$72,878

(1)	Represent awards of restricted common stock which will vest based on the Company’s achievement of certain performance targets and if the participant provides the requisite service.

(2)	Represents awards of restricted common stock which will vest based on the participant’s service.

Outstanding Equity Awards at December 31, 2010
          The table below shows the outstanding equity awards held by the Named Executive Officers as of December 31, 2010. Dollar amounts are based on $10.83, the closing price of Medical Properties’ common stock on December 31, 2010.

Equity
Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	payout
			Equity						Number of	value of
			Incentive						Unearned	Unearned
			Plan Awards:					Market	Shares,	Shares,
	Number of	Number of	Number of			Number of		Value of	Units or	Units or
	Securities	Securities	Securities			Shares or		Shares or	Other	Other
	Underlying	Underlying	Underlying			Units of		Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Stock That	That Have	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Have Not	Not Vested	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		Vested ($)	(#)(5)	Vested ($)
Edward K. Aldag, Jr.	—	—	—	—	—	422,124	(1)	$4,571,603	278,930	$3,020,812
Emmett E. McLean	—	—	—	—	—	174,451	(2)	$1,889,304	105,170	$1,138,991
R. Steven Hamner	—	—	—	—	—	215,227	(3)	$2,330,908	124,999	$1,353,739
Michael G. Stewart	—	—	—	—	—	20,000	(4)	$216,600	42,093	$455,867

(1)	3,500 shares vest on February 14, 2011. 20,000 shares vest in annual installments from March 8, 2011 through March 8, 2012. 64,284 shares vest in annual installments from December 31, 2011 through December 31, 2013. 100,250 shares vest in annual installments from February 14, 2011 through February 14, 2013. 60,560 shares vest in quarterly installments from January 2, 2011 through January 2, 2012. 73,530 shares vest in quarterly installments from January 1, 2011 through January 1, 2013. 100,000 shares vest in annual installments from January 1, 2011 to December 31, 2013.

(2)	1,250 shares vest on February 14, 2011. 9,000 shares vest in annual installments from March 8, 2011 through March 8, 2012. 30,000 shares vest in annual installments from December 31, 2011 through December 31, 2013. 37,593 shares vest in annual installments from February 14, 2011 through February 14, 2013. 22,710 shares vest in quarterly installments from January 2, 2011 through January 2, 2012. 23,898 shares vest in quarterly installments from January 1, 2011 through January 1, 2013. 50,000 LTIPs vest in annual installments from January 1, 2011 to December 31, 2013.

(3)	1,375 shares vest on February 14, 2011. 10,000 shares vest in annual installments from March 8, 2011 through March 8, 2012. 32,142 LTIPs vest in annual installments from December 31, 2011 through December 31, 2013. 50,124 shares vest in annual installments from February 14, 2011 through February 14, 2013. 34,821 shares vest in quarterly installments from January 2, 2011 through January 2, 2012. 36,765 shares vest in quarterly installments from January 1, 2011 through January 1, 2013. 50,000 LTIPs vest in annual installments from January 1, 2011 to December 31, 2013.

(4)	20,000 shares vest in annual installments from January 1, 2011 to December 31, 2013.

(5)	For Mr. Aldag, includes 178,570 of core performance awards and 100,360 of other performance based awards. For Mr. McLean, includes 71,428 of core performance awards and 33,742 of other performance based awards. For Mr. Hamner, includes 78,570 of core performance awards and 46,429 of other performance based awards. For Mr. Stewart, includes 32,142 of core performance awards and 9,951 of other performance based awards.

Core performance awards vest annually and ratably over a seven-year period (beginning March 1, 2007 through December 31, 2013) contingent upon the company’s achievement of a simple 9% annual total return to stockholders. Core performance awards provide for payment of dividends on all vested and unvested awards.

Option Exercises and Stock Vested Table.
          The following table sets forth the aggregate number of shares of common stock that vested in 2010 (we have never issued stock options to purchase shares to the Named Executive Officers). The value realized on vesting is the product of (1) the fair market value of a share of common stock on the vesting date, multiplied by (2) the number of shares vesting.

	Options Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)	Vesting (#)	Upon Vesting ($)
Edward K. Aldag, Jr.	—	—	227,201	$2,338,944
Emmett E. McLean	—	—	85,571	$882,102
R. Steven Hamner	—	—	112,844	$1,161,008
Michael G. Stewart	—	—	96,574	$955,624
Potential Payments upon Termination or Change in Control
          The following table shows potential payments and benefits that will be provided to the current Named Executive Officers upon the occurrence of certain termination triggering events. We have excluded Mr. Stewart from the table below as his employment terminated effective June 15, 2010. Mr. Stewart received the termination benefits described above.
          The change-in-control provisions in the employment agreements are designed to align management’s interests with those of our stockholders. See the discussion above for information about payments upon termination or change-in-control. All equity interests included in the termination and change-in-control calculations represent previously awarded stock-based awards and are valued based on the closing price of Medical Properties’ common stock on December 31, 2010.

			Involuntary — Not for
			Cause; executive for	Termination for
			Good Reason;	Cause; executive
Name	Change in Control	Death	Permanent Disability	without Good Reason
Edward K. Aldag, Jr.	$17,643,592	$7,652,415	$17,643,592	$—
Emmett E. McLean	$6,885,356	$3,064,295	$6,480,117	$—
R. Steven Hamner	$7,564,319	$3,720,647	$7,277,496	$—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Medical Properties’ Board of Directors has adopted a written related person transaction approval and disclosure policy for the review, approval or ratification of any related person transaction. This policy, which was adopted by resolution of the full Board of Directors as reflected in Medical Properties’ corporate records, provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on Medical Properties’ Board of Directors in advance of Medical Properties or any of its subsidiaries entering into the transaction; provided that, if Medical Properties or any of its subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE rules.
          As of the date of this prospectus, we have no related person transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Medical Properties Trust, Inc.
          The following table provides information about the beneficial ownership of Medical Properties’ common stock as of September 6, 2011, unless otherwise indicated, by each director of Medical Properties, each executive officer of Medical Properties, all directors and executive officers of Medical Properties as a group, and each person known to management to be the beneficial owner of more than 5% of the outstanding shares of Medical Properties’ common stock.

	Number of
	Medical
	Properties’
	Shares
	Beneficially		Percent of Shares
Name of Beneficial Owner*	Owned		Outstanding(1)

Directors and Named Executive Officers:
Edward K. Aldag, Jr.	1,399,361	(2)	1.25%
Emmett E. McLean	563,428	(3)	*	*
R. Steven Hamner	645,057	(4)	*	*
William G. McKenzie	115,489	(5)	*	*
G. Steven Dawson	105,319	(7)	*	*
Robert E. Holmes, Ph.D.	90,168	(6)	*	*
Sherry A. Kellett	43,859	(8)	*	*
L. Glenn Orr, Jr.	99,446	(6)	*	*
All persons who are directors and executive officers of Medical Properties as a group (8 persons)	3,062,127	(9)	2.74%
Other Stockholders:
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	11,327,541	(10)	10.13%
Vanguard Specialized Funds — Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	5,883,623	(11)	5.26%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	9,502,524	(12)	8.50%
EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	6,441,763	(13)	5.76%

*	Unless otherwise indicated, the address is c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

**	Less than 1% of the outstanding shares of Medical Properties’ common stock.

(1)	Based on 111,838,237 shares of Medical Properties’ common stock outstanding as of September 6. 2011 and includes 130,000 vested common stock options and 94,288 vested operating partnership units (convertible into an equal number of shares of Medical Properties’ common stock). Shares of Medical Properties’ common stock that are deemed to be beneficially owned by a stockholder within 60 days after September 6, 2011 are deemed outstanding for purposes of computing such stockholder’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power..

(2)	Includes 480,587 shares of unvested restricted common stock, which the named officer has no right to sell or pledge. Separately, 362,003 shares are pledged as security.

(3)	Includes 111,079 shares of unvested restricted common stock, which the named officer has no right to sell or pledge. Includes 4,200 shares in a custodial account for one of his children.

(4)	Includes 198,232 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(5)	Includes 47,210 shares of unvested restricted common stock, which the named officer has no right to sell or pledge. Separately, 26,072 shares are pledged as security.

(6)	Includes 20,000 shares of Medical Properties’ common stock issuable upon exercise of vested stock options and 12,381 shares of unvested restricted common stock. In addition, shares held by Mr. Orr include 700 shares held in a trust account and in accounts for his wife and daughter.

(7)	Includes 20,000 shares of Medical Properties’ common stock issuable upon exercise of vested stock options and 12,381 shares of unvested restricted common stock. Also, includes, 71,570 shares held by Corriente Private Trust. Mr. Dawson is the sole trustee and beneficiary of Corriente Private Trust. Mr. Dawson through Corriente Private Trust has voting and dispositive power with respect to the shares.

(8)	Includes 12,381 shares of unvested restricted common stock.

(9)	See notes (1)-(8) above.

(10)	Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 9, 2011 with the SEC. Includes shares of Medical Properties’ common stock held by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc. Vanguard Fiduciary Trust Company directs the voting of 175,025, or 0.16% of the shares outstanding of Medical Properties, of which it is the beneficial owner as a result of it serving as investment manager of collective trust accounts.

(11)	Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 9, 2011 with the SEC, which states that Vanguard Specialized Funds — Vanguard REIT Index Fund, a wholly owned fund of The Vanguard Group, Inc., has sole power to vote or direct the voting of these 5,883,623 shares outstanding of Medical Properties.

(12)	Share and beneficial ownership information was obtained from a Schedule 13G/A filed January 21, 2011 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power and sole dispositive power over 9,502,524 shares of Medical Properties’ common stock. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt or dividends from or the proceeds from the sale of Medical Properties’ common stock but that no one person’s interest in Medical Properties’ common stock is more than five percent of the total outstanding common shares.

(13)	Share and beneficial ownership information was obtained from a Schedule 13G/A filed August 10, 2011 with the SEC. According to the Schedule 13G/A, EARNEST Partners, LLC is filing as an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E), and no client interest relates to more than five percent of the class. Per the Schedule 13G/A, EARNEST Partners, LLC has sole voting power, shared voting power, and sole dispositive power over 2,761,936; 1,438,747; and 6,441,763 shares of Medical Properties’ common stock, respectively.
MPT Operating Partnership, L.P. and MPT Finance Corporation
          As of June 30, 2011, Medical Properties owned directly or indirectly 99.9% of the operating partnership units of MPT Operating Partnership, L.P. The remaining 0.1% of operating partnership units are owned by Emmett E. McLean, R. Steven Hamner and William G. McKenzie. MPT Finance Corporation is a wholly owned subsidiary of the Operating Partnership.

DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS
Our Credit Facility
          On April 26, 2011, Medical Properties and the Operating Partnership also entered into an amended and restated revolving credit agreement (the “Revolving Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, KeyBank National Association, as syndication agent, and the several lenders from time to time parties thereto.
          The Revolving Credit Facility, which governs a $330 unsecured credit facility, amends and restates the revolving credit and term loan agreement, dated May 17, 2010, by and among Medical Properties, the Operating Partnership, KeyBank National Association and Royal Bank of Canada, as Syndication Agents, JPMorgan Chase Bank, N.A., as Administrative Agent, and the several lenders from time to time parties thereto, as amended (the “Old Credit Facility”). The Old Credit Facility governed a $480 million secured credit facility consisting of a $150 million term loan and a $330 million revolving credit facility.
          Concurrently with the effectiveness of the Revolving Credit Facility, the Operating Partnership repaid in full the $150 million term loan under the old credit agreement with the proceeds from the issuance of the Notes.
          The Revolving Credit Facility provides for a $330 million revolving loan facility (the “Revolving Facility”), a swingline loan facility of up to 10% of the Revolving Facility (the “Swingline Facility”), and a letter of credit facility of up to 10% of the Revolving Facility (the “Letter of Credit Facility”). Within 30 months of the closing date, the Operating Partnership may request an increase in the Revolving Facility so as to increase the aggregate amount up to a maximum of $400 million.
          The maturity date of the Revolving Facility is October 31, 2015. The maturity date of any loan made under the Swingline Facility is the earlier of October 31, 2015 and the first date after such loan is made that is the 15th or last day of a calendar month and is at least 2 business days after such loan is made, and the maturity date of any letter of credit issued pursuant to the Letter of Credit Facility is the earlier of the first anniversary of the issuance of such letter of credit and the date that is 5 business days prior to October 31, 2015.
          At the Operating Partnership’s election, loans under the Revolving Facility may also be made as either ABR Loans or Eurodollar Loans. The applicable margin for ABR Loans under the Revolving Facility will initially be 1.60% and is adjustable on a sliding scale from 1.60% to 2.40% based on current total leverage. The applicable margin for Eurodollar Loans under the Revolving Facility will initially be 2.60% and is adjustable on a sliding scale from 2.60% to 3.40% based on current total leverage. Swingline Facility loans will bear interest at a rate equal to the rate of ABR Loans under the Revolving Facility. Letters of credit will bear interest at a rate equal to the applicable margin then in effect with respect to Eurodollar Loans under the Revolving Facility.
          The Operating Partnership may prepay the Revolving Credit Facility at any time, subject to certain notice requirements. Borrowings under the Revolving Credit Facility are guaranteed by Medical Properties and the subsidiary guarantors pursuant to a Guarantee Agreement in favor of JPMorgan Chase Bank, N.A., as administrative agent. As part of the transaction, Medical Properties will pay the lenders a quarterly commitment fee on the undrawn portion of the Revolving Credit Facility, ranging from 0.375% to 0.50% per annum, based upon the amount of the undrawn portion of the Revolving Credit Facility. The Operating Partnership will also pay any lender issuing a letter of credit a fee of 0.20% per annum on the letter of credit obligations.
          The Revolving Credit Facility contains customary financial and operating covenants, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio, unsecured interest coverage ratio and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends, and entering into affiliate transactions. The Revolving Credit Facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If an event of default occurs and is continuing under the Revolving Credit Facility, the entire outstanding balance may become immediately due and payable.

MPT of North Cypress, L.P. Revolving Credit Facility
          In June 2007, one of our subsidiaries, MPT of North Cypress, L.P., a Delaware limited partnership, entered into a $42.0 million collateralized revolving credit facility that matures in 2012 that will not be repaid or terminated in connection with the Transactions. This facility incurs interest at the 30-day LIBOR plus 1.50% (1.77% at December 31, 2010). The amount available under the facility decreases $0.8 million per year until maturity. The facility is collateralized by one real estate property with a net book value of $56.5 million at December 31, 2010 and $55.8 million at June 30, 2011. At June 30, 2011, we had $39.6 million outstanding on this revolving credit facility and no additional availability. The weighted-average interest rate on this revolving bank credit facility was 1.74% for 2010. Because MPT of North Cypress, L.P. will not guarantee the Old Notes or the Exchange Notes, all borrowings under this facility will be structurally senior to such notes.
Senior Unsecured Notes
          During 2006, the Operating Partnership issued $125.0 million of Senior Unsecured Notes (the “Senior Notes”). The Senior Notes were placed in private transactions exempt from registration under the Securities Act. One of the issuances of Senior Notes totaling $65.0 million pays interest quarterly at a fixed annual rate of 7.871% through July 30, 2011, thereafter, at a floating annual rate of three-month LIBOR plus 2.30% and may be called at par value by us at any time on or after July 30, 2011. This portion of the Senior Notes matures in July 2016. The remaining issuances of Senior Notes pay interest quarterly at fixed annual rates ranging from 7.333% to 7.715% through October 30, 2011, thereafter, at a floating annual rate of three-month LIBOR plus 2.30% and may be called at par value by us at any time on or after October 30, 2011. These remaining notes mature in October 2016. During the second quarter of 2010, we entered into an interest rate swap to fix $65 million of our $125 million Senior Notes, starting July 31, 2011 (date on which the interest rate is scheduled to turn variable) through maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix $60 million of our Senior Notes starting October 31, 2011 (date on which the related interest rate is scheduled to turn variable) through the maturity date (or October 2016) at a rate of 5.675%.
Exchangeable Senior Notes
          In November 2006, the Operating Partnership issued and sold, in a private offering, $138.0 million of Exchangeable Senior Notes (the “2006 Exchangeable Notes”). The 2006 Exchangeable Notes pay interest semi-annually at a rate of 6.125% per annum and mature on November 15, 2011. The 2006 Exchangeable Notes had an initial exchange rate of 60.3346 of our common shares per $1,000 principal amount of the notes, representing an exchange price of $16.57 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2006 Exchangeable Notes are exchangeable, prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on August 15, 2011 and also upon the occurrence of specified events, for cash up to their principal amount and cash or our common shares for the remainder of the exchange value in excess of the principal amount. Net proceeds from the offering of the 2006 Exchangeable Notes were approximately $134 million, after deducting the initial purchasers’ discount. The 2006 Exchangeable Notes are our senior unsecured obligations and are guaranteed by Medical Properties. During 2010, 93% of the outstanding 2006 Exchangeable Notes were repurchased at a price of 103% of principal amount plus accrued and unpaid interest (or $136.3 million) pursuant to a cash tender offer. The outstanding balance on the 2006 Exchangeable Notes is $9.2 million as of June 30, 2011.
          In March 2008, we issued and sold, in a private offering, $75.0 million of Exchangeable Senior Notes (the “2008 Exchangeable Notes”). In April 2008, we sold an additional $7.0 million of the 2008 Exchangeable Notes pursuant to the initial purchasers’ overallotment option. The 2008 Exchangeable Notes pay interest semi-annually at a rate of 9.25% per annum and mature on April 1, 2013. The 2008 Exchangeable Notes had an initial exchange rate of 80.8898 shares of Medical Properties’ common stock per $1,000 principal amount, representing an exchange price of $12.36 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2008 Exchangeable Notes are exchangeable prior to the close of business on the second day immediately preceding the stated maturity date at any time beginning on January 1, 2013 and also upon the occurrence of specified events, for cash up to their principal amounts and cash or Medical Properties’ common shares for the remainder of the exchange value in excess of the principal amount. The 2008 Exchangeable Notes are senior unsecured obligations and are guaranteed by Medical Properties. In July 2011, we used a portion of the proceeds from the offering of the Old Notes to repurchase 85% of the outstanding 2008 Exchangeable Notes at a price of 118.5% of the principal amount plus accrued and unpaid interest (or $84.2 million) pursuant to a cash tender offer. Additionally, in August 2011, we repurchased $1.5 million of the outstanding 2008 Exchangeable Notes in the open market. We will recognize a charge in the 2011 third quarter of approximately $10.5 million related to the retirement of these 2008 Exchangeable Notes.
Northland Mortgage Loan
          In connection with our acquisition of the Northland LTACH Hospital on February 14, 2011, we assumed a $16.1 million mortgage. The Northland mortgage loan requires monthly principal and interest payments based on a 30-year amortization period. The Northland mortgage loan has a fixed interest rate of 6.2%, matures on January 1, 2018 and can be prepaid after January 1, 2013, subject to a certain prepayment premium.

DESCRIPTION OF EXCHANGE NOTES
          The Exchange Notes are to be issued under the Indenture. The Indenture under which the Exchange Notes are to be issued is the same indenture under which the Old Notes were issued. Any Old Note that remains outstanding after the completion of the exchange offer, together with the Exchange Notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture. As used in this “Description of Exchange Notes,” except as otherwise specified or the context otherwise requires, the Old Notes, the Exchange Notes and any additional notes we may issue under the Indenture are referred to together as the “notes.”
          The following is a summary of the material provisions of the Indenture. It does not restate that agreement, and we urge you to read the Indenture in its entirety, which is available upon request to Medical Properties at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus, because it, and not this description, defines your rights as a noteholder.
          You can find the definitions of certain capitalized terms used in this description under the subheading “—Certain Definitions.” The term “Opco” refers to MPT Operating Partnership and the term “Finco” refers to MPT Finance Corporation. The term “Issuers” as used in this section refers only to Opco and Finco and not to any of their subsidiaries and the term “Parent” as used in this section refers only to Medical Properties Trust, Inc. and not to any of its subsidiaries.
General
          The Old Notes were issued in an aggregate principal amount of $450.0 million. The notes are unsecured senior obligations of the Issuers and will mature on May 1, 2021. The Exchange Notes will initially bear interest at a rate of 6.875% per annum, payable semiannually to holders of record at the close of business on the April 15 or the October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing May 1, 2012.
          Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, in accordance with the terms of the indenture.
          Interest on the Exchange Notes will accrue from the most recent date to which interest on the Old Notes has been paid and will be payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2012. We will deem the right to receive any interest accrued but unpaid on the Old Notes waived by you if we accept your Old Notes for exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional interest may accrue on the Exchange Notes in certain circumstances if we do not consummate the exchange offer or file the shelf registration statement, as applicable, as provided in the Registration Rights Agreement.
          The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Issuers are entitled to require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.
          Subject to the covenants described below under “—Covenants” and applicable law, the Issuers are entitled to issue additional notes under the indenture. The Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Additional notes will not necessarily be fungible with the Notes for U.S. federal income tax purposes.
Optional Redemption
          Prior to May 1, 2016, the Issuers will be entitled at their option to redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of such notes plus the Applicable Premium as of, and any accrued and unpaid interest to, but not including, the redemption date (subject to the right of each holder on the relevant record date to receive interest due on the relevant interest payment date).
          On or after May 1, 2016, the Issuers may redeem the notes in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

Year	Percentage

2016	103.438%
2017	102.292%
2018	101.146%
2019 and thereafter	100.000%

          In addition, at any time prior to May 1, 2014, the Issuers may redeem, on any one or more occasions, with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the notes (including any additional notes) at a redemption price (expressed as a percentage of the aggregate principal amount of the notes so redeemed) equal to 106.875% plus accrued and unpaid interest to but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the notes must remain outstanding immediately after each such redemption.
          After notice of optional redemption has been given as provided in the indenture, if funds for the redemption of any notes called for redemption have been made available on the redemption date, such notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such notes will be to receive payment of the redemption price.
          Notice of any optional redemption of any notes will be given to holders (with a copy to the Trustee) at their addresses, as shown in the notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by the holder to be redeemed.
          The Issuers will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of the notes to be redeemed and the redemption date. If less than all the notes are to be redeemed, the trustee shall select, pro rata or by lot or by any such similar method in accordance with the procedures of DTC, the notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the notes or in any integral multiple thereof.
          The Issuers or their Affiliates are entitled to acquire notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be less than any redemption price then in effect and could be for cash or other consideration.
Sinking Fund
          There will be no sinking fund payments for the notes.
Ranking The Notes
          The notes will be:
•	general unsecured obligations of the Issuers;

•	equal in right of payment with all other existing and future senior Indebtedness of the Issuers, including Indebtedness under the Credit Agreement;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Issuers;

•	effectively subordinated to any existing and future Secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness;

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries; and

•	fully and unconditionally guaranteed by the Guarantors.
          As of June 30, 2011, the Issuers and the Guarantors would have had $664.2 million of indebtedness (none of which would have been secured indebtedness) and $220.3 million would have been available for Opco (net of approximately $8.9 million of letters of credit outstanding) to borrow under the Credit Agreement.
The Guarantees
          The notes will be guaranteed by Parent and each of the Issuers’ current and future Restricted Subsidiaries that guarantee the Credit Agreement until certain conditions are met.
          Each Guarantee of the notes will be:
•	a general unsecured obligation of the Guarantor;

•	equal in right of payment with all other existing and future senior Indebtedness of that Guarantor, including its Guarantee of the Credit Agreement;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Guarantor;

•	effectively subordinated to any existing and future Secured Indebtedness of the Guarantor to the extent of the value of the collateral securing such Indebtedness; and

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries.
          See “Risk Factors—Risks Relating to the Exchange Notes—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.”
          For the fiscal year ended December 31, 2010 and the six months ended June 30, 2011, the non-guarantor Subsidiaries generated approximately 22% and 16%, respectively, of the Parent’s consolidated total revenues. In addition, as of December 31, 2010 and June 30, 2011, the non-guarantor Subsidiaries held approximately 12% and 13%, respectively, of the Parent’s consolidated total assets. See “Risk Factors—Risks Relating to the Exchange Notes— Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes” and “Risk Factors—Risks Relating to the Exchange Notes—Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.”
Certain Covenants
Suspension of Covenants
          During a Suspension Period, the Parent, Issuers and the Restricted Subsidiaries will not be subject to the following corresponding provisions of the indenture (each a “Suspended Covenant”):

•	“—Covenants—Limitation on Restricted Payments”

•	“—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

•	“—Covenants—Future Guarantees by Restricted Subsidiaries”;

•	“—Covenants—Limitation on Transactions with Affiliates”;

•	“—Covenants—Limitation on Asset Sales”; and

•	Clause (3) of “—Covenants—Consolidation, Merger and Sale of Assets.”
          All other provisions of the indenture will apply at all times during any Suspension Period so long as any notes remain outstanding thereunder; provided that the Interest Coverage Ratio that will be applicable under clause (3) of “—Covenants—Limitation on Indebtedness” will be 1.5 to 1.0 during any Suspension Period.
          “Suspension Period” means any period:
     (1) beginning on the date that:
          (A) the notes have Investment Grade Status;
          (B) no Default or Event of Default has occurred and is continuing; and
          (C) the Issuers have delivered an officer’s certificate to the trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and
          (2) ending on the date (the “Reversion Date”) that the notes cease to have Investment Grade Status.
          On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date.
          For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (11) under the second paragraph under the “Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Funds from Operations during the Suspension Period for the purpose of clause (C)(i) of the first paragraph of such covenant, and (y) the items specified in clauses (C)(i)-(vi) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that are of the type described in the second paragraph of the “Limitation on Restricted Payments” covenant (other than the Restricted Payment referred to in clauses (1) or (2) of such second paragraph or any exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (4) or (5) of such second paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (4) and (5) of the second paragraph of the “Limitation on Restricted Payments” covenant (adjusted to avoid double counting) shall not be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date. For purposes of the “—Limitation on Asset Sales” covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Parent or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period. For purposes of the “—Maintenance of Total Unencumbered Assets” covenant, if the Parent and its Restricted

Subsidiaries are not in compliance with such covenant as of a Reversion Date, no Default or Event of Default will be deemed to have occurred for up to 120 days following the Reversion Date; provided that neither the Parent nor any of its Restricted Subsidiaries shall incur any Secured Indebtedness until such time that the requirements of such covenant have been.
Limitation on Indebtedness
          (1) The Issuers will not and will not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 60% of their Adjusted Total Assets.
          (2) The Issuers will not, and will not permit any of the Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 40% of their Adjusted Total Assets.
          (3) The Issuers will not, and will not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and the Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0; provided that the amount of Indebtedness (including Acquired Indebtedness) that may be Incurred by Restricted Subsidiaries that are not Guarantors shall not exceed in the aggregate 5% of Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.
          (4) Notwithstanding paragraph (1), (2) or (3) above, the Issuers or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:
               (A) Indebtedness of the Issuers or any of the Restricted Subsidiaries outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $400 million and (y) 30% of Adjusted Total Assets of the Issuers and the Restricted Subsidiaries;
               (B) Indebtedness of the Issuers or any of the Restricted Subsidiaries owed to:
                    (i) the Issuers evidenced by an unsubordinated promissory note, or
                    (ii) any Restricted Subsidiary;
provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);
               (C) Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;
               (D) Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:

                    (i) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control, or
                    (ii) used to redeem all the notes as described above under “Optional Redemption,”
                    (iii) deposited to defease the notes as described below under “Defeasance,” or
                    (iv) deposited to discharge the obligations under the notes and indenture as described below under “Satisfaction and Discharge”;
               (E) (i) Guarantees of Indebtedness of the Issuers by any of the Subsidiary Guarantors; provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Future Guarantees by Restricted Subsidiaries” covenant described below, and (ii) Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;
               (F) Indebtedness outstanding on the Issue Date (other than pursuant to clause (A) or (G));
               (G) Indebtedness represented by the notes and the Guarantees issued on the Issue Date and any notes issued in exchange for the notes (including any Guarantees thereof) pursuant to the Registration Rights Agreement;
               (H) Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;
               (I) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;
               (J) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;
               (K) Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
               (L) Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;
               (M) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions of paragraph (1), (2) or (3) of this covenant or clause (F), (G), (M) or (O) of this paragraph (4);
               (N) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuers or any Restricted Subsidiary within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of the Issuers or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $25.0 million and (y) 2% of Adjusted Total Assets at any time outstanding; or.
               (O) Additional Indebtedness of the Issuers and their Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of $50 million and 4.0% of the Issuers’ and their Restricted Subsidiaries’ Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (M) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (O) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (O).
          (5) Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent, the Issuers or any of the Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.
          (6) For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, (i) Indebtedness Incurred and outstanding under the Credit Agreement on or prior to the Issue Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this “Limitation on Indebtedness” covenant, and (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.
          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (O) of paragraph (4) above or is entitled to be incurred pursuant to paragraphs (1), (2) and (3) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that the Issuers or the Restricted Subsidiaries would be entitled to have incurred any then outstanding Indebtedness under clause (1), (2) and (3) of this covenant, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs. Notwithstanding the foregoing, any Indebtedness Incurred and outstanding under the Credit Agreement on or prior to the Issue Date shall be deemed to have been incurred under clause (A) of paragraph (4) above and may not be reclassified. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.
          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
Maintenance of Total Unencumbered Assets
          The Issuers and their Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
Limitation on Restricted Payments
          Opco will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on or with respect to Capital Stock of Opco or any Restricted Subsidiary held by Persons other than Opco or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (ii) pro rata dividends or other distributions made by a Restricted Subsidiary of Opco that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event such Subsidiary is not a corporation);
          (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of Opco or any of its direct or indirect parent entities held by any Person (other than a Restricted Subsidiary);
          (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, or give any irrevocable notice of redemption of Subordinated Indebtedness of the Issuers or any Subsidiary Guarantor, in each case excluding (i) any intercompany Indebtedness between or among the Parent, the Issuers or any of the Subsidiary Guarantors; (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement and (iii) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (3) or (5) of the second paragraph of this covenant; or
          (4) make an Investment, other than a Permitted Investment, in any Person
(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
          (A) a Default or Event of Default shall have occurred and be continuing,
          (B) the Issuers could not Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant, or
          (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Issuers, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of, without duplication:
               (i) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning April 1, 2011 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to holders” covenant , plus
               (ii) 100% of the aggregate Net Cash Proceeds received by the Issuers after the Issue Date from (x) the issuance and sale of Opco’s Capital Stock (other than Disqualified Stock) or (y) the issuance and sale of Parent’s Capital Stock (to the extent contributed to Opco as Capital Stock (other than Disqualified Stock)) to a Person who is not a Subsidiary of the Parent, including from an issuance or sale permitted by the indenture of Indebtedness of the Issuers or any of its Restricted Subsidiaries for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Opco or Parent, or from the issuance to a Person who is not a Subsidiary of the Parent of any options, warrants or other rights to acquire Capital Stock of Opco or Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the notes), plus
               (iii) 100% of (x) the aggregate net cash proceeds and (y) the fair market value of other property, in any such case, received by means of the sale or other disposition (other than to the Issuers or a Restricted Subsidiary) of Restricted Investments made by the Issuers or a Restricted Subsidiary and repurchases and redemptions of such

Restricted Investments from the Issuers or a Restricted Subsidiary (other than by the Issuers or a Restricted Subsidiary) and repayments of loans or advances that constitute Restricted Investments made by the Issuers or a Restricted Subsidiary, in each case after the Issue Date (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations), plus
               (iv) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into one of the Issuers or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to one of the Issuers or a Restricted Subsidiary after the Issue Date, the fair market value, as determined in good faith by the Issuers or if such fair market value may exceed $50.0 million, in writing by a nationally recognized investment banking, appraisal or accounting firm, of the Investment in such Unrestricted Subsidiary or the assets transferred at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), plus
               (v) the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuers or Parent utilized pursuant to clauses (3) or (4) of the succeeding paragraph) of Opco or, to the extent contributed to Opco or one or more Restricted Subsidiaries, the Parent, in each case, subsequent to the Issue Date (including upon conversion or exchange of the Common Units for Capital Stock of the Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus
               (vi) without duplication, in the event the Issuers or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by the Issuers and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.
          Notwithstanding the foregoing, the limitations on Restricted Payments described above shall not apply to the following:
          (1) any distribution or other action which is necessary to maintain the Parent’s status as a REIT under the Code, if the aggregate principal amount of outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets as of the end of the fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be;
          (2) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the foregoing paragraph;
          (3) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under paragraph (1), (2) or (3) or clause (M) of paragraph (4) of the “Limitation on Indebtedness” covenant;
          (4) (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Opco or the Parent (other than any Disqualified Stock or any Capital Stock sold to an Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Parent or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of Opco (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (4) shall be excluded from the amount described in clause (4)(C)(ii) of this covenant;

          (5) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of, shares of Capital Stock of the Parent or Opco (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (5) shall be excluded from the amount described in clause (4)(C)(ii) of this covenant;
          (6) (x) the distribution or dividend to Parent, the proceeds of which are used to repurchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Parent held by any of the Parent’s or Medical Property Trust LLC’s and (y) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Opco or any Restricted Subsidiary in each case held by any of the Parent’s or an Issuer’s or any Restricted Subsidiaries’ current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount distributed or dividended to Parent and paid by the Issuers and the Restricted Subsidiaries pursuant to this clause (6) shall not exceed $5 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by the Parent, an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Opco or Parent to the extent contributed to Opco or any of its Restricted Subsidiaries to members of management, directors or consultants of the Parent, Opco or any of the Restricted Subsidiaries that occurs after the Issue Date, to the extent such proceeds (i) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (ii) are not attributable to loans made by the Parent, an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by the Issuers and their Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (6); provided further, however, that cancellation of Indebtedness owing to an Issuer or any of its Restricted Subsidiaries from current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing) of the Parent, an Issuer or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of the Parent, the Issuers or any Restricted Subsidiary shall not be deemed to constitute a Restricted Payment for purposes of the Indenture;
          (7) (x) distributions or dividends to Parent, the proceeds of which are used and (y) payments made or expected to be made by the Issuers or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of Capital Stock by any future, present or former employee, director, officer, manager or consultant (or any permitted transferees, assigns, estates or heirs of any of the foregoing) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;
          (8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “Repurchase of Notes Upon a Change of Control” and “Limitation on Asset Sales”; provided that all notes validly tendered by holders of notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;
          (9) Permitted Payments to Parent;
          (10) any distribution or dividend to Parent, the proceeds of which are used for the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Parent and the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of Opco; or

          (11) additional Restricted Payments in an aggregate amount not to exceed $100.0 million;
provided, however, that, except in the case of clauses (1), (2) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.
          The net amount of any Restricted Payment permitted pursuant to clauses (1) and (2) of the immediately preceding paragraph (adjusted to avoid double counting) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (3) through (11) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
          The Issuers will not, and will not permit any Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:
          (A) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by an Issuer or any of its Restricted Subsidiaries,
          (B) pay any Indebtedness owed to an Issuer or any other Restricted Subsidiary,
          (C) make loans or advances to an Issuer or any other Restricted Subsidiary, or
          (D) transfer its property or assets to an Issuer or any other Restricted Subsidiary.
          The foregoing provisions shall not restrict any encumbrances or restrictions:
          (1) existing under, by reason of or with respect to, the indenture, the Credit Agreement and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those in effect on the Issue Date;
          (2) existing under, by reason of or with respect to any other Indebtedness of the Issuers or their Restricted Subsidiaries permitted under the indenture; provided, however, that the Issuers have determined in good faith that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and will not impair in any material respect the Issuers’ and the Guarantors’ ability to make payments on the notes when due;
          (3) existing with respect to any Person or the property or assets of such Person acquired by an Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;
          (4) existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements;
          (5) in the case of clause (D) in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:
               (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
               (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of an Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture,
               (c) existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or
               (d) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of an Issuer or any Restricted Subsidiary in any manner material to an Issuer and its Restricted Subsidiaries taken as a whole;
          (6) any encumbrance or restriction with respect to a Restricted Subsidiary that is a Guarantor which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary; and
          (7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition.
          Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent an Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of an Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Future Guarantees by Restricted Subsidiaries
          The Issuers will cause each Restricted Subsidiary that is not a Guarantor that borrows under or Guarantees the Credit Agreement on the Issue Date, and any domestic Restricted Subsidiary that is not a Guarantor that borrows under or Guarantees the Credit Agreement or any other capital markets Indebtedness thereafter, to, within 30 days thereof, execute and deliver to the trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the notes on a senior basis and all other obligations under the indenture.
          Any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (1) any sale, exchange or transfer, to any Person that is not a Subsidiary of an Issuer of Capital Stock held by an Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Subsidiary of an Issuer,
          (2) in connection with the merger or consolidation of a Subsidiary Guarantor with (a) an Issuer or (b) any other Subsidiary Guarantor (provided that the surviving entity remains a Subsidiary Guarantor),
          (3) if the Issuers properly designate any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under the indenture,
          (4) upon the Legal Defeasance (as defined below) or Covenant Defeasance (as defined below) or satisfaction and discharge of the indenture,
          (5) upon a liquidation or dissolution of a Subsidiary Guarantor permitted under the indenture, or
          (6) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.
          In addition, any Subsidiary Guarantee shall be automatically and unconditionally released and discharged if such Subsidiary ceases to guarantee obligations under the Credit Agreement or ceases to constitute a co-borrower with respect to the Credit Agreement.
Limitation on Transactions with Affiliates
          The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Parent or with any Affiliate of the Parent, an Issuer or any Restricted Subsidiary, in each case involving consideration in excess of $5 million, except upon terms that are not materially less favorable to the Issuers or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.
          The foregoing limitation does not limit, and shall not apply to:
          (1) transactions (A) approved by a majority of the disinterested directors of the Board of Directors of the Parent or (B) for which the Parent or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view;
          (2) any transaction solely between an Issuer and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;
          (3) the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of Parent or any Restricted Subsidiary of Parent;
          (4) the issuance or sale of Capital Stock (other than Disqualified Stock) of an Issuer;
          (5) any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant and Investments constituting Permitted Investments;
          (6) any contracts, instruments or other agreements or arrangements in each case as in effect on the date of the indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuers and the Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the date of the indenture;
          (7) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by an Issuer or any Restricted Subsidiary with current, former or future officers and employees of the Parent or an Issuer or such Restricted Subsidiary and the payment of compensation to officers and employees of the Parent, an Issuer or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;
          (8) loans and advances to officers and employees of the Parent, an Issuer or any Restricted Subsidiary or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;
          (9) transactions with a Person that is an Affiliate of the Parent or an Issuer solely because the Parent or an Issuer, directly or indirectly, owns Capital Stock of, or controls such Person;
          (10) any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or
          (11) the entering into or amending of any tax sharing, allocation or similar agreement and any payments thereunder.
          Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant and not covered by (2) through (11) of the immediately foregoing paragraph:
          (1) the aggregate amount of which exceeds $10 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and
          (2) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.
SEC Reports and Reports to Holders
          Whether or not Opco is then required to file reports with the SEC, Opco shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by Opco with the SEC is not permitted under the Exchange Act, Opco shall, within 15 days after the time Opco would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the trustee and upon written request supply copies of such documents and reports to any holder and shall post such documents and reports on Opco’s public website. Opco shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. Delivery of such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officer’s certificates).
          So long as permitted by the SEC, at any time that either (x) one or more Subsidiaries of Opco is an Unrestricted Subsidiary or (y) Opco holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of the Issuers.
          Opco shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence, Opco shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.
          Opco will also agree that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          So long as the Parent is a Guarantor of the notes, the Indenture will permit Opco to satisfy its obligations in this covenant with respect to filing, furnishing, providing and posting documents, reports and other information relating to Opco by the Parent’s filing, furnishing, providing and posting, as the case may be, of such documents, reports and other information relating to the Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail and in the same manner described in this offering memorandum the differences between the information relating to the Parent and its consolidated Subsidiaries on the one hand, and the information relating to the Parent, the Issuers and the Subsidiary Guarantors on a standalone basis, on the other hand, as of the ending date of the period covered by such report.
Limitation on Asset Sales
          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate any Asset Sale, unless:
          (1) the consideration received by the Issuers or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and
          (2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, with respect to the sale of one or more properties that up to 75% of the consideration may consist of indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.
          For purposes of this provision, each of the following shall be deemed to be cash:
          (a) any liabilities of the Issuers or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Issuers and their Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuers or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;
          (b) any securities, notes or other obligations received by an Issuer or any such Restricted Subsidiary froth such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and
          (c) any Designated Non-Cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $25 million and (y) 2.0% of the Issuers’ Adjusted Total Assets at the time of the receipt of such Designated Non-Cash

Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuers or any such Restricted Subsidiary may apply such Net Cash Proceeds:
          (1) to prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuers or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers);
          (2) to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;
          (3) to prepay, repay, redeem or purchase (x) Pari Passu Indebtedness of an Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if the Issuers or a Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers will equally and ratably reduce obligations under the notes if the notes are then prepayable or, if the notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of notes that would otherwise be prepaid, or (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor;
          (4) to fund all or a portion of an optional redemption of the notes as described under “—Optional Redemption”;
          (5) to make a capital expenditure;
          (6) to acquire Replacement Assets to be used or that are useful in a Permitted Business; or
          (7) any combination of the foregoing;
provided, that the Issuers will be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Issuers or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph (each an “Acceptable Commitments”), and that Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365 day period as set forth in the third paragraph above and not so applied by the end of such period shall constitute “Excess Proceeds.”
          When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers shall make an offer to all holders of the notes and, if required by the terms of any Indebtedness that is Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20.0 million by delivering the notice required pursuant to the terms of the indenture, with a copy to the trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset

Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 365 days or with respect to Excess Proceeds of $20.0 million or less.
          To the extent that the aggregate amount of notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by the indenture. If the aggregate principal amount of notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the notes and the Issuers shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.
          Pending the final application of any Net Cash Proceeds pursuant to this covenant, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the indenture.
          The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.
          The Credit Agreement limits, and future credit agreements or other agreements relating to Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any notes pursuant to this Asset Sale covenant. In the event the Issuers are prohibited from purchasing the notes, the Issuers could seek the consent of their lenders to the purchase of the notes or could attempt to refinance the indebtedness that contains such prohibition. If the Issuers do not obtain such consent or repay such indebtedness, they will remain prohibited from purchasing the notes. In such case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the indenture.
          The provisions under the indenture relative to the Issuers’ obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding.
Consolidation, Merger and Sale of Assets
          No Issuer will consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially of it and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:
          (1) such Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or that acquired such property and assets of such Issuer shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Issuer with respect to the notes and under the indenture and the Registration Rights Agreement (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Issuer with respect to the notes and under the indenture);

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
          (3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; and
          (4) the Issuers deliver to the trustee an officer’s certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, or the Person (if other than an Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all of such Issuer’s and its Restricted Subsidiaries’ property and assets;
provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of an Issuer; provided, further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
          The Issuers will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person unless:
          (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the notes or its Subsidiary Guarantee and the Registration Rights Agreement, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor or all or substantially all of its property and assets (x) that has been disposed of in its entirety to another Person (other than to an Issuer or an Affiliate of an Issuer), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Issuers provide an Officer’s Certificate to the trustee to the effect that the Issuers will comply with their obligations under the covenant described under “—Limitation on Asset Sales”;
          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
          (3) the Issuers deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the indenture and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.
          Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of an Issuer or an Affiliate or a Restricted Subsidiary or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuers, or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

Repurchase of Notes upon a Change of Control
          If a Change of Control occurs, each holder of notes will have the right to require the Issuers to purchase some or all (in principal amounts of $2,000 or an integral multiple of $1,000) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”).
          Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any notes purchased plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within ten Business Days following a Change of Control, the Issuers will mail a notice to each holder (with a copy to the trustee) describing the Change of Control and offering to repurchase notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.
          On the Change of Control Payment Date, the Issuers will, to the extent lawful:
          (1) accept for payment all notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
          (2) deposit the Change of Control Payment with the paying agent in respect of all notes so accepted; and
          (3) deliver to the trustee the notes accepted and an officers’ certificate stating the aggregate principal amount of all notes purchased by the Issuers.
          The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note in principal amount equal to any unpurchased portion of the notes surrendered.
          The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.
          A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in the indenture and purchase all notes properly tendered and not withdrawn. In addition, the Issuers will not be obligated to make or consummate a Change of Control Offer with respect to the notes, if they have irrevocably elected to redeem all of the notes under provisions described under “—Optional Redemption” and have not defaulted in its redemption obligations. The provisions under the indenture relating to the Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding.
          Some change of control events may constitute a default under the Credit Agreement. Future indebtedness of the Issuers or Guarantors may contain prohibitions on the events that constitute a Change of Control. The Credit Agreement will require and future indebtedness may require the indebtedness to be purchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, the Issuers’ ability to pay cash to the holders of notes, if required to do so, may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to the Exchange Notes—We may not be able to satisfy our obligations to holders of the notes upon a Change of Control.”
          The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuers and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Furthermore, this term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuers and its Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, the Chancery Court of Delaware, in a recent decision, raised the possibility that a “Change of Control” as a result of a failure to have “continuing directors” comprising a majority of a Board of Directors may be unenforceable on public policy grounds.
Limitation on Activities of Finco
          Finco may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to Opco or any wholly owned Restricted Subsidiary of Opco, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the notes, the Credit Agreement and any other Indebtedness that is permitted to be incurred under the covenant described under the heading “—Limitation on Incurrence of Indebtedness”; provided that the net proceeds of such Indebtedness are not retained by Finco, and (3) activities incidental thereto. Neither the Parent nor any Restricted Subsidiary shall engage in any transaction with Finco in violation of the immediately preceding sentence.
Events of Default
Events of Default under the indenture include the following:
          (1) default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;
          (2) default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;
          (3) the Issuers or Restricted Subsidiaries do not comply with their obligations under “—Merger, Consolidation or Sale;”
          (4) the Issuers fail to make or consummate a Change of Control Offer following a Change of Control when required as described under “—Repurchase of Notes Upon a Change of Control”;
          (5) the Issuers or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of the Issuers or the Restricted Subsidiaries in the indenture or under the notes (other than a default specified in clause (1), (2), (3) or (4) above) and such default or breach continues for 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;
          (6) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,
               (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or
               (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
          (7) any final and non-appealable judgment or order for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons:
               (a) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and

               (b) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
          (8) a court of competent jurisdiction enters a decree or order for:
               (a) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
               (b) appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary, or
               (c) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
          (9) an Issuer or any Significant Subsidiary:
               (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,
               (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or such Significant Subsidiary, or
               (c) effects any general assignment for the benefit of its creditors.
          If an Event of Default (other than an Event of Default specified in clause (8) or (9) above that occurs with respect to an Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuers (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the relevant Issuer or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
          If an Event or Default specified in clause (8) or (9) above occurs with respect to an Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuers and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:
          (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived, and
          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. As to the waiver of defaults, see “—Modification and Waiver.”
          The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:
          (1) the holder gives the trustee written notice of a continuing Event of Default;
          (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;
          (3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
          (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.
          However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.
          The indenture requires certain officers of the Issuers to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuers and their Restricted Subsidiaries and of its performance under the indenture and that the Issuers and their Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuers will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture within 30 days of becoming aware of any such default unless such default has been cured before the end of the 30 day period.
Defeasance
          The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”) and cure all then existing Events of Default. Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes and Guarantees, except as to:
          (1) rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below,
          (2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,
          (3) the rights, powers, trust, duties, and immunities of the trustee, and the Issuers’ obligations in connection therewith, and
          (4) the Legal Defeasance provisions of the indenture.
In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.
          In order to exercise either Legal Defeasance or Covenant Defeasance:
          (1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the notes,
          (2) in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States confirming that:
               (a) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or
               (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
          (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,
          (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith),
          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith),
          (6) the Issuers shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by them with the intent of preferring the holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others, and
          (7) the Issuers shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/ or (3) and (5) of this paragraph have been complied with.

Satisfaction and Discharge
          The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when
          (1) either:
               (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or
               (b) all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
          (2) the Issuers have paid all other sums payable under the indenture by the Parent or the Issuers; and
          (3) the Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
Modification and waiver
          Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuers and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:
          (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,
          (2) reduce the principal amount of, or premium, if any, or interest on, any note,
          (3) change the place of payment of principal of, or premium, if any, or interest on, any note,
          (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note,
          (5) reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,
          (6) waive a default in the payment of principal of, premium, if any, or interest on the notes (except a rescission of the declaration of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived),
          (7) voluntarily release a Guarantor of the notes, except as permitted by the indenture,

          (8) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or
          (9) modify or change any provisions of the indenture affecting the ranking of the notes as to right of payment or the Guarantees thereof in any manner adverse to the holders of the notes.
          Notwithstanding the preceding, without the consent of any holder, the Parent, the Issuers, the Subsidiary Guarantors and trustee may amend the indenture:
          (1) to cure any ambiguity, omission, defect or inconsistency;
          (2) to provide for the assumption by a successor corporation of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under the indenture;
          (3) to provide for uncertificated notes in addition to or in place of certificated notes;
          (4) to add Guarantees with respect to the notes or to secure the notes;
          (5) to add to the covenants of the Parent, the Issuers or a Restricted Subsidiary for the benefit of the holders or to surrender any right or power conferred upon the Parent, the Issuers or a Restricted Subsidiary;
          (6) to make any change that does not adversely affect the rights of any holder; as evidenced by an officers’ certificate delivered to the trustee (upon which it may fully rely);
          (7) to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
          (8) to make any amendment to the provisions of the indenture relating to the transfer and legending of notes; provided, however, that (a) compliance with the indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer notes;
          (9) to conform the text of the indenture or the Guarantees or the notes to any provision of the “Description of Notes” included in the offering memorandum used to issue the Old Notes to the extent that such provision was intended to be a substantially verbatim recitation of a provision of the indenture or the Guarantees or the notes, as evidenced by an officers’ certificate delivered to the trustee (upon which it may fully rely);
          (10) evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;
          (11) provide for a reduction in the minimum denominations of the notes;
          (12) comply with the rules of any applicable securities depositary; or
          (13) to provide for the issuance of additional notes and related guarantees in accordance with the limitations set forth in the indenture.
          The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
          After an amendment under the indenture becomes effective, the Issuers are required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees
          The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in the indenture, or in any of the notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Concerning the Trustee
          The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
          The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of an Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.
Book-Entry, Delivery and Form
          The exchange notes will initially be represented by a global note in registered form without interest coupons attached (the “Global Notes”). The Global Note representing the notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Physical Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Physical Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Depository Procedures
          The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
          DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
          All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
          Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:
          (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
          DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
          Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
          Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
          DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
          Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Physical Notes
          A Global Note is exchangeable for Physical Notes if:
          (1) the depository notifies the Issuers that it is unwilling or unable to act as depository for any Global Note, the Issuers so notify the trustee in writing and a successor depository is not appointed by the Issuers within 90 days of such notice, or
          (2) a default or event of default has occurred and is continuing and the trustee has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes.
Same Day Settlement and Payment
          We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Physical Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Physical Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Physical Notes will also be settled in immediately available funds.
          Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Notices
          Except as otherwise provided in the indenture, notices to holders of the notes will be given by first class mail or other equivalent means to the addresses of holders of the notes as they appear on the registration books;

provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.
Governing Law
          The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.
Certain Definitions
          Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.
          “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.
          ”Adjusted Total Assets” means, for any Person, the sum of:
          (1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and
          (2) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.
          “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Applicable Premium” means, with respect to any note on any redemption date, the greater of:
          (1) 1.0% of the principal amount of the note; and
          (2) the excess of:
(a) the present value at such redemption date of (i) the redemption price of the note at May 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through May 1, 2016 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b) the principal amount of the note on such redemption date.
          “Asset Acquisition” means:
          (1) an investment by an Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into an Issuer or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or
          (2) an acquisition by an Issuer or any of its Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.
          “Asset Disposition” means the sale or other disposition by an Issuer or any of the Restricted Subsidiaries, other than to an Issuer or another Restricted Subsidiary, of:
          (1) all or substantially all of the Capital Stock of any Restricted Subsidiary, whether in a single transaction or a series of transactions; or
          (2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of an Issuer or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.
          “Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by an Issuer or any of the Restricted Subsidiaries to any Person other than an Issuer or any of the Restricted Subsidiaries of:
          (1) all or any of the Capital Stock of any Restricted Subsidiary;
          (2) all or substantially all of the assets that constitute a division or line of business of an Issuer or any of its Restricted Subsidiaries;
          (3) any property and assets of an Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of such Issuer or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of such Issuer;
          provided, however, that “Asset Sale” shall not include:
          (a) the lease or sublease of any Real Estate Asset;
          (b) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;
          (c) the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under “Consolidation, Merger and Sale of Assets”;
          (d) the license or sublicense of intellectual property or other general intangibles;
          (e) the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by the Issuers after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;
          (f) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
          (g) any Restricted Payment permitted by the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment;
          (h) sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary with a fair market value not in excess of $10.0 million in any transaction or series of related transactions;

          (i) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (2) of the third paragraph of the “Limitation on Asset Sales” covenant;
          (j) sales or other dispositions of cash or Temporary Cash Investments;
          (k) the creation, granting, perfection or realization of any Lien permitted under the indenture;
          (l) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Issuers and its Restricted Subsidiaries, taken as a whole;
          (m) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Issuers or their Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;
          (n) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business between an Issuer or any Restricted Subsidiary and another Person;
          (o) the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements and Currency Agreements) other than those entered into for speculative purposes; and
          (p) solely for purposes of clauses (1) and (2) of the first paragraph of the covenant described under “—Covenants—Asset Sales,” any foreclosures, expropriations, condemnations or similar actions with respect to assets.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
          “Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:
          (1) the sum of the products of:
               (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and
               (ii) the amount of such principal payment, by
          (2) the sum of all such principal payments.
          “Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

          “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.
          “Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
          “Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
          “Change of Control” means the occurrence of one or more of the following events:
          (1) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Opco and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of Opco and its Subsidiaries taken as a whole shall not constitute a Change of Control;
          (2) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Opco or any of its direct or indirect parent companies on a fully diluted basis;
          (3) the approval by the holders of Capital Stock of an Issuer of any plan or proposal for the liquidation or dissolution of an Issuer (whether or not otherwise in compliance with the provisions of the indenture); or
          (4) individuals who on the Issue Date constitute the Board of Directors of the Parent (together with any new or replacement directors whose election by the Board of Directors of the Parent or whose nomination by the Board of Directors of the Parent for election by the Parent’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors of the Parent then still in office who either were members of the Board of Directors of the Parent on the Issue Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Parent then in office.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.
          “Common Units” means the common units of Opco, as defined in Opco’s limited partnership agreement.
          “Consolidated EBITDA” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred units of Opco (or distributions to Parent to pay dividends on preferred stock of Parent) or charges resulting from the redemption of preferred units of Opco (or preferred stock of Parent) attributable to Opco and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP

          I. excluding (without duplication):
               (1) the net income of any Person, other than an Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to an Issuer or any of its Restricted Subsidiaries by such Person during such period and the net losses for any such Person shall only be included to the extent funded with cash from an Issuer or a Restricted Subsidiary;
               (2) the cumulative effect of a change in accounting principles;
               (3) all extraordinary gains and extraordinary losses together with any related provision for taxes on such gains and losses;
               (4) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;
               (5) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;
               (6) any after-tax gains or losses attributable to asset dispositions (including any Asset Sales) or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business as determined in good faith by the Issuers; and
               (7) all non-cash items increasing net income;
          II. increased by, to the extent such amount was deducted in calculating such net income (without duplication):
               (a) Consolidated Interest Expense;
               (b) provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;
               (c) depreciation and amortization (including without limitation amortization of deferred financing fees or costs, amortization or impairment write-offs of goodwill and other intangibles, long lived assets and Investments in debt and equity securities, but excluding amortization of prepaid cash expenses that were paid in a prior period);
               (d) non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs, rent expense on operating leases to the extent that a liability for such rent has been established in purchase accounting or through a restructuring provision (and accretion of the discount on any such liability), costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) excluding, in all cases under this clause (d), cash restructuring charges, accruals and reserves; and
               (e) all Non-Cash Charges, and
          III. increased (by losses) or decreased (by gains) by (without duplication) any net noncash gain or loss resulting in such period from hedging or other derivative instruments (including any Interest Rate Agreements or Currency Agreements) and the application of Accounting Standards Codification 815.

          Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to net income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included after giving effect to the impact of clause (1) above.
          “Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Issuers and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):
          (1) the interest portion of any deferred payment obligations;
          (2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;
          (3) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of an Issuer or any Restricted Subsidiary; and
          (4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by an Issuer and the Restricted Subsidiaries;
          excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements or attributable to mark-to-market valuation of derivative instruments pursuant to GAAP.
          “Credit Agreement” means the Credit Agreement to be dated on or about the Issue Date, by and among Opco and the Restricted Subsidiaries now or hereafter party thereto as borrowers or guarantors, the Parent as guarantor, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).
          “Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swing line loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by an Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuers, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

          “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:
          (1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the notes;
          (2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the notes (other than into shares of Capital Stock that is not Disqualified Stock); or
          (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the notes;
          provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Covenants—Limitation on Restricted Payments.” Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of the Parent, an Issuer (or any of their respective direct or indirect parents or Subsidiaries) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. Disqualified Stock shall not include Common Units.
          “Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of Opco or the Parent to the extent the net proceeds thereof are contributed to Opco as Capital Stock (other than Disqualified Stock).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
          “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of the indenture described under the caption “—Covenants,” any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $20.0 million will be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination will be conclusive.
          “Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “—Covenants—SEC Reports and Reports to holders” covenant.
          “Funds From Operations” for any period means the consolidated net income attributable to the Issuers and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):
          (1) gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;
          (2) non-cash asset impairment charges (including write-offs of former tenant receivables);
          (3) non-cash, non-recurring charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);
          (4) write-offs or reserves of straight-line rent;
          (5) fees and expenses incurred in connection with any acquisition or debt refinancing;
          (6) executive severance in an amount not to exceed $10 million in the aggregate;
          (7) amortization of debt costs; and
          (8) any non-cash expenses and costs of the Issuers and its Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (without giving effect to SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.
          “Guarantor” means the Parent and each Subsidiary Guarantor.
          “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person at any date of determination (without duplication):
          (1) all indebtedness of such Person for borrowed money;
          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);
          (4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
          (5) all Capitalized Lease Obligations and Attributable Debt;
          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;
          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and
          (8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements, in each case if and to the extent that any of the foregoing (other than letters of credit) in clauses (1) through (7) would appear as a liability on a balance sheet (excluding the footnotes) of such Person in accordance with GAAP.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:
          (i) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;
          (ii) Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;
          (iii) Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuers or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiaries on a consolidated basis in connection with such disposition; and
          (iv) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.
          “Interest Coverage Ratio” means, on any Transaction Date, the ratio of:
          (1) the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to
          (2) the aggregate Consolidated Interest Expense during such Four Quarter Period.
          In making the foregoing calculation (and without duplication),

          (1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
          (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
          (3) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;
          (4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into an Issuer or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period or subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;
          (5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and
          (6) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Issuers may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

          “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.
          “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of an Issuer and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:
          (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and
          (2) the fair market value of the Capital Stock (or any other Investment), held by an Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;
          provided, however, that the fair market value of the Investment remaining in any Person shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:
          (i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;
          (ii) the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and
          (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.
          “Investment Grade Status” means, with respect to the Issuers, when the notes have (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P, in each case published by the applicable agency.
          “Issue Date” means April 26, 2011.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to an Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale.

          “Non-Cash Charges” means (a) all losses from Investments recorded using the equity method, (b) any non-cash expenses and costs of the Issuers and its Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements, (c) the non-cash impact of acquisition method accounting, and (d) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
          “Pari Passu Indebtedness” means any indebtedness or an Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the Exchange Notes or the Subsidiary Guarantee thereof by such Subsidiary Guarantor, as applicable.
          “Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent, the Issuers and Restricted Subsidiaries are engaged or propose to be engaged in (as described in this offering memorandum) on the Issue Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.
          “Permitted Investment” means:
          (1) (a) an Investment in an Issuer or any of the Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, an Issuer or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
          (2) investments in cash and Temporary Cash Investments;
          (3) Investments made by an Issuer or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant or from any other disposition or transfer of assets not constituting an Asset Sale;
          (4) Investments represented by Guarantees that are otherwise permitted under the indenture;
          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
          (6) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;
          (7) any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent or Opco, which the Parent or Opco did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;
          (8) Investments in tenants in an aggregate amount not to exceed the greater of (x) $150.0 million and (y) 10% of Adjusted Total Assets at any one time outstanding;
          (9) obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under the indenture;
          (10) Permitted Mortgage Investments;
          (11) any transaction which constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Covenants—Limitation on Transactions with Affiliates” (except transactions described under clauses (1), (5), (8) and (9) of such paragraph);

          (12) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
          (13) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
          (14) any Investment acquired by an Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or rents receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or rents receivable or (b) as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
          (15) any Investment consisting of a loan or advance to officers, directors or employees of the Parent, an Issuer or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of the Parent or (b) for additional purposes made in the ordinary course of business, in the aggregate under this clause (15) not to exceed $2.5 million at any one time outstanding;
          (16) any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by the Parent, an Issuer and any of its Restricted Subsidiaries in connection with such plans;
          (17) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;
          (18) additional Investments not to exceed the greater of (x) $75 million and (y) 5.0% of Adjusted Total Assets at any time outstanding; and
          (19) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause not to exceed the greater of $75 million and 5.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated EBITDA), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause).
          “Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.
          “Permitted Payments to Parent” means, without duplication as to amounts:
          (A) payments to the Parent to the Parent to pay reasonable accounting, legal and administrative expenses of Parent when due, in an aggregate amount not to exceed $500,000 per annum; and
          (B) payments to Parent in respect of its state, franchise and local tax liabilities.

          “Permitted Refinancing Indebtedness” means:
          (A) any Indebtedness of an Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of an Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith);
               (2) such Permitted Refinancing Indebtedness has:
                    (a) a final maturity date later than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days after the maturity of the notes, and
                    (b) an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or 91 days more than the Average Life of the notes;
               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the notes or the Guarantee, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;
               (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is pari passu in right of payment with the notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the notes or such Guarantee; and
               (5) such Indebtedness is incurred either (a) by an Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.
          “Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are factually supportable and reasonably quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent or the Issuers.

          “Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.
          “Registration Rights Agreement” means that certain registration rights agreement related to the Old Notes dated the Issue Date among the Issuers, the Guarantors and the initial purchasers.
          “Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refer to Restricted Subsidiaries of the Issuers.
          “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Restricted Subsidiary of any property, whether owned by the Parent or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
          “Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuers or any Restricted Subsidiaries.
          “Significant Subsidiary,” with respect to any Person, means any restricted subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.
          “S&P” means Standard & Poor’s Ratings Services and its successors.
          “Stated Maturity” means:
          (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and
          (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Indebtedness” means Indebtedness which by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the notes or any Guarantee thereof.
          “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
          “Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuers on the Issue Date that Guarantees the Credit Agreement and (ii) each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its Guarantee of the notes.

          “Temporary Cash Investment” means any of the following:
          (1) United States dollars;
          (2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;
          (3) time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by (A) a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (B) any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
          (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;
          (5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;
          (6) securities with maturities of twelve months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;
          (7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3)(A) of this definition;
          (8) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition; and
          (9) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
          “Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.
          “Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.
          “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
          “Transaction Date” means, with respect to the Incurrence of any Indebtedness by an Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2016; provided, however, that if the period from the redemption date to May 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to an Issuer or the Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuers and the Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.
          “Unrestricted Subsidiary” means
          (1) any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and
          (2) any Subsidiary of an Unrestricted Subsidiary.
          Except during a Suspension Period, the Board of Directors of the Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any of its Restricted Subsidiaries; provided, however, that:
          (i) any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;
          (ii) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described above; and
          (iii) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) above would be permitted under the “Limitation on Restricted Payments” covenants described above.
          The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:
          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and
          (ii) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.
          Any such designation by the Board of Directors of the Parent shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
          “Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.

          “U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.
          “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
          “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
          TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS OFFERING MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
          The following is a summary of certain U.S. federal income tax considerations relating to the exchange of Old Notes for Exchange Notes for “U.S. Holders” or “Non-U.S. Holders” (each, as defined below and collectively, “Holders”). Except where noted, this summary deals only with Old Notes or Exchange Notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
          This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, including, without limitation, Holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, tax-exempt entities, former citizens or residents of the United States, passthrough entities (e.g., S corporations, partnerships or other entities taxable as partnerships for U.S. federal income tax purposes) or investors who hold the notes through pass-through entities, “controlled foreign corporations,” “passive foreign investment companies,” U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold the notes in connection with a straddle, hedging, conversion or other risk reduction transaction. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws.
          The U.S. federal income tax considerations set forth below are based upon the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service (the “IRS”) all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and to differing interpretations, so as to result in U.S. federal income tax considerations different from those summarized below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions. As used herein, the term “U.S. Holder” means a beneficial owner of Old Notes or Exchange Notes that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
          As used herein, the term “Non-U.S. Holder” means a beneficial owner of Old Notes or Exchange Notes (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
          If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
          Before you exchange the Old Notes for Exchange Notes or purchase Exchange Notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the Exchange Notes and exchanging the Old Notes for the Exchange Notes that may be applicable to you.
U.S. Holders
          The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to a U.S. Holder.
Stated interest
          Stated interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.
Market Discount and Bond Premium
          If a U.S. Holder purchases an Exchange Note (or purchased an Old Note for which the Exchange Note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the U.S. Holder’s purchase price will be treated as “market discount.” However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. Holder purchased the Exchange Note or Old Note, as the case may be.
          Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, an Exchange Note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income by the U.S. Holder during the period the U.S. Holder held the Exchange Note (and the Old Note for which the Exchange Note was exchanged, as the case may be). In addition, the U.S. Holder may be required to defer, until the maturity of the Exchange Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Exchange Note (or an Old Note for which the Exchange Note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Exchange Note (or Old Note for which the Exchange Note was exchanged, as the case may be) to the maturity date of the Exchange Note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Exchange Note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
          If a U.S. Holder purchases an Exchange Note (or purchased an Old Note for which the Exchange Note was exchanged, as the case may be) for an amount in excess of the amount payable at maturity of the Exchange Note, the U.S. Holder will be considered to have purchased the Exchange Note (or Old Note) with “bond premium” equal to the excess of the U.S. Holder’s purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). It may be possible for a U.S. Holder of an Exchange Note to elect to amortize the premium using a constant yield method over the remaining term of the Exchange Note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the Exchange Note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. Holder’s prior interest inclusions on the Exchange Note, and finally as a carryforward allowable against the U.S. Holder’s future interest inclusions on the Exchange Note. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. A U.S. Holder that does not make this election will be required to include in gross income the full amount of interest on the Exchange Note in accordance with its regular method of tax accounting, and will include the premium in its tax basis for the Exchange Note for purposes of computing the amount of its gain or loss recognized on the taxable disposition of the Exchange Note. U.S. Holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the Exchange Notes.
          A U.S. Holder may elect to include in gross income under a constant yield method all amounts that accrue on an Exchange Note that are treated as interest for tax purposes (i.e., stated interest, market discount and de minimis market discount, as adjusted by any amortizable bond premium). U.S. Holders should consult their tax advisors as to the desirability, mechanics and collateral consequences of making this election.
Sale, redemption, exchange or other taxable disposition of notes
          Upon the sale, exchange, redemption, repurchase, retirement or other disposition of an Exchange Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such Holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in their Exchange Notes generally will be their cost (or, in the case of an Exchange Note received in exchange for an Old Note in the exchange offer, the tax basis of the Old Note, as discussed below under “—Exchange Offer”), increased by the amount of any market discount previously included in your gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest on your Exchange Notes (as discussed above under “—U.S. Holders—Market Discount and Bond Premium”).
          Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2012; 20% thereafter). The deductibility of capital losses is subject to limitations.
Exchange offer
          The exchange of Old Notes for Exchange Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes and you will have the same tax basis and holding period in the Exchange Notes as you had in the Old Notes. Furthermore, any market discount or bond premium associated with your Old Notes will be treated as market discount or bond premium with respect to your Exchange Notes for which you exchange the applicable Old Notes.
Information reporting and backup withholding
          We will report to our U.S. Holders and to the IRS the amount of interest payments, accruals of OID and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a current rate of up to 28% (31% beginning in 2013) with respect to such amounts unless the Holder:
•	comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
          A U.S. Holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability if the information is furnished to the IRS in a timely manner.

New legislation
          Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the notes for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.
Non-U.S. Holders
          The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.
Interest
          A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest on a note that is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Code) in the Operating Partnership, (ii) a controlled foreign corporation related to the Operating Partnership, or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.
          In order for a Non-U.S. Holder to qualify for this exemption from taxation on interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the Non-U.S. Holder that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is a Non-U.S. Holder and (iii) provides the beneficial owner’s name and address. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.
          To the extent that interest income with respect to a note is not exempt from U.S. federal withholding tax as described above, a Non-U.S. Holder will be subject to U.S. federal income tax at a 30% rate unless (1) such tax is eliminated or reduced under an applicable income tax treaty or (2) such interest income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.
Sale, redemption, exchange or other taxable disposition of notes
          Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if an applicable income tax treaty so provides, is not attributable to a U.S. permanent establishment) and (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year.
Effectively Connected Income
          A Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and, if an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment) will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the Holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. The withholding tax discussed above will not apply to effectively connected income, provided the Holder furnishes an IRS form W-8ECI or IRS Form W-8BEN, as applicable.
Exchange offer
          As discussed above with respect to U.S. Holders, the exchange of Old Notes for Exchange Notes will not result in a taxable exchange to a Non-U.S. Holder.
Information reporting and backup withholding
          Information reporting requirements and backup withholding generally will not apply to interest payments on a note to a Non-U.S. Holder if the statement described in “Non-U.S. Holders” is duly provided by such Holder, provided that the withholding agent does not have actual knowledge that the Holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale or other disposition (including a redemption) of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code, (iv) is a U.S. branch of a foreign bank or a foreign insurance company, or (v) is a partnership with a U.S. trade or business or a specified percentage of U.S. partners. Payment of the proceeds of any such disposition effected outside the United States by a foreign office of any broker that is described in (ii) through (v) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such disposition or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders” or otherwise establishes an exemption. Any amount withheld from a payment to a Holder of a note under the backup withholding rules is allowable as a credit against such Holder’s U.S. federal income tax liability (which might entitle such Holder to a refund), provided that such Holder timely furnishes the required information to the IRS.
Recently-enacted legislation relating to foreign accounts
          Congress recently passed legislation that imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the new reporting requirements could result in withholding tax being imposed on payments of interest and sales proceeds to foreign intermediaries and certain Non-U.S. Holders. In the case of debt securities, the legislation only applies to obligations issued after March 18, 2012. However, if the debt securities were modified in certain ways after March 18, 2012, they could become subject to these rules. Prospective investors should consult their own tax advisers regarding this new legislation.
          THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER OTHER FEDERAL TAX LAWS AND STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

PLAN OF DISTRIBUTION
          If you are a broker-dealer that receives Exchange Notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the exchange offer and so notifies us, we have agreed, for 180 days after the registration statement (of which this prospectus forms a part) is declared effective, to make this prospectus, as amended or supplemented, available to that broker-dealer for use in connection with resales, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.
•	We will not receive any proceeds from any sale of Exchange Notes by broker-dealers.

•	Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

•	Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes.

•	Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

•	The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
          We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Old Notes and exchange Old Notes in the exchange offer for Exchange Notes.
          By its acceptance of the exchange offer, any broker-dealer that receives Exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Exchange Notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

LEGAL MATTERS
          The validity of the Exchange Notes will be passed upon by Goodwin Procter llp, Boston, Massachusetts.
EXPERTS
          The financial statements as of December 31, 2010 and December 31, 2009 and for each of the three years in the period ended December 31, 2010 of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. included in this Prospectus and the financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
          The consolidated financial statements of Prime Healthcare Services, Inc. for the years ended December 31, 2010 and 2009, as incorporated in this Prospectus by reference to Medical Properties Trust, Inc.’s amended Annual Report on Form 10-K/A for the year ended December 31, 2010, have been audited by Moss Adams LLP, an independent public accounting firm, as stated in their report appearing therein.
WHERE YOU CAN FIND MORE INFORMATION
          The Issuers and the guarantors (other than Medical Properties Trust, Inc.) are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. Medical Properties Trust, Inc., a guarantor and the parent company of the Issuers, is currently subject to the periodic reporting and other informational requirements of the Exchange Act, and files annual, quarterly and current reports and other information with the SEC. The registration statement of which this prospectus forms a part, such reports and other information will be available on the SEC’s Web site at www.sec.gov. You also may read and copy any documents filed at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. The SEC filings of Medical Properties Trust, Inc. are also available free of charge at its Internet website (http://www.medicalpropertiestrust.com). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not a part of this prospectus and is not incorporated in this prospectus by reference. Information may also be obtained from us at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention: Chief Financial Officer. Medical Properties Trust, Inc.’s telephone number is (205) 969-3755.
          We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
          We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information Medical Properties Trust, Inc. files with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that Medical Properties Trust, Inc. later files with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC:
•	Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Medical Properties Trust, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2011 (solely to the extent specifically incorporated by reference into Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010);

•	Medical Properties Trust, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•	Medical Properties Trust, Inc.’s Current Reports on Form 8-K filed with the SEC on March 16, 2011, April 12, 2011, April 19, 2011, May 2, 2011, May 24, 2011 (as amended by the Current Report on Form 8-K/A filed with the SEC on August 31, 2011), June 15, 2011 and August 4, 2011; and

•	all documents filed by Medical Properties Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).
          We will provide without charge to each person to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Investor Relations, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
of Medical Properties Trust, Inc:
     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of equity, and of cash flows present fairly, in all material respects, the financial position of Medical Properties Trust, Inc. and its subsidiaries at December 31, 2010 and December 31, 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 25, 2011, except for subsequent events discussed in Note 14 and the condensed consolidating financial information in Note 15, collectively as to which the date is October 5, 2011

Report of Independent Registered Public Accounting Firm
To the Partners
of MPT Operating Partnership, L.P.:
     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of capital, and of cash flows present fairly, in all material respects, the financial position of MPT Operating Partnership, L.P. and its subsidiaries at December 31, 2010 and December 31, 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
October 5, 2011

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,
	2010	2009
	(Amounts in thousands, except for per
	share data)
ASSETS
Real estate assets
Land	$96,894	$87,888
Buildings and improvements	893,741	774,022
Construction in progress and other	6,730	291
Intangible lease assets	35,004	24,097
Mortgage loans	165,000	200,164
Real estate held for sale	—	89,973

Gross investment in real estate assets	1,197,369	1,176,435
Accumulated depreciation	(68,662)	(47,965)
Accumulated amortization	(7,432)	(5,133)

Net investment in real estate assets	1,121,275	1,123,337
Cash and cash equivalents	98,408	15,307
Interest and rent receivables	26,176	19,845
Straight-line rent receivables	28,912	27,539
Other loans	50,985	110,842
Other assets	23,058	13,028

Total Assets	$1,348,814	$1,309,898

LIABILITIES AND EQUITY
Liabilities
Debt, net	$369,970	$576,678
Accounts payable and accrued expenses	35,974	29,247
Deferred revenue	23,137	15,350
Lease deposits and other obligations to tenants	20,157	17,048

Total liabilities	449,238	638,323
Commitments and Contingencies
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000 shares; issued and outstanding — 110,225 shares at December 31, 2010 and 78,725 shares at December 31, 2009	110	79
Additional paid-in capital	1,051,785	759,721
Distributions in excess of net income	(148,530)	(88,093)
Accumulated other comprehensive loss	(3,641)	—
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. stockholders’ equity	899,462	671,445
Non-controlling interests	114	130

Total Equity	899,576	671,575

Total Liabilities and Equity	$1,348,814	$1,309,898

See accompanying notes to consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	For the Years Ended December 31,
	2010	2009	2008
	(Amounts in thousands, except for per share
		data)
Revenues
Rent billed	$92,785	$81,865	$74,146
Straight-line rent	2,074	8,221	3,742
Interest and fee income	26,988	28,723	29,182

Total revenues	121,847	118,809	107,070
Expenses
Real estate depreciation and amortization	24,486	22,628	22,385
Loan impairment charge	12,000	—	—
Property-related	4,407	3,802	4,242
General and administrative	28,535	21,096	19,515

Total operating expense	69,428	47,526	46,142

Operating income	52,419	71,283	60,928
Other income (expense)
Interest and other income	1,518	43	86
Debt refinancing costs	(6,716)	—	—
Interest expense	(33,993)	(37,656)	(42,424)

Net other expenses	(39,191)	(37,613)	(42,338)

Income from continuing operations	13,228	33,670	18,590
Income from discontinued operations	9,784	2,697	14,143

Net income	23,012	36,367	32,733

Net income attributable to non-controlling interests	(99)	(37)	(33)

Net income attributable to MPT common stockholders.	$22,913	$36,330	$32,700

Earnings per share — basic
Income from continuing operations attributable to MPT common stockholders	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT common stockholders	0.10	0.04	0.23

Net income attributable to MPT common stockholders	$0.22	$0.45	$0.50

Weighted average shares outstanding — basic	100,706	78,117	62,027

Earnings per share — diluted
Income from continuing operations attributable to MPT common stockholders	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT common stockholders	0.10	0.04	0.23

Net income attributable to MPT common stockholders	$0.22	$0.45	$0.50

Weighted average shares outstanding — diluted	100,708	78,117	62,035

See accompanying notes to consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Equity
For the Years Ended December 31, 2010, 2009 and 2008
(Amounts in thousands, except per share data)

						Distributions	Accumulated
	Preferred		Common		Additional	in Excess	Other		Non-
		Par		Par	Paid-in	of Net	Comprehensive	Treasury	Controlling	Total
	Shares	Value	Shares	Value	Capital	Income	Loss	Stock	Interests	Equity
Balance at December 31, 2007	—	$—	52,133	$52	$548,086	$(28,626)	—	$(262)	$77	$519,327
Comprehensive income:
Net income	—	—	—	—	—	32,700	—	—	33	32,733

Comprehensive income	—	—	—	—	—	32,700	—	—	33	32,733
Deferred stock units issued to directors	—	—	—	—	48	(48)	—	—	—	—
Stock vesting and amortization of stock-based compensation	—	—	273	—	6,386	—	—	—	—	6,386
Purchase of Wichita Partnership	—	—	—	—	—	—	—	—	145	145
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	(12)	(12)
Proceeds from offering (net of offering costs)	—	—	12,650	13	128,318	—	—	—	—	128,331
Dividends declared ($1.01 per common share)	—	—	—	—	—	(63,967)	—	—	—	(63,967)
Issuance of convertible debt	—	—	—	—	3,400	—	—	—	—	3,400

Balance at December 31, 2008	—	$—	65,056	$65	$686,238	$(59,941)	$—	$(262)	$243	$626,343

Comprehensive income:
Net income	—	—	—	—	—	36,330	—	—	36	36,366

Comprehensive income	—	—	—	—	—	36,330		—	36	36,366
Deferred stock units issued to directors	—	—	52	1	5	(4)	—	—	—	2
Stock vesting and amortization of stock-based compensation	—	—	246	—	5,488	—	—	—	—	5,488
Proceeds from offering (net of offering costs)	—	—	13,371	13	67,990	—	—	—	—	68,003
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	(149)	(149)
Dividends declared ($0.80 per common share)	—	—	—	—	—	(64,478)	—	—	—	(64,478)

Balance at December 31, 2009	—	$—	78,725	$79	$759,721	$(88,093)	$—	$(262)	$130	$671,575

Comprehensive income:
Net income	—	—	—	—	—	22,913	—	—	99	23,012
Unrealized loss on interest rate swaps	—	—	—	—	—	—	(3,641)	—	—	(3,641)

Comprehensive income	—	—	—	—	—	22,913	(3,641)	—	99	19,371
Stock vesting and amortization of stock-based compensation	—	—	700	—	6,616	—	—	—	—	6,616
Proceeds from offering (net of offering costs)	—	—	30,800	31	288,035	—	—	—	—	288,066
Extinguishment of convertible debt	—	—	—	—	(2,587)	—	—	—	—	(2,587)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	(115)	(115)
Dividends declared ($0.80 per common share)	—	—	—	—	—	(83,350)	—	—	—	(83,350)

Balance at December 31, 2010	—	$—	110,225	$110	$1,051,785	$(148,530)	$(3,641)	$(262)	$114	$899,576

See accompanying notes to consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2010	2009	2008
	(Amounts in thousands)
Operating activities
Net income	$23,012	$36,367	$32,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,312	26,309	26,535
Amortization and write-off of deferred financing costs and debt discount	6,110	5,824	7,961
Premium paid on extinguishment of debt	3,833	—	—
Straight-line rent revenue	(4,932)	(9,536)	(9,402)
Share-based compensation expense	6,616	5,488	6,386
(Gain) loss from sale of real estate	(10,566)	(278)	(9,305)
Deferred revenue and fee income	(4,393)	(847)	(7,583)
Provision for uncollectible receivables and loans	14,400	—	5,700
Rent and interest income added to loans	—	(921)	(5,556)
Straight-line rent write-off	3,694	1,111	14,037
Payment of interest on early prepayment of debt	(7,324)	—	—
Other adjustments	(30)	(246)	(57)
Decrease (increase) in:
Interest and rent receivable	(5,490)	(2,433)	(4,392)
Other assets	(566)	126	5,249
Accounts payable and accrued expenses	(3,177)	1,700	4,757
Deferred revenue	13,138	87	2,854

Net cash provided by operating activities	60,637	62,751	69,917
Investing activities
Real estate acquired	(137,808)	(421)	(430,710)
Proceeds from sale of real estate	97,669	15,000	89,959
Principal received on loans receivable	90,486	4,305	71,941
Investment in loans receivable	(11,637)	(23,243)	(95,567)
Construction in progress	(6,638)	—	—
Other investments	(9,291)	(7,777)	(4,286)

Net cash provided by (used for) investing activities	22,781	(12,136)	(368,663)
Financing activities
Proceeds from term debt, net of discount	148,500	—	119,001
Payments of term debt	(216,765)	(1,232)	(860)
Payment of deferred financing costs	(6,796)	232	(6,072)
Revolving credit facilities, net	(137,200)	(55,800)	38,014
Distributions paid	(77,087)	(61,649)	(65,098)
Lease deposits and other obligations to tenants	3,667	3,390	2,963
Proceeds from sale of common shares, net of offering costs	288,066	68,003	128,331
Other	(2,702)	—	—

Net cash provided by (used in) financing activities	(317)	(47,056)	216,279

Increase (decrease) in cash and cash equivalents for the year	83,101	3,559	(82,467)
Cash and cash equivalents at beginning of year	15,307	11,748	94,215

Cash and cash equivalents at end of year	$98,408	$15,307	$11,748

Interest paid, including capitalized interest of $63 in 2010, $— in 2009, and $— in 2008	$29,679	$33,272	$31,277
Supplemental schedule of non-cash financing activities:
Other common stock transactions	—	$5	$48
See accompanying notes to consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,
	2010	2009
	(Amounts in thousands)
ASSETS
Real estate assets
Land	$96,894	$87,888
Buildings and improvements	893,741	774,022
Construction in progress and other	6,730	291
Intangible lease assets	35,004	24,097
Mortgage loans	165,000	200,164
Real estate held for sale	—	89,973

Gross investment in real estate assets	1,197,369	1,176,435
Accumulated depreciation	(68,662)	(47,965)
Accumulated amortization	(7,432)	(5,133)

Net investment in real estate assets	1,121,275	1,123,337
Cash and cash equivalents	98,408	15,307
Interest and rent receivables	26,176	19,845
Straight-line rent receivables	28,912	27,539
Other loans	50,985	110,842
Other assets	23,058	13,028

Total Assets	$1,348,814	$1,309,898

LIABILITIES AND CAPITAL
Liabilities
Debt, net	$369,970	$576,678
Accounts payable and accrued expenses	13,658	13,208
Deferred revenue	23,137	15,350
Payable due to Medical Properties Trust, Inc.	21,943	15,742
Lease deposits and other obligations to tenants	20,157	17,048

Total liabilities	448,865	638,026
Commitments and Contingencies
Capital
General Partner — issued and outstanding — 1,102 units at December 31, 2010 and 787 units at December 31, 2009	9,035	6,717
Limited Partners:
Common units — issued and outstanding — 109,123 units at December 31, 2010 and 77,938 units at December 31, 2009	894,441	664,952
LTIP units — issued and outstanding - 94 units at December 31, 2010 and 63 units at December 31, 2009	—	73
Accumulated other comprehensive loss	(3,641)	—

Total MPT Operating Partnership capital	899,835	671,742
Non-controlling interests	114	130

Total Capital	899,949	671,872

Total Liabilities and Capital	$1,348,814	$1,309,898

See accompanying notes to consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
Consolidated Statements of Income

	For the Years Ended December 31,
	2010	2009	2008
	(Amounts in thousands, except for per unit data)
Revenues
Rent billed	$92,785	$81,865	$74,146
Straight-line rent	2,074	8,221	3,742
Interest and fee income	26,988	28,723	29,182

Total revenues	121,847	118,809	107,070
Expenses
Real estate depreciation and amortization	24,486	22,628	22,385
Loan impairment charge	12,000	—	—
Property-related	4,407	3,802	4,242
General and administrative	28,460	21,033	19,515

Total operating expense	69,353	47,463	46,142

Operating income	52,494	71,346	60,928
Other income (expense)
Interest and other income	1,518	43	86
Debt refinancing costs	(6,716)	—	—
Interest expense	(33,993)	(37,656)	(42,424)

Net other expenses	(39,191)	(37,613)	(42,338)

Income from continuing operations	13,303	33,733	18,590
Income from discontinued operations	9,784	2,697	14,143

Net income	23,087	36,430	32,733

Net income attributable to non-controlling interests	(99)	(37)	(33)

Net income attributable to MPT Operating Partnership partners	$22,988	$36,393	$32,700

Earnings per unit — basic
Income from continuing operations attributable to MPT Operating Partnership partners	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT Operating Partnership partners	0.10	0.04	0.23

Net income attributable to MPT Operating Partnership partners	$0.22	$0.45	$0.50

Weighted average units outstanding — basic	100,706	78,117	62,027

Earnings per unit — diluted
Income from continuing operations attributable to MPT Operating Partnership partners	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT Operating Partnership partners	0.10	0.04	0.23

Net income attributable to MPT Operating Partnership partners	$0.22	$0.45	$0.50

Weighted average units outstanding — diluted	100,708	78,117	62,035

See accompanying notes to consolidated financial statements.

MPT OPERATING PARTNERSHIP, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Capital
For the Years Ended December 31, 2010, 2009 and 2008
(Amounts in thousands, except per unit data)

			Limited Partners				Accumulated
	General Partner		Common		LTIPs		Other
								Non-
		Unit		Unit		Unit	Comprehensive	Controlling	Total
	Units	Value	Units	Value	Units	Value	Loss	Interests	Capital
Balance at December 31, 2007	520	$5,195	51,612	$514,179	—	$111	—	$77	$519,562
Comprehensive income:
Net income	—	327	—	31,988	—	385	—	33	32,733

Comprehensive income	—	327	—	31,988	—	385	—	33	32,733
Deferred units issued	—	—	—	—	—	—	—	—	—
Unit vesting and amortization of unit-based compensation	3	64	270	6,322	32	—	—	—	6,386
Purchase of Wichita Partnership	—	—	—	—	—	—	—	145	145
Distributions to non-controlling interests	—	—	—	—	—	—	—	(12)	(12)
Proceeds from offering (net of offering costs)	127	1,283	12,524	127,048	—	—	—	—	128,331
Distributions declared ($1.01 per unit)	—	(640)	—	(63,017)	—	(310)	—	—	(63,967)
Issuance of convertible debt	—	34	—	3,366	—	—	—	—	3,400

Balance at December 31, 2008	650	$6,263	64,406	$619,886	32	$186	$—	$243	$626,578

Comprehensive income:
Net income	—	364	—	35,856	—	174	—	36	36,430

Comprehensive income	—	364	—	35,856	—	174		36	36,430
Unit vesting and amortization of unit-based compensation	3	55	295	5,433	31	—	—	—	5,488
Proceeds from offering (net of offering costs)	134	680	13,237	67,323	—	—	—	—	68,003
Distributions to non-controlling interests	—	—	—	—	—	—	—	(149)	(149)
Distributions declared ($0.80 per unit)	—	(645)	—	(63,546)	—	(287)	—	—	(64,478)

Balance at December 31, 2009	787	$6,717	77,938	$664,952	63	$73	$—	$130	$671,872

Comprehensive income:
Net income	—	230	—	22,601	—	157	—	99	23,087
Unrealized loss on interest rate swaps	—	—	—	—	—	—	(3,641)	—	(3,641)

Comprehensive income	—	230	—	22,601	—	157	(3,641)	99	19,446
Unit vesting and amortization of unit-based compensation	7	66	693	6,550	31	—	—	—	6,616
Proceeds from offering (net of offering costs)	308	2,882	30,492	285,184	—	—	—	—	288,066
Extinguishment of convertible debt	—	(26)	—	(2,560)	—	—	—	—	(2,586)
Distributions to non-controlling interests	—	—	—	—	—	—	—	(115)	(115)
Distributions declared ($0.80 per unit)	—	(834)	—	(82,286)	—	(230)	—	—	(83,350)

Balance at December 31, 2010	1,102	$9,035	109,123	$894,441	94	$—	$(3,641)	$114	$899,949

See accompanying notes to consolidated financial statements.

MPT OPERATING PARTNERSHIP, LP
Condensed Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2010	2009	2008
	(Amounts in thousands)
Operating activities
Net income	$23,087	$36,430	$32,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,312	26,309	26,535
Amortization and write-off of deferred financing costs and debt discount	6,110	5,824	7,961
Premium paid on extinguishment of debt	3,833	—	—
Straight-line rent revenue	(4,932)	(9,536)	(9,402)
Unit-based compensation expense	6,616	5,488	6,386
(Gain) loss from sale of real estate	(10,566)	(278)	(9,305)
Deferred revenue and fee income	(4,393)	(847)	(7,583)
Provision for uncollectible receivables and loans	14,400	—	5,700
Rent and interest income added to loans	—	(921)	(5,556)
Straight-line rent write-off	3,694	1,111	14,037
Payment of interest on early prepayment of debt	(7,324)	—	—
Other adjustments	(30)	(246)	(57)
Decrease (increase) in:
Interest and rent receivable	(5,490)	(2,433)	(4,392)
Other assets	(566)	126	5,249
Accounts payable and accrued expenses	(3,252)	1,642	4,778
Deferred revenue	13,138	87	2,854

Net cash provided by operating activities	60,637	62,756	69,938
Investing activities
Real estate acquired	(137,808)	(421)	(430,710)
Proceeds from sale of real estate	97,669	15,000	89,959
Principal received on loans receivable	90,486	4,305	71,941
Investment in loans receivable	(11,637)	(23,243)	(95,567)
Construction in progress	(6,638)	—	—
Other investments	(9,291)	(7,777)	(4,286)

Net cash provided by (used for) investing activities	22,781	(12,136)	(368,663)
Financing activities
Proceeds from term debt, net of discount	148,500	—	119,001
Payments of term debt	(216,765)	(1,232)	(860)
Payment of deferred financing costs	(6,796)	232	(6,072)
Revolving credit facilities, net	(137,200)	(55,800)	38,014
Distributions paid	(77,087)	(61,649)	(65,098)
Lease deposits and other obligations to tenants	3,667	3,390	2,963
Proceeds from sale of units, net of offering costs	288,066	68,003	128,331
Other	(2,702)	—	—

Net cash provided by (used in) financing activities	(317)	(47,056)	216,279

Increase (decrease) in cash and cash equivalents for the year	83,101	3,564	(82,446)
Cash and cash equivalents at beginning of year	15,307	11,743	94,189

Cash and cash equivalents at end of year	$98,408	$15,307	$11,743

Interest paid, including capitalized interest of $63 in 2010, $— in 2009, and $— in 2008	$29,679	$33,272	$31,277
Supplemental schedule of non-cash financing activities:
Other common unit transactions	—	$5	$48
See accompanying notes to consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND MPT OPERATING PARTNERSHIP, L.P.
Notes To Consolidated Financial Statements
1. Organization
     Medical Properties Trust, Inc., a Maryland corporation, was formed on August 27, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in, owning, and leasing commercial real estate. Our operating partnership subsidiary, MPT Operating Partnership, L.P. (the “Operating Partnership”), through which we conduct all of our operations, was formed in September 2003. Through another wholly-owned subsidiary, Medical Properties Trust, LLC, we are the sole general partner of the Operating Partnership. At present, we directly own substantially all of the limited partnership interests in the Operating Partnership and have elected to report our required disclosures and that of the Operating Partnership on a combined basis except where material differences exist. MPT Finance Corporation is a wholly owned subsidiary of the Operating Partnership and was formed for the sole purpose of being a co-issuer of some of the Operating Partnership’s indebtedness. MPT Finance Corporation has no substantive assets or operations.
     Our primary business strategy is to acquire and develop real estate and improvements, primarily for long term lease to providers of healthcare services such as operators of general acute care hospitals, inpatient physical rehabilitation hospitals, long-term acute care hospitals, surgery centers, centers for treatment of specific conditions such as cardiac, pulmonary, cancer, and neurological hospitals, and other healthcare-oriented facilities. We also make mortgage and other loans to operators of similar facilities. In addition, we may obtain profits interest in our tenants, from time to time, in order to enhance our overall return. We manage our business as a single business segment.
2. Summary of Significant Accounting Policies
     Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Principles of Consolidation: Property holding entities and other subsidiaries of which we own 100% of the equity or have a controlling financial interest evidenced by ownership of a majority voting interest are consolidated. All inter-company balances and transactions are eliminated. For entities in which we own less than 100% of the equity interest, we consolidate the property if we have the direct or indirect ability to control the entities’ activities based upon the terms of the respective entities’ ownership agreements. For these entities, we record a non-controlling interest representing equity held by non-controlling interests.
     We continually evaluate all of our transactions and investments to determine if they represent variable interests in a variable interest entity. If we determine that we have a variable interest in a variable interest entity, we then evaluate if we are the primary beneficiary of the variable interest entity. The evaluation is a qualitative assessment as to whether we have the ability to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance. We consolidate each variable interest entity in which we, by virtue of or transactions with our investments in the entity, are considered to be the primary beneficiary. We have determined that Vibra, Monroe Hospital and two other smaller tenants are variable interest entities that we have investments in and/or outstanding loans and other receivables due to us of approximately 3%, 2% and 1% of our total assets, respectively. These investments in and/or outstanding loans and other receivables due from these entities represent our maximum exposure to loss. Through qualitative analysis, we have determined that we are not the primary beneficiary of these entities as we do not direct the activities that most significantly impact the economic performance of these entities (such as the day-to-day management of the tenant’s hospital operations). Therefore, we have not consolidated these entities in our financial statements.
     Cash and Cash Equivalents: Certificates of deposit, short-term investments with original maturities of three months or less and money-market mutual funds are considered cash equivalents. The majority of our cash and cash equivalents are held at major commercial banks which at times may exceed the Federal Deposit Insurance Corporation limit. We have not experienced any losses to date on our invested cash. Cash and cash equivalents which have been restricted as to its use are recorded in other assets.

     Revenue Recognition: We receive income from operating leases based on the fixed, minimum required rents (base rents) per the lease agreements. Rent revenue from base rents is recorded on the straight-line method over the terms of the related lease agreements for new leases and the remaining terms of existing leases for acquired properties. The straight-line method records the periodic average amount of base rent earned over the term of a lease, taking into account contractual rent increases over the lease term. The straight-line method typically has the effect of recording more rent revenue from a lease than a tenant is required to pay early in the term of the lease. During the later parts of a lease term, this effect reverses with less rent revenue recorded than a tenant is required to pay. Rent revenue as recorded on the straight-line method in the consolidated statements of income is presented as two amounts: billed rent revenue and straight-line revenue. Billed rent revenue is the amount of base rent actually billed to the customer each period as required by the lease. Straight-line rent revenue is the difference between rent revenue earned based on the straight-line method and the amount recorded as billed rent revenue. We record the difference between base rent revenues earned and amounts due per the respective lease agreements, as applicable, as an increase or decrease to straight-line rent receivable.
     Certain leases provide for additional rents contingent upon a percentage of the tenant revenue in excess of specified base amounts/thresholds (percentage rents). Percentage rents are recognized in the period in which revenue thresholds are met. Rental payments received prior to their recognition as income are classified as deferred revenue. We may also receive additional rent (contingent rent) under some leases when the U.S. Department of Labor consumer price index exceeds the annual minimum percentage increase in the lease. Contingent rents are recorded as billed rent revenue in the period earned.
     In instances where we have a profits interest in our tenant’s operations, we record revenue equal to our percentage interest of the tenant’s profits, as defined in the lease or tenant’s operating agreements, once annual thresholds, if any, are met.
     We begin recording base rent income from our development projects when the lessee takes physical possession of the facility, which may be different from the stated start date of the lease. Also, during construction of our development projects, we are generally entitled to accrue rent based on the cost paid during the construction period (construction period rent). We accrue construction period rent as a receivable and deferred revenue during the construction period. When the lessee takes physical possession of the facility, we begin recognizing the accrued construction period rent on the straight-line method over the remaining term of the lease.
     We receive interest income from our tenants/borrowers on mortgage loans, working capital loans, and other long-term loans. Interest income from these loans is recognized as earned based upon the principal outstanding and terms of the loans.
     Commitment fees received from development and leasing services for lessees are initially recorded as deferred revenue and recognized as income over the initial term of an operating lease to produce a constant effective yield on the lease (interest method). Commitment and origination fees from lending services are recorded as deferred revenue and recognized as income over the life of the loan using the interest method.
     Acquired Real Estate Purchase Price Allocation: We allocate the purchase price of acquired properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase prices of acquired real estate, we utilize a number of sources, from time to time, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.
     We record above-market and below-market in-place lease values, if any, for our facilities, which are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any resulting capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any resulting capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

     We measure the aggregate value of other lease intangible assets acquired based on the difference between (i) the property valued with new or in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each targeted facility as a result of our pre-acquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which we expect to be about six months. depending on specific local market conditions. Management also estimates costs to execute similar leases including leasing commissions, legal costs, and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.
     Other intangible assets acquired, may include customer relationship intangible values which are based on management’s evaluation of the specific characteristics of each prospective tenant’s lease and our overall relationship with that tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, including those existing under the terms of the lease agreement, among other factors.
     We amortize the value of in-place leases, if any, to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. If a lease is terminated, the unamortized portion of the in-place lease value and customer relationship intangibles are charged to expense.
     Real Estate and Depreciation: Real estate, consisting of land, buildings and improvements, are recorded at cost. Although typically paid by our tenants, any expenditures for ordinary maintenance and repairs that we pay are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful lives. We record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets, including an estimated liquidation amount, during the expected holding periods are less than the carrying amounts of those assets. Impairment losses are measured as the difference between carrying value and fair value of assets. For assets held for sale, we cease recording depreciation expense and adjust the assets’ value to the lower of its carrying value or fair value, less cost of disposal. Fair value is based on estimated cash flows discounted at a risk-adjusted rate of interest. We classify real estate assets as held for sale when we have commenced an active program to sell the assets, and in the opinion of management, it is probable the asset will be sold within the next 12 months. We record the results of operations from material property sales or planned sales (which include real property, loans and any receivables) as discontinued operations in the consolidated statements of income for all periods presented if we do not have any continuing involvement with the property subsequent to its sale. Results of discontinued operations include interest expense from debt which specifically collateralizes the property sold or held for sale.
     Construction in progress includes the cost of land, the cost of construction of buildings, improvements and fixed equipment, and costs for design and engineering. Other costs, such as interest, legal, property taxes and corporate project supervision, which can be directly associated with the project during construction, are also included in construction in progress.
     Depreciation is calculated on the straight-line method over the weighted average useful lives of the related real estate and other assets, as follows:

Buildings and improvements	37.8 years
Tenant lease intangibles	14.3 years
Tenant improvements	5.4 years
Furniture, equipment and other	9.5 years

     Losses from Rent Receivables: We continuously monitor the performance of our existing tenants including, but not limited to,: admission levels and surgery/procedure volumes by type; current operating margins; ratio of our tenant’s operating margins both to facility rent and to facility rent plus other fixed costs; trends in revenue and patient mix; and the effect of evolving healthcare regulations on tenant’s profitability and liquidity. We utilize this information along with the tenant’s payment and default history in evaluating (on a property-by-property basis) whether or not a provision for losses on outstanding rent receivables is needed. A provision for losses on rent receivables (including straight-line rent receivables) is ultimately recorded when it becomes probable that the receivable will not be collected in full. The provision is an amount which reduces the receivable to its estimated net realizable value based on a determination of the eventual amounts to be collected either from the debtor or from the collateral, if any.
     Loans: Loans consist of mortgage loans, working capital loans and other long-term loans. Mortgage loans are collateralized by interests in real property. Working capital and other long-term loans are generally collateralized by interests in receivables and corporate and individual guarantees. We record loans at cost. We evaluate the collectability of both interest and principal on a loan-by-loan basis (using the same process as we do for assessing the collectability of rents) to determine whether they are impaired. A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of the allowance is calculated by comparing the recorded investment to either the value determined by discounting the expected future cash flows using the loan’s effective interest rate or to the fair value of the collateral if the loan is collateral dependent. When a loan is deemed to be impaired, we generally place the loan on non-accrual status and record interest income only upon receipt of cash.
     Earnings Per Share/Unit: Basic earnings per common share/unit is computed by dividing net income applicable to common shares/units by the weighted number of shares of common stock/units outstanding during the period. Diluted earnings per common share/unit is calculated by including the effect of dilutive securities.
     Certain of our unvested restricted and performance stock/unit awards contain non-forfeitable rights to dividends, and accordingly, these awards are deemed to be participating securities. These participating securities are included in the earnings allocation in computing both basic and diluted earnings per common share.
     Income Taxes: We conduct our business as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute to stockholders at least 90% of our ordinary taxable income. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to operate in such a manner so that we will remain qualified as a REIT for federal income tax purposes.
     Our financial statements include the operations of two taxable REIT subsidiaries, MPT Development Services, Inc. (“MDS”) and MPT Covington TRS, Inc. (CVT”) that are not entitled to a dividends paid deduction and are subject to federal, state and local income taxes. MDS and CVT are authorized to provide property development, leasing and management services for third-party owned properties and make loans to lessees and operators.
Stock-Based Compensation: We currently sponsor the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”) that was established in 2004. Awards of restricted stock, stock options and other equity-based awards with service conditions are amortized to compensation expense over the vesting periods which generally range from three to seven years, using the straight-line method. Awards of deferred stock units vest when granted and are charged to expense at the date of grant. Awards that contain market conditions are amortized to compensation expense over the derived vesting periods, which correspond to the periods over which we estimate the awards will be earned, which generally range from three to seven years, using the straight-line method. Awards with performance conditions are amortized using the straight-line method over the service period in which the performance conditions are measured, adjusted for the probability of achieving the performance conditions. For each share of common stock issued by Medical Properties Trust, Inc. pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units.
     Deferred Costs: Costs incurred prior to the completion of offerings of stock or other capital instruments (along with their corresponding units in the Operating Partnership) that directly relate to the offering are deferred and netted against proceeds received from the offering. External costs incurred in connection with anticipated financings and refinancing of debt are generally capitalized as deferred financing costs in other assets and amortized over the lives of the related loans as an addition to interest expense. For debt with defined principal re-payment terms, the deferred costs are amortized to produce a constant effective yield on the loan (interest method). For debt without defined principal repayment terms, such as revolving credit agreements, the deferred costs are amortized on the straight-line method over the term of the debt. Leasing commissions and other leasing costs directly attributable to tenant leases are capitalized as deferred leasing costs and amortized on the straight-line method over the terms of the related lease agreements. Costs identifiable with loans made to borrowers are recognized as a reduction in interest income over the life of the loan.
     Derivative Financial Investments and Hedging Activities. During our normal course of business, we may use certain types of derivative instruments for the purpose of managing interest rate risk. We record our derivative and hedging instruments at fair value on the balance sheet. Changes in the estimated fair value of derivative instruments that are not designated as hedges or that do not meet the criteria for hedge accounting are recognized in earnings. For derivatives designated as cash flow hedges, the change in the estimated fair value of the effective portion of the derivative is recognized in accumulated other comprehensive income (loss), whereas the change in the estimated fair value of the ineffective portion is recognized in earnings. For derivates designated as fair value hedges, the change in the estimated fair value of the effective portion of the derivates offsets the change in the estimated fair value of the hedged item, whereas the change in the estimated fair value of the ineffective portion is recognized in earnings.
     To qualify for hedge accounting, we formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking the hedge prior to entering into a derivative transaction. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness in hedging the exposure to the hedged transaction’s variability in cash flows attributable to the hedged risk will be assessed. Both at the inception of the hedge and on an ongoing basis, we assess whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows or fair values of hedged items. In addition, for cash flow hedges, we assess whether the underlying forecasted transaction will occur. We discontinue hedge accounting if a derivative is not determined to be highly effective as a hedge or that is probable that the underlying forecasted transaction will not occur.
     Fair Value Measurement
     We measure and disclose the estimated fair value of financial assets and liabilities utilizing a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. This hierarchy requires the use of observable market data when available. These inputs have created the following fair value hierarchy:
•	Level 1 — quoted prices for identical instruments in active markets;

•	Level 2 — quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3 — fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
     We measure fair value using a set of standardized procedures that are outlined herein for all assets and liabilities which are required to be measured at their estimated fair value on either a recurring or non-recurring basis. When available, we utilize quoted market prices from an independent third party source to determine fair value and classifies such items in Level 1. In some instances where a market price is available, but the instrument is in an inactive or over-the-counter market, we consistently apply the dealer (market maker) pricing estimate and classify the asset or liability in Level 2.
     If quoted market prices or inputs are not available, fair value measurements are based upon valuation models that utilize current market or independently sourced market inputs, such as interest rates, option volatilities, credit spreads, market capitalization rates, etc. Items valued using such internally-generated valuation techniques are classified according to the lowest level input that is significant to the fair value measurement. As a result, the asset or liability could be classified in either Level 2 or 3 even though there may be some significant inputs that are readily observable. Internal fair value models and techniques used by us include discounted cash flow and Black Scholes valuation models. We also consider our counterparty’s and own credit risk on derivatives and other liabilities measured at their estimated fair value.
     Reclassifications: Certain reclassifications have been made to the consolidated financial statements to conform to the 2010 consolidated financial statement presentation. Assets sold or held for sale have been reclassified on the consolidated balance sheets and related operating results have been reclassified from continuing operations to discontinued operations (see Note 11).
3. Real Estate and Loans Receivable
     Acquisitions
     We acquired the following assets:

	2010	2009	2008
	(Amounts in thousands)
Land	$8,227	$421	$45,293
Buildings	119,626	—	373,472
Intangible lease assets-subject to amortization (weighted-average useful life 19.4 years in 2010 and 10.7 years in 2008)	9,955	—	11,945

	$137,808	$421	$430,710

     In the fourth quarter of 2010, we acquired two long-term acute care hospital facilities in Texas for an aggregate purchase price of $64 million. The properties acquired had existing leases in place which we assumed. The Triumph Hospital Clear Lake, a 110-bed facility that opened in 2005, is subject to a lease maturing in 2025 and can be renewed by the lessee for two five-year terms. Triumph Hospital Tomball, a 75-bed facility that opened in August 2006, is subject to a lease that matures in 2026 and can be renewed by the lessee for two five-year terms.
     In the second quarter of 2010, we acquired three inpatient rehabilitation hospitals in Texas for an aggregate purchase price of $74 million. The properties acquired had existing leases in place which we assumed, that have initial terms expiring in 2033. Each lease may, subject to conditions, be renewed by the operator for two additional ten-year terms.
     From the respective acquisition dates in 2010 through year-end, these 2010 acquisitions contributed $4.3 million of revenue and $3.4 million of income. In addition, we incurred approximately $2.0 million in acquisition related expenses in 2010, of which approximately $0.9 million related to acquisitions consummated as of December 31, 2010. These acquisition expenses are reflected in general and administrative expenses in the consolidated statements of income.
     In the second and third quarters of 2008, we completed the acquisition of 20 properties from a single seller for $357.2 million. The properties acquired had existing leases in place, which we assumed, on six acute care hospitals, three long-term acute care hospitals, five rehabilitation hospitals, and six wellness centers.
     In May 2008, we acquired a long-term acute care hospital at a cost of $10.8 million from an unrelated party and entered into an operating lease with Vibra Healthcare (“Vibra”).

     In June 2008, we entered into a $60 million loan with affiliates of Prime related to three southern California hospital campuses operated by Prime. We acquired one of the facilities in July 2008 from a Prime affiliate for approximately $15 million and the other two facilities (including two medical office buildings) in the 2008 fourth quarter for $45 million. We entered into a 10-year lease with the Prime affiliate concurrent with our acquisitions of each of these facilities.
     The results of operations for each of the properties acquired are included in our consolidated results from the effective date of each acquisition. The following table sets forth certain unaudited pro forma consolidated financial data for 2010, 2009 and 2008, as if each significant acquisition was consummated on the same terms at the beginning of each year.

	2010	2009
	(Amounts in thousands
	except per share/unit amounts)
Total revenues	$130,470	$129,454
Net income	18,026	37,884
Net income per share/unit diluted	$0.17	$0.47
     Disposals
     In the fourth quarter 2010, we sold the real estate of our Montclair Hospital, an acute care medical center to Prime for proceeds of $20.0 million. We realized a gain on the sale of $2.2 million. Due to this sale, operating results of our Montclair facility have been included in discontinued operations for the current period and all prior periods and, we have reclassified the asset of this property to Real Estate Held for Sale in our accompanying Consolidated Balance Sheet at December 31, 2009.
     In October 2010, we sold the real estate of our Sharpstown facility in Houston, Texas to a third party for net proceeds of $2.7 million resulting in a gain of $0.7 million. At December 31, 2009, this facility was reclassified as held for sale and the related operating results have been included in discontinued operations for the current period and all prior periods.
     In the second quarter 2010, we sold the real estate of our Inglewood Hospital, a 369-bed acute care medical center located in Inglewood, California, to Prime Healthcare, for $75 million resulting in a gain of approximately $6 million. Due to this sale, operating results of our Inglewood facility have been included in discontinued operations for the current period and all prior periods, and we have reclassified the asset of this property to Real Estate Held for Sale in our accompanying Consolidated Balance Sheet at December 31, 2009.
     In the fourth quarter of 2009, we sold the real estate asset of one acute care facility to Prime for proceeds of $15.0 million. The sale was completed on December 28, 2009, and we realized a gain on the sale of $0.3 million.
     In the second quarter of 2008, we sold the real estate assets of three inpatient rehabilitation facilities to Vibra for proceeds of approximately $105 million, including $7.0 million in early lease termination fees and $8.0 million of a loan pre-payment. The sale was completed on May 7, 2008, realizing a gain on the sale of $9.3 million. We also wrote off $9.5 million in related straight-line rent receivable upon completion of the sales.
     Intangible Assets
     At December 31, 2010 and 2009, our intangible lease assets were $35.0 million ($27.6 million, net of accumulated amortization) and $24.1 million ($19.0 million, net of accumulated amortization), respectively.
     We recorded amortization expense related to intangible lease assets of $3.2 million, $4.5 million (including $0.5 million of accelerated amortization as described below) and $8.1 million (including $4.5 million of accelerated amortization as described below) in 2010, 2009, and 2008, respectively, and expect to recognize amortization expense from existing lease intangible assets as follows: (amounts in thousands)

For the Year Ended December 31:
2011	$2,957
2012	2,592
2013	2,559
2014	2,494
2015	2,305
     As of December 31, 2010, capitalized lease intangibles have a weighted average remaining life of 14.3 years.
     Leasing Operations
     Minimum rental payments due to us in future periods under operating leases which have non-cancelable terms extending beyond one year at December 31, 2010, are as follows: (amounts in thousands)

2011	$93,799
2012	90,443
2013	90,980
2014	89,291
2015	86,392
Thereafter	653,621

$1,104,526

     In September 2010, we exchanged properties with one of our tenants. In exchange for our acute care facility in Cleveland, Texas, we received a similar acute care facility in Hillsboro, Texas. The lease that was in place on our Cleveland facility was carried over to the new facility with no change in lease term or lease rate. This exchange was accounted for at fair value, resulting in a gain of $1.3 million (net of $0.2 million from the write-off of straight-line rent receivables).
     In April 2009, we terminated leases on two of our facilities in Louisiana (Covington and Denham Springs) after the operator defaulted on the leases. As a result of the lease terminations, we recorded a $1.1 million charge in order to fully reserve and write off, respectively, the related straight-line rent receivables associated with the Covington and Denham Springs facilities. In addition, we accelerated the amortization of the related lease intangibles resulting in $0.5 million of expense in the 2009 second quarter. In June 2009, we re-leased the Denham Springs facility to a new operator under terms similar to the terminated lease. In March 2010, we re-leased our Covington facility. The lease has a fixed term of 15 years with an option, at the lessee’s discretion, to extend the term for three additional periods of five years each. Rent during 2010 was based on an annual rate of $1.4 million and, commencing on January 1, 2011, increases annually by 2%. At the end of each term, the tenant has the right to purchase the facility at a price generally equivalent to the greater of our undepreciated cost and fair market value. Separately, we also obtained an interest in the operations of the tenant whereby we may receive additional consideration based on the profitability of such operations.
     In January 2009, the then-operator of our Bucks County facility gave notice of its intentions to close the facility. The associated lease was terminated, which resulted in the write-off of $4.7 million in uncollectible rent and other receivables in December 2008. This write-off excluded $3.8 million of receivables that were guaranteed by the former tenant’s parent company. In the 2010 fourth quarter, we agreed to settle our $3.8 million claim of unpaid rent for $1.4 million resulting in a $2.4 million charge to earnings.
     In July 2009, we re-leased our Bucks County facility located in Bensalem, Pennsylvania. The lease has a fixed term of five years with an option, at the lessee’s discretion, to extend 15 additional periods of one year each. Initial cash rent was $2.0 million per year with annual escalations of 2%. Separately, we also obtained a profits interest whereby we may receive up to an additional $1.0 million annually pursuant to an agreement that provides for our participation in certain cash flows, if any, as defined in the agreement. After the fixed term, the tenant has the right to purchase the facility at a price based on a formula set forth in the lease agreement.
     In the third quarter of 2008, we terminated leases on two general acute care hospitals in Houston, Texas and one hospital in Redding, California due to certain tenant defaults. These facilities were previously leased to affiliates of HPA that filed for bankruptcy subsequent to the lease terminations. Pursuant to these lease terminations, we recorded $4.5 million in accelerated amortization in the 2008 third quarter related to lease intangibles. In addition, we recorded a $1.5 million charge for the write-off of straight-line rent.

     On November 1, 2008, we entered into a new lease agreement for the Redding hospital. The new operator, an affiliate of Prime, agreed to increase the lease base from $60.0 million to $63.0 million and to pay up to $12.0 million in additional rent and a profits participation of up to $8.0 million based on the future profitability of the new lessee’s operations. In the 2010 second quarter, Prime paid us $12 million in additional rent related to our Redding property, and we terminated our agreements with Prime concerning the additional rent and profits interest. Of this $12 million in additional rent, $2.6 million has been recognized in income from lease inception through December 31, 2010, (including $1.2 million in each of 2010 and 2009) and we expect to recognize the other $9.4 million into income over the remainder of the lease life.
     As of December 31, 2010, we have advanced approximately $28 million to the operator/lessee of Monroe Hospital in Bloomington, Indiana pursuant to a working capital loan agreement, including additional advances of $1.3 million in 2010. In addition as of December 31, 2010, we have $11.5 million ($1.9 million accrued in 2010) of rent, interest and other charges outstanding, of which $5.4 million of interest receivables are significantly more than 90 days past due. Because the operator has not made all payments required by the working capital loan agreement and the related real estate lease agreement, we consider the loan to be impaired. During the first quarter of 2010, we evaluated alternative strategies for the recovery of our advances and accruals and at that time determined that the future cash flows of the current tenant or related collateral would, more likely than not, result in less than a full recovery of our loan advances. Accordingly, we recorded a $12 million charge in the 2010 first quarter to recognize the estimated impairment of the working capital loan. During the third quarter of 2010, we determined that it is reasonably likely that the existing tenant will be unable to make certain lease payments that become due in future years. Accordingly, we recorded a valuation allowance for unbilled straight-line rent in the amount of $2.5 million. At December 31, 2010, our net investment (exclusive of the related real estate) of $27.6 million is our maximum exposure to Monroe and the amount is deemed collectible/recoverable. In making this determination, we considered our first priority secured interest in approximately (i) $4 million in hospital patient receivables, (ii) cash balances of approximately $4 million, and (iii) 100% of the membership interests of the operator/lessee and our assessment of the realizable value of our other collateral.
     We continue to evaluate possible operating strategies for the hospital. We have entered into a forbearance agreement with the operator whereby we have generally agreed, under certain conditions, not to fully exercise our rights and remedies under the lease and loan agreements during limited periods. We have not committed to the adoption of a plan to transition ownership or management of the hospital to any new operator, and there is no assurance that any such plan will be completed. Moreover, there is no assurance that any plan that we ultimately pursue will not result in additional charges for further impairment of our working capital loan. We have not recognized any interest income on the Monroe loan since it was considered impaired in the 2010 first quarter.
     Loans
     The following is a summary of our loans ($ amounts in thousands):

	As of December 31, 2010		As of December 31, 2009
		Weighted		Weighted
		Average		Average
	Balance	Interest Rate	Balance	Interest Rate
Mortgage loans	$165,000	10.0%	$200,164	9.9%
Other loans	50,985	10.8%	110,842	10.6%

	$215,985		$311,006

     In 2010, we funded $2.8 million for an expansion loan on the Centinela property. This expansion loan and original mortgage loan were repaid in the amount of $43 million in the 2010 fourth quarter.
     In December 2009, we committed to fund a mortgage loan totaling $20.0 million to an affiliate of Prime, $15 million of which was advanced in 2009 with the remainder advanced in 2010. This loan is collateralized by the Desert Valley facility and the purpose of the loan was to help fund an overall $35.0 million expansion and renovation.
     Including our working capital loans to Monroe (discussed previously), our other loans primarily consist of loans to our tenants for acquisitions and working capital purposes. In 2008 and as part of the leasing of our Redding Hospital, we agreed to provide Prime a working capital loan up to $20 million. In April 2010, Prime repaid this loan and other working capital loans plus accrued interest in the amount of $40 million. In conjunction with our purchase of six healthcare facilities in July and August 2004, we also made loans aggregating $41.4 million to Vibra. As of December 31, 2010, Vibra has reduced the balance of the loans to $19.6 million.
     Concentration of Credit Risks
     For the years ended December 31, 2010, 2009, and 2008, affiliates of Prime (including rent and interest from mortgage and working capital loans) accounted for 32.7%, 33.7%, and 26.9%, respectively, of our total revenues , and Vibra (including rent and interest from working capital loans) accounted for 14.5%, 15.1%, and 17.4%, respectively, of our total revenues.
4. Debt
     The following is a summary of debt ($ amounts in thousands):

	As of December 31, 2010		As of December 31, 2009
	Balance	Interest Rate	Balance	Interest Rate
Revolving credit facilities	$—	Variable	$137,200	Variable
Senior unsecured notes — fixed rate through July and October 2011 due July and October 2016	125,000	7.333%- 7.871%	125,000	7.333%- 7.871%
Exchangeable senior notes
Principal amount	91,175	6.125%- 9.250%	220,000	6.125%- 9.250%
Unamortized discount	(2,585)		(8,265)

	88,590		211,735
Term loans Principal amount	157,683	Various	102,743	Various
Unamortized discount	(1,303)		—

	156,380		102,743

	$369,970		$576,678

     As of December 31, 2010, principal payments due on our debt (which exclude the effects of any discounts recorded) are as follows:

2011	$25,608
2012	1,500
2013	83,500
2014	1,500
2015	1,500
Thereafter	260,250

Total	$373,858

     In May 2010, we closed on a new $450 million secured credit facility with a syndicate of banks and others, and the proceeds of such new credit facility along with cash proceeds from a secondary stock offering as more fully described in Note 9 were used to repay in full all outstanding obligations under the old $220 million credit facility, fund the purchase of 93% of our outstanding 6.125% exchangeable senior notes and payoff of a $30 million term loan. These refinancing activities resulted in a charge of approximately $6.7 million in 2010 related to the write-off of previously deferred financing costs and the premium we paid associated with the exchangeable notes buy back. The new credit facility includes a $150 million term loan facility (“2010 Term Loan”) and a $300 million revolving loan facility (“2010 Revolving Facility”), which was increased to $330 million in September 2010. We may further increase the 2010 Revolving Facility up to $375 million via an accordion feature through November 2011.
     Revolving Credit Facilities
     The 2010 Revolving Facility has a 3-year term that matures on May 17, 2013 and has an interest rate option of (1) the higher of the “prime rate” or federal funds rate plus 0.5%, plus a spread initially set at 2.00%, but that is adjustable from 2.00% to 2.75% based on current total leverage, or (2) LIBOR plus a spread initially set at 3.00%, but that is adjustable from 3.00% to 3.75% based on current total leverage. In addition, we are required to pay a quarterly commitment fee on the undrawn portion of the 2010 Revolving Facility, ranging from 0.375% to 0.500%

per year. The 2010 Revolving Facility is collateralized by (i) the equity interests of certain of our subsidiaries and (ii) mortgage loans payable to us. We may borrow up to the maximum of the facility so long as we do not permit the ratio of outstanding indebtedness under the facility to exceed 55% of the value of the borrowing base, as described in the revolving facility agreement. From inception of this new facility through December 31, 2010, we have not borrowed under this facility, and as of December 31, 2010, we had $322.4 million of availability.
     In regards to the $220 million credit facility that we paid off in 2010, our outstanding borrowings under the revolving facility were $96 million at December 31, 2009. For 2009, our interest rate was primarily set of the 30-day LIBOR plus 1.75% (1.99% at December 31, 2009). In addition, the old credit facility provided for a quarterly commitment fee on the unused portion ranging from 0.20% to 0.35%. The weighted average interest rate on this facility was 2.21% for 2009.
     In June 2007, we signed a collateralized revolving bank credit facility for up to $42 million. The terms are for five years with interest at the 30-day LIBOR plus 1.50% (1.77% at December 31, 2010 and 1.73% at December 31, 2009). The amount available under the facility decreases $0.8 million per year until maturity. The facility is collateralized by one real estate property with a net book value of $56.5 million and $57.9 million at December 31, 2010 and 2009, respectfully. This facility had an outstanding balance of $0 and $41.2 million at December 31, 2010 and December 31, 2009, respectively. At December 31, 2010, we had $40.4 million of availability under this revolving credit facility. The weighted-average interest rate on this revolving bank credit facility was 1.74% and 1.86% for 2010 and 2009, respectively.
     Senior Unsecured Notes
     During 2006, we issued $125.0 million of Senior Unsecured Notes (the “Senior Notes”). The Senior Notes were placed in private transactions exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”). One of the issuances of Senior Notes totaling $65.0 million pays interest quarterly at a fixed annual rate of 7.871% through July 30, 2011, thereafter, at a floating annual rate of three-month LIBOR plus 2.30% and may be called at par value by us at any time on or after July 30, 2011. This portion of the Senior Notes matures in July 2016. The remaining issuances of Senior Notes pay interest quarterly at fixed annual rates ranging from 7.333% to 7.715% through October 30, 2011, thereafter, at a floating annual rate of three-month LIBOR plus 2.30% and may be called at par value by us at any time on or after October 30, 2011. These remaining notes mature in October 2016.
     During the second quarter 2010, we entered into an interest rate swap to fix $65 million of our $125 million Senior Notes, starting July 31, 2011 (date on which the interest rate is scheduled to turn variable) through maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix $60 million of our Senior Notes starting October 31, 2011 (date on which the related interest rate is scheduled to turn variable) through the maturity date (or October 2016) at a rate of 5.675%. At December 31, 2010, the fair value of the interest rate swaps is $3.6 million, which is reflected in accounts payable and accrued expenses on the condensed consolidated balance sheet.
     We account for our interest rate swaps as cash flow hedges. Accordingly, the effective portion of changes in the fair value of our swaps is recorded as a component of accumulated other comprehensive income/loss on the balance sheet until the underlying debt matures while the ineffective portion is recorded through earnings. We did not have any hedge ineffectiveness from inception of our interest rate swaps through December 31, 2010 and therefore, there was no income statement effect recorded during the year ended December 31, 2010.
     Exchangeable Senior Notes
     In November 2006, our Operating Partnership issued and sold, in a private offering, $138.0 million of Exchangeable Senior Notes (the “2006 Exchangeable Notes”). The 2006 Exchangeable Notes pay interest semi-annually at a rate of 6.125% per annum and mature on November 15, 2011. The 2006 Exchangeable Notes have an initial exchange rate of 60.3346 of our common shares per $1,000 principal amount of the notes, representing an exchange price of $16.57 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2006 Exchangeable Notes are exchangeable, prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on August 15, 2011 and also upon the occurrence of specified events, for cash up to their principal amount and cash or our common shares for the remainder of the exchange value in excess of the principal amount. Net proceeds from the offering of the 2006 Exchangeable Notes were approximately $134 million, after deducting the initial purchasers’ discount. The 2006

Exchangeable Notes are senior unsecured obligations of the Operating Partnership, guaranteed by us. During 2010, 93% of the outstanding 6.125% exchangeable senior notes due 2011 were repurchased at a price of 103% of the principal amount plus accrued and unpaid interest (or $136.3 million). The outstanding balance on the 2006 Exchangeable Notes is $9.2 million as of December 31, 2010.
     Concurrent with the pricing of the 2006 exchangeable notes, the Operating Partnership entered into a “capped call” transaction with affiliates of the initial purchasers (the “option counterparties”) in order to increase the effective exchange price of the Exchangeable Notes to $18.94 per common share. The capped call transaction is expected to reduce the potential dilution with respect to our common stock upon exchange of the 2006 Exchangeable Notes to the extent the then market value per share of our common stock does not exceed $18.94 during the observation period relating to an exchange. We have reserved 8.3 million shares, which may be issued in the future to settle the 2006 Exchangeable Notes. The premium of $6.3 million paid for the “capped call” transaction has been recorded as a permanent reduction to additional paid in capital in the consolidated statement of equity.
     In March 2008, our Operating Partnership issued and sold, in a private offering, $75.0 million of Exchangeable Senior Notes (the “2008 Exchangeable Notes”) and received proceeds of $72.8 million. In April 2008, the Operating Partnership sold an additional $7.0 million of the 2008 Exchangeable Notes (under the initial purchasers’ overallotment option) and received proceeds of $6.8 million. The 2008 Exchangeable Notes pay interest semi-annually at a rate of 9.25% per annum and mature on April 1, 2013. The 2008 Exchangeable Notes have an initial exchange rate of 80.8898 shares of our common stock per $1,000 principal amount, representing an exchange price of $12.36 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2008 Exchangeable Notes are exchangeable prior to the close of business on the second day immediately preceding the stated maturity date at any time beginning on January 1, 2013 and also upon the occurrence of specified events, for cash up to their principal amounts and cash or our common shares for the remainder of the exchange value in excess of the principal amount. The 2008 Exchangeable Notes are senior unsecured obligations of the Operating Partnership, guaranteed by us.
     Term Loans
     The 2010 Term Loan has a 6-year term that matures May 17, 2016 and has an interest rate option of (1) LIBOR plus a spread of 3.5% or (2) the higher of the “prime rate” or federal funds rate plus 0.5%, plus a spread of 2.50%. This 2010 Term Loan is subject to a LIBOR floor of 1.5% (5.00% at December 31, 2010). We make quarterly principal payments of $375,000 on the term loan. The 2010 Term Loan had an outstanding balance of $149.3 million at December 31, 2010.
     Included in the $220 million credit facility that was paid off in 2010 was a term loan that had an outstanding balance of $64.5 million at December 31, 2009. This term loan’s interest rate was based on the 30-day LIBOR plus a spread of 200 basis points (2.26% at December 31, 2009).
     In June 2008, our Operating Partnership signed a term loan agreement for $30.0 million that was paid off during 2010. This facility had an outstanding balance of $29.6 million at December 31, 2009. The loan had a variable interest rate of 400 basis points in excess of LIBOR (4.23% at December 31, 2009).
     In November 2008, we signed a collateralized term loan facility for $9 million with interest fixed at 5.66%. The term loan has a stated maturity date of November 2013; however, this could mature earlier if the lease of the collateralized property (that comes due in December 2011) is not extended. We make monthly principal and interest payments on this loan. The facility is collateralized by one real estate property with a book value of $18.2 million at December 31, 2010. This facility had an outstanding balance of $8.4 million at December 31, 2010.
     Our debt facilities impose certain restrictions on us, including restrictions on our ability to: incur debts; grant liens; provide guarantees in respect of obligations of any other entity; make redemptions and repurchases of our capital stock; prepay, redeem or repurchase debt; engage in mergers or consolidations; enter into affiliated transactions; dispose of real estate; and change our business. In addition, these agreements limit the amount of dividends we can pay to 90% of normalized adjusted funds from operations, as defined in the agreements, on a rolling four quarter basis starting for the fiscal quarter ending March 31, 2012 and thereafter. Prior to March 31, 2012, a similar dividend restriction exists but at a higher percentage for transitional purposes. These agreements also contain provisions for the mandatory prepayment of outstanding borrowings under these facilities from the proceeds received from the sale of properties that serve as collateral, except a portion may be reinvested subject to certain limitations, as defined in the credit facility agreement.
     In addition to these restrictions, the new credit facility contains customary financial and operating covenants, including covenants relating to our total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured leverage ratio, consolidated adjusted net worth, facility leverage ratio, and borrowing base interest coverage ratio. This facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with our covenants. If an event of default occurs and is continuing under the facility, the entire outstanding balance may become immediately due and payable. At December 31, 2010, we were in compliance with all such financial and operating covenants.
5. Income Taxes
Medical Properties Trust, Inc.
     We have maintained and intend to maintain our election as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax if we distribute 100% of our taxable income to our stockholders and satisfy certain other requirements. Income tax is paid directly by our stockholders on the dividends distributed to them. If our taxable income exceeds our dividends in a tax year, REIT tax rules allow us to designate dividends from the subsequent tax year in order to avoid current taxation on undistributed income. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates, including any applicable alternative minimum tax. Taxable income from non-REIT activities managed through our taxable REIT subsidiaries is subject to applicable federal, state and local income taxes. For 2010 and 2009, we recorded tax expense of $1.6 million and $0.3 million, respectively, while we recorded a tax benefit of $1.1 million in 2008.
     At December 31, 2010 and 2009, we had a net deferred tax asset (prior to valuation allowance) of $6.7 million and $1.8 million respectively. This increase is primarily related to the loss reserve recorded in 2010 on the Monroe loan and an increase in the federal and state net operating loss carry forwards (“NOLs”). NOLs are available to offset future earnings in one of our taxable REIT subsidiaries within the periods specified by law. At December 31, 2010, we had U.S. federal and state NOLs of $7.4 million and $7.9 million, respectively, that expire in 2020 through 2030.
     With the early prepayment of working capital loans by Prime and the impairment of the Monroe loan as more fully described in Note 3, we did not believe that one of our taxable REIT subsidiaries would generate enough taxable income to use the federal and state net operating losses noted above within the carry forward period specified by law. Therefore, in the 2010 second quarter, we fully reserved for the net deferred tax asset. At December 31, 2010 and 2009 the valuation allowance was $6.8 million and $0.3 million, respectively. We will continue to monitor this valuation allowance and, if circumstances change (such as entering into new working capital loans or other transactions), we will adjust this valuation allowance accordingly.
     Earnings and profits, which determine the taxability of distributions to stockholders, will differ from net income reported for financial reporting purposes due primarily to differences in cost bases, differences in the estimated useful lives used to compute depreciation, and differences between the allocation of our net income and loss for financial reporting purposes and for tax reporting purposes.

     A schedule of per share distributions we paid and reported to our stockholders is set forth in the following:

	For the Years Ended December 31,
	2010	2009	2008
Common share distribution	$0.800000	$0.800000	$1.080000
Ordinary income	0.388128	0.471792	0.677940
Capital gains(1)	0.027724	0.003708	0.145400
Unrecaptured Sec. 1250 gain	0.022784	0.003708	0.138168
Return of capital	0.384148	0.324500	0.256660
Allocable to next year	—	—	—

(1)	Capital gains include unrecaptured Sec. 1250 gains.
MPT Operating Partnership, L.P.
     As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of the general and limited partners. Accordingly, no accounting for income taxes is generally required for such income of the Operating Partnership. However, the Operating Partnership has formed taxable REIT subsidiaries on behalf of Medical Properties Trust, Inc., which are subject to federal, state and local income taxes at regular corporate rates. See discussion above under Medical Properties Trust, Inc. for more details of income taxes associated with our taxable REIT subsidiaries.
6. Earnings Per Share/Unit
Medical Properties Trust, Inc.
     Our earnings per share were calculated based on the following (amounts in thousands):

	For the Years Ended December 31,
	2010	2009	2008
Numerator:
Income from continuing operations	$13,228	$33,670	$18,590
Non-controlling interests’ share in continuing operations	(99)	(36)	(29)
Participating securities’ share in earnings	(1,254)	(1,506)	(1,745)

Income from continuing operations, less participating securities’ share in earnings	11,875	32,128	16,816
Income from discontinued operations	9,784	2,697	14,143
Non-controlling interests’ share in discontinued operations	—	(1)	(4)

Income from discontinued operations attributable to MPT common stockholders	9,784	2,696	14,139

Net income, less participating securities’ share in earnings	$21,659	$34,824	$30,955

Denominator:
Basic weighted-average common shares	100,706	78,117	62,027
Dilutive stock options	2	—	8

Diluted weighted-average common shares	100,708	78,117	62,035

     MPT Operating Partnership, L.P.
     Our earnings per unit were calculated based on the following (amounts in thousands):

	For the Years Ended December 31,
	2010	2009	2008
Numerator:
Income from continuing operations	$13,303	$33,733	$18,590
Non-controlling interests’ share in continuing operations	(99)	(36)	(29)
Participating securities’ share in earnings	(1,254)	(1,506)	(1,745)

Income from continuing operations, less participating securities’ share in earnings	11,950	32,191	16,816

	For the Years Ended December 31,
	2010	2009	2008
Income from discontinued operations	9,784	2,697	14,143
Non-controlling interests’ share in discontinued operations	—	(1)	(4)

Income from discontinued operations attributable to MPT Operating Partnership partners	9,784	2,696	14,139

Net income, less participating securities’ share in earnings	$21,734	$34,887	$30,955

Denominator:
Basic weighted-average units	100,706	78,117	62,027
Dilutive options	2	—	8

Diluted weighted-average units	100,708	78,117	62,035

     For each of the years ended December 31, 2010, 2009, and 2008, 0.1 million of options were excluded from the diluted earnings per share/unit calculation as they were not determined to be dilutive. Shares/units that may be issued in the future in accordance with our exchangeable senior notes were excluded from the diluted earnings per share/unit calculation as they were not determined to be dilutive.
7. Stock Awards
We have adopted the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”), which authorizes the issuance of common stock options, restricted stock, restricted stock units, deferred stock units, stock appreciation rights, performance units and awards of interests in our Operating Partnership. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. We have reserved 7,441,180 shares of common stock for awards under the Equity Incentive Plan for which 3,716,379 shares remain available for future stock awards as of December 31, 2010. The Equity Incentive Plan contains a limit of 1,000,000 shares as the maximum number of shares of common stock that may be awarded to an individual in any fiscal year. Awards under the Equity Incentive Plan are subject to forfeiture due to termination of employment prior to vesting. In the event of a change in control, outstanding and unvested options will immediately vest, unless otherwise provided in the participant’s award or employment agreement, and restricted stock, restricted stock units, deferred stock units and other stock-based awards will vest if so provided in the participant’s award agreement. The term of the awards is set by the Compensation Committee, though Incentive Stock Options may not have terms of more than ten years. Forfeited awards are returned to the Equity Incentive Plan and are then available to be re-issued as future awards. For each share of common stock issued by Medical Properties Trust, Inc. pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units.
     We awarded 50,000 common stock options in 2007, with an exercise price and estimated grant date fair values of $12.09 and $1.36 per option, respectively. The options awarded in 2007 vest annually in equal amounts over three years from the date of award and expire in 2012. We use the Black-Scholes pricing model to calculate the fair values of the options awarded. In 2007, the following assumptions were used to derive the fair values: an option term of four years; expected volatility of 28.34%; a weighted average risk-free rate of return of 4.62%; and a dividend yield of 8.93%. The intrinsic value of options exercisable and outstanding at December 31, 2010, is $-0-. No options were granted, exercised, or forfeited in 2010, 2009, or 2008. At December 31, 2010, we had 130,000 options outstanding and exercisable, with a weighted-average exercise price of $10.80 per option. The weighted average remaining contractual term of options exercisable and outstanding is 3.0 years.
     Other stock-based awards are in the form of service-based awards and performance-based awards. The service-based awards vest as the employee provides the required service over periods that generally range from three to seven years. Service based awards are valued at the average price per share of common stock on the date of grant. In 2006, 2007, and 2010, the Compensation Committee made awards which vest based on us achieving certain performance levels, stock price levels, total shareholder return or comparison to peer total return indices. The 2010 awards are based on us achieving a simple 9.5% annual total shareholder return over a three year period; however, the award contains both carry forward and carry back provisions through December 31, 2014. The 2006 awards are based on us achieving levels of total shareholder return compared to an industry index.
     The 2007 awards were granted under our 2007 Multi-year Incentive Plan (“MIP”) adopted by the Compensation Committee and consist of three components: service-based awards, core performance awards (“CPRE”), and superior performance awards (“SPRE”). The service-based awards vest annually and ratably over a seven-year period beginning December 31, 2007. The CPRE awards also vest annually and ratably over the same seven-year period contingent upon our achievement of a simple 9% annual total return to shareholders (pro-rated to 7.5% for the first vesting period ending December 31, 2007). In years in which the annual total return exceeds 9%, the excess return may be used to earn CPRE awards not earned in a prior or future year. SPRE awards were to be earned based on achievement of specified share price thresholds during the period beginning March 1, 2007 through December 31, 2010, and were to vest annually and ratably over the subsequent three-year period (2011-2013). At December 31, 2010, the share price thresholds were not met. However, in accordance with the SPRE award agreements, 33.334% of the SPRE awards were earned as we performed at or above the 50th percentile of all real estate investment trusts included in the Morgan Stanley REIT Index in terms of total return to shareholders over the same period. The other 66.666% of the SPRE awards were deemed forfeited. All unvested 2007 MIP awards provide for payment of dividends and other non-liquidating distributions, except that the SPRE awards, prior to the awards being earned, pay dividends at 20% of the per share dividend amount. The 2007 MIP awards were made in the form of restricted shares and a new class of partnership units in our Operating Partnership (“LTIP units”) — see Note 14 for further details . The LTIP units that are earned may eventually be converted, at our election, into either shares of common stock on a one-for-one basis or their equivalent in cash. We have valued our LTIP awards at the same per unit value as a corresponding restricted stock award. We used an independent valuation consultant to assist us in determining the value of the 2007 MIP awards’ CPRE and SPRE components using a Monte Carlo simulation. The following assumptions were used to derive the fair values for the SPRE and CPRE, respectively: term — 3.4 years and 6.4 years; expected (implied) volatility 27.00% and 26.00%; risk-free rate of return 4.55% and 4.65%; and, dividends — $1.08 in 2007, $1.10 in 2008, $1.13 in 2009, and 3% annual increase thereafter through 2013. In addition to the SPRE awards noted earlier, 79,287 shares/LTIP units were earned in 2010 under the CPRE award. For 2009, 79,287 shares/LTIP units were earned under the CPRE award, but no SPRE awards were earned.
     The following summarizes restricted equity awards activity in 2010 and 2009, respectively:
For the Year Ended December 31, 2010:

			Vesting Based on
	Vesting Based		Market/Performance
	on Service		Conditions
		Weighted		Weighted
		Average		Average
		Value at Award		Value at Award
	Shares	Date	Shares	Date
Nonvested awards at beginning of the year	962,350	$10.22	1,301,088	$6.90
Awarded	277,680	$10.39	182,600	$9.25
Vested	(454,323)	$9.97	(175,279)	$10.64
Forfeited	(2,402)	$8.66	(480,000)	$3.31

Nonvested awards at end of year	783,305	$10.43	828,409	$8.70

For the Year Ended December 31, 2009:

			Vesting Based on
	Vesting Based		Market/Performance
	on Service		Conditions
		Weighted		Weighted
		Average		Average
		Value at Award		Value at Award
	Shares	Date	Shares	Date
Nonvested awards at beginning of the year	828,106	$12.24	1,380,375	$7.15
Awarded	441,134	$6.30	—	—
Vested	(299,167)	$10.08	(79,287)	$11.29
Forfeited	(7,723)	$8.16	—	—

Nonvested awards at end of year	962,350	$10.22	1,301,088	$6.90

     The value of stock-based awards is charged to compensation expense over the vesting periods. In the years ended December 31, 2010, 2009 and 2008, we recorded $6.6 million, $5.5 million, and $6.4 million respectively, of non-cash compensation expense. The remaining unrecognized cost from restricted equity awards at December 31, 2010, is $9.6 million and will be recognized over a weighted average period of 2.4 years. Restricted equity awards which vested in 2010 had a value of $6.1 million on the vesting dates.
8. Commitments and Contingencies
     Our operating leases primarily consist of ground leases on which certain of our facilities or other related property reside along with corporate office and equipment leases. These ground leases are long-term leases and some contain escalation provisions. Properties subject to these ground leases are subleased to our tenants. Lease and rental expense for 2010, 2009 and 2008, respectively, were $989,170, $859,570, and $919,735, which was offset by sublease rental income of $520,090, $520,090, and $498,733 for 2010, 2009, and 2008, respectively.
     Fixed minimum payments due under operating leases with non-cancelable terms of more than one year at December 31, 2010 are as follows: (amounts in thousands)

2011	$2,128
2012	2,135
2013	2,021
2014	1,657
2015	1,657
Thereafter	38,971

$48,569

     The total amount to be received in the future from non-cancellable subleases at December 31, 2010, is $31.1 million.
     In November 2009, we reached an agreement to settle all of the claims asserted by Stealth, L.P. in previously disclosed litigation concerning the termination of leases of the Houston Town and Country Hospital and medical office building in October 2006, with the exception of a single contract claim for which Memorial Hermann Healthcare System had agreed to provide indemnification. Claims separately asserted against us by six of Stealth L.P.’s limited partners were not affected by the settlement. In January 2010, Memorial Hermann settled all claims asserted by Stealth including the single contract claim against us at no additional cost to us. The settlement with Stealth did not affect certain contract and tort claims asserted by six of Stealth’s limited partners. As part of the settlement in November, however, Stealth indemnified us for any judgment amount and certain defense-related costs that we incurred. During the first quarter of 2010, these claims were tried in Harris County District Court in Houston, Texas, and the jury found against the plaintiffs on all claims. In the second quarter 2010, we settled the indemnification claim with Stealth resulting in $875,000 of proceeds to cover these defense costs, which we recorded as a reduction of legal expenses in June 2010.
     We are a party to various legal proceedings incidental to our business. In the opinion of management, after consultation with legal counsel, the ultimate liability, if any, with respect to those proceedings is not presently expected to materially affect our financial position, results of operations or cash flows.
9. Common Stock
     In April 2010, we completed a public offering of 26 million shares of common stock at $9.75 per share. Including the underwriters’ purchase of 3.9 million additional shares to cover over allotments, net proceeds from the offering, after underwriting discount and commissions, were $279.1 million. We used the net proceeds from the offering to fund our refinancing activities as discussed in Note 4 with any remaining proceeds to be used for general corporate purposes including funding acquisitions during 2010.
     During the first quarter of 2010, we sold 0.9 million shares of our common stock under our at-the-market equity offering program, at an average price of $10.77 per share, for total proceeds, net of a 2% sales commission, of $9.5 million.
     In November 2009, we put an at-the-market program in place, and we have the ability to sell up to $50 million of stock under that plan. During the fourth quarter of 2009, we sold 30,000 shares at an average price per share of $10.25 resulting in a proceeds, net of a 2% sales agent commission, of $0.3 million.
     On January 9, 2009, we filed Articles of Amendment to our charter with the Maryland State Department of Assessments and Taxation increasing the number of authorized shares of common stock, par value $0.001 per share available for issuance from 100,000,000 to 150,000,000.
     In January 2009, we completed a public offering of 12.0 million shares of our common stock at $5.40 per share. Including the underwriters’ purchase of 1.3 million additional shares to cover over allotments, net proceeds from this offering, after underwriting discount and commissions, were $67.8 million. The net proceeds of this offering were generally used to repay borrowings outstanding under our revolving credit facilities.
     In March 2008, we sold 12,650,000 shares of common stock at a price of $10.75 per share. After deducting underwriters commissions and offering expenses, we realized proceeds of $128.3 million.
10. Partner’s Capital
     The Operating Partnership is made up of a general partner, Medical Properties Trust, LLC (“General Partner”) and limited partners, including the Company (which owns 100% of the General Partner) and three other partners who are employees. By virtue of its ownership of the General Partner, the Company has a 99.9% ownership interest in Operating Partnership via its ownership of all the common units. The remaining ownership interest is held by the three employees via their ownership of LTIP units. These LTIP units were issued to the employees pursuant to the 2007 Multi-Year Incentive Plan, which is part of the Equity Incentive Plan discussed in Note 6 and once vested in accordance with their award agreement, may be converted to common units per the Second Amended and Restated Agreement of Limited Partnership of MPT Operating Partnership, L.P. (“Operating Partnership Agreement”)
In regards to distributions, the Operating Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to common unit holders who are common unit holders on the record date. However, per the Operating Partnership Agreement, the General Partner shall use its reasonable efforts to cause the Operating Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT and (ii) avoid any federal income or excise tax liability imposed by the Internal Revenue Code, other than to the extent the Company elects to retain and pay income tax on its net capital gain. In accordance with the Operating Partnership Agreement, LTIP units are treated as common units for distribution purposes.
The Operating Partnership’s net income will generally be allocated first to the General Partner to the extent of any cumulative losses and then to the limited partners in accordance with their respective percentage interests in the common units issued by the Operating Partnership. Any losses of the Operating Partnership will generally be allocated first to the limited partners until their capital account is zero and then to the General Partner. In accordance with the Operating Partnership Agreement, LTIP units are treated as common units for purposes of income and loss allocations.
Limited partners have the right to require the Operating Partnership to redeem part or all of their common units. It is at the Operating Partnership’s discretion to redeem such common units for cash based on the fair market value of an equivalent number of shares of the Company’s common stock at the time of redemption or, alternatively, redeem the common units for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, or similar events. In order for LTIP units to be redeemed, they must first be converted to common units and then must wait two years from the issuance of the LTIP units to be redeemed.

     For each share of common stock issued by Medical Properties Trust, Inc., the Operating Partnership issues a corresponding number of operating partnership units.
11. Fair Value of Financial Instruments
     We have various assets and liabilities that are considered financial instruments. We estimate that the carrying value of cash and cash equivalents, and accounts payable and accrued expenses approximates their fair values. Included in accounts payable and accrued expenses are our interest rate swaps, which are recorded at fair value based on Level 2 observable market assumptions using standardized derivative pricing models. We estimate the fair value of our loans, interest, and other receivables by discounting the estimated future cash flows using the current rates at which similar receivables would be made to others with similar credit ratings and for the same remaining maturities. We determine the fair value of our exchangeable notes based on quotes from securities dealers and market makers. We estimate the fair value of our senior notes, revolving credit facilities, and term loans based on the present value of future payments, discounted at a rate which we consider appropriate for such debt.
     The following table summarizes fair value information for our financial instruments: (amounts in thousands)

	December 31,		December 31,
	2010		2009
	Book	Fair	Book	Fair
Asset (Liability)	Value	Value	Value	Value
Interest and rent receivables	$26,176	$20,265	$19,845	$16,712
Loans	215,985	209,126	311,006	299,123
Debt, net	(369,970)	(359,910)	(576,678)	(547,242)

12. Discontinued Operations
     In the fourth quarter 2010, we sold the real estate of our Montclair Hospital, an acute care medical center to Prime for proceeds of $20.0 million. We realized a gain on the sale of $2.2 million. In October of 2010, we sold the real estate of our Sharpstown hospital in Houston, Texas to a third party for proceeds of $3.0 million resulting in a gain of $0.7 million. In the second quarter of 2010, we sold the real estate of our Inglewood Hospital, a 369-bed acute care medical center located in Inglewood, California, to Prime for $75 million resulting in a gain of approximately $6 million. Due to these sales, we have reclassified these assets to Real Estate Held for Sale in our accompanying Consolidated Balance Sheet at December 31, 2009 and reclassified the related operating results to discontinued operations for the current and prior periods.
     In the fourth quarter of 2009, we sold the real estate of a general acute hospital to Prime for proceeds of approximately $15 million. The sale was completed on December 28, 2009, resulting in a gain on the sale of $0.3 million. Due to this sale, we have reclassified the assets of this property to Real Estate Held for Sale in the accompanying Consolidated Balance Sheet, which approximated $15.0 million at December 31, 2008.
     In the second quarter of 2008, we sold the real estate assets of three inpatient rehabilitation facilities to Vibra for proceeds of approximately $105 million, including $7.0 million in early lease termination fees and $8.0 million of a loan pre-payment. The sale was completed on May 7, 2008, resulting in a gain on the sale of $9.3 million. We also wrote off $9.5 million in related straight-line rent receivables upon completion of the sales.
     In 2006, we terminated leases for a hospital and medical office building (“MOB”) complex and repossessed the real estate. In January 2007, we sold the hospital and MOB complex and recorded a gain on the sale of real estate of $4.1 million. During the period between termination of the lease and sale of the real estate, we substantially funded through loans the working capital requirements of the hospital’s operator pending the operator’s collection of patient receivables from Medicare and other sources. At December 31, 2007, we had $4.2 million in working capital loans included in assets of discontinued operations on the consolidated balance sheet. In July 2008, we received from Medicare the substantial remainder of amounts that we expect to collect and based thereon wrote off in the second quarter of 2008 $2.1 million (net of $1.2 million in tax benefits) of remaining uncollectible receivables from the operator. We were defendants in litigation related to this discontinued operation and it resulted in a significant amount of legal expenses in 2009 and 2008 including a settlement of $2.7 million reached in the 2009 fourth quarter.
     We have classified current and prior year activity related to these transactions, along with the related operating results of the facilities prior to these transactions taking place, as discontinued operations.
     The following table presents the results of discontinued operations for the years ended December 31, 2010, 2009 and 2008 (in thousands except per share/units amounts):

	For the Years Ended December 31,
	2010	2009	2008
Revenues	$3,838	$3,269	$12,970
Gain on sale	9,072	278	9,305
Income from discontinued operations	9,784	2,697	14,143
Income from discontinued operations — diluted per share/units	$0.10	$0.04	$0.23

13. Quarterly Financial Data (unaudited)
     Medical Properties Trust, Inc.
     The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2010 and 2009: (amounts in thousands, except for per share data)

	For the Three Month Periods in 2010 Ended
	March 31	June 30	September 30	December 31
Revenues	$30,858	$30,593	$28,644	$31,752
Income (loss) from continuing operations	(3,439)	(305)	8,663	8,309
Income from discontinued operations	625	6,537	301	2,321
Net income (loss)	(2,814)	6,232	8,964	10,630
Net income (loss) attributable to MPT common stockholders	(2,822)	6,223	8,919	10,593
Net income (loss) attributable to MPT common stockholders per share — basic	$(0.04)	$0.06	$0.08	$0.09
Weighted average shares outstanding — basic	79,176	103,498	110,046	110,103
Net income (loss) attributable to MPT common stockholders per share — diluted	$(0.04)	$0.06	$0.08	$0.09
Weighted average shares outstanding — diluted	79,176	103,498	110,046	110,108

	For the Three Month Periods in 2009 Ended
	March 31	June 30	September 30	December 31
Revenues	$29,460	$28,640	$30,639	$30,069
Income from continuing operations	8,207	6,608	9,525	9,330
Income (loss) from discontinued operations	2,511	1,251	859	(1,924)
Net income	10,718	7,859	10,384	7,406
Net income attributable to MPT common stockholders	10,710	7,846	10,374	7,399
Net income attributable to MPT common stockholders per share — basic	$0.14	$0.09	$0.13	$0.09
Weighted average shares outstanding — basic	76,432	78,616	78,655	78,755
Net income attributable to MPT common stockholders per share — diluted	$0.14	$0.09	$0.13	$0.09
Weighted average shares outstanding — diluted	76,432	78,616	78,655	78,755
     MPT Operating Partnership, L.P.
     The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2010 and 2009: (amounts in thousands, except for per share data)

	For the Three Month Periods in 2010 Ended
	March 31	June 30	September 30	December 31
Revenues	$30,858	$30,593	$28,644	$31,752
Income (loss) from continuing operations	(3,424)	(236)	8,654	8,309
Income from discontinued operations	625	6,537	301	2,321
Net income (loss)	(2,799)	6,301	8,955	10,630
Net income (loss) attributable to MPT Operating Partnership partners	(2,807)	6,292	8,910	10,593
Net income (loss) attributable to MPT Operating Partnership partners per unit — basic	$(0.04)	$0.06	$0.08	$0.09
Weighted average units outstanding — basic	79,176	103,498	110,046	110,103
Net income (loss) attributable to MPT Operating Partnership partners per unit — diluted	$(0.04)	$0.06	$0.08	$0.09
Weighted average units outstanding — diluted	79,176	103,498	110,046	110,108

	For the Three Month Periods in 2009 Ended
	March 31	June 30	September 30	December 31
Revenues	$29,460	$28,640	$30,639	$30,069
Income from continuing operations	8,270	6,608	9,525	9,330
Income (loss) from discontinued operations	2,511	1,251	859	(1,924)
Net income	10,781	7,859	10,384	7,406
Net income attributable to MPT Operating Partnership partners	10,773	7,846	10,374	7,399
Net income attributable to MPT Operating Partnership partners per unit — basic	$0.14	$0.09	$0.13	$0.09
Weighted average units outstanding — basic	76,432	78,616	78,655	78,755
Net income attributable to MPT Operating Partnership partners per unit — diluted	$0.14	$0.09	$0.13	$0.09
Weighted average units outstanding — diluted	76,432	78,616	78,655	78,755
14. Subsequent Events
     As of September 29, 2011, we invested approximately $210 million in health care real estate.

15. Condensed Consolidating Financial Information
     The following tables present the condensed consolidating financial information for (a) Medical Properties Trust, Inc. (“Parent” and a guarantor to our 2011 unsecured senior notes), (b) MPT Operating Partnership, L.P. and MPT Finance Corporation (“Subsidiary Issuer”), (c) on a combined basis, the guarantors of our 2011 unsecured senior notes (“Subsidiary Guarantors”), and (d) on a combined basis, the non-guarantor subsidiaries (“Non-Guarantor Subsidiaries”). The condensed consolidating information is presented for the parent and presents investments in subsidiaries based upon their proportionate share of the subsidiary’s net assets. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantee by each 100% owned Subsidiary Guarantor is full and unconditional, joint and several, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent’s ability to obtain funds from its subsidiaries by dividend or loan.
Condensed Consolidated Balance Sheet
December 31, 2010
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$—	$297	$903,630	$128,442	$—	$1,032,369
Mortgage loans	—	—	165,000	—	—	165,000

Gross investment in real estate assets	—	297	1,068,630	128,442	—	1,197,369
Accumulated depreciation and amortization	—	—	(65,767)	(10,327)	—	(76,094)

Net investment in real estate assets	—	297	1,002,863	118,115	—	1,121,275
Cash & cash equivalents	—	96,822	—	1,586	—	98,408
Interest and rent receivable	—	157	20,727	5,292	—	26,176
Straight-line rent receivable	—	—	21,180	7,732	—	28,912
Other loans	—	178	—	50,807	—	50,985
Net intercompany receivable (payable)	21,944	774,771	(767,395)	(29,320)	—	—
Investment in subsidiaries	899,949	390,232	42,970	—	(1,333,151)	—
Other assets	—	10,289	1,215	11,554	—	23,058

Total Assets	$921,893	$1,272,746	$321,560	$165,766	$(1,333,151)	$1,348,814

Liabilities and Equity
Liabilities
Debt, net	$—	$361,537	$—	$8,433	$—	$369,970
Accounts payable and accrued expenses	22,317	10,824	2,430	403	—	35,974
Deferred revenue	—	436	17,826	4,875	—	23,137
Lease deposits and other obligations to tenants	—	—	18,539	1,618	—	20,157

Total liabilities	22,317	372,797	38,795	15,329	—	449,238

Total Medical Properties Trust Inc. stockholder’s equity	899,462	899,835	282,765	150,437	(1,333,037)	899,462

Non-controlling interests	114	114	—	—	(114)	114

Total equity	899,576	899,949	282,765	150,437	(1,333,151)	899,576

Total Liabilities and Equity	$921,893	$1,272,746	$321,560	$165,766	$(1,333,151)	$1,348,814

Condensed Consolidated Statements of Income
For the Year Ended December 31, 2010
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rent billed	$—	$—	$79,388	$14,427	$(1,030)	$92,785
Straight-line rent	—	—	186	1,888	—	2,074
Interest and fee income	—	6,964	16,772	10,766	(7,514)	26,988

Total revenues	—	6,964	96,346	27,081	(8,544)	121,847
Expenses
Real estate depreciation and amortization	—	—	21,339	3,147	—	24,486
Impairment charge	—	—	—	12,000	—	12,000
Property-related	—	(4)	4,376	1,065	(1,030)	4,407
General and administrative	75	27,867	—	593	—	28,535

Total operating expenses	75	27,863	25,715	16,805	(1,030)	69,428

Operating income	(75)	(20,899)	70,631	10,276	(7,514)	52,419
Other income (expense)
Interest income and other	—	(13)	1,493	38	—	1,518
Debt refinancing costs	—	(6,716)	—	—	—	(6,716)
Interest expense	—	(33,623)	26	(7,910)	7,514	(33,993)

Net other expense	—	(40,352)	1,519	(7,872)	7,514	(39,191)

Income (loss) from continuing operations	(75)	(61,251)	72,150	2,404	—	13,228
Income (loss) from discontinued operations	—	—	122	9,662	—	9,784

Equity in earnings of consolidated subsidiaries net of income taxes	23,087	84,338	4,273	—	(111,698)	—

Net income	23,012	23,087	76,545	12,066	(111,698)	23,012
Net income attributable to non-controlling interests	(99)	(99)	—	—	99	(99)

Net income attributable to MPT common stockholders	$22,913	$22,988	$76,545	$12,066	$(111,599)	$22,913

Condensed Consolidated Statements of Cash Flows For the Year Ended December 31, 2010 (in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Operating Activities
Net cash provided by (used in) operating activities	$(29)	$(54,909)	$95,203	$20,372	$—	$60,637

Investing Activities
Real estate acquired	—	—	(137,808)	—	—	(137,808)
Principal received on loans receivable	—	—	—	90,486	—	90,486
Proceeds from sales of real estate	—	—	2,669	95,000	—	97,669
Investments in and advances to subsidiaries	(211,181)	99,564	48,986	(148,579)	211,210	—
Investments in loans receivable and other investments	—	—	(5,000)	(6,637)	—	(11,637)
Construction in progress and other	—	(108)	(8,267)	(7,554)	—	(15,929)

Net cash provided by (used in) investing activities	(211,181)	99,456	(99,420)	22,716	211,210	22,781

Financing Activities
Revolving credit facilities, net	—	(96,000)	—	(41,200)	—	(137,200)
Proceeds from term debt, net of discount	—	148,500	—	—	—	148,500
Payments of term debt	—	(216,520)	—	(245)	—	(216,765)
Distributions paid	(76,856)	(77,087)	—	—	76,856	(77,087)
Proceeds from sale of common shares/units, net of offering costs	288,066	288,066	—	—	(288,066)	288,066
Lease deposits and other obligations to tenants	—	—	4,217	(550)	—	3,667
Debt issuance costs paid and other financing activities	—	(9,498)	—	—	—	(9,498)

Net cash provided by (used in) financing activities	211,210	37,461	4,217	(41,995)	(211,210)	(317)

Increase in cash and cash equivalents for period	—	82,008	—	1,093	—	83,101
Cash and cash equivalents at beginning of period	—	14,814	—	493	—	15,307

Cash and cash equivalents at end of period	$—	$96,822	$—	$1,586	$—	$98,408

Condensed Consolidated Balance Sheet
December 31, 2009
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$—	$2	$760,711	$215,558	$—	$976,271
Mortgage loans	—	—	160,000	40,164	—	200,164

Gross investment in real estate assets	—	2	920,711	255,722	—	1,176,435
Accumulated depreciation and amortization	—	—	(45,918)	(7,180)	—	(53,098)

Net investment in real estate assets	—	2	874,793	248,542	—	1,123,337
Cash & cash equivalents	—	14,813	—	494	—	15,307
Interest and rent receivable	—	185	15,512	4,148	—	19,845
Straight-line rent receivable	—	—	20,859	6,680	—	27,539
Other loans	—	178	1,000	109,664	—	110,842
Net intercompany receivable (payable)	15,740	872,702	(718,409)	(170,033)	—	—
Investment in subsidiaries	671,872	313,877	44,908	—	(1,030,657)	—
Other assets	—	6,986	1,315	4,727	—	13,028

Total Assets	$687,612	$1,208,743	$239,978	$204,222	$(1,030,657)	$1,309,898

Liabilities and Equity
Liabilities
Debt, net	$—	$526,800	$—	$49,878	$—	$576,678
Accounts payable and accrued expenses	16,037	9,596	3,044	570	—	29,247
Deferred revenue	—	475	9,623	5,252	—	15,350
Lease deposits and other obligations to tenants	—	—	14,880	2,168	—	17,048

Total liabilities	16,037	536,871	27,547	57,868	—	638,323

Total Medical Properties Trust Inc. stockholder’s equity	671,445	671,742	212,431	146,354	(1,030,527)	671,445

Non-controlling interests	130	130	—	—	(130)	130

Total equity	671,575	671,872	212,431	146,354	(1,030,657)	671,575

Total Liabilities and Equity	$687,612	$1,208,743	$239,978	$204,222	$(1,030,657)	$1,309,898

Condensed Consolidated Statements of Income For the Year Ended December 31, 2009 (in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rent billed	$—	$—	$69,327	$12,538	$—	$81,865
Straight-line rent	—	—	6,244	1,977	—	8,221
Interest and fee income	—	10,010	14,400	14,732	(10,419)	28,723

Total revenues	—	10,010	89,971	29,247	(10,419)	118,809
Expenses
Real estate depreciation and amortization	—	—	19,571	3,057	—	22,628
Impairment charge	—	—	—	—	—	—
Property-related	—	(20)	3,780	42	—	3,802
General and administrative	63	20,631	—	402	—	21,096

Total operating expenses	63	20,611	23,351	3,501	—	47,526

Operating income	(63)	(10,601)	66,620	25,746	(10,419)	71,283
Other income (expense)
Interest income and other	—	51	—	(8)	—	43
Debt refinancing costs	—	—	—	—	—	—
Interest expense	—	(36,761)	(4)	(11,310)	10,419	(37,656)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Net other income (expense)	—	(36,710)	(4)	(11,318)	10,419	(37,613)

Income (loss) from continuing operations	(63)	(47,311)	66,616	14,428	—	33,670
Income (loss) from discontinued operations	—	—	(1,254)	3,951	—	2,697

Equity in earnings of consolidated subsidiaries net of income taxes	36,430	83,741	3,918	—	(124,089)	—

Net income	36,367	36,430	69,280	18,379	(124,089)	36,367
Net income attributable to non-controlling interests	(37)	(37)	—	—	37	(37)

Net income attributable to MPT common stockholders	$36,330	$36,393	$69,280	$18,379	$(124,052)	$36,330

Condensed Consolidated Statements of Cash Flows
For the Year Ended December 31, 2009
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Operating Activities
Net cash provided by (used in) operating activities	$(268)	$(35,554)	$76,583	$21,990	$—	$62,751

Investing Activities
Real estate acquired	—	—	(421)	—	—	(421)
Principal received on loans receivable	—	—	—	4,305	—	4,305
Proceeds from sales of real estate	—	—	—	15,000	—	15,000
Investments in and advances to subsidiaries	(6,699)	89,642	(60,656)	(28,871)	6,584	—
Investments in loans receivable and other investments	—	—	(15,000)	(8,243)	—	(23,243)
Construction in progress and other	—	—	(3,067)	(4,710)	—	(7,777)

Net cash provided by (used in) investing activities	(6,699)	89,642	(79,144)	(22,519)	6,584	(12,136)

Financing Activities
Revolving credit facilities, net	—	(55,000)	—	(800)	—	(55,800)
Proceeds from term debt, net of discount	—	—	—	—	—	—
Payments of term debt	—	(960)	—	(272)		(1,232)
Distributions paid	(61,419)	(61,649)	—	—	61,419	(61,649)
Proceeds from sale of common shares/units, net of offering costs	68,003	68,003	—	—	(68,003)	68,003
Lease deposits and other obligations to tenants	—	—	2,561	829	—	3,390
Debt issuance costs paid and other financing activities	378	(149)	—	3	—	232

Net cash provided by (used in) financing activities	6,962	(49,755)	2,561	(240)	(6,584)	(47,056)

Increase in cash and cash equivalents for period	(5)	4,333	—	(769)	—	3,559
Cash and cash equivalents at beginning of period	5	10,481	—	1,262	—	11,748

Cash and cash equivalents at end of period	$—	$14,814	$—	$493	$—	$15,307

Condensed Consolidated Statements of Income
For the Year Ended December 31, 2008
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rent billed	$—	$—	$63,399	$10,747	$—	$74,146
Straight-line rent	—	(543)	2,323	1,962	—	3,742
Interest and fee income	—	8,627	15,879	12,387	(7,711)	29,182

Total revenues	—	8,084	81,601	25,096	(7,711)	107,070
Expenses
Real estate depreciation and amortization	—	—	19,741	2,644	—	22,385
Impairment charge	—	—	—	—	—	—
Property-related	—	69	4,183	(10)	—	4,242
General and administrative	—	19,357	8	150	—	19,515

Total operating expenses	—	19,426	23,932	2,784	—	46,142

Operating income	—	(11,342)	57,669	22,312	(7,711)	60,928
Other income (expense)
Interest income and other	—	85	2	(1)	—	86
Debt refinancing costs	—	—	—	—	—	—
Interest expense	—	(40,671)	(167)	(9,297)	7,711	(42,424)

Net other expense	—	(40,586)	(165)	(9,298)	7,711	(42,338)

Income (loss) from continuing operations	—	(51,928)	57,504	13,014	—	18,590
Income (loss) from discontinued operations	—	—	(437)	14,580	—	14,143

Equity in earnings of consolidated subsidiaries net of income taxes	32,733	84,661	2,861	—	(120,255)	—

Net income	32,733	32,733	59,928	27,594	(120,255)	32,733
Net income attributable to non-controlling interests	(33)	(33)	—	—	33	(33)

Net income attributable to MPT common stockholders	$32,700	$32,700	$59,928	$27,594	$(120,222)	$32,700

Condensed Consolidated Statements of Cash Flows
For the Year Ended December 31, 2008
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Operating Activities
Net cash provided by (used in) operating activities	$363	$(28,412)	$72,841	$25,125	$—	$69,917

Investing Activities
Real estate acquired	—	—	(354,392)	(76,318)	—	(430,710)
Principal received on loans receivable	—	—	45,000	26,941	—	71,941
Proceeds from sales of real estate	—	—	—	89,959	—	89,959
Investments in and advances to subsidiaries	(63,549)	(251,773)	282,544	(30,765)	63,543	—
Investments in loans receivable and other investments	—	—	(45,000)	(50,567)	—	(95,567)
Construction in progress and other	—	(605)	(3,179)	(502)	—	(4,286)

Net cash provided by (used in) investing activities	(63,549)	(252,378)	(75,027)	(41,252)	63,543	(368,663)

Financing Activities
Revolving credit facilities, net	—	31,014	—	7,000	—	38,014
Proceeds from term debt, net of discount	—	110,093	—	8,908	—	119,001
Payments of term debt	—	(810)	—	(50)	—	(860)
Distributions paid	(64,788)	(65,098)	—	—	64,788	(65,098)
Proceeds from sale of common shares/units, net of offering costs	128,331	128,331	—	—	(128,331)	128,331
Lease deposits and other obligations to tenants	—	—	2,186	777	—	2,963
Debt issuance costs paid and other financing activities	(378)	(5,674)	—	(20)	—	(6,072)

Net cash provided by financing activities	63,165	197,856	2,186	16,615	(63,543)	216,279

Increase in cash and cash equivalents for period	(21)	(82,934)	—	488	—	(82,467)
Cash and cash equivalents at beginning of period	26	93,415	—	774	—	94,215

Cash and cash equivalents at end of period	$5	$10,481	$—	$1,262	$—	$11,748

Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.
Schedule II: Valuation and Qualifying Accounts
December 31, 2010

	Balance at	Additions				Balance
	Beginning	Charged				at
	of	Against		Net		End of
	Year(1)	Operations(1)		Recoveries(1)		Year(1)
Year Ended December 31,	(In thousands)
2010	$4,339	$22,245	(3)	$2,658		$23,926

2009	$397	$5,107		$1,165		$4,339

2008	$4,202	$397		$4,202	(2)	$397

(1)	Includes allowance for doubtful accounts, straight-line rent reserves, allowance for loan losses, tax valuation allowances and other reserves.

(2)	Includes $3.2 million of write offs associated with our West Houston property that was sold in 2007.

(3)	Includes $12 million loan loss reserve related to our Monroe property and a $6.5 million increase in valuation allowances to fully reserve for the net deferred tax asset of one of our taxable REIT subsidiaries.

Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.
SCHEDULE III — REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
December 31, 2010

												Life on
												which
												depreciation in
												latest
												income
				Additions Subsequent to								statements
				Acquisition								is
	Type of	Initial Costs			Carrying	Cost at December 31, 2010			Accumulated	Date of	Date	computed
Location	Property	Land	Buildings	Improvements	Costs	Land	Buildings	Total	Depreciation	Construction	Acquired	(Years)
	(Dollar amounts in thousands)
Thornton, CO	Long term acute care hospital	$2,130	$6,013	$2,237	$—	$2,130	$8,250	$10,380	$1,068	1962	August 17, 2004	40
New Bedford, MA	Long term acute care hospital	1,400	19,772	256	—	1,400	20,028	21,428	3,159	1942	August 17, 2004	40
Covington, LA	Long term acute care hospital	821	10,238	—	14	821	10,252	11,073	1,431	1984	June 9, 2005	40
Denham Springs, LA	Long term acute care hospital	429	5,340	—	49	429	5,389	5,818	686	1960	June 9, 2005	40
Redding, CA	Long term acute care hospital	—	19,952	—	4,361	1,629	22,684	24,313	2,919	1991	June 30, 2005	40
Sherman Oaks, CA	Acute care general hospital	5,290	13,587	—	31	5,290	13,618	18,908	1,706	1956	December 30, 2005	40
Bloomington, IN	Acute care general hospital	2,457	31,209	—	408	2,576	31,498	34,074	3,435	2006	August 8, 2006	40
Dallas, TX	Long term acute care hospital	1,000	13,589	—	368	1,421	13,536	14,957	1,466	2006	September 5, 2006	40
Huntington Beach, CA	Acute care general hospital	937	10,907	—	3	937	10,910	11,847	1,136	1965	November 8, 2006	40
La Palma, CA	Acute care general hospital	937	10,907	—	3	937	10,910	11,847	1,136	1971	November 8, 2006	40
Anaheim, CA	Acute care general hospital	1,875	21,814	—	10	1,875	21,824	23,699	2,273	1964	November 8, 2006	40
Luling, TX	Long term acute care hospital	811	9,345	—	—	811	9,345	10,156	954	2002	December 1, 2006	40
San Antonio, TX	Rehabilitation hospital	—	10,198	—	—	—	10,198	10,198	1,041	1987	December 1, 2006	40
Victoria, TX	Long term acute care hospital	625	7,197	—	—	625	7,197	7,822	735	1998	December 1, 2006	40
Houston, TX	Acute care general hospital	4,757	56,238	—	1,259	5,464	56,790	62,254	5,742	2006	December 1, 2006	40
Bensalem, PA	Acute care general hospital	6,911	38,185	—	(352)	6,912	37,832	44,744	3,670	2006	March 19, 2007	40
Portland, OR	Long term acute care hospital	3,085	17,859	—	2,559	3,071	20,432	23,503	1,815	1964	April 18, 2007	40
San Diego, CA	Acute care general hospital	6,550	15,653	—	77	6,550	15,730	22,280	1,439	1964	May 9, 2007	40
Redding, CA	Acute care general hospital	1,555	53,863	—	13	1,555	53,876	55,431	4,613	1974	August 10, 2007	40
Houston, TX	Acute care general hospital	3,501	34,530	—	(7,319)	3,274	27,438	30,712	2,312	1960	August 10, 2007	40
Bennettsville, SC	Acute care general hospital	794	15,772	—	—	794	15,772	16,566	1,085	1984	April 1, 2008	40
Bossier City, LA	Long term acute care hospital	900	17,818	—	—	900	17,818	18,718	1,222	1982	April 1, 2008	40
Bristol, CT	Wellness Center	485	2,267	—	—	485	2,267	2,752	429	1975	April 22, 2008	10
Cheraw, SC	Acute care general hospital	657	19,576	—	—	657	19,576	20,233	1,345	1982	April 1, 2008	40
Detroit, MI	Long term acute care hospital	1,220	8,687	—	(365)	1,220	8,322	9,542	624	1956	May 22, 2008	40
Enfield, CT	Wellness Center	384	2,257	—	—	384	2,257	2,641	427	1974	April 22, 2008	10
Fayetteville, AR	Rehabilitation hospital	909	18,332	—	—	909	18,332	19,241	1,146	1991	July 14, 2008	40
Fort Lauderdale, FL	Rehabilitation hospital	3,499	21,939	—	—	3,499	21,940	25,439	1,465	1985	April 22, 2008	40
Garden Grove, CA	Acute care general hospital	5,502	10,748	—	52	5,502	10,799	16,301	574	1982	November 25, 2008	40
Garden Grove, CA	Medical Office Building	862	7,888	—	28	862	7,916	8,778	413	1982	November 25, 2008	40

												Life on
												which
												depreciation in
												latest
												income
				Additions Subsequent to								statements
				Acquisition								is
	Type of	Initial Costs			Carrying	Cost at December 31, 2010			Accumulated	Date of	Date	computed
Location	Property	Land	Buildings	Improvements	Costs	Land	Buildings	Total	Depreciation	Construction	Acquired	(Years)
	(Dollar amounts in thousands)
Idaho Falls, ID	Acute care general hospital	1,822	37,467	—	4,665	1,822	42,132	43,954	2,741	2002	April 1, 2008	40
Morgantown, WV	Rehabilitation hospital	—	21,552	—	—	—	21,552	21,552	2,010	1989	May 19, 2008	40
Newington, CT	Wellness Center	270	1,615	—	—	270	1,615	1,885	308	1979	April 22, 2008	10
Petersburg, VA	Rehabilitation hospital	1,302	9,121	—	—	1,302	9,121	10,423	570	2006	July 1, 2008	40
West Valley City, UT	Acute care general hospital	5,516	58,314	—	—	5,516	58,314	63,830	3,895	1980	April 22, 2008	40
Poplar Bluff, MO	Acute care general hospital	2,659	38,694	—	—	2,659	38,694	41,353	2,584	1980	April 22, 2008	40
East Providence, RI	Wellness Center	209	1,265	—	—	209	1,265	1,474	241	1979	April 22, 2008	10
San Dimas, CA	Acute care general hospital	6,160	6,839	—	34	6,160	6,873	13,033	358	1972	November 25, 2008	40
San Dimas, CA	Medical Office Building	1,915	5,085	—	18	1,915	5,103	7,018	266	1979	November 25, 2008	40
West Springfield, MA	Wellness Center	583	3,185	—	—	583	3,185	3,768	608	1976	April 22, 2008	10
Tucson, AZ	Long term acute care hospital	920	6,078	—	—	920	6,078	6,998	418	1987	April 1, 2008	40
Warwick, RI	Wellness Center	1,265	759	—	—	1,265	759	2,024	144	1979	April 22, 2008	10
Webster, TX	Long term acute care hospital	988	10,432	—	1	988	10,433	11,421	717	1986	April 1, 2008	40
Wichita, KS	Rehabilitation hospital	1,019	18,373	—	1	1,019	18,374	19,393	1,262	1992	April 4, 2008	40
Addison, TX	Rehabilitation hospital	2,013	22,531	—	—	2,013	22,531	24,544	282	2008	June 17, 2010	40
Shenandoah, TX	Rehabilitation hospital	2,033	21,943	—	—	2,033	21,943	23,976	274	2008	June 17, 2010	40
Richardson, TX	Rehabilitation hospital	2,219	17,419	—	—	2,219	17,419	19,638	218	2008	June 17, 2010	40
Hill County, TX	Acute care general hospital	1,120	17,882	—	—	1,120	17,882	19,002	300	1980	September 17, 2010	15
Webster, TX	Long term acute care hospital	664	33,751	—	—	664	33,751	34,414	—	2004	December 21, 2010	40
Tomball, TX	Long term acute care hospital	1,298	23,982	—	—	1,298	23,982	25,280	—	2005	December 21, 2010	40

		$94,258	$887,967	$2,493	$5,918	$96,894	$893,741	$990,635	$68,662

     The changes in total real estate assets including real estate held for sale but excluding construction in progress, intangible lease asset and mortgage loans, for the years ended:

	December 31,	December 31,		December 31,
	2010	2009		2008
COST
Balance at beginning of period	$934,601	$943,700		$614,088
Acquisitions	146,854	421		418,766
Transfers from construction in progress	—	—		2,475
Additions	1,709	5,550		308
Dispositions	(92,529)	(15,070)		(85,648)
Other	—	—		(6,289)

Balance at end of period	$990,635	$934,601	(1)	$943,700 (1)

     The changes in accumulated depreciation including real estate assets held for sale for the years ended:

	December 31,	December 31,		December 31,
	2010	2009		2008
ACCUMULATED DEPRECIATION
Balance at beginning of period	$51,638	$30,581		$20,214
Depreciation	22,664	21,389		18,118
Depreciation on disposed property	(5,640)	(332)		(7,751)

Balance at end of period	$68,662	$51,638	(2)	$30,581	(2)

(1)	Includes real estate cost included in real estate held for sale of $72,691 and $87,807 for 2009 and 2008, respectively. Excludes intangible lease assets that are included in real estate held for sale of $24,487 and $24,615 for 2009 and 2008, respectively.

(2)	Includes accumulated depreciation in real estate held for sale of $3,673 and $2,396 for 2009 and 2008 respectively. Excludes accumulated amortization related to intangible lease assets that are included in real estate held for sale of $3,532 and $2,020 for 2009 and 2008, respectively.

SCHEDULE IV — MORTGAGE LOAN ON REAL ESTATE
MEDICAL PROPERTIES TRUST, INC. AND MPT OPERATING PARTNERSHIP, L.P.

Column A	Column B	Column C	Column D	Column E	Column F	Column G(3)	Column H
							Principal
							Amount of
							Loans
							Subject to
		Final	Periodic		Face	Carrying	Delinquent
	Interest	Maturity	Payment	Prior	Amount of	Amount of	Principal or
Description	Rate	Date	Terms	Liens	Mortgages	Mortgages	Interest
			(Dollar amounts in thousands)
Long-term first mortgage loan:			Payable in monthly installments of interest plus principal payable in full at maturity
Desert Valley Hospital	9.9%	2022		(1)	70,000	70,000	(2)
Desert Valley Hospital	10.7%	2022		(1)	20,000	20,000	(2)
Chino Valley Medical Center	9.9%	2022		(1)	50,000	50,000	(2)
Paradise Valley Hospital	9.6%	2022		(1)	25,000	25,000	(2)

					$165,000	$165,000

(1)	There were no prior liens on loans as of December 31, 2010.

(2)	The mortgage loan was not delinquent with respect to principal or interest.

(3)	The aggregate cost for Federal income tax purposes is $165,000.
     Changes in mortgage loans for the years ended December 31, 2010, 2009, and 2008 are summarized as follows:

	Year Ended December 31,
	2010	2009	2008
	(Dollar amounts in thousands)
Balance at beginning of year	$200,164	$185,000	$185,000
Additions during year:
New mortgage loans and additional advances on existing loans	7,836	15,164	—

	208,000	200,164	185,000

Deductions during year:
Collection of principal	(43,000)	—	—

	(43,000)	—	—

Balance at end of year	$165,000	$200,164	$185,000

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
(In thousands, except per share amounts)	(Unaudited)	(Note 2)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,227,251	$1,032,369
Mortgage loans	165,000	165,000

Gross investment in real estate assets	1,392,251	1,197,369
Accumulated depreciation and amortization	(92,343)	(76,094)

Net investment in real estate assets	1,299,908	1,121,275
Cash and cash equivalents	227,906	98,408
Interest and rent receivable	26,677	26,176
Straight-line rent receivable	32,983	28,912
Other loans	54,978	50,985
Other assets	36,268	23,058

Total Assets	$1,678,720	$1,348,814

Liabilities and Equity
Liabilities
Debt, net	$718,309	$369,970
Accounts payable and accrued expenses	46,377	35,974
Deferred revenue	20,847	23,137
Lease deposits and other obligations to tenants	24,485	20,157

Total liabilities	810,018	449,238
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000 shares; issued and outstanding — 110,571 shares at June 30, 2011, and 110,225 shares at December 31, 2010	111	110
Additional paid in capital	1,055,389	1,051,785
Distributions in excess of net income	(179,931)	(148,530)
Accumulated other comprehensive loss	(6,710)	(3,641)
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. stockholders’ equity	868,597	899,462

Non-controlling interests	105	114

Total equity	868,702	899,576

Total Liabilities and Equity	$1,678,720	$1,348,814

See accompanying notes to condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	For the Six Months Ended
	June 30,
(In thousands, except per share amounts)	2011	2010
Revenues
Rent billed	$57,781	$45,560
Straight-line rent	3,805	1,593
Interest and fee income	10,561	14,298

Total revenues	72,147	61,451
Expenses
Real estate depreciation and amortization	16,248	11,891
Impairment charge	564	12,000
Property-related	317	1,456
General and administrative	14,693	14,684
Acquisition expenses	2,656	949

Total operating expenses	34,478	40,980

Operating income	37,669	20,471
Other income (expense)
Interest income and other	6	13
Debt refinancing costs	(3,789)	(6,214)
Interest expense	(20,526)	(18,014)

Net other expense	(24,309)	(24,215)

Income (loss) from continuing operations	13,360	(3,744)
Income (loss) from discontinued operations	147	7,162

Net income	13,507	3,418
Net income attributable to non-controlling interests	(88)	(17)

Net income attributable to MPT common stockholders	$13,419	$3,401

Earnings per common share — basic and diluted
Income (loss) from continuing operations attributable to MPT common stockholders	$0.12	$(0.05)
Income from discontinued operations attributable to MPT common stockholders	—	0.08

Net income attributable to MPT common stockholders	$0.12	$0.03

Weighted average shares outstanding:
Basic	110,495	91,337
Diluted	110,504	91,337
Dividends declared per common share	$0.40	$0.40
See accompanying notes to condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	June 30,
	2011	2010
Operating activities
Net income	$13,507	$3,418
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	16,629	13,183
Straight-line rent revenue	(3,805)	(1,674)
Share-based compensation	3,661	3,884
Gain on sale of real estate	(5)	(6,162)
Impairment	564	12,000
Increase (decrease) in accounts payable and accrued liabilities	7,299	(569)
Amortization and write-off of deferred financing costs and debt discount	5,572	3,962
Premium paid on extinguishment of debt	—	3,490
Other adjustments	(3,730)	(4,582)

Net cash provided by operating activities	39,692	26,950
Investing activities
Real estate acquired	(173,486)	(73,851)
Principal received on loans receivable	1,469	45,882
Proceeds from sale of real estate	—	75,000
Investment in loans receivable and other investments	(5,462)	(8,393)
Construction in progress and other	(9,244)	(14,588)

Net cash (used for) provided by investing activities	(186,723)	24,050
Financing activities
Revolving credit facilities, net	39,600	(137,200)
Additions to term debt	450,000	148,500
Payments of term debt	(157,736)	(204,096)
Distributions paid	(44,784)	(32,435)
Sale of common stock, net	—	288,470
Lease deposits and other obligations to tenants	4,328	1,144
Debt issuance costs paid and other financing activities	(14,879)	(9,053)

Net cash provided by financing activities	276,529	55,330

Increase in cash and cash equivalents for period	129,498	106,330
Cash and cash equivalents at beginning of period	98,408	15,307

Cash and cash equivalents at end of period	$227,906	$121,637

Interest paid	13,739	15,916
Supplemental schedule of non-cash investing activities:
Real estate acquired via assumption of mortgage loan	(14,592)	—
Supplemental schedule of non-cash financing activities:
Distributions declared, unpaid	22,409	22,326
Assumption of mortgage loan (as part of real estate acquired)	14,592	—
See accompanying notes to condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
(In thousands)	(Unaudited)	(Note 2)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,227,251	$1,032,369
Mortgage loans	165,000	165,000

Gross investment in real estate assets	1,392,251	1,197,369
Accumulated depreciation and amortization	(92,343)	(76,094)

Net investment in real estate assets	1,299,908	1,121,275
Cash and cash equivalents	227,906	98,408
Interest and rent receivable	26,677	26,176
Straight-line rent receivable	32,983	28,912
Other loans	54,978	50,985
Other assets	36,187	23,058

Total Assets	$1,678,639	$1,348,814

Liabilities and Capital
Liabilities
Debt, net	$718,309	$369,970
Accounts payable and accrued expenses	24,020	13,658
Deferred revenue	20,847	23,137
Lease deposits and other obligations to tenants	24,485	20,157
Payable due to Medical Properties Trust, Inc.	21,859	21,943

Total liabilities	809,520	448,865
Capital
General Partner— issued and outstanding — 1,105 units at June 30, 2011 and 1,102 units at December 31, 2010	8,757	9,035
Limited Partners:
Common units — issued and outstanding — 109,466 units at June 30, 2011 and 109,123 units at December 31, 2010	866,967	894,441
LTIP units — issued and outstanding — 94 units at June 30, 2011 and 94 units at December 31, 2010	—	—
Accumulated other comprehensive loss	(6,710)	(3,641)

Total MPT Operating Partnership capital	869,014	899,835

Non-controlling interests	105	114

Total capital	869,119	899,949

Total Liabilities and Capital	$1,678,639	$1,348,814

See accompanying notes to condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	For the Six Months Ended
	June 30,
(In thousands, except per unit amounts)	2011	2010
Revenues
Rent billed	$57,781	$45,560
Straight-line rent	3,805	1,593
Interest and fee income	10,561	14,298

Total revenues	72,147	61,451
Expenses
Real estate depreciation and amortization	16,248	11,891
Impairment charge	564	12,000
Property-related	317	1,456
General and administrative	14,649	14,600
Acquisition expenses	2,656	949

Total operating expenses	34,434	40,896

Operating income	37,713	20,555
Other income (expense)
Interest income and other	6	13
Debt refinancing costs	(3,789)	(6,214)
Interest expense	(20,526)	(18,014)

Net other expense	(24,309)	(24,215)

Income (loss) from continuing operations	13,404	(3,660)
Income (loss) from discontinued operations	147	7,162

Net income	13,551	3,502
Net income attributable to non-controlling interests	(88)	(17)

Net income attributable to MPT Operating Partnership partners	$13,463	$3,485

Earnings per units — basic and diluted
Income (loss) from continuing operations attributable to MPT Operating Partnership partners	$0.12	$(0.05)
Income from discontinued operations attributable to MPT Operating Partnership partners	—	0.08

Net income attributable to MPT Operating Partnership partners	$0.12	$0.03

Weighted average units outstanding:
Basic	110,495	91,337
Diluted	110,504	91,337

Dividends declared per unit	$0.40	$0.40
See accompanying notes to condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	June 30,
	2011	2010
Operating activities
Net income	$13,551	$3,502
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	16,629	13,183
Straight-line rent revenue	(3,805)	(1,674)
Unit-based compensation	3,661	3,884
Gain on sale of real estate	(5)	(6,162)
Impairment	564	12,000
Increase (decrease) in accounts payable and accrued liabilities	7,255	(653)
Amortization and write-off of deferred financing costs and debt discount	5,572	3,962
Premium paid on extinguishment of debt	—	3,490
Other adjustments	(3,730)	(4,582)

Net cash provided by operating activities	39,692	26,950
Investing activities
Real estate acquired	(173,486)	(73,851)
Principal received on loans receivable	1,469	45,882
Proceeds from sale of real estate	—	75,000
Investment in loans receivable and other investments	(5,462)	(8,393)
Construction in progress and other	(9,244)	(14,588)

Net cash (used for) provided by investing activities	(186,723)	24,050
Financing activities
Revolving credit facilities, net	39,600	(137,200)
Additions to term debt	450,000	148,500
Payments of term debt	(157,736)	(204,096)
Distributions paid	(44,784)	(32,435)
Sale of common units, net	—	288,470
Lease deposits and other obligations to tenants	4,328	1,144
Debt issuance costs paid and other financing activities	(14,879)	(9,053)

Net cash provided by financing activities	276,529	55,330

Increase in cash and cash equivalents for period	129,498	106,330
Cash and cash equivalents at beginning of period	98,408	15,307

Cash and cash equivalents at end of period	$227,906	$121,637

Interest paid	13,739	15,916
Supplemental schedule of non-cash investing activities:
Real estate acquired via assumption of mortgage loan	(14,592)	—
Supplemental schedule of non-cash financing activities:
Distributions declared, unpaid	22,409	22,326
Assumption of mortgage loan (as part of real estate acquired)	14,592	—
See accompanying notes to condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. and MPT OPERATING PARTNERSHIP, L.P.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
1. Organization
     Medical Properties Trust, Inc., a Maryland corporation, was formed on August 27, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in, owning, and leasing commercial real estate. Our operating partnership subsidiary, MPT Operating Partnership, L.P. (the “Operating Partnership”), through which we conduct all of our operations, was formed in September 2003. Through another wholly-owned subsidiary, Medical Properties Trust, LLC, we are the sole general partner of the Operating Partnership. At present, we directly own substantially all of the limited partnership interests in the Operating Partnership and have elected to report our required disclosures and that of the Operating Partnership on a combined basis except where material differences exist. MPT Finance Corporation is a wholly owned subsidiary of the Operating Partnership and was formed for the sole purpose of being a co-issuer of some of the Operating Partnership’s indebtedness. MPT Finance Corporation has no material assets or operations.
We have operated as a real estate investment trust (“REIT”) since April 6, 2004, and accordingly, elected REIT status upon the filing in September 2005 of the calendar year 2004 federal income tax return. Accordingly, we will not be subject to U.S. federal income tax, provided that we continue to qualify as a REIT and our distributions to our stockholders equal or exceed our taxable income. Certain activities we undertake must be conducted by entities which we elected to be treated as a taxable REIT subsidiaries (“TRS”). Our TRSs are subject to both federal and state income taxes.
Our primary business strategy is to acquire and develop real estate and improvements, primarily for long-term lease to providers of healthcare services such as operators of general acute care hospitals, inpatient physical rehabilitation hospitals, long-term acute care hospitals, surgery centers, centers for treatment of specific conditions such as cardiac, pulmonary, cancer, and neurological hospitals, and other healthcare-oriented facilities. We manage our business as a single business segment.
2. Summary of Significant Accounting Policies
Unaudited Interim Condensed Consolidated Financial Statements: The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information, including rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. The condensed consolidated balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.
Exchangeable Senior Notes: In 2006 and 2008, we issued exchangeable senior notes that, based upon the occurrence of specified events, are exchangeable for cash up to their principal amount and our common shares for the remainder of the exchange value in excess, if any, of the principal amount. The initial proceeds from the issuance of the exchangeable senior notes are required to be allocated between a liability component and an equity component such that the interest expense on the exchangeable senior notes is not recorded at the stated rate of interest but rather at an effective rate that reflects our borrowing rate on conventional debt at the date of issuance. We calculate the liability component of the exchangeable senior notes based on the present value of the contractual cash flows discounted at a comparable market rate for conventional debt at the date of issuance. The difference between the principal amount and the fair value of the liability component is reported as a discount on the exchangeable senior notes that is accreted as additional interest expense from the issuance date through the contractual maturity date using the effective interest method. The liability component of the exchangeable senior notes is reported net of discounts on our consolidated balance sheets. We calculate the equity component of the exchangeable senior notes based on the difference between the initial proceeds received from the issuance of the exchangeable senior notes and the fair value of the liability component at the issuance date. The equity component is included in additional paid-in-capital, net of issuance costs, on our consolidated balance sheets. We allocate issuance costs for exchangeable senior notes between the liability and the equity components based on their relative values.
For further information about significant accounting policies, refer to the consolidated financial statements and footnotes thereto included on page F-12 for the year ended December 31, 2010.
3. Real Estate and Lending Activities
Acquisitions
On January 4, 2011, we acquired the real estate of the 19-bed, 4-year old Gilbert Hospital in a suburb of Phoenix, Arizona area for $17.1 million. Gilbert Hospital is operated by affiliates of Visionary Health, LLC, the same group that we expect will also operate the hospital that we are currently developing in Florence, Arizona. We acquired this asset subject to an existing lease that expires in May 2022.
On January 31, 2011, we acquired for $23.5 million the real estate of the 60-bed Atrium Medical Center at Corinth in the Dallas area, a long-term acute care hospital that was completed in 2009 and is subject to a lease that expires in June 2024. In addition, through one of our affiliates, we invested $1.3 million to acquire approximately 19% of a joint venture arrangement with an affiliate of Vibra Healthcare, LLC (“Vibra”) that will manage and has acquired a 51% interest in the operations of the facility. We also made a $5.2 million working capital loan to the joint venture. The former operators of the hospital, comprised primarily of local physicians, retained ownership of 49% of the operating entity.
On February 4, 2011, we purchased for $58 million the real estate of Bayonne Medical Center, a 6-story, 278-bed acute care hospital in the New Jersey area of metropolitan New York, and leased the facility to the operator under a 15-year lease, with six 5-year extension options. The operator is an affiliate of a private hospital operating company that acquired the hospital in 2008.
On February 9, 2011, we acquired the real estate of the 306-bed Alvarado Hospital in San Diego, California for $70 million from Prime Healthcare Services, Inc. (“Prime”). Prime is the operator of the facility and will lease the facility under a 10-year lease that provides, under certain conditions for lease extensions.
On February 14, 2011, we completed the acquisition of the Northland LTACH Hospital located in Kansas City, a 35-bed hospital that opened in April 2008 and has a lease that expires in 2028. This hospital was part of a three property acquisition announced in December 2010 and is currently being operated by Kindred (formerly RehabCare). The purchase price of this hospital was $19.5 million, which included the assumption of a $16 million existing mortgage loan that matures in January 2018.
On June 17, 2010, we acquired three inpatient rehabilitation hospitals in Texas for an aggregate purchase price of $74 million. The properties acquired had existing leases in place, which we assumed, that have initial terms expiring in 2033, provide for initial cash returns of 9.7% and periodic escalation of up to 1.67% on an annualized basis. Each lease may, subject to conditions, be renewed by the operator for two additional ten-year terms.
As part of these acquisitions, we purchased the following assets: (dollar amounts in thousands)

	2011	2010
Land	$16,151	$6,264
Building	157,834	61,893
Intangible lease assets — subject to amortization (weighted average useful life of 13.3 years in 2011 and 23.1 years in 2010)	14,093	5,694

Total	$188,078	$73,851

From the respective acquisition dates, the five hospitals acquired in 2011 contributed $8.5 million of revenue and $5.4 million of income (excluding related acquisition expenses) for the six months ended June 30, 2011, respectively. In addition, we incurred $2.7 million of acquisition related costs for the six months ended June 30, 2011, of which $1.7 million related to acquisitions consummated as of June 30, 2011.
From the respective acquisition dates, the three hospitals acquired in 2010 contributed $0.3 million of revenue and $0.3 million of income (excluding related acquisition expenses) for the six months ended June 30, 2010, respectively.
The results of operations for each of the properties acquired are included in our consolidated results from the effective date of each acquisition. The following table sets forth certain unaudited pro forma consolidated financial data for 2011 and 2010, as if each acquisition was consummated on the same terms at the beginning of 2010. Supplemental pro forma earnings were adjusted to exclude $1.7 million of acquisition-related costs on consummated deals incurred in the six months ended June 30, 2011, respectively, and $0.9 million for the six months ended June 30, 2010. (dollar amounts in thousands except per share/unit data).

	For the Six Months Ended June 30,
	2011	2010
Total revenues	$74,119	$75,153
Net income	16,439	1,893
Net income per share/unit diluted	$0.14	$0.01

Disposals
In April 2010, we sold the real estate of our Centinela Hospital, a 369-bed acute care medical center located in Inglewood, California, to Prime, for $75 million resulting in a gain of approximately $6 million. Due to this sale, operating results of our Inglewood facility have been included in discontinued operations for all prior periods.
Leasing Operations
At June 30, 2011, we had $2.5 million of outstanding receivables, including $1.5 million in billed rent, $0.2 million of unbilled rent, $0.7 million in a promissory note and $0.1 million of other receivables due from the tenant of our Denham Springs facility in Louisiana. The operator has not made all payments required by the real estate lease agreement, and thus, the tenant is in default. During the second quarter of 2011, we evaluated alternative strategies for the recovery of our advances and accruals and at that time determined that the future cash flows of the current tenant and/or related collateral would, more likely than not, result in less than a full recovery of our receivables. As a result, we have fully reserved for all the receivables with the exception of the $0.7 million promissory note that we expect is recoverable from existing collateral. In addition, a $0.6 million impairment charge was booked against the real estate during the second quarter of 2011.
In June 2011, HealthSouth gave notice of their intent to renew our Fort Lauderdale property for five years, making the lease now set to expire on November 30, 2016.
At June 30, 2011, we have two properties in which the operator is leasing on a month-to-month basis as the fixed term of the leases have expired. If the tenants acquire the real estate, we currently expect to, at least, recover our net book value in the properties.
As of June 30, 2011, we have advanced approximately $28 million to the operator/lessee of Monroe Hospital in Bloomington, Indiana pursuant to a working capital loan agreement, with no additional advances in the first half of 2011. However, we do expect to make additional advances (approximately $0.5 million advanced through August 2, 2011) related to an ongoing project at Monroe designed to increase revenue at the facility. In addition, as of June 30, 2011, we have $13.6 million of rent, interest and other charges owed to us by the operator, of which $5.5 million of interest receivables are significantly more than 90 days past due. Because the operator has not made all payments required by the working capital loan agreement and the related real estate lease agreement, we consider the loan to be impaired. During the first quarter of 2010, we evaluated alternative strategies for the recovery of our advances and accruals and at that time determined that the future cash flows of the current tenant or related collateral would, more likely than not, result in less than a full recovery of our loan advances. Accordingly, we recorded a $12 million charge in the 2010 first quarter to recognize the estimated impairment of the working capital loan. During the third quarter of 2010, we determined that it was reasonably likely that the existing tenant would be unable to make certain lease payments that become due in future years. Accordingly, we recorded a valuation allowance for unbilled straight-line rent in the amount of $2.5 million. At June 30, 2011, our net investment (exclusive of the related real estate) of $29.8 million is our maximum exposure to Monroe and the amount is deemed collectible/recoverable. In making this determination, we considered our first priority secured interest in approximately (i) $5 million in hospital patient receivables, (ii) cash balances of approximately $4 million, and (iii) 100% of the membership interests of the operator/lessee and our assessment of the realizable value of our other collateral.
We continue to evaluate possible strategies for the Monroe hospital. We have entered into a forbearance agreement with the operator whereby we have generally agreed, under certain conditions, not to fully exercise our rights and remedies under the lease and loan agreements during limited periods. We have not committed to the adoption of a plan to transition ownership or management of the Monroe hospital to any new operator, and there is no assurance that any such plan will be completed. Moreover, there is no assurance that any plan that we ultimately pursue will not result in additional charges for further impairment of our working capital loan. We have not recognized any interest income on the Monroe loan since it was considered impaired in the 2010 first quarter.
In March 2010, we re-leased our Covington facility, located in Covington, Louisiana. The lease has a fixed term of 15 years with an option, at the lessee’s discretion, to extend the term for three additional periods of five years each. Under the terms of the lease, rent during 2010 was based on an annual rate of $1.4 million, and on January 1, 2011, rent began increasing annually by 2%. At the end of each term, the tenant has the right to purchase the facility at a price generally equivalent to the greater of our undepreciated cost and fair market value. Separately, we also obtained an interest in the operations of the tenant whereby we may receive additional consideration based on the profitability of such operations.
In the 2010 second quarter, Prime paid us $12 million in additional rent related to our Shasta property, and we terminated our agreements with Prime concerning the additional rent, which could have paid us up to $20 million over the 10 year lease life. Of this $12 million in additional rent, $3.2 million has been recognized in income from lease inception through June 30, 2011, and we expect to recognize the other $8.8 million into income over the remainder of the lease life.

For the six months ended June 30, 2011 and 2010, revenue from affiliates of Prime (including rent and interest from loans) accounted for 31.2% and 34.6%, respectively, of total revenue. For the six months ended June 30, 2011 and 2010, revenue from Vibra (including rent and interest from working capital loans) accounted for 12.6% and 14.0%, respectively, of total revenue.
Loans
In April 2010, Prime repaid $40 million in other loans plus accrued interest.
4. Debt
The following is a summary of debt, net of discounts (dollar amounts in thousands):

	As of June 30,		As of December 31,
	2011		2010
	Balance	Interest Rate	Balance	Interest Rate
Revolving credit facilities	$39,600	Variable	$—	Variable
2006 senior unsecured notes — fixed rate through July and October 2011 due July and October 2016	125,000	7.333% — 7.871%	125,000	7.333% — 7.871%
2011 senior unsecured notes	450,000	6.875%	—
Exchangeable senior notes:
Principal amount	91,175	6.125% — 9.250%	91,175	6.125% — 9.250%
Unamortized discount	(2,006)		(2,585)

	89,169		88,590

Term loans:
Principal amount	14,540	6.200%	157,683	Various
Unamortized discount	—		(1,303)

	14,540		156,380

	$718,309		$369,970

As of June 30, 2011, principal payments due for our debt (which exclude the effects of any discounts recorded) are as follows:

2011	$9,285
2012	39,832
2013	82,249
2014	266
2015	283
Thereafter	588,400

Total	$720,315

To fund the acquisitions disclosed in Note 3, we used cash on-hand, borrowed $98.4 million on our revolving credit facilities, and assumed a $16 million mortgage loan. This mortgage loan requires monthly principal and interest payments based on a 30-year amortization period. The mortgage loan has a fixed rate at 6.2%, matures on January 1, 2018 and can be prepaid after January 1, 2013, subject to a certain prepayment premium.
In April 2011, we closed on a private offering of $450 million unsecured senior notes. These notes mature in 2021 and the interest rate is fixed at 6.875% per year. Contemporaneously with the closing of the notes, we repaid and terminated our $150 million term loan facility (which was part of the credit facility entered into in 2010) and our $9 million collateralized term loan facility. In connection with the notes offering, we amended our existing credit agreement, which now provides for a $330 million unsecured revolving credit facility that matures in October 2015. As part of this amendment, we also lowered our interest rate to (1) the higher of the “prime rate” or federal funds rate plus 0.5%, plus a spread initially set at 1.60%, but that is adjustable from 1.60% to 2.40% based on current total leverage, or (2) LIBOR plus a spread initially set at 2.60%, but that is adjustable from 2.60% to 3.40% based on current total leverage. We paid down in full this revolving credit facility’s outstanding balance with the proceeds from the notes offering.

In connection with this refinancing, we recognized an approximate $4 million charge in the second quarter primarily related to the write-off of previously deferred loan costs and discounts associated with the payoff of the term loan facilities noted above.
In April 2010, we completed a public offering of common stock (the “Offering”) resulting in net proceeds, after underwriting discount and commissions, of approximately $279 million. See Note 5 to our condensed consolidated financial statements in Item 1 to this Form 10-Q for further information. We used the net proceeds from the Offering to repurchase 84% of the outstanding 6.125% exchangeable senior notes due 2011 at a price of 103% of the principal amount plus accrued and unpaid interest (or $123.2 million) pursuant to a cash tender offer. In addition, we paid off a $30 million term loan. Finally, in May 2010, we closed on a $450 million credit facility, and the proceeds of such along with the Offering were used to repay in full all outstanding obligations under the previous credit facility. These refinancing activities resulted in a charge of approximately $6.2 million in the 2010 second quarter.
During the second quarter 2010, we entered into an interest rate swap to fix $65 million of our $125 million senior notes, starting July 31, 2011 (date on which the interest rate turns variable) through maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix $60 million of our senior notes starting October 31, 2011 (date on which the related interest rate is scheduled to turn variable) through the maturity date (or October 2016) at a rate of 5.675%. At June 30, 2011, the fair value of the interest rate swaps is $6.7 million, which is reflected in accounts payable and accrued expenses on the condensed consolidated balance sheet.
We account for our interest rate swaps as cash flow hedges. Accordingly, the effective portion of changes in the fair value of our swaps is recorded as a component of accumulated other comprehensive income/loss on the balance sheet until the underlying debt matures while the ineffective portion is recorded through earnings. We estimate the fair value of interest rate swaps using the market standard methodology of netting the discounted fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of interest rates derived from observable market interest rate curves. In addition, credit valuation adjustments are incorporated in the fair values to account for potential nonperformance risk, both our own nonperformance risk and the respective counterparty’s nonperformance risk. We did not have any hedge ineffectiveness in the periods; therefore, there was no income statement effect recorded during the three and six month periods ended June 30, 2011 or 2010.
Our debt facilities impose certain restrictions on us, including restrictions on our ability to: incur debts; grant liens; provide guarantees in respect of obligations of any other entity; make redemptions and repurchases of our capital stock; prepay, redeem or repurchase debt; engage in mergers or consolidations; enter into affiliated transactions; dispose of real estate; and change our business. In addition, the agreements governing our debt facilities limit the amount of dividends we can pay to 95% of normalized adjusted funds from operations, as defined in the agreements, on a rolling four quarter basis starting for the fiscal quarter ending March 31, 2012 and thereafter. Prior to March 31, 2012, a similar dividend restriction exists but at a higher percentage for transitional purposes. These agreements also contain provisions for the mandatory prepayment of outstanding borrowings under these facilities from the proceeds received from the sale of properties, except a portion may be reinvested subject to certain limitations, as defined in the credit facility agreement.
In addition to these restrictions, the amended credit facility contains customary financial and operating covenants, including covenants relating to our total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured leverage ratio, consolidated adjusted net worth, facility leverage ratio, and borrowing base interest coverage ratio. This facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with our covenants. If an event of default occurs and is continuing under the facility, the entire outstanding balance may become immediately due and payable. At June 30, 2011, we were in compliance with all such financial and operating covenants.
5. Common Stock
In April 2010, we completed a public offering of 26 million shares of common stock at $9.75 per share. Including the underwriters’ purchase of 3.9 million additional shares to cover over allotments, net proceeds from the Offering, after underwriting discount and commissions, approximated $279 million. We used the net proceeds from the Offering to fund the tender offer as discussed in Note 4 with any remaining proceeds to be used for general corporate purposes including funding the acquisition in June 2010.
During the first quarter of 2010, we sold 0.9 million shares of our common stock under our at-the-market equity offering program, at an average price of $10.77 per share, for total proceeds, net of a 2% sales commission, of $9.5 million.
For each share of common stock issued by Medical Properties Trust, Inc., the Operating Partnership issues a corresponding number of operating partnership units.
6. Partner’s Capital
The Operating Partnership is made up of a general partner, Medical Properties Trust, LLC (“General Partner”) and limited partners including the Company (which owns 100% of the General Partner) and three other partners who are employees. By virtue of its ownership of the General Partner, the Company has a 99.9% ownership interest in Operating Partnership via its ownership of all the common units. The remaining ownership interest is held by the three employees via their ownership of LTIP units. These LTIP units were issued to the employees pursuant to the 2007 Multi-Year Incentive Plan, which is part of the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan and once vested in accordance with their award agreement, may be converted to common units per the Second Amended and Restated Agreement of Limited Partnership of MPT Operating Partnership, L.P. (“Operating Partnership Agreement”)
In regards to distributions, the Operating Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to common unit holders who are common unit holders on the record date. However, per the Operating Partnership Agreement, the General Partner shall use its reasonable efforts to cause the Operating Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT and (ii) avoid any federal income or excise tax liability imposed by the Internal Revenue Code, other than to the extent the Company elects to retain and pay income tax on its net capital gain. In accordance with the Operating Partnership Agreement, LTIP units are treated as common units for distribution purposes.
The Operating Partnership’s net income will generally be allocated first to the General Partner to the extent of any cumulative losses and then to the limited partners in accordance with their respective percentage interests in the common units issued by the Operating Partnership. Any losses of the Operating Partnership will generally be allocated first to the limited partners until their capital account is zero and then to the General Partner. In accordance with the Operating Partnership Agreement, LTIP units are treated as common units for purposes of income and loss allocations.
Limited partners have the right to require the Operating Partnership to redeem part or all of their common units. It is the Operating Partnership’s discretion to redeem such common units for cash based on the fair market value of an equivalent number of shares of the Company’s common stock at the time of redemption, or alternatively, redeem the common units for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, or similar events. In order for LTIP units to be redeemed, they must first be converted to common units and then must wait two years from the issuance of the LTIP units to be redeemed.
7. Stock Awards
Our Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”) authorizes the issuance of common stock options, restricted stock, restricted stock units, deferred stock units, stock appreciation rights, performance units and awards of interests in our Operating Partnership. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. We have reserved 7,441,180 shares of common stock for awards under the Equity Incentive Plan for which 2,723,674 shares remain available for future stock awards as of June 30, 2011. We awarded 269,085 and 277,680 shares in 2011 and 2010, respectively, of time-based restricted stock to management, independent directors, and certain employees. These awards vest quarterly based on service, over three years, in equal amounts. In addition, our management team and certain employees (2011 only) were awarded 229,938 and 182,600 performance based awards in 2011 and 2010, respectively. These awards vest ratably over a three year period based on the achievement of certain performance measures, with a carry-back and carryforward provision through December 31, 2014 (for the 2010 awards) and December 31, 2015 (for the 2011 awards). Dividends on these awards are paid only upon achievement of the performance measures. In addition, we awarded 500,000 shares in the first quarter of 2011 of multi-year performance-based awards to management. These shares are subject to three-year cumulative performance hurdles based on total shareholder return. At the end of the three-year performance period, any earned shares will be subject to an additional two years of ratable time-based vesting on an annual basis. Dividends are paid on these shares only upon achievement of the performance measures.
For each share of common stock issued by Medical Properties Trust, Inc. pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units.
8. Fair Value of Financial Instruments
We have various assets and liabilities that are considered financial instruments. We estimate that the carrying value of cash and cash equivalents, and accounts payable and accrued expenses approximate their fair values. Included in our accounts payable and accrued expenses are our interest rate swaps, which are recorded at fair value based on Level 2 observable market assumptions using standardized derivative pricing models. We estimate the fair value of our loans, interest, and other receivables by discounting the estimated future cash flows using the current rates at which similar receivables would be made to others with similar credit ratings and for the same remaining maturities. We determine the fair value of our exchangeable notes based on quotes from securities dealers and market makers. We estimate the fair value of our senior notes, revolving credit facilities, and term loans based on the present value of future payments, discounted at a rate which we consider appropriate for such debt.
The following table summarizes fair value information for our financial instruments (dollar amounts in thousands):

	June 30,		December 31,
	2011		2010
	Book	Fair	Book	Fair
Asset (Liability)	Value	Value	Value	Value
Interest and rent receivables	$26,677	$20,685	$26,176	$20,265
Loans	219,978	215,249	215,985	209,126
Debt, net	(718,309)	(700,753)	(369,970)	(359,910)

9. Discontinued Operations
In December 2010, we sold the real estate of our Montclair Hospital, an acute care medical center, to Prime for proceeds of $20.0 million. We realized a gain on the sale of $2.2 million.
In October 2010, we sold the real estate of our Sharpstown hospital in Houston, Texas to a third party for proceeds of $3.0 million resulting in a gain of $0.7 million.
In April 2010, we sold the real estate of our Centinela Hospital, a 369-bed acute care medical center located in Inglewood, California, to Prime for $75 million resulting in a gain of approximately $6 million.
The following table presents the results of discontinued operations, which include the revenue and expenses of the three previously-owned facilities noted above, for the six months ended June 30, 2011 and 2010 (dollar amounts in thousands except per share/unit amounts):

	For the Six Months
	Ended June 30,
	2011	2010
Revenues	$—	$3,692
Gain on sale	5	6,178
Income (loss)	147	7,162
Earnings per common share/unit — diluted	$—	$0.08
10. Earnings Per Share/Common Unit
Medical Properties Trust, Inc.
Our earnings per share were calculated based on the following (amounts in thousands):

	For the Six Months
	Ended June 30,
	2011	2010
Numerator:
Income (loss) from continuing operations	$13,360	$(3,744)
Non-controlling interests’ share in continuing operations	(88)	(17)
Participating securities’ share in earnings	(597)	(679)

Income (loss) from continuing operations, less participating securities’ share in earnings	12,675	(4,440)
Income (loss) from discontinued operations attributable to MPT common stockholders	147	7,162

Net income, less participating securities’ share in earnings	$12,822	$2,722

Denominator
Basic weighted-average common shares	110,495	91,337
Dilutive share options	9	—

Dilutive weighted-average common shares	110,504	91,337
MPT Operating Partnership, L.P.

Our earnings per common unit were calculated based on the following (amounts in thousands):

	For the Six Months
	Ended June 30,
	2011	2010
Numerator:
Income (loss) from continuing operations	$13,404	$(3,660)
Non-controlling interests’ share in continuing operations	(88)	(17)
Participating securities’ share in earnings	(597)	(679)

Income (loss) from continuing operations, less participating securities’ share in earnings	12,719	(4,356)
Income (loss) from discontinued operations attributable to MPT common stockholders	147	7,162

Net income, less participating securities’ share in earnings	$12,866	$2,806

Denominator
Basic weighted-average common units	110,495	91,337
Dilutive options	9	—

Dilutive weighted-average common units	110,504	91,337
For the six months ended June 30, 2011 and 2010, 0.1 million of options were excluded from the diluted earnings per share/unit calculation as they were not determined to be dilutive. Shares/units that may be issued in the future in accordance with our exchangeable senior notes were excluded from the diluted earnings per share/unit calculation as they were not determined to be dilutive.
10. Contingencies
We are a party to various legal proceedings incidental to our business. In the opinion of management, after consultation with legal counsel, the ultimate liability, if any, with respect to those proceedings is not presently expected to materially affect our financial position, results of operations or cash flows.
11. Comprehensive Income (Loss)
Medical Properties Trust, Inc.
The following table provides a summary of comprehensive income (loss) for the applicable periods (in thousands):

	For the Six Months
	Ended June 30,
	2011	2010
Net income	$13,507	$3,418
Other comprehensive income (loss):
Unrealized loss on interest rate swap	(3,069)	(3,160)

Total comprehensive income (loss)	10,438	258
Comprehensive income attributable to non-controlling interests	(88)	(17)

Comprehensive income (loss) attributable to MPT common stockholders	$10,350	$241

MPT Operating Partnership, L.P.
The following table provides a summary of comprehensive income (loss) for the applicable periods (in thousands):

	For the Six Months
	Ended June 30,
	2011	2010
Net income	$13,551	$3,502
Other comprehensive income (loss):
Unrealized loss on interest rate swap	(3,069)	(3,160)

Total comprehensive income (loss)	10,482	342
Comprehensive income attributable to non-controlling interests	(88)	(17)

Comprehensive income (loss) attributable to MPT Operating Partnership partners	$10,394	$325

13. Subsequent Events
In July 2011, we used proceeds from our $450 million senior unsecured notes offering to repurchase 85% of the outstanding 9.25% exchangeable senior notes due 2013 at a price of 118.5% of the principal amount plus accrued and unpaid interest (or $84.2 million) pursuant to a cash tender offer. We will recognize a charge in the 2011 third quarter of approximately $10 million related to the retirement of these exchangeable notes.
In July 2011, we acquired the real estate of the 40-bed Vibra Specialty Hospital of DeSoto in Desoto, Texas for $13.0 million. Vibra Specialty Hospital of DeSoto is a long-term acute care hospital that will be leased to a subsidiary of Vibra for a fixed term of 15 years with options to extend. In addition, we have made a $2.5 million equity investment in the operator of this facility.
14. Income Taxes
With the early prepayment of working capital loans by Prime and the impairment of the Monroe loan in 2010 as more fully described in Note 3, we did not believe that one of our taxable REIT subsidiaries would generate enough taxable income to use the federal and state net operating losses within the carryforward period specified by law. Therefore, in the 2010 second quarter, we fully reserved for the $1.5 million deferred tax asset, of which $1.2 million relates to discontinued operations. We continue to monitor this valuation allowance and if circumstances change (such as new loans or other transactions), we will adjust this valuation allowance accordingly.
15. Executive Severance
On June 11, 2010, we announced the resignation of our general counsel effective June 15, 2010. Pursuant to the terms of his separation agreement, we accelerated the vesting of certain previously awarded shares of restricted stock resulting in additional stock compensation expense of $0.9 million. In addition, we agreed to pay him a one time cash payment of $1.9 million on December 16, 2010. This total severance of $2.8 million is included in general and administrative expense for the three and six month periods ended June 30, 2010.

16. Condensed Consolidating Financial Information
The following tables present the condensed consolidating financial information for (a) Medical Properties Trust, Inc. (“Parent” and a guarantor to our 2011 unsecured senior notes), (b) MPT Operating Partnership, L.P. and MPT Finance Corporation (“Subsidiary Issuer”), (c) on a combined basis, the guarantors of our 2011 unsecured senior notes (“Subsidiary Guarantors”), and (d) on a combined basis, the non-guarantor subsidiaries (“Non-Guarantor Subsidiaries”). The condensed consolidating information is presented for the Parent and presents investments in subsidiaries based upon their proportionate share of the subsidiary’s net assets. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantee by each 100% owned Subsidiary Guarantor is full and unconditional, joint and several, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent’s ability to obtain funds from its subsidiaries by dividend or loan.
Condensed Consolidated Balance Sheet
June 30, 2011
(in thousands)

			Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent		Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$		$86	$1,079,244	$147,921	$—	$1,227,251
Mortgage loans		—	—	165,000	—	—	165,000

Gross investment in real estate assets		—	86	1,244,244	147,921	—	1,392,251
Accumulated depreciation and amortization		—	—	(80,226)	(12,117)	—	(92,343)

Net investment in real estate assets			86	1,164,018	135,804	—	1,299,908
Cash & cash equivalents		—	227,288	—	618	—	227,906
Interest and rent receivable		—	424	20,725	5,528	—	26,677
Straight-line rent receivable			—	24,083	8,900	—	32,983
Other loans		—	177	5,463	49,338	—	54,978
Net intercompany receivable (payable)		21,858	868,294	(887,071)	(3,081)	—	—
Investment in subsidiaries		869,119	436,182	43,041	—	(1,348,342)	—
Other assets		82	22,230	1,063	12,893	—	36,268

Total Assets		$891,059	$1,554,681	$371,322	$210,000	$(1,348,342)	$1,678,720

Liabilities and Equity
Liabilities
Debt, net		$—	$664,169	$—	$54,140	$—	$718,309
Accounts payable and accrued expenses		22,357	20,717	2,787	516	—	46,377
Deferred revenue		—	676	15,976	4,195	—	20,847
Lease deposits and other obligations to tenants		—	—	23,532	953	—	24,485

Total liabilities		22,357	685,562	42,295	59,804	—	810,018
Total Medical Properties Trust Inc. stockholder’s equity		868,597	869,014	329,027	150,196	(1,348,237)	868,597

Non-controlling interests		105	105	—	—	(105)	105

Total equity		868,702	869,119	329,027	150,196	(1,348,342)	868,702

Total Liabilities and Equity		$891,059	$1,554,681	$371,322	$210,000	$(1,348,342)	$1,678,720

Condensed Consolidated Statements of Income
For the Six Months Ended June 30, 2011
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rent billed	$—	$—	$50,299	$8,145	$(663)	$57,781
Straight-line rent	—	—	2,636	1,169	—	3,805
Interest and fee income	—	2,767	8,677	2,017	(2,900)	10,561

Total revenues	—	2,767	61,612	11,331	(3,563)	72,147
Expenses
Real estate depreciation and amortization	—	—	14,459	1,789	—	16,248
Impairment charge	—	—	564	—	—	564
Property-related	—	—	302	678	(663)	317
General and administrative	44	12,008	—	2,641	—	14,693
Acquisition expenses	—	2,204	452	—	—	2,656

Total operating expenses	44	14,212	15,777	5,108	(663)	34,478

Operating income (expense)	(44)	(11,445)	45,835	6,223	(2,900)	37,669
Other income (expense)
Interest income and other	—	(2)	—	8	—	6
Debt refinancing costs	—	(3,684)	—	(105)	—	(3,789)
Interest expense	—	(20,015)	258	(3,669)	2,900	(20,526)

Net other income (expense)	—	(23,701)	258	(3,766)	2,900	(24,309)

Income (loss) from continuing operations	(44)	(35,146)	46,093	2,457	—	13,360
Income (loss) from discontinued operations	—	—	98	49	—	147

Equity in earnings of consolidated subsidiaries net of income taxes	13,551	48,697	2,345	—	(64,593)	—

Net income (loss)	13,507	13,551	48,536	2,506	(64,593)	13,507
Net income (loss) attributable to non-controlling interests	(88)	(88)	—	—	88	(88)

Net income (loss) attributable to MPT common stockholders	$13,419	$13,463	$48,536	$2,506	$(64,505)	$13,419

Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2011
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Operating Activities
Net cash provided by (used in) operating activities	$(158)	$(19,700)	$50,031	$9,519	$—	$39,692

Investing Activities
Real estate acquired	—	—	(168,600)	(4,886)	—	(173,486)
Principal received on loans receivable	—	—	—	1,469	—	1,469
Proceeds from sales of real estate	—	—	—	—	—	—
Investments in and advances to subsidiaries	44,818	(90,945)	120,943	(30,156)	(44,660)	—
Investments in loans receivable and other investments	—	—	—	(5,462)	—	(5,462)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Construction in progress and other	—	(112)	(7,368)	(1,764)	—	(9,244)

Net cash provided by (used in) investing activities	44,818	(91,057)	(55,025)	(40,799)	(44,660)	(186,723)

Financing Activities
Revolving credit facilities, net	—	—	—	39,600	—	39,600
Proceeds from term debt, net of discount	—	450,000	—	—	—	450,000
Payments of term debt	—	(149,250)	—	(8,486)	—	(157,736)
Distributions paid	(44,660)	(44,784)	—	—	44,660	(44,784)
Proceeds from sale of common shares/units, net of offering costs	—	—	—	—	—	—
Lease deposits and other obligations to tenants	—	—	4,994	(666)	—	4,328
Debt issuance costs paid and other financing activities	—	(14,743)	—	(136)	—	(14,879)

Net cash provided by financing activities	(44,660)	241,223	4,994	30,312	44,660	276,529

Increase in cash and cash equivalents for period	—	130,466	—	(968)	—	129,498
Cash and cash equivalents at beginning of period	—	96,822	—	1,586	—	98,408

Cash and cash equivalents at end of period	$—	$227,288	$—	$618	$—	$227,906

Condensed Consolidated Balance Sheet
December 31, 2010
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$—	$297	$903,630	$128,442	$—	$1,032,369
Mortgage loans	—	—	165,000	—	—	165,000

Gross investment in real estate assets	—	297	1,068,630	128,442	—	1,197,369
Accumulated depreciation and amortization	—	—	(65,767)	(10,327)	—	(76,094)

Net investment in real estate assets	—	297	1,002,863	118,115	—	1,121,275
Cash & cash equivalents	—	96,822	—	1,586	—	98,408
Interest and rent receivable	—	157	20,727	5,292	—	26,176
Straight-line rent receivable	—	—	21,180	7,732	—	28,912
Other loans	—	178	—	50,807	—	50,985
Net intercompany receivable (payable)	21,944	774,771	(767,395)	(29,320)	—	—
Investment in subsidiaries	899,949	390,232	42,970	—	(1,333,151)	—
Other assets	—	10,289	1,215	11,554	—	23,058

Total Assets	$921,893	$1,272,746	$321,560	$165,766	$(1,333,151)	$1,348,814

Liabilities and Equity
Liabilities
Debt, net	$—	$361,537	$—	$8,433	$—	$369,970
Accounts payable and accrued expenses	22,317	10,824	2,430	403	—	35,974
Deferred revenue	—	436	17,826	4,875	—	23,137
Lease deposits and other obligations to tenants	—	—	18,539	1,618	—	20,157

Total liabilities	22,317	372,797	38,795	15,329	—	449,238

Total Medical Properties Trust Inc. stockholder’s equity	899,462	899,835	282,765	150,437	(1,333,037)	899,462

Non-controlling interests	114	114	—	—	(114)	114

Total equity	899,576	899,949	282,765	150,437	(1,333,151)	899,576

Total Liabilities and Equity	$921,893	$1,272,746	$321,560	$165,766	$(1,333,151)	$1,348,814

Condensed Consolidated Statements of Income
For the Six Months Ended June 30, 2010
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rent billed	$—	$—	$38,895	$7,044	$(379)	$45,560
Straight-line rent	—	—	661	932	—	1,593
Interest and fee income	—	4,141	8,405	6,219	(4,467)	14,298

Total revenues	—	4,141	47,961	14,195	(4,846)	61,451
Expenses
Real estate depreciation and amortization	—	—	10,319	1,572	—	11,891
Impairment charge	—	—	—	12,000	—	12,000
Property-related	—	48	1,380	407	(379)	1,456
General and administrative	84	14,435	—	165	—	14,684
Acquisition expenses	—	949	—	—	—	949

Total operating expenses	84	15,432	11,699	14,144	(379)	40,980

Operating income (loss)	(84)	(11,291)	36,262	51	(4,467)	20,471
Other income (expense)
Interest income and other	—	17	—	(4)	—	13
Debt refinancing costs	—	(6,214)	—	—	—	(6,214)
Interest expense	—	(17,648)	(28)	(4,805)	4,467	(18,014)

Net other income (expense)	—	(23,845)	(28)	(4,809)	4,467	(24,215)

Income (loss) from continuing operations	(84)	(35,136)	36,234	(4,758)	—	(3,744)
Income (loss) from discontinued operations	—	—	(407)	7,569	—	7,162

Equity in earnings of consolidated subsidiaries net of income taxes	3,502	38,638	2,129	—	(44,269)	—

Net income (loss)	3,418	3,502	37,956	2,811	(44,269)	3,418
Net income (loss) attributable to non-controlling interests	(17)	(17)	—	—	17	(17)

Net income attributable to MPT common stockholders	$3,401	$3,485	$37,956	$2,811	$(44,252)	$3,401

Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2010
(in thousands)

		Subsidiary	Subsidiary	Non-Guarantor		Total
	Parent	Issuers	Guarantors	Subsidiaries	Eliminations	Consolidated
Operating Activities
Net cash provided by (used in) operating activities	$(13)	$(30,457)	$45,607	$11,813	$—	$26,950

Investing Activities
Real estate acquired	—	—	(73,851)	—	—	(73,851)
Principal received on loans receivable	—	—	—	45,882	—	45,882
Proceeds from sales of real estate	—	—	—	75,000	—	75,000
Investments in loans receivable and other investments	—	—	(5,000)	(3,393)	—	(8,393)
Investments and advances to subsidiaries	(256,137)	41,400	31,810	(73,223)	256,150	—
Construction in progress and other	—	(132)	(578)	(13,878)	—	(14,588)

Net cash provided by (used in) investing activities	(256,137)	41,268	(47,619)	30,388	256,150	24,050

Financing Activities
Revolving credit facilities, net	—	(96,000)	—	(41,200)	—	(137,200)
Proceeds from term debt, net of discount	—	148,500	—	—	—	148,500
Payments of term debt	—	(203,986)	—	(110)	—	(204,096)
Distributions paid	(32,320)	(32,435)	—	—	32,320	(32,435)
Proceeds from sale of common shares/units, net of offering costs	288,470	288,470	—	—	(288,470)	288,470
Lease deposits and other obligations to tenants	—	—	2,012	(868)	—	1,144
Debt issuance costs paid and other financing activities	—	(9,053)	—	—	—	(9,053)

Net cash provided by financing activities	256,150	95,496	2,012	(42,178)	(256,150)	55,330

Increase in cash and cash equivalents for period	—	106,307	—	23	—	106,330
Cash and cash equivalents at beginning of period	—	14,814	—	493	—	15,307

Cash and cash equivalents at end of period	$—	$121,121	$—	$516	$—	$121,637

MPT OPERATING PARTNERSHIP, L.P.
MPT FINANCE CORPORATION

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Medical Properties Trust, Inc.
     We maintain a directors and officers liability insurance policy. Our charter limits the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law, and our charter and bylaws provide that a director or officer shall be indemnified to the fullest extent required or permitted by Maryland law from and against any claim or liability to which such director or officer may become subject by reason of his or her status as a director or officer of our company. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:
•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
     Our stockholders have no personal liability for indemnification payments or other obligations under any indemnification agreements or arrangements. However, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals.
     This provision for indemnification of our directors and officers does not limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or to our stockholders, although these equitable remedies may not be effective in some circumstances.
     In addition to any indemnification to which our directors and officers are entitled pursuant to our charter and bylaws and the Maryland General Corporation Law, our charter and bylaws provide that we may indemnify other employees and agents to the fullest extent permitted under Maryland law, whether they are serving us or, at our request, any other entity.
     We have entered into indemnification agreements with each of our directors and executive officers, which we refer to in this context as indemnitees. The indemnification agreements provide that we will, to the fullest extent permitted by Maryland law, indemnify and defend each indemnitee against all losses and expenses incurred as a result of his current or past service as our director or officer, or incurred by reason of the fact that, while he was our director or officer, he was serving at our request as a director, officer, partner, trustee, employee or agent of a corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. We have agreed to pay expenses incurred by an indemnitee before the final disposition of a claim provided that he provides us with a written affirmation that he has met the standard of conduct required for indemnification and a written undertaking to repay the amount we pay or reimburse if it is ultimately determined that he has not met the standard of conduct required for indemnification. We are to pay expenses within 20 days of receiving the indemnitee’s written request for such an advance. Indemnitees are entitled to select counsel to defend against indemnifiable claims.
     The general effect to investors of any arrangement under which any person who controls us or any of our directors, officers or agents is insured or indemnified against liability is a potential reduction in distributions to our stockholders resulting from our payment of premiums associated with liability insurance.

Delaware Limited Partnerships
     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.
     The limited partnership agreements of MPT of Bucks County, L.P., MPT of Dallas LTACH, L.P., MPT of Warm Springs, L.P., MPT of Victoria, L.P., MPT of Luling, L.P., MPT of Huntington Beach, L.P., MPT of West Anaheim, L.P., MPT of La Palma, L.P., MPT of Paradise Valley, L.P., MPT of Southern California, L.P., MPT of Twelve Oaks, L.P., MPT of Shasta, L.P., MPT of Webster, L.P., MPT of Garden Grove Hospital, L.P., MPT of Garden Grove MOB, L.P., MPT of San Dimas Hospital, L.P., MPT of San Dimas MOB, L.P., MPT of Richardson, L.P., MPT of Round Rock, L.P., MPT of Shenandoah, L.P., MPT of Hillsboro, L.P., MPT of Clear Lake, L.P., MPT of Tomball, L.P., MPT of Corinth, L.P., MPT of Alvarado, L.P. and MPT of Desoto, L.P. provide, to the fullest extent permitted by Delaware law, for the indemnification of any general partner, director or officer of the partnership or the general partner, or such other persons as the general partner may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the limited partnerships as set forth in the limited partnership agreement, in which such indemnitee may be involved, as a party or otherwise.
Delaware Limited Liability Companies
     Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     The operating agreements of MPT of Victorville, LLC, MPT of Bucks County, LLC, MPT of Bloomington, LLC, MPT of Covington, LLC, MPT of Denham Springs, LLC, MPT of Redding, LLC, MPT of Chino, LLC, MPT of Sherman Oaks, LLC, MPT of Dallas LTACH, LLC, MPT of Portland, LLC, MPT of Warm Springs, LLC, MPT of Victoria, LLC, MPT of Luling, LLC, MPT of Huntington Beach, LLC, MPT of West Anaheim, LLC, MPT of La Palma, LLC, MPT of Paradise Valley, LLC, MPT of Southern California, LLC, MPT of Twelve Oaks, LLC, MPT of Shasta, LLC, MPT of Webster, LLC, MPT of Tucson, LLC, MPT of Bossier City, LLC, MPT of West Valley City, LLC, MPT of Idaho Falls, LLC, MPT of Poplar Bluff, LLC, MPT of Bennettsville, LLC, MPT of Detroit, LLC, MPT of Bristol, LLC, MPT of Newington, LLC, MPT of Enfield, LLC, MPT of Petersburg, LLC, MPT of Fayetteville, LLC, 4499 Acushnet Avenue, LLC, 8451 Pearl Street, LLC, MPT of Garden Grove Hospital, LLC, MPT of Garden Grove MOB, LLC, MPT of San Dimas Hospital, LLC, MPT of San Dimas MOB, LLC, MPT of Cheraw, LLC, MPT of Ft. Lauderdale, LLC, MPT of Providence, LLC, MPT of Springfield, LLC, MPT of Warwick, LLC, MPT of Mountain View, LLC, MPT of Richardson, LLC, MPT of Round Rock, LLC, MPT of Shenandoah, LLC, MPT of Hillsboro, LLC, MPT of Florence, LLC, MPT of Clear Lake, LLC, MPT of Tomball, LLC, MPT of Gilbert, LLC, MPT of Corinth, LLC, MPT of Bayonne, LLC, MPT of Alvarado, LLC, MPT of Morgantown, LLC and MPT of Desoto, LLC provide that the limited liability company shall indemnify, defend and hold the sole member, and each officer, employee and agent of the limited liability company harmless to the fullest extent permitted by law.
     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the applicable operating agreement shall not be exclusive of any other right that any person may have or thereafter acquire under any statute, provision of the certificate of formation of the limited liability company, provision of the operating agreement, vote of the sole member or otherwise.
     The limited liability company may maintain insurance, at its expense, to protect itself, the sole member, or any officer, employee or agent of the limited liability company against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss by law.

     Any amendment, repeal or modification of any provision of the section of the operating agreement providing for indemnification shall not adversely affect any right or protection of the sole member, or any officer, employee or agent of the limited liability company existing at the time of such amendment, repeal or modification.
MPT Finance Corporation
     Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
     The certificate of incorporation of MPT Finance Corporation provides that MPT Finance Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of MPT Finance Corporation or by reason of the fact that such person, at the request of MPT Finance Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)       Exhibits
(b) Financial Statements and Financial Statement Schedules
See Index to Financial Statements on page F-1.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number	Exhibit Title

3.1(1)	Medical Properties Trust, Inc.’s Second Articles of Amendment and Restatement

3.2(2)	Medical Properties Trust, Inc.’s Second Amended and Restated Bylaws

3.3(3)	Articles of Amendment of Medical Properties Trust, Inc.’s Second Articles of Amendment and Restatement

3.4	MPT of Victorville, LLC’s Certificate of Formation

3.5	MPT of Bucks County, LLC’s Certificate of Formation

3.6	MPT of Bloomington, LLC’s Certificate of Formation

3.7	MPT of Covington, LLC’s Certificate of Formation

3.8	MPT of Denham Springs, LLC’s Certificate of Formation

3.9	MPT of Redding, LLC’s Certificate of Formation

3.10	MPT of Chino, LLC’s Certificate of Formation

3.11	MPT of Sherman Oaks, LLC’s Certificate of Formation

Exhibit
Number	Exhibit Title

3.12	MPT of Dallas LTACH, LLC’s Certificate of Formation

3.13	MPT of Portland, LLC’s Certificate of Formation

3.14	MPT of Warm Springs, LLC’s Certificate of Formation

3.15	MPT of Victoria, LLC’s Certificate of Formation

3.16	MPT of Luling, LLC’s Certificate of Formation

3.17	MPT of Huntington Beach, LLC’s Certificate of Formation

3.18	MPT of West Anaheim, LLC’s Certificate of Formation

3.19	MPT of La Palma, LLC’s Certificate of Formation

3.20	MPT of Paradise Valley, LLC’s Certificate of Formation

3.21	MPT of Southern California, LLC’s Certificate of Formation

3.22	MPT of Twelve Oaks, LLC’s Certificate of Formation

3.23	MPT of Shasta, LLC’s Certificate of Formation

3.24	MPT of Webster, LLC’s Certificate of Formation

3.25	MPT of Tucson, LLC’s Certificate of Formation

3.26	MPT of Bossier City, LLC’s Certificate of Formation

3.27	MPT of West Valley City, LLC’s Certificate of Formation

3.28	MPT of Idaho Falls, LLC’s Certificate of Formation

3.29	MPT of Poplar Bluff, LLC’s Certificate of Formation

3.30	MPT of Bennettsville, LLC’s Certificate of Formation

3.31	MPT of Detroit, LLC’s Certificate of Formation

3.32	MPT of Bristol, LLC’s Certificate of Formation

3.33	MPT of Newington, LLC’s Certificate of Formation

3.34	MPT of Enfield, LLC’s Certificate of Formation

3.35	MPT of Petersburg, LLC’s Certificate of Formation

3.36	MPT of Fayetteville, LLC’s Certificate of Formation

3.37	4499 Acushnet Avenue, LLC’s Certificate of Formation

3.38	8451 Pearl Street, LLC’s Certificate of Formation

3.39	MPT of Garden Grove Hospital, LLC’s Certificate of Formation

3.40	MPT of Garden Grove MOB, LLC’s Certificate of Formation

3.41	MPT of San Dimas Hospital, LLC’s Certificate of Formation

3.42	MPT of San Dimas MOB, LLC’s Certificate of Formation

3.43	MPT of Cheraw, LLC’s Certificate of Formation

3.44	MPT of Ft. Lauderdale, LLC’s Certificate of Formation

3.45	MPT of Providence, LLC’s Certificate of Formation

3.46	MPT of Springfield, LLC’s Certificate of Formation

3.47	MPT of Warwick, LLC’s Certificate of Formation

3.48	MPT of Mountain View, LLC’s Certificate of Formation

3.49	MPT of Richardson, LLC’s Certificate of Formation

3.50	MPT of Round Rock, LLC’s Certificate of Formation

3.51	MPT of Shenandoah, LLC’s Certificate of Formation

Exhibit
Number	Exhibit Title

3.52	MPT of Hillsboro, LLC’s Certificate of Formation

3.53	MPT of Florence, LLC’s Certificate of Formation

3.54	MPT of Clear Lake, LLC’s Certificate of Formation

3.55	MPT of Tomball, LLC’s Certificate of Formation

3.56	MPT of Gilbert, LLC’s Certificate of Formation

3.57	MPT of Corinth, LLC’s Certificate of Formation

3.58	MPT of Bayonne, LLC’s Certificate of Formation

3.59	MPT of Alvarado, LLC’s Certificate of Formation

3.60	MPT of Morgantown, LLC’s Certificate of Formation

3.61	MPT of Bucks County, L.P.’s Certificate of Limited Partnership

3.62	MPT of Dallas LTACH, L.P.’s Certificate of Limited Partnership

3.63	MPT of Warm Springs, L.P.’s Certificate of Limited Partnership

3.64	MPT of Victoria, L.P.’s Certificate of Limited Partnership

3.65	MPT of Luling, L.P.’s Certificate of Limited Partnership

3.66	MPT of Huntington Beach, L.P.’s Certificate of Limited Partnership

3.67	MPT of West Anaheim, L.P.’s Certificate of Limited Partnership

3.68	MPT of La Palma, L.P.’s Certificate of Limited Partnership

3.69	MPT of Paradise Valley, L.P.’s Certificate of Limited Partnership

3.70	MPT of Southern California, L.P.’s Certificate of Limited Partnership

3.71	MPT of Twelve Oaks, L.P.’s Certificate of Limited Partnership

3.72	MPT of Shasta, L.P.’s Certificate of Limited Partnership

3.73	MPT of Webster, L.P.’s Certificate of Limited Partnership

3.74	MPT of Garden Grove Hospital, L.P.’s Certificate of Limited Partnership

3.75	MPT of Garden Grove MOB, L.P.’s Certificate of Limited Partnership

3.76	MPT of San Dimas Hospital, L.P.’s Certificate of Limited Partnership

3.77	MPT of San Dimas MOB, L.P.’s Certificate of Limited Partnership

3.78	MPT of Richardson, L.P.’s Certificate of Limited Partnership

3.79	MPT of Round Rock, L.P.’s Certificate of Limited Partnership

3.80	MPT of Shenandoah, L.P.’s Certificate of Limited Partnership

3.81	MPT of Hillsboro, L.P.’s Certificate of Limited Partnership

3.82	MPT of Clear Lake, L.P.’s Certificate of Limited Partnership

3.83	MPT of Tomball, L.P.’s Certificate of Limited Partnership

3.84	MPT of Corinth, L.P.’s Certificate of Limited Partnership

3.85	MPT of Alvarado, L.P.’s Certificate of Limited Partnership

3.86	MPT of Desoto, L.P.’s Certificate of Limited Partnership

3.87	MPT of Desoto, LLC’s Certificate of Formation

3.88	MPT Finance Corporation’s Certificate of Incorporation

3.89	MPT of Victorville, LLC’s Limited Liability Company Agreement

3.90	MPT of Bucks County, LLC’s Limited Liability Company Agreement

3.91	MPT of Bloomington, LLC’s Limited Liability Company Agreement

3.92	MPT of Covington, LLC’s Limited Liability Company Agreement

3.93	MPT of Denham Springs, LLC’s Limited Liability Company Agreement

3.94	MPT of Redding, LLC’s Limited Liability Company Agreement

3.95	MPT of Chino, LLC’s Limited Liability Company Agreement

3.96	MPT of Sherman Oaks, LLC’s Limited Liability Company Agreement

3.97	MPT of Dallas LTACH, LLC’s Limited Liability Company Agreement

3.98	MPT of Portland, LLC’s Limited Liability Company Agreement

3.99	MPT of Warm Springs, LLC’s Limited Liability Company Agreement

3.100	MPT of Victoria, LLC’s Limited Liability Company Agreement

3.101	MPT of Luling, LLC’s Limited Liability Company Agreement

3.102	MPT of Huntington Beach, LLC’s Limited Liability Company Agreement

3.103	MPT of West Anaheim, LLC’s Limited Liability Company Agreement

3.104	MPT of La Palma, LLC’s Limited Liability Company Agreement

3.105	MPT of Paradise Valley, LLC’s Limited Liability Company Agreement

Exhibit
Number	Exhibit Title

3.106	MPT of Southern California, LLC’s Limited Liability Company Agreement

3.107	MPT of Twelve Oaks, LLC’s Limited Liability Company Agreement

3.108	MPT of Shasta, LLC’s Limited Liability Company Agreement

3.109	MPT of Webster, LLC’s Limited Liability Company Agreement

3.110	MPT of Tucson, LLC’s Limited Liability Company Agreement

3.111	MPT of Bossier City, LLC’s Limited Liability Company Agreement

3.112	MPT of West Valley City, LLC’s Limited Liability Company Agreement

3.113	MPT of Idaho Falls, LLC’s Limited Liability Company Agreement

3.114	MPT of Poplar Bluff, LLC’s Limited Liability Company Agreement

3.115	MPT of Bennettsville, LLC’s Limited Liability Company Agreement

3.116	MPT of Detroit, LLC’s Limited Liability Company Agreement

3.117	MPT of Bristol, LLC’s Limited Liability Company Agreement

3.118	MPT of Newington, LLC’s Limited Liability Company Agreement

3.119	MPT of Enfield, LLC’s Limited Liability Company Agreement

3.120	MPT of Petersburg, LLC’s Limited Liability Company Agreement

3.121	MPT of Fayetteville, LLC’s Limited Liability Company Agreement

3.122	4499 Acushnet Avenue, LLC’s Limited Liability Company Agreement

3.123	8451 Pearl Street, LLC’s Limited Liability Company Agreement

3.124	MPT of Garden Grove Hospital, LLC’s Limited Liability Company Agreement

3.125	MPT of Garden Grove MOB, LLC’s Limited Liability Company Agreement

3.126	MPT of San Dimas Hospital, LLC’s Limited Liability Company Agreement

3.127	MPT of San Dimas MOB, LLC’s Limited Liability Company Agreement

3.128	MPT of Cheraw, LLC’s Limited Liability Company Agreement

3.129	MPT of Ft. Lauderdale, LLC’s Limited Liability Company Agreement

3.130	MPT of Providence, LLC’s Limited Liability Company Agreement

3.131	MPT of Springfield, LLC’s Limited Liability Company Agreement

3.132	MPT of Warwick, LLC’s Limited Liability Company Agreement

3.133	MPT of Mountain View, LLC’s Limited Liability Company Agreement

3.134	MPT of Richardson, LLC’s Limited Liability Company Agreement

3.135	MPT of Round Rock, LLC’s Limited Liability Company Agreement

3.136	MPT of Shenandoah, LLC’s Limited Liability Company Agreement

3.137	MPT of Hillsboro, LLC’s Limited Liability Company Agreement

3.138	MPT of Florence, LLC’s Limited Liability Company Agreement

3.139	MPT of Clear Lake, LLC’s Limited Liability Company Agreement

3.140	MPT of Tomball, LLC’s Limited Liability Company Agreement

3.141	MPT of Gilbert, LLC’s Limited Liability Company Agreement

3.142	MPT of Corinth, LLC’s Limited Liability Company Agreement

3.143	MPT of Bayonne, LLC’s Limited Liability Company Agreement

3.144	MPT of Alvarado, LLC’s Limited Liability Company Agreement

3.145	MPT of Morgantown, LLC’s Limited Liability Company Agreement

3.146	MPT of Bucks County, L.P.’s Agreement of Limited Partnership

3.147	MPT of Dallas LTACH, L.P.’s Agreement of Limited Partnership

3.148	MPT of Warm Springs, L.P.’s Agreement of Limited Partnership

3.149	MPT of Victoria, L.P.’s Agreement of Limited Partnership

3.150	MPT of Luling, L.P.’s Agreement of Limited Partnership

3.151	MPT of Huntington Beach, L.P.’s Agreement of Limited Partnership

3.152	MPT of West Anaheim, L.P.’s Agreement of Limited Partnership

3.153	MPT of La Palma, L.P.’s Agreement of Limited Partnership

3.154	MPT of Paradise Valley, L.P.’s Agreement of Limited Partnership

3.155	MPT of Southern California, L.P.’s Agreement of Limited Partnership

3.156	MPT of Twelve Oaks, L.P.’s Agreement of Limited Partnership

3.157	MPT of Shasta, L.P.’s Agreement of Limited Partnership

3.158	MPT of Webster, L.P.’s Agreement of Limited Partnership

3.159	MPT of Garden Grove Hospital, L.P.’s Agreement of Limited Partnership

Exhibit
Number	Exhibit Title

3.160	MPT of Garden Grove MOB, L.P.’s Agreement of Limited Partnership

3.161	MPT of San Dimas Hospital, L.P.’s Agreement of Limited Partnership

3.162	MPT of San Dimas MOB, L.P.’s Agreement of Limited Partnership

3.163	MPT of Richardson, L.P.’s Agreement of Limited Partnership

3.164	MPT of Round Rock, L.P.’s Agreement of Limited Partnership

3.165	MPT of Shenandoah, L.P.’s Agreement of Limited Partnership

3.166	MPT of Hillsboro, L.P.’s Agreement of Limited Partnership

3.167	MPT of Clear Lake, L.P.’s Agreement of Limited Partnership

3.168	MPT of Tomball, L.P.’s Agreement of Limited Partnership

3.169	MPT of Corinth, L.P.’s Agreement of Limited Partnership

3.170	MPT of Alvarado, L.P.’s Agreement of Limited Partnership

3.171	MPT of Desoto, L.P.’s Agreement of Limited Partnership

3.172	MPT of Desoto, LLC’s Limited Liability Company Agreement

4.1(1)	Form of Common Stock Certificate

4.2(4)	Indenture, dated July 14, 2006, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and the Wilmington Trust Company, as trustee

4.3(5)	Indenture, dated November 6, 2006, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and the Wilmington Trust Company, as trustee

4.4(5)	Registration Rights Agreement among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and UBS Securities LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers, dated as of November 6, 2006

4.5(13)	Indenture, dated as of March 26, 2008, among MPT Operating Partnership, L.P., as Issuer, Medical Properties Trust, Inc., as Guarantor, and Wilmington Trust Company, as Trustee.

4.6(13)	Registration Rights Agreement among MPT Operating Partnership, L.P., Medical Properties Trust, Inc. and UBS Securities LLC, as representative of the initial purchases of the notes, dated as of March 26, 2008

4.7(20)	Indenture, dated as of April 26, 2011, Medical Properties Trust, Inc., the Operating Partnership, MPT Finance, the Subsidiary Guarantors and Wilmington Trust Company, as Trustee

4.8(20)	Registration Rights Agreement, dated as of April 26, 2011, the Company, the Operating Partnership, MPT Finance, the Subsidiary Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers

5.1	Opinion of Goodwin Procter LLP

10.1(11)	Second Amended and Restated Agreement of Limited Partnership of MPT Operating Partnership, L.P.

10.2(6)	Amended and Restated 2004 Equity Incentive Plan

10.3(7)	Form of Stock Option Award

10.4(7)	Form of Restricted Stock Award

10.5(7)	Form of Deferred Stock Unit Award

10.6(1)	Employment Agreement between Medical Properties Trust, Inc. and Edward K. Aldag, Jr., dated September 10, 2003

10.7(1)	First Amendment to Employment Agreement between Medical Properties Trust, Inc. and Edward K. Aldag, Jr., dated March 8, 2004

10.8(1)	Employment Agreement between Medical Properties Trust, Inc. and R. Steven Hamner, dated September 10, 2003

10.9	Not used

10.10(1)	Employment Agreement between Medical Properties Trust, Inc. and Emmett E. McLean, dated September 10, 2003

10.11(1)	Employment Agreement between Medical Properties Trust, Inc. and Michael G. Stewart, dated April 28, 2005

10.12(1)	Form of Indemnification Agreement between Medical Properties Trust, Inc. and executive officers and directors

10.13(11)	Form of Medical Properties Trust, Inc. 2007 Multi-Year Incentive Plan Award Agreement (LTIP Units)

Exhibit
Number	Exhibit Title

10.14(11)	Form of Medical Properties Trust, Inc. 2007 Multi-Year Incentive Plan Award Agreement (Restricted Shares)

10.15(12)	Term Loan Credit Agreement among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., as Borrower, the Several Lenders from Time to Time Parties Thereto, KeyBank National Association, as Syndication Agent, and JP Morgan Chase Bank, N.A. as Administrative Agent, with J.P. Morgan Securities Inc. and KeyBank National Association, as Joint Lead Arrangers and Bookrunners

10.16(10)	First Amendment to Term Loan Agreement

10.17(16)	Second Amendment to Employment Agreement between Medical Properties Trust, Inc. and Edward K. Aldag, Jr., dated September 29, 2006

10.18(16)	First Amendment to Employment Agreement between Medical Properties Trust, Inc. and R. Steven Hamner, dated September 29, 2006

10.19(16)	First Amendment to Employment Agreement between Medical Properties Trust, Inc. and Emmett E. McLean, dated September 29, 2006

10.20(16)	First Amendment to Employment Agreement between Medical Properties Trust, Inc. and Michael G. Stewart, dated September 29, 2006

10.21(8)	Second Amended and Restated 2004 Equity Incentive Plan

10.22(17)	Second Amendment to Employment Agreement between Medical Properties Trust, Inc. and William G. McKenzie, dated February 27, 2009

10.23(17)	Second Amendment to Employment Agreement between Medical Properties Trust, Inc. and Michael G. Stewart, dated January 1, 2008

10.24(17)	Third Amendment to Employment Agreement between Medical Properties Trust, Inc. and Michael G. Stewart, dated January 1, 2009

10.25(17)	Second Amendment to Employment Agreement between Medical Properties Trust, Inc. and Emmett E. McLean, dated January 1, 2008

10.26(17)	Third Amendment to Employment Agreement between Medical Properties Trust, Inc. and Emmett E. McLean, dated January 1, 2009

10.27(17)	Second Amendment to Employment Agreement between Medical Properties Trust, Inc. and Richard S. Hamner, dated January 1, 2008

10.28(17)	Third Amendment to Employment Agreement between Medical Properties Trust, Inc. and R. Steven Hamner, dated January 1, 2009

10.29(17)	Third Amendment to Employment Agreement between Medical Properties Trust, Inc. and Edward K. Aldag, Jr., dated January 1, 2008

10.30(17)	Fourth Amendment to Employment Agreement between Medical Properties Trust, Inc. and Edward K. Aldag, Jr., dated January 1, 2009

10.31(17)	Third Amendment to Employment Agreement between Medical Properties Trust, Inc. and William G. McKenzie, dated January 1, 2008

10.32(17)	Fourth Amendment to Employment Agreement between Medical Properties Trust, Inc. and William G. McKenzie, dated January 1, 2009

10.33(18)	Separation Agreement and General Release, dated June 11, 2010, between Medical Properties Trust, Inc. and Michael G. Stewart

10.34(9)	Revolving Credit and Term Loan Agreement, dated as of May 17, 2010, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., KeyBank National Association and Royal Bank of Canada, as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent

10.35(20)	Amended and Restated Credit Agreement, dated as of April 26, 2011, by and among the Company, the Operating Partnership, KeyBank National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and the several lenders from time to time parties thereto

12.1(19)	Statement re Computation of Ratios

21.1(19)	Subsidiaries of Medical Properties Trust, Inc.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Moss Adams LLP

23.3	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)

Exhibit
Number	Exhibit Title

25.1	Statement of Elibigility on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Brokers, Dealers

99.3	Form of Letter to Clients

(1)	Incorporated by reference to Medical Properties Trust, Inc.’s Registration Statement on Form S-11 filed with the Commission on October 26, 2004, as amended (File No. 333-119957).

(2)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on November 24, 2009.

(3)	Incorporated by reference to Medical Properties Trust, Inc.’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 10, 2005.

(4)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on July 20, 2006.

(5)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on November 13, 2006.

(6)	Incorporated by reference to Medical Properties Trust, Inc.’s definitive proxy statement on Schedule 14A, filed with the Commission on September 13, 2005.

(7)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on October 18, 2005.

(8)	Incorporated by reference to Medical Properties Trust, Inc.’s definitive proxy statement on Schedule 14A, filed with the Commission on April 14, 2007.

(9)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on May 20, 2010.

(10)	Incorporated by reference to Medical Properties Trust, Inc.’s quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 9, 2007.

(11)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on August 6, 2007.

(12)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on August 15, 2007.

(13)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on March 26, 2008.

(14)	Incorporated by reference to Medical Properties Trust, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008.

(15)	Incorporated by reference to Medical Properties Trust, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 8, 2008.

(16)	Incorporated by reference to Medical Properties Trust, Inc.’s annual report on Form 10-K/A for the period ended December 31, 2007, filed with the Commission on July 11, 2008.

(17)	Incorporated by reference to Medical Properties Trust, Inc.’s annual report on Form 10-K for the period ended December 31, 2008, filed with the Commission on March 13, 2009.

(18)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on June 11, 2010.

(19)	Previously filed as an exhibit to Medical Properties Trust, Inc.’s Annual Report on Form 10-K, filed with the Commission on February 28, 2011.

(20)	Incorporated by reference to Medical Properties Trust, Inc.’s current report on Form 8-K, filed with the Commission on May 2, 2011.

ITEM 22. UNDERTAKINGS.
The undersigned registrants hereby undertake:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: October 5, 2011
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward K. Aldag, Jr.	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	October 5, 2011
Edward K. Aldag, Jr.

/s/ Sherry A. Kellett	Director	October 5, 2011
Sherry A. Kellett

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 5, 2011
R. Steven Hamner

/s/ G. Steven Dawson	Director	October 5, 2011
G. Steven Dawson

Signature	Title	Date
/s/ Robert E. Holmes, Ph.D.	Director	October 5, 2011
Robert E. Holmes, Ph.D.
/s/ William G. McKenzie	Director	October 5, 2011
William G. McKenzie
/s/ L. Glenn Orr, Jr.	Director	October 5, 2011
L. Glenn Orr, Jr.